      As filed with the Securities and Exchange Commission on July 7, 1997
                                                 Registration No. 333-26137
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------
                               Amendment No. 1 to
                               ------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          -----------------------------
                          PHYSICIANS QUALITY CARE, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                         8011                  04-3267297
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or       Classification Code Number)  Identification No.)
       organization)

                          950 Winter Street, Suite 2410
                          Waltham, Massachusetts 02154
                                 (617) 890-5560
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                     --------------------------------------

                                Jerilyn P. Asher
                Chief Executive Officer and Chairman of the Board
                          PHYSICIANS QUALITY CARE, INC.
                          950 Winter Street, Suite 2410
                          Waltham, Massachusetts 02154
                                 (617) 890-5560
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ------------------------------------
                                   Copies to:

                              Thomas E. Neely, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

                 Approximate date of commencement of proposed
             sale to the public: As promptly as practicable after
                this Registration Statement becomes effective.

                       ---------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                                            --------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                           --------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------

                                                             Proposed Maximum
       Title of Each Class of            Amount to be       Offering Price per         Proposed Maximum          Amount of
     Securities to be Registered          Registered             Share           Aggregate Offering Price     Registration Fee/(1)/

------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, $.01 par value        8,000,000            $3.00                   $24,000,000               $7,273
------------------------------------------------------------------------------------------------------------------------------------

/(1)/  Previously paid.

                       ---------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION DATED JULY 7, 1997


PROSPECTUS

                                8,000,000 Shares

                          PHYSICIANS QUALITY CARE, INC.

                              Class A Common Stock

                        ---------------------------------


         This Prospectus relates to a total of 8,000,000 shares of Class A Common Stock, $.01 par value per share (the "Common Stock"), of Physicians Quality Care, Inc. ("PQC" or the "Company"). Of these shares, 4,800,000 are being issued in connection with the merger of Clinical Associates, a Maryland professional corporation, into Flagship Health P.A. ("Flagship"). For additional information regarding Clinical Associates and its Affiliation transaction, see "Business - Clinical Associates Transaction." 3,200,000 shares of Common Stock may be offered and issued from time to time by the Company in connection with future affiliation transactions with physician practices (the "Affiliations") in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"). These shares will ordinarily represent consideration paid upon the affiliation of a physician practice with the Company. The Affiliations generally involve the merger of a physician group into, or the sale of a physician group's assets to, Flagship, MCP or another professional corporation with which PQC may enter into a long-term management agreement, pursuant to which the physicians receive cash and/or common stock. In most instances, the physicians also enter into long-term employment agreements with Flagship or MCP. The compensation to be received by the physician group, and the valuation of the Common Stock, are determined based upon arms-length negotiations between PQC and the physician group. See "Business Affiliation Structure." The shares may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which were previously created or assumed by the medical practices whose businesses or properties become affiliated with PQC.

                       ---------------------------------

                 See "Risk Factors" beginning on page 10 for a
           discussion of certain factors which should be considered
                           by prospective investors.

                       ---------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



July __,1997

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. NO ONE SHOULD INVEST WHO IS NOT PREPARED TO LOSE HIS OR HER ENTIRE INVESTMENT. THERE IS NO PUBLIC MARKET FOR THESE SECURITIES, THE SHARES WILL BE SUBJECT TO CONTRACTUAL RESTRICTIONS ON RESALE, AND IT IS NOT EXPECTED THAT THERE WILL BE A MARKET FOR THE RESALE OF THESE SECURITIES IN THE FORESEEABLE FUTURE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE TRANSACTION DESCRIBED HEREIN, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS LEGAL OR INVESTMENT ADVICE. INVESTORS SHOULD CONSULT THEIR OWN COUNSEL, ACCOUNTANTS OR BUSINESS ADVISORS AS TO LEGAL AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THE COMPANY WILL MAKE AVAILABLE TO ANY PROSPECTIVE INVESTOR, PRIOR TO THE CLOSING, THE OPPORTUNITY TO ASK QUESTIONS OF AND TO RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING, THE COMPANY OR ANY OTHER RELEVANT MATTERS, AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN OBTAIN IT WITHOUT UNREASONABLE EXPENSE.

BY ACCEPTING DELIVERY OF THIS PROSPECTUS, PROSPECTIVE INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND TO EXERCISE THEIR OWN DUE DILIGENCE BEFORE CONSIDERING AN INVESTMENT IN THE COMPANY.

                ----------------------------------------------


                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be examined without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Commission maintains a website (http://www.sec.gov) that contains the Registration Statement and exhibits.


                ----------------------------------------------

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Prospectus Summary........................................................  4
Risk Factors.............................................................. 11
Use of Proceeds........................................................... 21
Dilution.................................................................. 21
Dividend Policy........................................................... 22
Selected Financial Data................................................... 23
Management's Discussion and Analysis of Financial Condition and Results
 of Operations............................................................ 26
Business.................................................................. 32
Management................................................................ 48
Certain Transactions...................................................... 53
Plan of Distribution...................................................... 54
Principal Stockholders.................................................... 55
Description of Capital Stock.............................................. 57
Shares Eligible for Future Sale........................................... 62
Legal Matters............................................................. 63
Index to Financial Statements.............................................F-1


         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the Financial Statements and notes thereto appearing elsewhere in this Prospectus, including the information under "Risk Factors."

                                  The Company

         Physicians Quality Care, Inc. ("PQC" or the "Company") provides practice management services for multi-specialty medical practice groups. The Company's objective is to establish networks of primary and specialty care physicians and related diagnostic and therapeutic support services which can provide comprehensive healthcare services in targeted geographic areas. PQC is a development stage company that has actively managed physician practices since August 1996. As a result of the costs associated with developing its network of affiliated physicians, during most of which period PQC was not receiving any revenue, PQC realized losses of approximately $2.1 million and $5 million for the periods ending December 31, 1995 and 1996, respectively, and a loss of approximately $1.1 million for the three month period ended March 31, 1997.

         PQC was incorporated in March 1995 as a Delaware corporation. The Company's executive offices are located at 950 Winter Street, Suite 2410, Waltham, Massachusetts 02154 and its telephone number is (617) 890-5560.

         PQC's strategy has four central elements:

 .        developing economies of scale in support services for physician practices (i.e., administrative, billing and clerical staff), managed care contracting and geographic penetration by affiliating with large numbers of qualified physicians;
 .        assisting the affiliated practices in providing cost-effective healthcare to special populations;

 .        building comprehensive local healthcare networks by developing contractual or strategic relationships with providers of a full continuum of health care services in the community; and

 .        improving the financial performance of affiliated physicians' practices by seeking to maximize the value of each physician encounter.

         The Company believes that this strategy will enable it to generate increased demand for the services and capabilities of its affiliated physicians, treat patients in lower cost settings and negotiate favorable managed care contracts. The Company intends to achieve growth through the recruitment of additional physicians, the expansion of managed care relationships and the development of contractual or strategic relationships with providers of ancillary services.

         The core of PQC's proposed integrated healthcare delivery system is its affiliation with groups of physicians who enter into long-term management agreements with the Company. The Company assumes responsibility for non-medical aspects of an affiliated physician's practice and focuses its efforts on increasing revenues and improving operating margins, implementing management information systems and negotiating managed care contracts. The physicians remain responsible for, among other things, the medical, professional and ethical aspects of their practices. By affiliating with the Company, physicians have increased opportunity to access capital, continue to participate in the profitability of their individual practices and, through stock ownership, share a financial interest in the overall performance of the Company.

         General Affiliation Model. Although the details of each affiliation transaction may differ, the Company has developed a general affiliation model designed to capture the benefits of integration while preserving significant physician autonomy (the "General Affiliation Model"). In the General Affiliation Model, physicians initially affiliating with the Company in each geographic area become stockholders of the Company and transfer their practices by mergers or asset sales to a newly-formed professional corporation or professional association permitted to practice medicine under applicable law (each, an "Affiliated Group"). These physicians, along with other physicians in that geographic area who subsequently become part of an Affiliated Group and become stockholders of the Company (collectively, the "Stockholder Physicians"), execute multi-year employment agreements (each, an "Employment Agreement") with the Affiliated Group at the time that they transfer their practice assets. The Affiliated Group, in turn, enters into a 40-year agreement (a "Services Agreement") with the Company pursuant to which the Company agrees to provide the physicians in the Affiliated Group with comprehensive management services in exchange for a fee. As consideration for transferring their practices to and becoming employed by the Affiliated Group, Stockholder Physicians receive shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock") and in some cases cash. The relative proportion of the consideration to be paid in cash and Common Stock is determined on the basis of arms-length negotiations between PQC and the affiliating physicians. In the case of affiliation transactions structured as tax-free reorganizations, more than 50% (and in certain types of reorganizations 80%) of the consideration must be received in Common Stock. In the case of physicians who have combined their practices into MCP, approximately $7.9 million (based upon a valuation of $2.50 per share) of the consideration has been paid in the form of Common Stock and approximately $4.1 million in cash. In the case of the Flagship, approximately $17.1 million (based upon a valuation of $2.50 per share) of the consideration to physicians has been paid in the form of Common Stock and $2.3 million in the form of cash. Physicians who are not stockholders of the Company may also be employed by the Affiliated Group.

         The Employment Agreements with the Stockholder Physicians contain certain restrictive covenants, including covenants relating to noncompetition, confidentiality and nonsolicitation of employees. Each Employment Agreement generally is terminable by the Affiliated Group with respect to any individual Stockholder Physician upon the death or disability of such Stockholder Physician or upon the occurrence of certain events that either interfere with the ability of such Stockholder Physician to practice medicine or significantly diminish the value of such Stockholder Physician's affiliation to the Affiliated Group. Each Stockholder Physician may terminate his or her Employment Agreement under certain circumstances, including without cause upon six months notice to the Affiliated Group.

         The two existing Affiliated Groups, Flagship and MCP, include both primary care physicians and physicians with specialist practices and are intended to be the only Affiliated Groups in their respective regions. At March 31, 1997, of the 98 physicians affiliated with the Company, 65 physicians have primary care (including pediatric) practices and 33 physicians have specialist practices. See " - Established Affiliations." PQC anticipates that future Affiliated Groups similarly will be composed of both primary care physicians and specialists in exclusive regions; however, the Company may pursue alternative strategies in specific geographic regions.

         Established Affiliations. The Company is in the early stages of its development. The Company has completed affiliation transactions with (i) thirty-nine (39) physicians in the Springfield, Massachusetts area who transferred their practices to, and became employees of, a newly formed Massachusetts professional corporation, Medical Care Partners, P.C. (the "Springfield Affiliated Group"), that has a long-term Services Agreement with PQC and (ii) fifty-nine (59) physicians in the greater Baltimore-Annapolis, Maryland area who transferred their practices to, and became employees of, a newly formed Maryland professional association, Flagship Health, P.A. (the "Flagship Affiliated Group"), that also has a long-term Services

Agreement with PQC. The physicians in the Springfield Affiliated Group and Flagship Affiliated Group remain in their pre-affiliation locations offering their patients the continuity and convenience of decentralized offices. Laboratory and administrative services are provided on a centralized basis, however, thereby providing the Company with the potential for economies of scale in purchasing and other administrative efficiencies.

         The physicians in the Springfield Affiliated Group treat patients in western Massachusetts and northern Connecticut. Twenty-four (24) of the physicians are engaged in primary care practices and fifteen (15) are engaged in specialist practices including pulmonology, cardiology, oncology, infectious diseases, rheumatology and gastroenterology. During 1996, the practices combined into the Springfield Affiliated Group generated approximately $16.5 million in patient revenue. The physicians in the Flagship Affiliated Group serve patients in the Baltimore-Annapolis, Maryland area. Forty-one (41) of the Flagship physicians are engaged in primary care practices, including twenty (20) physicians with pediatric practices. Eighteen (18) of the Flagship physicians are engaged in specialist practices, including hematology, cardiology, oncology, infectious diseases, rheumatology, gastroenterology and neurology. The practices combined into the Flagship Affiliated Group generated approximately $25 million in patient revenue in 1996.

         The Flagship Affiliated Group and MCP Affiliated Group are structured in accordance with the General Affiliation Model, although there are differences in the manner in which the fee earned by PQC is calculated. See "Business - Affiliation Structure."

         Clinical Associates. The Company has entered into an agreement with Flagship, Clinical Associates, a Maryland professional association ("Clinical Associates"), and the stockholders of Clinical Associates pursuant to which Clinical Associates will become an affiliate of the Company and subject to the Services Agreement between PQC and Flagship. The Clinical Associates transaction is expected to close on June 30, 1997 or as soon thereafter as practicable. The fifty-five stockholder and sixteen employee physicians of Clinical Associates will become employees of the Flagship Affiliated Group and will receive an aggregate of $3 million and 4,800,000 shares of Common Stock.

         The Clinical Associates transaction will add 71 physicians in the Baltimore, Maryland area to the Flagship Affiliated Group, increasing the Flagship Affiliated Group to 130 physicians and the total number of PQC affiliated physicians to 169. Clinical Associates includes twenty-nine primary care physicians, including physicians with pediatric practices, and forty-two physicians engaged in specialist practices. Clinical Associates had patient service revenue of approximately $36.8 million for the fiscal year ended July 31, 1996 and $26.9 million for the 9 months ended March 31, 1997. Approximately 60% of such revenue was received under capitated contracts. The method of determining the fees of PQC and the compensation of the Clinical Associates physicians differs from the arrangements with respect to the current Springfield and Flagship physicians. The Clinical Associates physicians have the right to sell back the Common Stock to PQC at $3.00 per share if PQC has not completed a public offering within four years of the closing of such transaction. See "Business - Clinical Associates Transaction".

                                  The Offering

Common Stock offered by the Company.............................................  8,000,000 shares
Common Stock to be outstanding after this offering..............................  41,111,974 shares(1)
Use of Common Stock being offered...............................................  To constitute all or a portion of the purchase
                                                                                  price of the Affiliation with
                                                                                  Clinical Associates, and
                                                                                  future Affiliations. See "Use
                                                                                  of Proceeds."

---------------

(1) Based upon shares outstanding on June 30, 1997, including outstanding shares of Class A Common Stock, Class B-1 Common Stock, $.01 par value per share (the "Class B-1 Common Stock"), Class B-2 Common Stock, $.01 par value per share (the "Class B-2 Common Stock," and together with the Class B-1 Common Stock, the "Class B Common Stock") and Class C Common Stock, $.01 par value per share (the "Class C Common Stock"). The number of shares to be outstanding after the offering does not include any shares of Common Stock that may be issued by the Company to finance its operations or cash payments in Affiliations or shares issuable pursuant to outstanding options or warrants. Such sources of equity financing may include certain institutional funds affiliated with Bain Capital, Inc., ABS Capital Partners II, L.P., and Goldman, Sachs & Co. (the "Institutional Investors") that have entered into an Amended and Restated Class B and Class C Stock Purchase Agreement with the Company, pursuant to which the Company sold 7,692,309 Class C shares to the Investors on June 23, 1997 and the Investors have the right to purchase up to an additional 6,153,846 Class C shares at $3.25 per share. The Institutional Investors also received warrants to purchase additional shares of Class C Common Stock. See "Business -- Equity Financing." On a fully diluted basis, assuming exercise of all outstanding warrants and options, and the issuance of shares under certain earn-out agreements, 61,478,167 shares of Class A, Class B and Class C Common Stock were outstanding on June 23, 1997.

                            Summary Financial Data
                     (in thousands, except per share data)

         The following summary financial data for the Company and Springfield Medical Associates, Inc. (the "Predecessor") should be read in conjunction with the financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma financial statements of the Company and notes thereto, included elsewhere in this Prospectus. The summary financial data of the Predecessor as of December 31, 1993, 1994 and 1995 and for the period from January 1, 1996 to August 30, 1996, have been derived from the financial statements of the Predecessor, which have been audited by Ernst & Young LLP, independent auditors. The summary financial data of the Company for the period from March 20, 1995 (inception) through December 31, 1995 and for the year ended December 31, 1996 have been derived from financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP's report on the financial statements of the Company for the year ended December 31, 1996 and
Note 2 to such financial statements which are included in this Prospectus describe an uncertainty about the Company's ability to continue as a going concern. The financial data as of March 31, 1997, and for the three months ended March 31, 1996 and 1997 are derived from unaudited financial statements of the Company and the Predecessor. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ending March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1997.


                                                                Predecessor                                  PQC
                                          --------------------------------------------------------  ----------------------------

                                                                          Period from     Three      Period from
                                                                           January 1,    months     March 20, 1995
                                                                            1996 to       ended     (inception) to     Year Ended
                                                                           August 30,   March 31,    December 31,     December 31,
                                           1993       1994       1995        1996         1996           1995             1996
                                          ------     ------     ------      ------       ------         ------         ---------
Statement of Operations Data:
Net patient service revenue               $6,188    $ 6,664    $  7,022   $  5,986       $1,855          $     -        $6,027

Retained by physicians                     2,383      2,470       2,315      1,080          611                -         2,195
Management fee revenue                         -          -           -          -            -                -         3,832
Nonphysician salaries and benefits         1,616      1,814       1,930      1,215          459                -         1,816
Other practice expenses                    1,374      1,613       1,922      1,733          523                -           535
General corporate expenses                     -          -           -          -            -            2,062         5,953
Depreciation and amortization                 98         97         128         97           30                6           194
Provision for bad debts                      669        755         885      1,203          288                -           214
Operating income (loss)                       48        (85)       (158)       658          (56)          (2,068)       (4,882)
Other, net                                   (15)       (14)        114         78           30               18           (13)
Income (loss) before taxes                    33        (99)        (44)       736          (26)          (2,050)       (4,895)
Income taxes (benefit)                        (2)       (37)       (130)       298          (97)              32            78
Net income (loss)                            $35       $(62)        $86       $438       $   71          $(2,082)      $(4,973)
Net income (loss) per common share                                                                      $  (0.27)     $  (1.80)
Weighted average common shares and
 common share equivalents outstanding                                                                      7,706        10,786

                                                                               PQC
                                       --------------------------------------------------------------------------------------
                                                Pro Forma                    Actual                   Pro Forma
                                       ---------------------------------  --------------  -----------------------------------

                                           Year                                           Three months
                                           Ended              Year                            ended
                                        December 31,         Ended         Three months      March 31,        Three months
                                           1996           December 31,        ended            1997          ended March 31,
                                         Excluding       1996 Including      March 31,       Excluding       1997 Including
                                       Clinical (1)(3)   Clinical (2)(3)       1997         Clinical (3)     Clinical (2)(3)
                                         ----------        ----------         ------         ----------        ----------
Statement of Operations Data:
Net patient service revenue                $34,475           $70,599          $10,553          $10,553           $19,691

Retained by physicians                      11,678            26,542            3,731            3,731             7,505
Management fee revenue                      22,795            44,057            6,821            6,821            12,186
Nonphysician salaries and benefits           8,618            14,818            3,141            3,141             4,823
Other practice expenses                      9,439            16,680              688              688             2,371
General corporate expenses                   6,286            12,705            3,438            3,438             5,175
Depreciation and amortization                1,216             1,871              342              342               506
Provision for bad debts                      1,880             3,221              273              273               593
Operating income (loss)                     (4,644)           (5,238)          (1,060)          (1,060)           (1,282)
Other, net                                     324               324              (27)             (27)              (27)
Income (loss) before taxes                  (4,320)           (4,914)          (1,087)          (1,087)           (1,309)
Income taxes (benefit)                           -                 -                -                -                 -
Net income (loss)                          $(4,320)          $(4,914)         $(1,087)         $(1,087)          $(1,309)
Net income (loss) per common share         $ (0.63)          $ (0.56)         $ (0.04)         $ (0.03)          $ (0.04)
Weighted average common shares and
 common share equivalents outstanding       29,739            34,539           24,757           32,449            37,249



                                           Predecessor                             PQC
                                         ---------------   ---------------------------------------------------------------------
                                                                    Actual                          Pro Forma
                                                           --------------------------  -----------------------------------------
                                                                                           March 31,              March 31,
                                           December 31,     December 31,    March 31,        1997                   1997
                                          1994     1995     1995    1996      1997    Excluding Clinical(3) Including Clinical(2)(3)
                                         ------   ------   ------  ------   --------- --------------------- ------------------------
Balance Sheet Data:
Cash and cash equivalents...............   $41     $179   $3,480   $1,275      $495          $25,495              $22,841
Net current assets .....................   259      245    2,651    2,217     1,259           26,259               25,413
Total assets............................ 1,545    1,892    4,363   39,354    42,974           67,974               86,223
Total current liabilities...............   942    1,257      850    6,488     8,326            8,326               10,788
Long-term obligations...................   253      198    1,410    1,287     1,387            1,387                2,774
Class A Common Stock, subject to put....     -        -        -   31,851    33,283           33,283               47,683
Total stockholders' equity (deficiency).  $350     $436   $2,104    $(272)     $(22)         $24,978              $24,978


    (1) Reflects affiliations completed through December 31, 1996 with the Springfield Affiliated Group and the Flagship Affiliated Group.

    (2) Reflects the transactions referred to in note 1 and the Clinical Associates transaction as if completed at the beginning of the period presented in the accompanying Pro forma Statements of Operations, and at March 31, 1997 in the accompanying Pro forma Balance Sheet. See Pro-forma financial statements and "Business - Clinical Associates Transaction."

    (3) The proforma balance sheets as of March 31, 1997 reflect the issuance of 7,692,309 shares of PQC Class C Common Stock for total consideration of $25,000,000 in connection with the Equity Financing. The proforma statements of operations include the pro forma effect of the shares issued in connection with the Equity Financing, but do not give effect to the use of proceeds.

                                 RISK FACTORS

         In evaluating the Company and its business, prospective investors should carefully consider the following risk factors, in addition to the other information contained elsewhere in this Prospectus.

Lack of Operating History; History of Operating Losses; Going Concern Qualification in Financial Statements

         The Company was formed in March 1995, the first group of physicians affiliated with the Company in August 1996 and a majority of the current physicians affiliated with the Company in December 1996. Accordingly, the Company's historical financial condition and results of operations may not be indicative of the Company's results of operations and financial condition for future periods. For the period from March 20, 1995 (inception) to December 31, 1995, the Company recorded a net loss of $2,082,264, for the year ended December 31, 1996, the Company recorded a net loss of $4,973,188 and for the three-month period ended March 31, 1997, the Company recorded a net loss of $1,086,817. The Company expects to incur operating losses for at least the immediate future and to fund such operating losses through the issuance of additional equity and debt securities. See "-- Need for Substantial Additional Capital." There can be no assurance that the Company will achieve or maintain profitability. The report of Ernst & Young LLP, PQC's independent public accountants, on the Company's financial statements for the year ended December 31, 1996, and Note 2 to such financial statements which are included in this Prospectus, describe an uncertainty about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

Need for Substantial Additional Capital

         The Company will require substantial capital resources to obtain the necessary scale to become profitable and to fulfill its business plan. Additional funds will be required to fund the acquisition, integration, operation and expansion of affiliated practices, capital expenditures including the development of the information systems to manage such practices, operating losses and general corporate purposes. Through June 20, 1997, the Company has satisfied its capital requirements through the issuance of $11.5 million of Class B Common Stock to affiliates of Bain Capital, Inc. ("Bain Capital"), private offerings of Class A Common Stock and a $3.5 million line of credit with Banker's Trust Company ("Banker's Trust") as Agent, and the lenders from time to time a party thereto (the "Credit Agreement"). On June 23, 1997, the Company issued 7,692,309 shares of Class C Common Stock to the Institutional Investors for an aggregate consideration of $25 million. Under the agreement with the Institutional Investors (the "Equity Facility"), the Institutional Investors, at their option, may purchase up to $20 million of Class C Common Stock in addition to their rights under outstanding warrants. See "Business - Equity Financing." The Company expects that this additional capital will be sufficient, depending upon the Company's operating results and the consideration paid in connection with the Affiliations, to satisfy the Company's projected capital requirements for the next year. For the year ended December 31, 1996 and the three-months ended March 31, 1997, net cash used by the Company in operating activities were $5.3 million and $3.8 million respectively. If PQC continues to incur operating losses, the Company would not be able to continue as a going concern without access to additional sources of capital.

         To date, a significant portion of the consideration paid in affiliation transactions has been in the form of Class A Common Stock. If the percentage of cash required to finance future affiliation transactions increases significantly, the Company's capital requirement will also significantly increase.

         The Credit Agreement has significant financial and other conditions to its continued availability and to avoid a default and there can be no assurance that such conditions will be satisfied when capital is sought. The remaining amount under the Equity Facility is only available with the consent of the Institutional Investors. The Company's ability to meet the financial conditions is dependent upon a significant increase in revenues and income from future affiliation transactions and improved productivity of the Springfield and Flagship Affiliated Groups. The Equity Facility also restricts the sources of capital available to the Company without the consent of the Institutional Investors. There can also be no assurance that the Company will be able to refinance the Credit Agreement when the outstanding balance becomes due in

January 1998. See "Business -- The Equity Financing" and "Business -- The Credit Agreement." Except for the Credit Agreement, the Company has no committed external sources of capital. Without the consent of the director elected by the stockholders of the Class B-1 Common Stock (the "Class B-1 Director"), the director elected by the stockholders of the Class B-2 Common Stock (the "Class B-2 Director," and together with the Class B-1 Director the "Class B Directors") and the directors elected by the holders of Class C Common Stock (the "Class C Directors"), the Company may not obtain additional financing through external borrowings or the issuance of additional securities. The issuance of additional Capital Stock could have an adverse effect on the value of the shares of Common Stock held by the then existing stockholders. There can be no assurance that the Class B Directors and Class C Directors will approve such capital raising activities or that the Company will be able to raise additional capital when needed on satisfactory terms or at all. The failure to obtain additional financing when needed and on appropriate terms could have a material adverse effect on the Company.
Absence of Trading Market for Common Stock

         No trading market for the Common Stock of the Company currently exists. The Common Stock is not listed on a stock exchange or traded through the National Association of Securities Dealers, Inc. There can be no assurance that a public market in the Common Stock will develop in the future and the Company does not expect such a market to develop until such time, if any, that the Company completes a public offering of its securities other than to Stockholder Physicians.

Contractual Restriction on Resale of Common Stock

         The Equity Facility requires that most current and all future stockholders of the Company become parties to a Stockholders Agreement dated as of August 30, 1996 (the "Stockholders Agreement"), which agreement, among other things, contains provisions which significantly limit the transferability of the Class A Common Stock and provide the Company with a right to purchase Class A Common Stock from Stockholder Physicians who are parties to such Stockholders Agreement upon their termination of employment. Consequently, an investment in the Common Stock should only be considered as a long-term investment and is extremely illiquid. Stockholders will be required to make their own judgment as to the value of their shares without the benefit of an independent market price. In circumstances where the Company is entitled to repurchase the Common Stock of a Physician Stockholder upon death or termination of the Physician Stockholder's employment by an Affiliated Group or the right of the Physician Stockholders to sell the Common Stock to the Company upon a Physician Stockholder's death, the fair market value of the Common Stock, if a public market has not yet developed, will be determined by the Board of Directors of the Company. See "Description of Capital Stock -- Stockholders Agreement."

Risk that Future Affiliation Transactions Will Not Be Consummated; Costs of Affiliation Transactions

         There can be no assurance that the Clinical Associates transaction or any future affiliation transactions will be consummated. There is no assurance that the Company would be able to use the shares registered in this offering to affiliate with additional medical practices on acceptable terms. In consummating these future affiliation transactions, the Company will rely upon certain representations, warranties and indemnities made by sellers with respect to the affiliation transaction, as well as its own due diligence investigation. There can be no assurance that such representations and warranties will be true and correct, that the Company's due diligence will uncover all material adverse facts relating to the operations and financial condition of the affiliated medical practices or that all of the conditions to the Company's obligations to consummate these future affiliations will be satisfied. Any material misrepresentations could have a material adverse effect on the Company's financial condition and results of operations. See "Business - Company Strategy."

         The Company has incurred significant (approximately $4.3 million during 1996) accounting, legal and other costs in developing its affiliation structure and completing its initial affiliation transactions. The Company's ability to enter into affiliation transactions with a significant number of physicians and to achieve positive cash flow will be adversely affected unless it is able to reduce the expenses associated with future transactions. There can be no assurance that the Company will be able to reduce transaction costs on a per affiliated physician basis in the future.

Dependence upon Affiliated Medical Practices

         Although the Company does not and will not employ physicians or control the medical aspects of the practices of the physicians employed by the Springfield Affiliated Group, the Flagship Affiliated Group or similar Affiliated Groups, the Company's revenue and profitability are directly dependent on the revenue generated by the operation and performance of and referrals among the affiliated medical practices. The compensation to the Company under its Services Agreements with the Affiliated Groups is based upon a percentage of the profits or revenues generated by the Affiliated Groups' practices with a substantial portion of the profits or revenues being allocated to the physicians until threshold levels of income or revenues, based upon the physicians' historical compensation or billings, are achieved. Accordingly, the performance of affiliated physicians affects the Company's profitability and the success of the Company depends, in part, upon an increase in net revenues from the practice of affiliated physicians compared to historical levels. The inability of the Company's Affiliated Groups to attract and retain patients, to manage patient care effectively and to generate sufficient revenue or a material decrease in the revenues of the Affiliated Groups would have a material adverse effect on the financial performance of the Company. To the extent that the physicians affiliated with the Company are concentrated in a limited number of target markets, as is currently the case in western Massachusetts and Maryland, deterioration in the economies of such markets could have a material adverse effect upon the Company. See "Business - Company Strategy" and " - Affiliation Structure".

Risks Related to Expansion of Operations

         Integration Risks. The Company has completed in the past nine months the initial transactions with the Springfield Affiliated Group and the Flagship Affiliated Group, is in the process of closing the Clinical Associates transaction, and is seeking to enter into Affiliations with additional physicians. In the Springfield and Greater Baltimore-Annapolis areas and in other potential affiliation markets, the Company is integrating physician practice groups that have previously operated independently. The Company is still in the process of integrating its affiliated practices. The Company may encounter difficulties in integrating the operations of such physician practice groups and the benefits expected from such affiliations may not be realized. Any delays or unexpected costs incurred in connection with integrating such operations could have an adverse effect on the Company's business, operating results or financial condition.

         While each Affiliation conforms to PQC's overall business plan, the profitability, location and culture of the physician practices that have been combined into Affiliated Groups are different in some respects. PQC's management faces a significant challenge in its efforts to integrate and expand the business of the Affiliated Groups. The need for management to focus upon such integration and future Affiliations may limit resources available for the day-to-day management of the Company's business. While management of the Company believes that the combination of these practices will serve to strengthen the Company, there can be no assurance that management's efforts to integrate the operations of the Company will be successful. The profitability of the Company is largely dependent on its ability to develop and integrate networks of physicians from the affiliated practices, to manage and control costs and to realize economies of scale. There can be no assurances that there will not be substantial costs associated with such activities or that there will not be other material adverse effects on the financial results of the Company as a result of these integration and affiliation activities.

         The Company intends to continue to pursue an aggressive growth strategy through affiliations and internal development for the foreseeable future. The Company's ability to pursue new growth opportunities successfully will depend on many factors, including, among others, the Company's ability to identify suitable growth opportunities and successfully integrate affiliated or acquired businesses and practices. There can be no assurance that the Company will anticipate all of the changing demands that expanding operations will impose on its management, management information systems and physician network. Any failure by the Company to adapt its systems and procedures to those changing demands could have a material adverse effect on the operating results and financial condition of the Company.

         Need to Hire and Retain Additional Physicians. The success of the Company is dependent upon its ability to affiliate with a significant number of qualified physicians and the willingness of such affiliated physicians to maintain and enhance the productivity of their practices following affiliation with PQC. The market for affiliation with physicians is highly competitive, and the Company expects this competition to increase. The Company competes for physician affiliations with many other entities, some of which have substantially greater resources, greater name recognition and a longer operating history than the Company and some of which offer alternative affiliation strategies which the Company may not be able to offer. In addition, under current law the Company has no or only limited ability to enforce restrictive covenants in the employment agreements with the physicians with whom the Company affiliates. The Company is subject to the risk that physicians who receive affiliation payments may discontinue such affiliation with the Company, resulting in a significant loss to the Company and a decrease in the patient base associated with such affiliated physicians. There can be no assurance that PQC will be able to attract and retain a sufficient number of qualified physicians. If the Company were unable to affiliate with and retain a sufficient number of physicians, the Company's operating results and financial condition would be materially adversely affected. A material increase in costs of affiliations could also adversely affect PQC and its stockholders.

         Risk of Inability to Manage Expanding Operations. The Company is seeking to expand its operations rapidly, which, if successful, will create significant demands on the Company's administrative, operational and financial personnel and systems. There can be no assurance that the Company's systems, procedures, controls and staffing will be adequate to support the proposed expansion of the Company's operations. The Company's future operating results will substantially depend on the ability of its officers and key employees to integrate the management of the Affiliated Groups, to implement and improve operational, financial control and reporting systems and to manage changing business conditions.

         Dependence Upon the Growth of Numbers of Covered Lives. The Company is also largely dependent on the continued increase in the number of covered lives under managed care and capitated contracts. This growth may come from affiliation with additional physicians, increased enrollment with managed care payors currently contracting with the Affiliated Groups and additional agreements with managed care payors. A decline in covered lives or an inability to increase the number of covered lives under contractual arrangement with managed care or capitated payors could have a material adverse effect on the operating results and financial condition of the Company.

Risks of Industry Integration and Consolidation

         The healthcare industry is in the process of rapid and fundamental change, triggered by the deregulation of the acute care hospital reimbursement system in many states and the growing strength of managed care plans. The growth of the managed care industry is being driven, in part, by increasing pressure from employers and other purchasers who are seeking to reduce their healthcare premium costs. As the healthcare market in many states shifts from a heavily regulated, largely fee-for-service payment system towards a deregulated, capitated payment system, large integrated delivery systems are developing. These systems are intended to provide adequate geographical coverage for major purchasers of healthcare and to provide a system in which significant cost savings can be realized from efficiencies resulting from the alignment of the financial interests of physicians and other providers. Many of these integrated systems may be substantially larger and better capitalized than the Company. In addition, the rapidly changing alignment of numerous market participants creates an uncertain environment in which it may be difficult for smaller market participants, such as the Company, to implement an effective strategic plan. The Company's inability to implement its business strategy could have a material adverse effect on the Company. See "Business-Industry Overview" "- Competition."


Potential Regulatory Restraints Upon the Company's Operations

         The healthcare industry is subject to extensive federal and state regulation. Changes in the regulations or interpretations of existing regulations could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Governmental Regulations."

         Prohibition on Corporate Practice of Medicine. The laws of most states, including Massachusetts and Maryland, prohibit business corporations such as the Company from practicing medicine or employing physicians to do so. The contractual relationships with the Affiliated Groups are designed to comply with these laws. Because there is very limited judicial or regulatory interpretation of the scope of these laws in most states, however, there can be no assurance that the Company's contractual arrangements will be found to comply with such laws. Any determination that such contractual relationships violate such laws could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to restructure its arrangements on favorable terms or at all.

         The Massachusetts Board of Registration in Medicine (the "BRM") has proposed regulations that, if promulgated as proposed, might limit physicians licensed within the Commonwealth of Massachusetts in entering into management contracts with proprietary business entities unless a majority of the governing board of those business entities are licensed physicians and certain other conditions are met. The BRM also indicated that it may seek to limit significantly the extent to which proprietary business entities may have control or consultation rights with respect to medical decisions or business decisions that may affect patient care, such as the amount of time each physician spends with a patient. Extensive commentary has been filed in opposition to the proposed regulations, and it is not known whether, when or in what form final regulations will be promulgated. The final regulations may have a material adverse effect on the Company's relationship with the Springfield Affiliated Group and its ability to operate in Massachusetts as currently contemplated. Comparable regulations have not been proposed in Maryland, but there can be no assurance that such regulations will not be proposed or adopted.

         Stark Law. The federal law commonly known as the "Stark law" significantly limits the ability of physicians to maintain any ownership or other financial relationship with an entity (including their own group practice) to which they refer patients for a broad class of "designated health services", including ancillary services such as laboratory and radiology services. The Stark law is extremely broad and complex, and extensive regulations have been promulgated governing the application of the Stark law to physician relationships with clinical laboratories. These clinical laboratory regulations are difficult to apply to many common situations, and regulations have not yet been issued applying the law to other designated health services. However, the government has indicated that it will look to the regulations applicable to clinical laboratories for guidance with respect to the law's application to other designated health services. Significant monetary penalties and denial of reimbursement may be assessed for violation of the Stark law, and a provider may be excluded from the Medicare and state health programs in certain instances. In addition, violation of the Stark law may result in assertion of a federal false claim, which could result in civil and criminal penalties. The assertion or determination that the Company's contractual relationship with the physicians employed by the Affiliated Groups or the relationship of the physicians within one or more Affiliated Groups was in violation of the Stark law could have a material adverse effect on the Company. In addition, there can be no assurance that, in the event of such assertion, the Company would be able to restructure its relationships with the Affiliated Groups upon favorable terms or at all.

         Fraud and Abuse Laws. Federal law and the laws of many states prohibit the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state health program (such as Medicaid) patients or in return for the purchase or order of items or services that are covered by Medicare or state health programs. These laws are commonly referred to as the "fraud and abuse" laws. Violations of the fraud and abuse laws may result in substantial civil or criminal penalties for individuals or entities, including large monetary penalties and exclusion from participation in the Medicare and state health programs. The Company has attempted to structure its contractual relationships with the Affiliated Groups so as to avoid violating the fraud and abuse laws, but in view of the broad and ambiguous nature of such laws and the lack of applicable safe harbor exceptions, there can be no assurance that the Company's contractual relationships with the Affiliated Groups comply with such laws. Any allegation or determination that the Company or the Affiliated Groups have violated the fraud and abuse laws could have a material adverse effect on the Company.

         Healthcare Reform. The United States Congress has considered various types of healthcare reform, including comprehensive revisions to the current healthcare system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third party payors may take in anticipation of or in response to any healthcare reform proposals or legislation. Healthcare reform legislation adopted by Congress could, among other things, result in lower payment levels for the services of physicians managed by the Company and lower profitability for the Affiliated Groups, which could have a material adverse effect on the operations of the Company.

         Insurance Laws. Laws in all states regulate the business of insurance and the operation of health maintenance organizations ("HMOs"). Many states also regulated the establishment and operation of networks of healthcare providers. While these laws do not generally apply to the hiring and contracting of physicians by other healthcare providers, there can be no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure of the Company's operations as an insurer, as an HMO or as a provider network.

Risks of Capitated Contracts

         The physician groups with which the Company is affiliated and proposes to affiliate are parties to certain capitated contracts with third party payors, such as insurance companies. The Company intends to seek to expand the capitated patient base of its Affiliated Groups, particularly for Medicare enrollees. In general, risk contracts pay a flat dollar amount per enrollee in exchange for the physician's obligation to provide or arrange for the provision of a broad range of healthcare services (including in-patient care) to the enrollee. A significant difference between a full risk capitated contract and traditional managed care contracts is that the physician is sometimes responsible for both professional physician services and many other healthcare services, e.g., hospital, laboratory, nursing home and home health. The physician is not only the "gatekeeper" for enrollees, but is also financially at risk for over-utilization and for the actuarial risk that certain patients may consume significantly more healthcare resources than average for patients of similar age and sex (such patients are referred to herein as "high risk patients").

         While physicians often purchase reinsurance to cover some of the actuarial risk associated with high risk patients, such insurance typically does not apply with respect to the risk of over-utilization until a relatively high level of aggregate claims has been experienced. If over-utilization occurs with respect to a given physician's enrollees (or the physician's panel of enrollees includes a disproportionate share of high risk patients not covered by reinsurance), the physician is typically penalized by failing to receive some or all of the physician's compensation under the contract that is contingent upon the attainment of negotiated financial targets, or the physician may be required to reimburse the payor for excess costs. In addition, a physician may be liable for over-utilization by other physicians in the same "risk pool" and for utilization of ancillary, in-patient hospital and other services when the physician has agreed contractually to manage the use of those services. Neither the Company nor the Affiliated Groups currently maintain any reinsurance arrangement and, to date, the Affiliated Groups have not experienced losses from participation in risk pools or incurred any material penalties or obligations with respect to excess costs under capitated contracts. The participation of the Flagship Affiliated Group under capitated contracts will significantly increase after the Clinical Associates transaction. Also, the Company is pursuing a strategy of seeking increased participation in capitated contracts for all of its affiliated physicians. As the percentage of the Company's revenues derived from capitated contracts increases, the risk of the Company experiencing losses under capitated contracts increases. As the revenues from capitated contracts became of increasing importance to PQC and its Affiliated Groups, the Company will review the financial attractiveness of reinsurance arrangements.

         Medical providers, such as the Affiliated Groups, are experiencing increasing pricing pressure in negotiating capitated contracts while facing increased demands on the quality of their services. If these trends continue, the costs of providing physician services could increase while the level of reimbursement could grow at a lower rate or decrease. Because the Company's financial results are dependent upon the profitability of such capitated contracts, the Company's results will reflect the financial risk associated with such capitated contracts. See "Business -- Industry Overview." Liabilities or insufficient revenues under capitated and other risk-sharing arrangements could have a material adverse effect on the Company.

Risks of Changes in Payment for Medical Services.

         The profitability of the Company may be adversely affected by Medicare and Medicaid regulations, cost containment decisions of third party payors and other payment factors over which PQC and its Affiliated Groups have no control. The federal Medicare program has undergone significant legislative and regulatory changes in the reimbursement and fraud and abuse areas, including the adoption of the resource-based relative value scale ("RBRVS") schedule for physician compensation under Medicare, which may have a negative impact on PQC's revenue. Efforts to control the cost of healthcare services are increasing. PQC's Affiliated Groups contract with provider networks, managed care organization and other organized healthcare systems, which often provided fixed fee schedules or capitation payment arrangements which are lower than standard charges. Future profitability in the changing healthcare environment, with differing methods of payment for medical services, is likely to be affected significantly by management of healthcare costs, pricing of services and agreements with payors. Because PQC derives its revenues from the revenues generated by its affiliated physician groups, further reductions in payment to physicians generally or other changes in payment for healthcare services could have an adverse effect on the Company.

Exposure to Professional Liability; Liability Insurance

         In recent years, physicians, hospitals and other participants in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice, negligent credentialing of physicians, and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. There can be no assurance that the Company will not become involved in such litigation in the future. Through its management of practice locations and provision of non-physician healthcare personnel, the Company could be named in actions involving care rendered to patients by physicians or other practitioners employed by Affiliated Groups. In addition, to the extent that affiliated physicians are subject to such claims, the physicians may need to devote time to defending such claims, adversely affecting their financial performance for the Company, and potentially having an adverse effect upon their reputations and client base. The Company and the Affiliated Groups maintain professional and general liability insurance, which is currently maintained at $1 million per occurrence and $3 million annually for each affiliated physician. Nevertheless, certain types of risks and liabilities are not covered by insurance, and there can be no assurance that the limits of coverage will be adequate to cover losses in all instances.

Certain Federal Income Tax Considerations

         Physician groups which operated as professional corporations ("PCs") in Springfield prior to affiliating with the Company were merged into the Springfield Affiliated Group, with stockholders of each PC receiving shares of Common Stock of the Company and cash in exchange for their capital stock in the PC. Physician groups which operated as professional associations ("PAs") in the greater Baltimore-Annapolis area prior to affiliating with the Company were similarly merged into the Flagship Affiliated Group, with stockholders of each PA receiving shares of Common Stock of the Company and cash in exchange for their capital stock in the PA. Each such merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss would generally be recognized by the PC or PA or the stockholders (other than as cash received) of the PC or PA. The Company has not sought or obtained a ruling from the Internal Revenue Service or an opinion of counsel with respect to the tax treatment of the mergers of PCs or PAs into the Springfield or Flagship Affiliated Groups. If a merger were not to so qualify, the exchange of shares would be taxable to the stockholders of the PC or PA, and the consideration (net of asset basis) issued in connection with the merger would be taxable to the Affiliated Group into which such PC or PA was merged. Because of such tax liability, failure of a merger or mergers to qualify as tax-free reorganizations could have a material adverse effect on the applicable Affiliated Group and the Company. Also, the inability to structure future Affiliations on a tax deferred basis may adversely affect the Company's ability to attract additional physicians.

New Management; Dependence on Key Personnel

         The current management structure and the senior management team of the Company have been in place for a relatively short time. The Company's future success depends, in large part, on the continued service of Jerilyn P. Asher, the Chief Executive Officer, and on PQC's ability to continue to attract, motivate and retain highly qualified senior management and employees. The Company has an employment agreement with Ms. Asher. See "Management." The Company does not maintain key person life insurance with respect to Ms. Asher. As a development stage company, PQC has experienced some turnover in staff, including two of the founding officers. The Company and one of the departed founders are currently in a dispute concerning the vesting of approximately 400,000 Class A Common Shares granted to the founder and the founder's right to severance payments of approximately $440,000. See "Business - Legal Proceedings." Although the Company has entered into employment agreements with certain of its other executives that contain covenants not to compete with the Company, there can be no assurance that the Company will be able to retain such key executives or its senior managers and employees. The inability to hire and retain qualified personnel or the loss of the services of personnel could have a material adverse effect upon the Company's business and future business prospects. The Company's Compensation Committee currently only has one member. See "Management."

Risks Related to the Equity Financing

         Risk of the unavailability of the Equity Facility. The $20 million remaining under the Equity Facility is only available with the consent of the Institutional Investors and there can be no assurance that the Institutional Investors will be willing to provide additional capital when needed by the Company. The Equity Facility also restricts the sources of capital available to the Company without the consent of the Institutional Investors. Except for the Equity Facility, the Company has no committed external sources of capital. Except with the consent of the director elected by the Institutional Investors, the Company may not obtain additional financing through external borrowings or the issuance of additional securities. The Institutional Investors also have received warrants to purchase a substantial number of shares of Common Stock. These warrants are exercisable at $2.50 or $3.25 per share, which exercise price may be substantially below the fair market value of the Common Stock at the time of exercise. Any additional equity issuance could have an adverse effect on the value of the shares of Common Stock held by the then existing stockholders. See "Business - Equity Financing."

         Voting Control by Institutional Investors. Pursuant to the Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Stockholders Agreement, the Institutional Investors have the right to appoint the Class B and C Directors, four of the thirteen members (with one position to remain vacant until such time as the remaining amount to be purchased by affiliates of Goldman, Sachs & Co. under the Equity Facility is drawn down) of the Board of Directors of the Company and the Institutional Investors have the right to approve seven of the other directors. The Class B and C Directors are entitled to five votes each, giving them a majority of the voting power of the Board of Directors, (i) with respect to certain actions of the Company, including public offerings, issuances and redemptions of equity securities, declarations of dividends, incurrences of debt, mergers, assets sales and liquidation of the Company and its affiliates, material amendments to the management agreements between the Company and its affiliates and employment of the Chief Executive Officer, and (ii) with respect to any matter before the Board of Directors upon the occurrence of certain events, including the failure of the Company to meet certain financial objectives. In addition to being approved by the Board of Directors, certain actions of the Company, including mergers, material asset sales, liquidation, certain medical practice affiliation transactions, dividends, material changes in the business of the Company or its affiliates, retention and dismissal of the Chief Operating and Financial Officers, transactions with affiliates and commencement and management of material litigation, must be approved by the Institutional Investors. See "Business--Equity Financing" and "Description of Capital Stock." As a result of those provisions of the Restated Certificate and "drag-along" rights in the Stockholders Agreement, the Institutional Investors have significant control over the actions of the Company including if and when the Company is sold to a third party or a public market for the Company's Common Stock is established.

Risks from Put and Other Rights Held by Certain Stockholders.

         Each physician and management stockholder who is a party to the Stockholder Agreement, dated as of August 30, 1996, has the right to require PQC to purchase the Common Stock owned by such stockholder at fair market value upon their death or disability. This right will terminate upon the completion of a public offering in which PQC issues at least $50 million and meet certain other criteria. The "put" rights are only triggered by death or disability (and in a few instances retirement) and only apply until a qualifying public offering has been completed. To the extent that the "put" rights are likely to be exercised, the Company expects to fund such repurchases from working capital, the Equity Facility or other sources. If the Clinical Associates transaction is completed, the physician affiliated with Clinical Associates will have the right to require the Company to repurchase their Common Stock at $3.00 per share (in the form of a five year, non-interest bearing note) in the event that the Company has not completed an initial public offering with four years. The exercise of such right could have a material adverse effect upon the Company.

Dilution

         The Company expects to continue to issue Class A Common Stock as a principal component of the consideration for future affiliation transactions. To the extent that all or a portion of future affiliation transactions are paid in cash, the Company may need to issue additional equity securities to fund such payment or to fund anticipated operating losses. If the Company achieves its goal of affiliating with a significant number of physicians, the number of shares issued may be substantial. Accordingly, the percentage ownership interest of each then existing stockholder in the Company will be reduced proportionately and, depending upon the valuation at which such securities are issued and the method for determining the value of practices that enter into affiliation transactions, such issuances may be dilutive to the then existing stockholders. Certain officers of the Company also acquired their interest in the Company at a substantially lower cost per share than the value being place upon the Common Stock in the Affiliations. The net tangible book value per share at March 31, 1997 was ($2.68) ($0.12 per share if the put rights of certain stockholders are not treated as a liability). The valuation of the Common Stock in the Clinical Associates transaction is $3.00 per share. After adjustment for the Clinical Associates transaction, the net tangible book value for shares would be ($6.94) ($0.05 per share if the put rights of certain stockholders are not treated as a liability), resulting in a decrease of $4.26 (a decrease of $0.07 per share if the put rights of certain stockholders are not treated as a liability) per share in the net tangible book value of shares outstanding at March 31, 1997. The purchase price per share in the Clinical Associates transaction ($3.00) is $9.94 ($2.93 per share if the put rights of certain stockholders are not treated as a liability) in excess of the net tangible book value of such shares. The offering price for the Common Stock in any future offering has not yet been determined but is expected to be substantially in excess of the net tangible book value per share before and immediately after such sale. See "Dilution."

Conflicts of Interest

         Certain conflicts of interest are inherent in the structure of the Company and its contractual and organizational relationships. The President of the Springfield Affiliated Group (who is also a director of the Company) is a practicing physician in the Springfield Affiliated Group, the president of the Flagship Affiliated Group is a practicing physician in the Flagship Affiliated Group and two directors of the Company, one of whom is also President of the Company, are practicing physicians in the Flagship Affiliated Group. Four directors of the Company are appointed by the Institutional Investors which are the primary financing source for the Company. From time to time, the interests of such persons, and persons serving in multiple roles in existing and future affiliation transactions, may conflict with those of the Company due to such relationships. The Company seeks to minimize or avoid such conflicts of interest through contractual arrangements with the Affiliated Group that clearly specify the responsibilities of PQC and the physicians in the Affiliated Groups, dispute resolution structures, such as the Joint Policy Boards established with respect to each Affiliated Group, at which certain issues are required to be addressed, contractual arrangements with the Institutional Investors and the careful selection of the individuals who occupy such multiple roles. See also "-- Voting Control" and "Certain Transactions."

Antitrust Considerations

         The Company, its affiliated physicians and other entities with which it contracts are subject to the United States and state antitrust statutes. Because the Company will be contracting with third party payors and other entities who could be deemed to compete with the Company or its Affiliated Groups, and for other reasons, the Company, its affiliated physicians and other entities with which it contracts could be subject to public and private investigations and enforcement actions under such statutes. The Company believes that, given its small size relative to its competitors and the overall market for physician services, it is currently in compliance with applicable federal and state anti-trust laws. However, as the Company and its Affiliated Groups increase in size, particularly within specific markets, federal and state anti-trust laws may act as a practical constraint upon the Company's expansion and operations.


Amortization of Intangible Assets

         In connection with its Affiliations, the Company has recorded, and is expected to continue to record, a significant amount of intangible assets as the consideration paid to physicians exceeds the value of the practice assets acquired. At March 31, 1997, the Company had intangible assets of approximately $30.4 million reflected on its balance sheet and, on a pro forma basis reflecting the Clinical Associates transaction, has intangible assets of approximately $45.5 million as of March 31, 1997. The Company amortizes such intangible assets over a 40 year period. See the Notes to the Company's Financial Statements. The amortization of these intangible assets, while not affecting the Company's cash flow, has an ongoing negative impact upon the Company's earnings. During the three month period ended March 31, 1997, amortization of intangible assets contributed $169,835 to the Company's net loss of $1,086,817. See "Managements' Discussion and Analysis of Financial Condition and Results of Operations."
Competition

         The business of providing healthcare related services is highly competitive. Many companies, including professionally managed physician practice management companies like the Company, have been organized to pursue the acquisition of medical clinics, manage such clinics, employ clinic physicians or provide services to IPAs. Large hospitals, other multi-speciality clinics and other healthcare companies, HMOs and insurance companies are also involved in activities similar to those of PQC. Some of these competitors have longer operating histories and significantly greater resources than PQC. There can be no assurance that PQC will be able to compete effectively, that additional competitors will not enter the market, or that such competition will not make it more difficult to acquire the assets of multi-speciality clinics on terms beneficial to PQC. See "Business - Competition."

Forward-Looking Statements

         Certain statements made in this Prospectus are forward-looking, including without limitation statements with respect to the future affiliations, capital requirements, future plans for expansion and future success of the Company, and future development of the healthcare industry. Forward-looking statements made herein are not guarantees of future performance and are subject to risks and uncertainties, including without limitation the factors discussed in this "Risk Factors" section, that could cause actual results to differ materially from those described in the forward-looking statements.

                                USE OF PROCEEDS

         In exchange for the Common Stock (and other consideration in certain cases), PQC expects that its Affiliated Groups will receive certain assets of or ownership interests in physician practices, as well as certain contractual rights.


         Of the 8,000,000 shares covered by this Prospectus, 4,800,000 are being issued as partial consideration for the Clinical Associates transaction. See "Business - Clinical Associates Transaction". The remaining 3,200,000 shares covered by the Prospectus may be issued in future Affiliations.

                                               Shares            Value*            %
Clinical Associates                            4,800,000         $14,400,000      60%

Future Affiliations                            3,200,000         $ 9,600,000      40%

Total                                          8,000,000         $24,000,000     100%

*Assumes a value of $3.00 per share.

         For a discussion of the factors that the Company considers in selecting medical groups with which to affiliate, see "Business - Company Strategy" and "Business - Affiliation Structures."


                                   DILUTION

         Jerilyn Asher, the Chief Executive Officer, Arlan Fuller, M.D., a director, and Jay Greenberg, a former Executive Vice President of the Company, received restricted stock grants of 4,162,500, 618,750 and 1,012,500 shares, respectively, in connection with the formation of the Company and their employment agreements. Such stock is subject to vesting and partial forfeiture in certain circumstances, including termination of employment with the Company. The purchase price of the restricted stock was $0.01 per share. Officers and employees of the Company have also received, as of March 31, 1997, options to purchase an aggregate of 574,836 shares of Class A Common Stock at a weighted average exercise price of $0.49 per share. Other non-employees hold additional options to purchase 17,500 shares of Class A Common Stock with an exercise price of $0.85 per share. All other options or shares of the Company's outstanding Class A and Class B Common Stock were issued at prices between $2.40 and $2.50 per share. In addition, the Institutional Investors have the right to purchase an additional 6,153,876 shares of Class C Common Stock (and in connection with such purchase to receive warrants to purchase an additional 6,153,846 shares of Class C Common Stock) at a purchase price of $3.25 per share and there are warrants to purchase 6,415,000 shares of Class B Common Stock at $2.50 per share and 7,692,309 shares of Class C Common Stock at $3.25 per share outstanding. Since there is no public market for the Class A Common Stock, future issuance of the Common Stock (except for shares issued pursuant to the Equity Facility and related warrants which provided for the purchase of shares, subject to adjustment to prevent dilution, of $3.25 per share) will be issued at prices negotiated with physicians affiliating with the Company and determined to reflect fair value at the time of issuance by the Board of Directors.

         The net tangible book value per share at March 31, 1997 was ($2.68) ($0.12 per share if the put rights of certain stockholders are not treated as a liability). The valuation of the Common Stock in the Clinical Associates transaction is $3.00 per share. After adjustment for the Clinical Associates transaction, the net tangible book value for shares will be ($6.94) ($0.05 per share if the put rights of certain stockholders are not treated as a liability), resulting in a decrease of $4.26 per share (a decrease of $0.07 per share if the put rights of certain stockholders are not treated as a liability) in the net tangible book value of shares outstanding at March 31, 1997. The purchase price per share in the Clinical Associates transaction ($3.00) is $9.94 ($2.93 per share if the put rights of certain stockholders are not treated as a liability) in excess of the net tangible book value of such shares. The offering price for the Common Stock in any future offering has not yet been determined but is expected to be substantially in excess of the net tangible book value per share before and immediately after such sale.


                                DIVIDEND POLICY

         PQC has not declared or paid any dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The terms of the Equity Facility restrict the payment of dividends. It is the present intention of the Board of Directors to reinvest any earnings in the business of the Company to support growth of its operations.

                            Selected Financial Data
                     (in thousands, except per share data)

         The following selected financial data for the Company and the Predecessor should be read in conjunction with the financial statements and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma financial statements of the Company and the notes thereto, included elsewhere in this Prospectus. The selected financial data of the Predecessor as of December 31, 1993, 1994 and 1995 and for the period from January 1, 1996 to August 30, 1996, have been derived from the financial statements of the Predecessor, which have been audited by Ernst & Young LLP, independent auditors. The selected financial data of the Company for the period from March 20, 1995 (inception) through December 31, 1995 and for the year ended December 31, 1996, have been derived from financial statements of the Company which have been audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP's report on the financial statements of the Company for the year ended December 31, 1996 and Note 2 to such financial statements which are included in this Prospectus describe an uncertainty about the Company's ability to continue as a going concern. The financial data as of March 31, 1997, and for the three months ended March 31, 1996 and 1997 are derived from unaudited financial statements of the Company and the Predecessor. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which management considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ending March 31, 1997 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 1997.

                                                            Predecessor                                   PQC
                                       -----------------------------------------------------   -----------------------------
                                                                     Period from    Three       Period from
                                                                      January 1,    months     March 20, 1995
                                                                       1996 to       ended     (inception) to    Year ended
                                                                      August 30,   March 31,    December 31,    December 31,
                                         1993      1994      1995        1996        1996           1995            1996
                                       -------   -------   -------     -------     -------        -------         -------
Statement of Operating Data:

Net patient service revenue........    $ 6,188   $ 6,664   $ 7,022     $ 5,986     $ 1,855        $     -         $ 6,027


Retained by physicians.............      2,383     2,470     2,315       1,080         611              -           2,195

Management fee revenue.............          -         -         -           -           -              -           3,832

Nonphysician salaries and benefits.      1,616     1,814      1,930      1,215         459              -           1,816

Other practice expenses............      1,374     1,613      1,922      1,733         523              -             535

General corporate expenses.........          -         -          -          -           -          2,062           5,953

Depreciation and amortization......         98        97        128         97          30              6             194

Provision for bad debts............        669       755        885      1,203         288              -             214

Operating income (loss)............         48       (85)      (158)       658         (56)        (2,068)         (4,882)

Other, net.........................        (15)      (14)       114         78          30             18             (13)

Income (loss) before taxes.........         33       (99)       (44)       736         (26)        (2,050)         (4,895)

Income taxes (benefit).............         (2)      (37)      (130)       298         (97)            32              78

Net income (loss)..................        $35      $(62)       $86       $438         $71        $(2,082)         $(4,973)

Net income (loss) per common share.                                                               $ (0.27)         $ (1.80)

Weighted average common shares and
 common share equivalents
 outstanding.......................                                                                 7,706           10,786

                                                                             PQC
                                       ---------------------------------------------------------------------------------
                                                   Pro Forma                Actual                  Pro Forma
                                       ----------------------------------  ------------  -------------------------------
                                            Year                                         Three months
                                           Ended              Year                           ended
                                         December 31,        Ended        Three months      March 31,    Three months
                                            1996           December 31,        ended          1997       ended March 31,
                                          Excluding      1996 Including     March 31,      Excluding    1997 Including
                                          Clinical(1)(3)   Clinical(2)(3)     1997        Clinical(3)    Clinical(2)(3)
                                          --------          ---------       --------        --------       --------
Statement of Operating Data:

Net patient service revenue........        $34,475           $70,599        $10,553          $10,553        $19,691


Retained by physicians.............         11,678            26,542          3,731            3,731          7,505

Management fee revenue.............         22,795            44,057          6,821            6,821         12,186

Nonphysician salaries and benefits.          8,618            14,818          3,141            3,141          4,823

Other practice expenses............          9,439            16,680            688              688          2,371

General corporate expenses.........          6,286            12,705          3,438            3,438          5,175

Depreciation and amortization......          1,216             1,871            342              342            506

Provision for bad debts............          1,880             3,221            273              273            593

Operating income (loss)............         (4,644)           (5,238)        (1,060)          (1,060)        (1,282)

Other, net.........................            324               324            (27)             (27)           (27)

Income (loss) before taxes.........          (4,320)          (4,914)        (1,087)          (1,087)        (1,309)

Income taxes (benefit).............               -                -              -                -              -

Net income (loss)..................         $(4,320)          (4,914)        (1,087)          (1,087)        (1,309)

Net income (loss) per common share.           (0.63)          $(0.56)        $(0.04)          $(0.03)        $(0.04)

Weighted average common shares
 and common share equivalents
 outstanding.......................          29,739           34,539         24,757           32,449         37,249

                                            Predecessor                                 PQC
                                          ----------------    ------------------------------------------------------------------
                                                                      Actual                            Pro Forma
                                                              -----------------------  -----------------------------------------
                                                                                           March 31,              March 31,
                                            December 31,     December 31,   March 31,       1997                   1997
                                           1994     1995     1995    1996    1997     Excluding Clinical(3) Including Clinical(2)(3)
                                          ------  -------- ------- ------- ---------  --------------------- -----------------------

Balance Sheet Data:
Cash and cash equivalents................   $41     $179   $3,480   $1,275     $495          $25,495               $22,841
Net current assets ......................   259      245    2,651    2,217    1,259           26,259                25,413
Total assets............................. 1,545    1,892    4,363   39,354   42,974           67,974                86,223
Total current liabilities................   942    1,257      850    6,488    8,326            8,326                10,788
Long-term obligations....................   253      198    1,410    1,287    1,387            1,387                 2,774
Class A Common Stock, subject to put.....     -        -        -   31,851   33,283           33,283                47,683
Total stockholders' equity (deficiency)..  $350     $436   $2,104    $(272)    $(22)         $24,978               $24,978

(1) Reflects affiliations completed through December 31, 1996 with the Springfield Affiliated Group and the Flagship Affiliated Group.

(2) Reflects the transactions referred to in note 1 and the Clinical Associates transaction as if completed at the beginning of the period presented in the accompanying Proforma Statements of Operations, and at March 31, 1997 in the accompanying Proforma Balance Sheet. See Pro-forma financial statements and "Business -Clinical Associates Transaction."

(3) The proforma balance sheets as of March 31, 1997 reflect the issuance of 76,923,309 shares of PQC Class C Common Stock for total consideration of $25,000,000 in connection with the Equity Financing. The proforma statements of operations include the pro forma effect of the shares issued in connection with the Equity Financing, but do not give effect to the use of proceeds.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with "Selected Financial Data," the Company's Financial Statements and Notes thereto and the Predecessor's Financial Statements and Notes thereto, included elsewhere in this Prospectus.

Overview

         The Company affiliates with and operates multi-specialty medical practice groups. The first physician affiliation took place on August 30, 1996, with 32 physicians in the Springfield, Massachusetts and Enfield, Connecticut area, including the Predecessor. On December 11, 1996, PQC consummated the affiliation with the Flagship Affiliated Group, which consisted of 59 physicians in Baltimore and Annapolis, Maryland. PQC is working with these groups of physicians to improve operating practices and to obtain managed care contracts.

         Financial information prior to March 20, 1995 represents the results of operations of the Predecessor. Because the Springfield Affiliation was consummated on August 30, 1996 and the Flagship Affiliation was completed on December 11, 1996, the financial statements of PQC are not directly comparable to those of the Predecessor. For purposes of comparison, this discussion reviews the actual results of PQC and the pro forma results of the operations of the Company as if the affiliation transactions had occurred at the beginning of 1996 and the aggregate results of operations for the Predecessor.

         On June 23, 1997, the Company issued 7,692,309 share of Class C Common Stock for an aggregate consideration of $25 million. See "Business - Equity Financing."

Results of Operations

         The Company's Fee under Service Agreements. Pursuant to the Services Agreement between PQC and the Springfield Affiliated Group, all amounts allocated to the Springfield Affiliated Group under the employment agreements with those physicians in any fiscal year are remitted to the Company. Under the employment agreements with the twenty-nine Springfield Stockholder Physicians, revenues from patient care remaining after payment of operating expenses, including expenses of the Springfield Affiliated Group, ("Gross Margin") are allocated first between the Springfield Affiliated Group's Compensation Pool (the "Springfield Compensation Pool") and the Springfield Affiliated Group in a 95%/5% proportion until 95% of the base compensation of the Springfield Stockholder Physicians is achieved, then to payment of certain other expenses incurred with respect to the Springfield practices, and then 80% to the Springfield Affiliated Group and 20% to the Springfield Compensation Pool until the Springfield Affiliated Group has been allocated $1.5 million, with any remaining Gross Margin being divided evenly between the Springfield Affiliated Group and the Springfield Compensation Pool. Under the employment agreements with the Springfield Stockholder Physicians who subsequently affiliated with the Springfield Affiliate Group any Gross Margin attributable to these physicians are allocated between the Springfield Compensation Pool and the Springfield Affiliated Group in a 80%/20% proportion until the physicians receive 80% of their base compensation, and then to payment of certain other expenses incurred with respect to the Springfield practices, with any remaining Gross Margin being divided evenly between the Springfield Compensation Pool and the Springfield Affiliated Group. The base compensation of the Springfield Stockholder Physicians is $6.7 million.

         Pursuant to the Services Agreement between PQC and the Flagship Affiliated Group and the employment agreements with the Flagship Stockholder Physicians, revenues from patient services remaining after payment of third-party operating expenses ("Net Margin") is allocated between the Flagship Stockholder Physicians' Compensation Pool (the "Flagship Compensation Pool") and reimbursement of the Company's direct expenses relating to the Flagship Affiliated Group, based on a ratio of such budgeted compensation to such budgeted expenses. Once both the Company's direct expenses and the aggregate base physician compensation have been fully satisfied, any remaining Net Margin will be divided evenly between the Company and the Flagship Compensation Pool. The base compensation of the Flagship physicians is $8.15 million.

         For further information regarding the contractual arrangements between PQC and its Affiliated Groups, see "Business - Affiliation Structure."

         Under the foregoing contractual arrangements, the Company can improve its management fee revenues by increasing the patient care revenue of its Affiliated Groups, whether through improved billing and operating efficiency, additional patient encounters or increased capitated revenues, and controlling the expenses of Affiliated Groups. To the extent that patient revenue increases at a greater rate than practice expenses, PQC's management fee will increase. Conversely, if PQC is not able to control practice expenses or assist the Affiliated Groups in increasing patient care revenue, PQC will earn no or only a limited management fee. Under the proposed arrangements with Clinical Associates, PQC will earn a fee based, in part, upon increases in billings, net of bad debts and discounts, above historical levels, and a reduction in the percentage of revenue needed to pay practice expenses. While this structure causes PQC's management fee not to be as dependent upon controlling practice expenses, PQC believes that both increased revenues and controlling costs will continue to be important factors to its management fee growth as increased billings depend upon affiliated physicians being motivated by competitive levels of compensation.

         The Company's and its Affiliated Groups' revenues are derived from governmental programs, managed care payors and traditional fee-for-service arrangements. The following table sets forth the approximate percentage of the revenues received by the practices that were affiliated with the Company at December 31, 1996 during the twelve-month period December 31, 1996:

              ---------------------------------------------------------------
               Medicare                                                31.4%
              ---------------------------------------------------------------
               Medicaid                                                 4.2%
              ---------------------------------------------------------------
               Capitated Managed Care Contracts                         5.5%
              ---------------------------------------------------------------
               Fee for Service Contracts                               54.4%
              ---------------------------------------------------------------
               Other                                                    4.5%
              ---------------------------------------------------------------

The Company

First Quarter Ended March 31, 1997 and First Quarter Ended March 31, 1996.

         The completion of the Springfield and Baltimore affiliation transactions resulted in the Company having net revenues of $10.6 million for the first quarter ended March 31, 1997 compared to no revenues in the first quarter fiscal of 1996. The increases in revenues were more than offset by increases in expenses. The affiliation transactions resulted in the addition of physicians compensation, non-physician salaries and benefits, other practice expenses, provision for bad debt, and depreciation and amortization. In addition, the $2.04 million increase in general corporate expenses reflects the inclusion of non-salary clinic expenses. Amortization of goodwill acquired in the transactions will increase in future periods as future transactions are completed. The profitability of the Company in future periods will be dependent upon increases in the revenues of the affiliation physicians and the Company's ability to manage general corporate and other expenses.

Pro Forma Results of Operations for Year Ended December 31, 1996

         PQC on a pro forma basis, as if the Springfield and Baltimore transactions had been completed on January 1, 1996, had management fee revenue of approximately $22.8 million. Operating expenses were $27.4 million, the most significant of which included $18.1 million of non-physician practice expenses and $6.3 million of general corporate expense. The net loss for the period was $4.3 million.

Year Ended December 31, 1996 and Period from March 20, 1995 to December 31, 1995

         Although the completion of the Springfield and Baltimore affiliation transactions resulted in the Company having management fee revenue of $3.8 million for the year ended December 31, 1996 as compared to no revenue in the period from March 20, 1995 to December 31, 1995, increases in expense, particularly corporate expense, exceeded the growth of revenues. The $3.9 million increase in general corporate expense in fiscal 1996 as compared to the period from inception to December 31, 1995 reflects the increase in corporate and regional office level personnel necessary to support operations, finance and affiliations. Due to the completion of the affiliation transactions, depreciation, amortization and the provision for bad debts are significantly higher. Amortization of goodwill acquired in the transactions will increase in future periods as it is reflected for a full year and as future transactions are completed. The profitability of the Company in future periods will be dependent upon an increase in the revenues of the affiliated physicians and the Company's ability to control general corporate and other expenses.

The Predecessor

Three Months Ended March 31, 1996.


         Net patient service revenue was $1.9 million for this first quarter period. This is 21% of the net patient service revenue recorded in 1996 and therefore consistent with result for the full year. Physician compensation was $0.6 million and is 30% of the full year results. This appears high due to the fact that year ended 1996 physician compensation does not include distribution of net income to physicians. Non-physician salaries and benefits were $459,000 and 22% of the full year. Other non-salary practice expenses were 20% of the full year. The net income recorded was $71,000 and 17% of the 1995 results.

Year Ended December 31, 1996 (pro forma) and December 31, 1995

         The Predecessor's net patient revenue from fiscal 1996 to fiscal 1995 increased by 27.7% from $7.0 million in 1995 to $9.0 million in 1996. Revenue growth was driven by the maturing practices of new physicians joining the second Springfield, Massachusetts facility in 1994 and 1995 and increased patient visits and fees generated for sub-speciality services through the capitated Medicare Risk contract with Tufts Health Plan's Secured Horizons product. Physician compensation and benefits declined 13.2% from $2.3 million in 1995 to $2.0 million in 1996, but the recorded physician compensation does not include the distribution of net income to physicians. Physician compensation and net income combined increased by 1.2% from $2.4 million in 1995 to $2.43 million in 1996. Non-physician salaries and benefits increased by 9.5% from $1.9 million in 1995 to $2.1 million in 1996 due to a partial year of increased staffing necessary to support higher practice volume. Other non-salary practice expenses increased 41.4% from $2.9 million in fiscal 1995 to $4.1 million in fiscal 1996 and as a percentage of revenue increased from 41.8% to 46.3%. The most significant reason for the increase of non-salary practice expenses was an increased reserve for bad debt expense in the first eight months of 1996 as adjustments to historical accounting policies of the practices combined into the Springfield Affiliated Group were brought into line with the accounting policies being applied by PQC. For the last four months of 1996, the Predecessor paid a management fee of $71,310 to PQC reflecting the new compensation arrangement as part of the affiliation. Income taxes were deducted in 1996 at a 40% rate due to the profitability of the business as compared to a tax benefit in 1995. Net income in 1996 was $421,000 in 1996 as compared to $86,000 in 1995, an increase of 388%.

Year Ended December 31, 1995 and December 31, 1994

         Net patient service revenue increased by 5.4% to $7.02 million for the year ended December 31, 1995 from $6.66 million for the year ended December 31, 1994. The increase was driven by continued patient volume growth from the established physicians plus the full year revenues from a second primary care physician ("PCP") satellite facility and an additional specialist physician. The earnings retained by physicians declined by 6.3% from $2.47 million in fiscal 1994 to $2.32 million in fiscal 1995 due primarily to the fact that partner physicians were subsidizing the start-up of the new PCP facility. Non-physician salaries and benefits grew 6.4% from $1.81 million in fiscal 1994 to $1.93 million in fiscal 1995, reflecting a growth of facilities and number of physicians. Other practice expenses grew 19.2% over this same period from $1.61 million to $1.92 million due to a full year impact of the opening of the PCP satellite facility. Depreciation and amortization increased 32.0% from $97,000 in the year ended December 31, 1994 to $128,000 in the year ended December 31, 1995 due to the increase in fixed assets associated with the satellite PCP facility. Provision for bad debts increased by 17.2% from $0.76 million to $0.89 to match an increase in accounts receivable and to reflect different collection assumptions in the payor base. The net income over this period increased from a loss of $62,000 to a profit of $86,000 due to lower revenue retained by physicians.

Year Ended December 31, 1994 and December 31, 1993

         Net patient service revenue increased by 7.7% to $6.66 million in the year ended December 31, 1994 from $6.19 million for the year ended December 31, 1993. The increase was driven by continued growth of patient volume through the group and its PCP satellite facility in Enfield, Connecticut. The earnings retained by physicians increased by 3.7% from $2.38 million to $2.47 million due to increased revenues. Non-physician salaries and benefits grew 12.3% over this period from $1.62 million to $1.81 million, reflecting the increase in support cost when two new physicians joined the group in August 1994. The physicians included one specialist and one PCP who staffed a second PCP satellite facility at a second site in Springfield, Massachusetts. Other practice expenses grew 17.4% over this period from $1.37 million to $1.61 million due primarily to the set-up of the second PCP satellite facility. Depreciation and amortization effectively was flat over this period--$97,000 in 1994 and $98,000 in 1993. The provision for bad debts increased by 12.9% from $0.67 million to $0.76 million to match an increase in accounts receivable and to reflect different collection assumptions given changes in the payor base. The net income over this period decreased from a profit of $35,000 to a loss of $62,000 due to increased costs related to the satellite facility opening.

Liquidity and Capital Resources

         The Company's principal requirements for capital are payments to physicians in connection with affiliation transactions with the Company and its Affiliated Groups, transaction costs associated with such affiliation transactions, working capital requirements for its Affiliated Groups and the funding of operating losses. The Company anticipates that its liquidity and capital resource requirements will be similar on a long-term and short-term basis. Due to its start-up status, the Company has incurred significant operating losses to date and does not have operating cash flow to fund growth or further losses. The Company cannot continue as a going concern without external capital sources. The Company's principal sources of capital to date have been the issuance of Class B and Class C Common Stock under the Equity Facility, issuances of Class A Common Stock to Physician Stockholders, other issuances of Class A Common Stock to private investors and borrowing under a Credit Agreement with Bankers Trust Company.

         During 1996, the Company paid aggregate consideration of approximately $29.5 million in connection with affiliation transactions. Of such amount, approximately $5.9 million was paid in cash and approximately $23.6 million was paid in Class A Common Stock. Of these amounts, $3.2 million in cash and $6.5 million in Common Stock was paid to physicians in the Springfield Affiliated Group and $2.7 million in cash and $17.1 million in stock was paid to the physicians in the Flagship Affiliated Group. The majority of such payments were accounted for as an addition to intangible assets, which represented $28 million of the Company's total assets of $39 million at December 31, 1996. The Company is amortizing the intangible assets over 40 years. The Company has entered into or completed during 1997 Affiliation transactions with a value of $19.7 million, $3.8 of which was or will be paid in cash.

         Of the Company's outstanding common stock 13,313,082 shares are subject to a put option which provides for the put of the shares back to the Company at fair value upon the death or disability of the holder. In addition, 1,072,285 of such shares are also subject to a fair value put option back to the Company at the later of the shareholder's retirement from the Company or 18 months after the date (December 11, 1996) of the shareholders' agreement. Consequently, these 13,331,082 shares have been recorded at fair value outside of permanent equity in the accompanying balance sheet. The Company's Stockholder Agreements also provide that in connection with 10,626,163 shares of common stock, the Company has the right to purchase such shares for fair value if the shareholder's termination from the Company is without cause or is by resignation, and for the lower of cost or fair value if termination is with cause. All of the above put and call provisions expire on the date of a Qualified Public Offering ("QPO"), a public offering of the Company's common stock with proceeds to the Company of at least $50 million and the Institutional Investors each sell shares or have the opportunity to sell shares with a value equal to 75% of the amount invested in the Company and have sold, or have the opportunity to sell, 50% of the capital stock into which the Class B and Class C Common Stock is convertible. Because the Company's shares are subject to a number of restrictions in the shareholders' agreements and will not trade until the occurrence of a QPO, the Company believes it is a nonpublic entity for compensation accounting purposes and, accordingly, has not recorded any compensation expense for these puts and calls. As noted above, at the date of the QPO, the put and call provisions of the shareholder agreements will expire. On December 31, 1996 and February 12, 1997, the Company issued an aggregate of 614,000 additional shares of Common Stock at $2.50 per share for a total consideration of $1.535 million.

         The Company has generally purchased the working capital of practices in affiliation transactions. Therefore, additional working capital investment is generally only required to the extent billing processing is slowed during payor administrative changes after an affiliation and also to fund growth of revenues. At December 31, 1996, the Company and its affiliated entities had total net accounts receivable of $5.4 million and the Predecessor had aggregate accounts receivable of approximately $900,000 at each of December 31, 1995 and 1994. At March 31, 1997, the Company and its affiliated entities had total net accounts receivable of $7,163,000.

         The Company currently anticipates that its and the Affiliated Group's capital expenditures during 1997 will be approximately $1,500,000.

         The Company has executed a contract with HBO and Company that obligates the Company to purchase $1.1 million worth of equipment and licenses pertaining to practice management systems. The term of the contract is five years.

         At March 31, 1997, Bain Capital had $20 million of unused commitment to purchase the Company's Class B Common Stock. Such commitment was terminated on June 20, 1997 in connection with the amendment of the Equity Facility at which time $25 million was issued in consideration for the issuance of 7,682,309 shares of Class C Common Stock. An additional $20 million in shares of Class C Common Stock may be issued in the future. The purchase of such additional shares of Class C Common Stock is at the option of the Institutional Investors and there can be no assurance that such equity capital will be available when needed. Pursuant to the Equity Facility, the Company has also agreed that it will not use other sources of equity or debt financing, other than bank financing, without the consent of the Institutional Investors. See "Business -- The Equity Financing."

         On January 16, 1997, the Company entered into the Credit Agreement with Bankers Trust, as Agent, and the lenders from time to time a party thereto, pursuant to which the lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide a revolving credit facility (the "Facility") to the Company in an aggregate amount of up to $3.5 million (subject to downward adjustment in the event that the Company and the Affiliated Groups do not maintain an adequate amount of accounts receivable). On March 31, 1997, the Company's outstanding borrowings under the Facility were $3.0 million and the remaining available commitment on such date was $500,000. The Company will need to repay or refinance the outstanding balance under the Credit Agreement when the facility terminates in January 1998. While the Company currently expects to enter into a replacement credit facility there can be no assurance that the Company will be able to do so or to do so on terms favorable to the Company. See "Business -- The Credit Agreement."

         In addition to the Equity Facility, borrowing under the Credit Agreement and cash generated by the operations of the Affiliated Groups, the Company has also obtained capital to fund operating losses and affiliation payments through the private placement of Common Stock. In August 1996, the Company issued $1.0 million of convertible notes, all of which were converted into Common Stock at a conversion price of $2.50 per share on August 30, 1996. The proceeds from the convertible notes were used to fund the Company's operations prior to the initial closing of the Equity Facility. On December 31, 1996 and February 12, 1997, the Company issued an aggregate of 614,000 additional shares of Common Stock at $2.50 per share for a total consideration of $1.535 million.

                                   BUSINESS

The Company

         Physicians Quality Care, Inc., which was incorporated in March 1995, provides practice management services for multi-specialty medical practice groups. The Company's objective is to establish networks of primary and specialty care physicians and related diagnostic and therapeutic support services which can provide comprehensive healthcare services in targeted geographic areas.

         PQC's strategy has four central elements: developing economies of scale in support services for physician practices (i.e., administrative, billing and clerical staff) and managed care contracts and geographic penetration by affiliating with large numbers of qualified physicians in targeted geographic areas, assisting the affiliated practices in providing cost-effective healthcare to special populations, building comprehensive local healthcare networks by developing contractual or strategic relationships with providers of, ancillary services such as home healthcare and weight and health management and improving the financial performance of affiliated physician's practices by seeking to maximize the value of each physician encounter. To date, the Company has focused upon developing its presence in western Massachusetts, northern Connecticut and Maryland. The Company believes that once the Company has developed a large base of affiliated physicians its strategy will enable the Company to generate increased demand for the services and capabilities of its affiliated physicians, treat patients in lower cost settings and negotiate favorable managed care contracts. The Company intends to achieve growth through the recruitment of additional physicians, the expansion of managed care relationships and the development of contractual or strategic relationships with providers of ancillary services.

         The core of PQC's proposed integrated healthcare delivery system is its affiliation with groups of physicians who enter into long-term management agreements with the Company. The Company assumes responsibility for non-medical aspects of an affiliated physician's practice and focuses its efforts on seeking to increase revenues and improve operating margins, implementing management information systems and negotiating managed care contracts. The physicians remain responsible for, among other things, the medical, professional and ethical aspects of their practices. By affiliating with the Company, physicians have increased opportunity to access capital, continue to participate in the profitability of their individual practices and, through stock ownership, share a financial interest in the overall performance of the Company.

Industry Overview

         Traditionally, health insurance plans reimbursed providers on a fee-for-service basis, a system that offered very little incentive for efficiency. In recent years, the healthcare industry has undergone significant changes as both the private and public sectors seek to slow spending growth. Since the early 1980s, much of the healthcare coverage in the U.S. has shifted to managed care systems which offer cost savings in exchange for limiting the utilization of services. Moreover, there has been a shift to prepaid insurance plans that offer comprehensive healthcare services to enrollees and pay providers a fixed, prepaid monthly premium. The most prevalent of these prepaid health insurance alternatives is the health maintenance organization ("HMO"). To remain competitive, HMOs and other similar payors seek to align themselves with the most cost- and service-effective providers, generally channeling patient volume to such providers.

         In the managed care environment, doctors must contract or affiliate with leading insurers or healthcare networks in their practice area. The third-party payors rely on primary care physicians to play a "gatekeeping" role and to make important medical decisions for the patient. Many payors look to share the risk of providing services through capitation arrangements which provide for fixed payments for patient care over a specified period of time. In general, capitated contracts pay a flat dollar amount per enrollee in exchange for the physician's obligation to provide or arrange for the provision of a broad range of healthcare services (including inpatient care) to the enrollee. A significant difference between a capitated contract and traditional managed care contracts is that the physician is sometimes responsible for both professional physician services and many other healthcare services, e.g., hospital, laboratory, nursing home and home health. The physician is not only the "gatekeeper" for enrollees, but is also financially at risk for over-utilization and for the actuarial risk that certain patients may consume significantly more healthcare resources than average for patients of similar age and sex (such patients being referred to as "high risk patients"). Although physicians often purchase reinsurance to cover some of the actuarial risk associated with high risk patients, such insurance typically does not apply with respect to the risk of over-utilization until a relatively high level of aggregate claims has been experienced. If over-utilization occurs with respect to a given physician's enrollees (or if the physician's panel of enrollees includes a disproportionate share of high risk patients not covered by reinsurance), the physician typically is penalized by failing to receive some or all of the physician's compensation under the contract that is contingent upon the attainment of negotiated financial targets, or the physician may be required to reimburse the payor for excess costs. In addition, a physician may be liable for over-utilization by other physicians in the same "risk pool" and for utilization of ancillary, inpatient hospital and other services when the physician has agreed contractually to manage the use of those services. Under this payment system, primary care physicians have important economic incentives to reduce costs by ensuring the efficient utilization of other providers of care, shifting care to outpatient settings where feasible, monitoring the progress of patients throughout the course of treatment and encouraging preventive healthcare.

         In this environment, physicians are facing reimbursement pressures, greater administrative burdens, increasing financial responsibility for the risk of patient care, and a shift in demand from specialty to primary care. In addition, legislative changes have substantially limited a physician's ability to maintain an ownership interest in entities that provide ancillary services such as outpatient laboratories, infusion centers and diagnostic and rehabilitation facilities. These factors have all contributed to a moderation, if not reduction, in the growth of many physicians' incomes. With greater oversight by third-party payors, physicians are also facing a decrease in control over medical decisions and the administration of their practices.

         In response to these changes in the marketplace, many physicians are joining together to maintain clinical autonomy, create greater negotiating leverage vis-a-vis HMOs and other third party payors and reduce escalating administrative costs. Physicians also are increasingly abandoning traditional private practice which typically has higher operating costs and little purchasing power with suppliers and must spread overhead over a relatively small revenue base in favor of affiliations with larger organizations. Three basic groups have emerged as managers of physician practices each of which encompasses several variations in format: hospitals, which may employ physicians directly or provide support through a management services organization ("MSO"); insurance companies, which may employ physicians directly through HMOs or may provide management services through an affiliated MSO; and independent, investor-owned physician practice management companies.

Company Strategy

         The Company believes that physician practice management companies ("PPMs"), such as PQC, offer physicians significant advantages over other alternatives in the industry consolidation. PPMs provide physicians with improved practice management and an opportunity to participate in the growth of the PPM through stock ownership while maintaining control over medical decisions. The physician market is currently highly fragmented, and PPMs and other organizations providing physicians with management alternatives have thus far captured only a small portion of this potential market. Thus, the Company believes there is a significant opportunity to expand the number of its affiliated physicians.

         In addition, the Company believes that because physicians can serve as gatekeepers for patient care, they can exercise direct control over healthcare spending and should be in a position to share in the savings generated by the cost containment practices they adopt. For a fee or a percentage of the group's earnings, a PPM provides physician groups with administrative and practice management services that are needed for a physician group to realize these cost savings and to seek to optimize contractual relationships with managed care organizations, thus retaining some or most of the cost savings so generated.

         The central elements of the Company's strategy are to develop long-term affiliations with physicians, focus on cost effective healthcare delivery to special populations, and build comprehensive local healthcare networks. To date, the Company has focused upon developing a network of affiliated physicians. The Company believes that its strategy will enable the Company to generate increased demand for the services and capabilities of its affiliated physicians, treat patients in lower cost settings and negotiate favorable managed care contracts.

         Develop long-term affiliations with physicians. PQC seeks to affiliate with physicians in solo or group practices by entering into contractual arrangements pursuant to which PQC, or a professional corporation or professional association affiliated with PQC, assumes management of non-medical aspects of the practices. Upon affiliation, PQC seeks to provide the physicians with, among other things, increased opportunity to access capital, management experience, improved information systems and increased opportunity to participate in favorable managed care contracts. The Company intends to assist affiliated physicians in improving clinical outcomes and seeks to keep medical costs down by merging physicians into Affiliated Groups. The Company's structure allows physicians to continue to practice in their existing locations with no disruption to patient flow patterns while providing access to coordinated ancillary services. By affiliating with PQC, physicians, through the revenue sharing provisions of their employment agreements and the Services Agreements between the Affiliated Group and PQC, continue to participate in the profitability of their individual practices and, through stock ownership, share a financial interest in the overall performance of the Company. Physicians constitute a majority of the Board of the Directors of PQC and all local advisory boards, which control such decisions as clinical protocols and utilization review, payor relations and the addition of ancillary services.

         Balance of Primary Care Physicians and Specialists. PQC believes that a successful system should be balanced between primary care physicians and specialists to provide efficient coordination and utilization of the appropriate levels of care, and PQC intends to seek to develop this balance in the physician groups with which it affiliates. Of the 98 physicians affiliated with the Company at March 31, 1997, 65 are engaged in primary care practices and 33 are engaged in specialist practices. The Company believes the industry trend toward integrated delivery systems will result in an increasing demand for primary care physicians because a higher degree of coordination of care and risk-sharing will be required than that which can be achieved in a system controlled by specialists. The Company's strategy is to have the primary care physician serve as the central manager in the patient system and to develop effective coordination between specialists and the primary care physicians within its network.

         Focus on special populations. PQC believes that the management of healthcare costs for certain populations provides significant opportunities that are not being addressed in the marketplace. Special populations, including the elderly, the disabled and those with debilitating chronic or high-cost, complex diseases represent a minority of the population but account for a disproportionately high percentage of the healthcare costs in the United States. The Company believes that a significant portion of these costs can be avoided with effective case management, use of information systems, and coordinated use of the full continuum of healthcare. At present, a relatively small percentage of these patients are enrolled under capitated contracts. However, the Company believes that the cost pressures that fostered the development of managed care for other segments of the population should have an even more significant impact on the rapid development of managed care for such patients. Through affiliation with physicians and academic experts who specialize in geriatrics and medical conditions that disproportionately affect these population segments, effective use of case management techniques designed specifically for such populations, and management information systems, the Company believes that its affiliated physicians should be able to manage cost effectively the risks of providing care to these populations on a capitated basis.

         Improved Medical Quality and Performance. Over time, the Company intends that its affiliated physicians will devise medical protocols and the Company will perform outcome analyses, such that the most effective medical practices in each network can be shared across physician groups. The Company is in the process of establishing a quality assurance program that will incorporate peer review, self-critiquing mechanisms, patient satisfaction surveys, continuing medical staff development and regular continuing medical education seminars. Once a large base of affiliated physicians at Affiliated Groups is established, medical directors of each local care network will participate in the Company's National Medical Advisory Board that will meet regularly to establish and review medical standards, policies and procedures for all physicians affiliated with the Company.

Affiliation Structure

         General Affiliation Model. Although the details of each affiliation transaction may differ, the Company has developed the General Affiliation Model, designed to capture the benefits of integration while preserving significant physician autonomy. In the General Affiliation Model, physicians initially affiliating with the Company in each geographic area who will become stockholders of the Company transfer their practices by mergers or asset sales to an Affiliated Group, a newly-formed professional corporation or professional association permitted to practice medicine under applicable law. These physicians, along with other physicians in that geographic area who subsequently become part of an Affiliated Group and become stockholders of the Company (the "Stockholder Physicians"), execute an Employment Agreement with the Affiliated Group at the time that they transfer their practice assets. The Affiliated Group, in turn, enters into a 40-year Services Agreement with the Company pursuant to which the Company agrees to provide the physicians in the Affiliated Group with comprehensive management services in exchange for a fee. As consideration for transferring their practices to and becoming employed by the Affiliated Group, Stockholder Physicians receive shares of the Company's Common Stock and in some cases cash, the amount of which is negotiated on an individual basis between each Stockholder Physician and the Company. Physicians who are not stockholders of the Company may also be employed by the Affiliated Group.

         The factors that the Company considers in selecting physician or physician groups for Affiliation include the location of the practice, whether the practice can be successfully integrated into an Affiliated Group, the ability of the Company to assist the physician to increase billings and control costs, the size of the practices, the compensation sought by the physician or physician group, the nature of the physician's practice and the reputation of the physician in the medical community.

         All of the outstanding capital stock of each Affiliated Group is held by a Stockholder Physician designated by the Company (the "Affiliated Group Stockholder"). At the time of the affiliation, the Affiliated Group Stockholder enters into an agreement (the "Designation Agreement") with the Company and the Affiliated Group pursuant to which he or she agrees to consult with the Company in voting the stock of the Affiliated Group, agrees to transfer the stock of the Affiliated Group without consideration to another licensed physician at the direction of the Company and agree to pay over to the Company any dividend or distribution on the stock received from the Affiliated Group. The Designation Agreement also provides that the stock of the Affiliated Group is automatically transferred at the direction of the Company in the event that the Affiliated Group Stockholder attempts to transfer it to a third party. The Designation Agreement provides, however, that the Affiliated Group Stockholder is not required to consult with the Company as to matters requiring the exercise of professional medical judgment.

         The Employment Agreements contain certain restrictive covenants, including covenants relating to noncompetition, confidentiality and nonsolicitation of employees. Pursuant to these restrictive covenants, the Stockholder Physicians agree, during the term of the employment agreement and for a one year period thereafter, not to establish, operate or provide medical services in a specified geographic region (generally 15 miles within the physician's practice site), subject to certain limited exceptions. In addition, the Stockholder Physicians agree during the employment agreement and for a two year period thereafter not to provide certain other services related to the practice of medicine in the geographic region and not to solicit any employee or patients of the Affiliated Group. Under current state laws and judicial decisions that restrict the enforcement of non-competition agreements against physicians on public policy grounds, the Company has no or limited ability to enforce the covenants not to compete. Each Employment Agreement generally is terminable by the Affiliated Group with respect to any individual Stockholder Physician upon the death or disability of such Stockholder Physician or upon the occurrence of certain events that either interfere with the ability of such Stockholder Physician to practice medicine or significantly diminish the value of such Stockholder Physician's affiliation to the Affiliated Group. Each Stockholder Physician may terminate his or her Employment Agreement under certain circumstances, including without cause upon six months notice to the Affiliated Group. With respect to the Flagship Stockholder Physicians (as defined below), such notice may only be given after the first anniversary of the Employment Agreement. The Employment Agreements also contain terms permitting or requiring a Stockholder Physician upon termination after certain material breaches of the Affiliated Group's or the Company's obligations under the employment agreement or the Services Agreement between PQC and the Affiliated Group, to repurchase from the Affiliated Group the restrictive covenants and his or her practice assets (i.e., office and examination equipment, in certain cases the lease for premises at which the physician practices, patient lists and records, and third party payor contracts) upon termination of employment. The terms of such repurchase provision may not permit the Company to fully recover its affiliation payments to the physician or reflect the cost of affiliation transactions at the time of termination. To date, no Stockholder Physician has terminated an employment agreement or repurchased any practice assets.

         Pursuant to the Services Agreement, the Company provides (or arranges for the provision of) a comprehensive package of services to the Affiliated Group and its physicians, including offices and facilities, equipment, nursing and other non-physician professional support, administrative personnel, information systems, comprehensive professional liability insurance and general management and financial advisory services. The Company, on behalf of the physicians in the Affiliated Group, supervises the billing of all patients, insurance companies and third-party payors and negotiates all contracts and relationships with payors. The physicians remain responsible for, among other things, the medical, professional and ethical aspects of their practices.

         Generally, under a Services Agreement, net revenues from patient care are first applied to the payment of the operating expenses of the practices. Any remaining net revenues are allocated between a pool from which physician compensation is paid ("Compensation Pool") and the Company. The majority of the net revenues are initially allocated to the Compensation Pool until the physicians receive as compensation a minimum level of income based upon a significant percentage of their historical compensation. The Company receives a portion of the net revenues as the net revenues exceed such base levels. For additional information regarding the terms of the revenue sharing arrangements see "The Springfield Affiliated Group", - "The Flagship Affiliated Group" and "The Clinical Associates Transaction." Unlike the current arrangements, the revenue sharing arrangements with respect to the physician in Clinical Associates provide in part for PQC to receive a percentage of billings, net of bad debts and discounts, above certain threshold levels with practice expenses and physician compensation being paid from the billings after PQC's management fee. The Company may use either a compensation formula based upon a sharing of profits or billings in the future. Profits from integrated health services that may be established by the Company or an Affiliated Group are allocated separately and will be determined based upon the nature of the integrated health service, or in the absence of such an agreement, 50% of the profit from such services will be allocated to the Company. Because compensation of Stockholder Physicians is a function of many factors including the financial performance of such physicians, neither the Company nor an Affiliated Group can guarantee that a Stockholder Physician will receive any minimum level of compensation, and the Stockholder Physicians are not entitled to any compensation other than their allocated share of the Compensation Pool. The Compensation Pool is initially allocated to the Stockholder Physicians until each physician has received a pre-agreed draw. Any amount remaining in the Compensation Pool is allocated among the Stockholder Physicians as determined by a Compensation Committee appointed by the Physicians.

         The Company believes that its General Affiliation Model offers a number of advantages. For example, physicians remain in their pre-affiliation locations, offering their patients the continuity and convenience of decentralized offices. At the same time, laboratory and administrative services generally are provided on a centralized basis, allowing the Affiliated Groups to achieve economies of scale in purchasing and other administrative efficiencies. Moreover, the Company believes that as it completes its initial affiliation transactions in particular geographic markets, Affiliated Groups will provide it with both a visible business presence and a corporate framework for securing additional affiliations with physicians in those markets.

         Currently, most of the contractual arrangements with managed care payors and other third party payors involve contracts between the Stockholder Physicians and the payors. Such contracting structure does not decrease the Company's revenues since the physicians are contractually obligated to pay over any amounts received to the Affiliated Group. However, PQC expects that it will in the future negotiate payor contracts directly between payors and Affiliated Groups or payors and PQC in order to take full advantage of the economies of scale resulting form a having a large number of affiliated physicians.

         The Company also believes that the decision making structure that it establishes in connection with each Affiliated Group facilitates information sharing and cooperation between the affiliated physicians and the Company. Each Affiliated Group maintains its own policy making structure, including a Joint Policy Board and a Medical Advisory Board. The Joint Policy Board is charged with, among other things, developing certain management and administrative policies for the Affiliated Group, approving operating and capital expenditure budgets, establishing fee schedules for services provided by the Affiliated Group, approving the establishment of managed care contracts and determining of the number and type of physicians required for the operation of the Affiliated Group. Certain decisions that may have a material impact upon the business, results of operation or financial condition of the Affiliated Group must also be approved by the Affiliated Group Stockholder. The current Joint Policy Boards have nine members: the President of the Affiliated Group (selected by the Affiliated Group Stockholder from physicians nominated by the Stockholder Physicians), four persons designated by the Company and four persons designated by the Stockholder Physicians. The Medical Advisory Board, which is responsible for providing medical input on managed care contracting by the

Affiliated Group and leading the development and dissemination of medical protocols among the physicians, is chaired by the Medical Director of the Affiliated Group (selected by the Affiliated Group Stockholder from physicians nominated by the Stockholder Physicians) and consists of six other physicians elected by the Stockholder Physicians.

         Physicians who affiliated with the Company after August 30, 1996, are required to become parties to a Stockholders Agreement that grants certain rights to the Company, the Institutional Investors and the Stockholders, including certain put and call rights on the Common Stock and "drag-along" and "tag-along" rights. For further information regarding these provisions. See "Description of Capital Stock - Stockholders Agreement" and the Notes to the Financial Statements.

         Although the Springfield and Flagship Affiliations generally track the General Affiliation Model, the Company may depart to some extent or significantly from it or pursue an altogether different approach in completing future physician affiliations.

The Springfield Affiliated Group

         The Company has entered into affiliation transactions with nine medical practices located in western Massachusetts, consisting of a total of 39 physicians, 34 of whom are stockholders in the Company (the "Springfield Stockholder Physicians") and 5 of whom are employed by the Springfield Affiliated Group as employees (the "Springfield Affiliation"). These physicians treat patients from 28 towns in western Massachusetts and northern Connecticut, which area had a total population in 1990 of approximately 650,000. Twenty-four of the physicians are engaged in primary care practices, including two physicians with pediatric practices. Fifteen of the physicians are engaged in specialist practices, including pulmonology, cardiology, oncology/hematology, infectious disease, rheumatology and gastroenterology. The Springfield Affiliated Group leases offices in 11 locations, of which 9 are located in Springfield, Massachusetts. Certain of the offices are leased from Springfield Stockholder Physicians. The Springfield Affiliated Group had total patient revenue of approximately $16.5 million for the year ended December 31, 1996. At December 31, 1996, the Springfield Affiliates Group had a patient base of approximately 50,000.

         The Springfield Affiliated Group has a capitated Medicare Risk contract with Tufts Health Plan's Secure Horizons product. As of March 31, 1997, there were 1,975 covered lives. Profitability of the Secure Horizons contract is dependent upon many factors including regular utilization review of inpatient, skilled nursing facility, home care and outpatient services, subcapitations, close collaboration with the partner hospital, primary care and specialist physician communication, data analysis and review and physician leadership.

         The Springfield Affiliated Group also participates in managed care plans of Aetna, Blue Cross and Blue Shield of Massachusetts, Cigna, Fallon Health Plan, Health New England, Pioneer (PPO), and Tufts Health Plan.

         Consistent with the General Affiliation Model, the Springfield Stockholder Physicians, or the professional corporations and other entities with whom they were affiliated, merged or sold their practice assets to the Springfield Affiliated Group in exchange for an aggregate of approximately 3,164,738 shares of Common Stock of the Company and approximately $4.1 million in cash. The 29 initial Stockholder Physicians entered into a three-year employment agreement with the Springfield Affiliated Group, pursuant to which each physician received options to purchase 2,500 shares of Common Stock of PQC at an exercise price of $2.50 per share. The options expire on the earlier of termination of employment or three years from commencement of employment. The Physicians who subsequently affiliated with the Springfield Affiliated Group entered into ten-year employment agreements with the Springfield Affiliated Group. Four of these Springfield Physician Stockholders each received options to purchase 37,500 shares of Class A Common Stock at an exercise price of $1.00 per share which options are subject to certain vesting conditions. In addition, up to $2.15 million, payable in Class A Common Stock at $2.50 per share, may be paid in the future to certain Springfield Stockholder Physicians provided that certain revenue goals are met. The Springfield Affiliated Group in turn entered into a 40-year services agreement with the Company pursuant to which the Company (on behalf of the Springfield Affiliated Group) agreed to provide management services to the Springfield Affiliated Group physicians.

         Under the Employment Agreements with the twenty-nine initial Springfield Stockholder Physicians, revenues from patient care remaining after payment of operating expenses, including expenses of the Springfield Affiliated Group ("Gross Margin") are allocated first between the Springfield Affiliated Group's Compensation Pool (the "Springfield Compensation Pool") and the Springfield Affiliated Group in a 95%/5% proportion until 95% of the base compensation of the Springfield Stockholder Physicians is achieved, then to payment of certain non-operating expenses, and then 80% to the Springfield Affiliated Group and 20% to the Springfield Compensation Pool until the Springfield Affiliated Group has been allocated $1.5 million, with any remaining Gross Margin being divided evenly between the Springfield Affiliated Group and the Springfield Compensation Pool. Under the Employment Agreements with the Springfield Stockholder Physicians who subsequently affiliated with the Springfield Affiliate Group any Gross Margin attributable to these physicians are allocated between the Springfield Compensation Pool and the Springfield Affiliated Group in a 80%/20% proportion until the physicians receive 80% of their base compensation, and then to payment of certain non-operating expenses attributable to the Springfield Affiliated Group, with any remaining Gross Margin being divided evenly between the Springfield Compensation Pool and the Springfield Affiliated Group. The base compensation of the Springfield Stockholder Physicians is $6.7 million. The allocation of Gross Margin to the Springfield Compensation Pool is calculated separately for each fiscal period. If the Gross Margin for any such period is negative, such negative amount constitutes an operating expense in the next fiscal period. Pursuant to the Springfield Services Agreement, all amounts allocated to the Springfield Affiliated Group in any fiscal period are remitted to the Company.

         Six months prior to the third anniversary of the closing of the initial Springfield Affiliation, the Springfield Affiliated Group (on behalf of the Company) or a majority of the Springfield Shareholder Physicians may amend the financial arrangements, effective as of the third anniversary of such closing, such that the economic terms of the Springfield Stockholder Physicians' employment agreements, taken as a whole (and giving effect to any payments or other compensation received by the Springfield Stockholder Physicians in connection with their affiliation), are adjusted to reflect the terms being entered into by independent third parties for similar affiliation and employment relationships at that time.

         The Flagship Affiliation. On December 11, 1996, pursuant to affiliation transactions with the Company, 15 existing professional practices located in the greater Baltimore-Annapolis, Maryland area, consisting of a total of 59 physicians, transferred their practice assets to and became employed by the Flagship Affiliated Group. In exchange for such affiliation, the physicians received a combination of approximately $2.3 million in cash and 6,842,675 shares of Class A Common Stock (the "Flagship Affiliation"). Forty-one of the physicians are engaged in primary care practices, including 20 physicians with pediatric practices. Eighteen of the physicians are engaged in specialist practices, including pulmonology, cardiology, oncology/hematology, infectious disease, rheumatology, gastroenterology and neurology. Fifty-five physicians are stockholders in the Company (the "Flagship Stockholder Physicians") and 4 physicians are employed by the Flagship Affiliated Group as employees. The Flagship Affiliated Group leases 15 practice locations in Maryland, some of which are leased from the Flagship Stockholder Physicians. The practices included in the Flagship Affiliated Group had total patient revenue of approximately $25 million for the year ended December 31, 1996. During the year ended December 31, 1996, the Flagship Affiliated Group had a patient base of approximately 100,000. The majority of patient revenues are fee-for-service rather than capitated.

         In order to effectuate the Flagship Affiliation, the Flagship Stockholder Physicians, or the professional associations, business corporations and limited liability partnerships with whom they were affiliated, transferred their practice assets to the Flagship Affiliated Group by merger or by sale of assets. The Company entered into a 40-year management services agreement with the Flagship Affiliated Group (the "Flagship Services Agreement"), which entered into a five-year Employment Agreement with each Flagship Stockholder Physician. In addition, the Company entered into an agreement with the Flagship Affiliated Group pursuant to which the Company agreed to grant options to purchase, subject to certain conditions, up to 400,000 shares of Common Stock to the Flagship Stockholder Physicians.

         Pursuant to the Flagship Services Agreement and the Employment Agreements with the Flagship Stockholder Physicians, revenues from patient services remaining after payment of third-party operating expenses ("Net Margin") will be allocated between the Flagship Stockholder Physicians' Compensation Pool (the "Flagship Compensation Pool") and reimbursement of the Company's direct expenses relating to the Flagship Affiliated Group, based on a ratio of such budgeted compensation to such budgeted expenses. Once both the Company's direct expenses and the aggregate base physician compensation have been fully satisfied, any remaining Net Margin will be divided evenly between the Company and the Flagship Compensation Pool. The base compensation of the Flagship physicians is $8.15 million.

         Future Affiliation Transactions. The Company's current primary focus is on expanding the Springfield Affiliated Group and the Flagship Affiliated Group, and developing additional Affiliated Groups in the eastern United States. The Company expects to close its Affiliation transaction with Clinical Associates, which will add 71 physicians to the Flagship Affiliated Group on JulY 31, 1997 or as soon thereafter as practicable. The Company is currently discussing a transaction with Blue Cross/Blue Shield of Massachusetts, Inc. ("BCBS") which, if completed, would result in certain physicians who are employed by BCBS being affiliated with the Company. No definitive agreement regarding this transaction has been reached and the Company understands that BCBS is also discussing the transaction with at least one other party. The Company will determine which geographic markets to enter in the future based upon consideration of the following factors (among others): (i) population and economic profile, (ii) level of managed care penetration and effectiveness of providers in coping with the managed care environment, (iii) physician practice density, specialty composition, and average group size, (iv) receptivity of the medical community to the Company's management philosophy, (v) local competition in the physician practice management business and (vi) commercial and Medicare reimbursement rates. The Company also regularly considers the addition of physicians on an employee, rather than a Stockholder Physician, basis.

The Clinical Associates Transaction

         The Company and the Flagship Affiliated Group have entered into an agreement with Clinical Associates, a Maryland professional association, pursuant to which Clinical Associates will become affiliated with the Company and subject to the Services Agreement between PQC and the Flagship Affiliated Group. Although the closing of the transaction with Clinical Associates is subject to certain conditions in favor of the Company and Clinical Associates, the Company expects the Clinical Associates transaction to close during July 1997 or as soon thereafter as practicable. Pursuant to the agreements with Clinical Associates, the stockholders and optionholders of Clinical Associates will receive in the aggregate 4,800,000 shares of Common Stock and $3 million. The Clinical Associates physicians will also enter into five year employment agreements with the Flagship Affiliated Group or another Maryland professional association under common control with the Flagship Affiliated Group and a party to the Services Agreement.

         Clinical Associates is located in the Baltimore, Maryland metropolitan area, and includes 71 physicians, 55 of whom will become stockholders in the Company and 16 of whom are employed by the medical practice. The physicians treat patients from the metropolitan Baltimore area. Twenty-nine of the physicians are engaged in primary care practices, including 12 physicians with pediatric practices. Forty-two of the physicians are engaged in speciality practices, including cardiology, dermatology, endocrinology, gastroenterology, immunology, neurology, psychiatry, pulmonology, obstetrics/gynecology, ophthalmology, orthopedics, otolaryngology, plastic surgery, urology, general surgery, and vascular surgery. The group leases offices in 13 locations, all of which are in Baltimore county. The group had total patient revenue of approximately $36.8 million for the year ended June 30, 1996 and $26.9 million for the nine months ended March 31, 1997. Clinical Associates has a patient base of approximately 150,000 lives. Approximately 50 percent of Clinical Associates' patient revenues from the most recently completed fiscal year are from capitated contracts and 50 percent are from fee-for-service arrangements. The physicians in Clinical Associates participate in full professional capitation contracts with CareFirst, Freestate (Maryland Blue Cross/Blue Shield) and Prudential.

         The method for determining PQC's management fee and the compensation of the Clinical Associates physicians differs from the model used in the Springfield Affiliated Group and with the original Flagship physicians. Instead of a sharing of gross margin after practice expenses, PQC is entitled to a percentage of billings, net of uncollectible amounts and discounts ("Net Adjusted Billings"). The revenue splitting arrangements for the Clinical Associates physicians differ based upon whether the revenue is derived from an existing specialist practice, a primary care practice, future specialist practices and the practices of physicians without established practices. Except as provided below, Net Adjusted Billings in excess of baseline Net Adjusted Billings reflecting the historical level billings for such physician subject to reductions for changes in practice patterns ("Specialist Net Adjusted Billings") from specialist (a specialist being a physician at least 80% of whose billings are derived from a specialist practice) practices with respect to any fiscal year will be allocated 35% to PQC and 65% to an account established with respect to the Clinical Associates physicians and any future physicians included in the same compensation arrangements (the "Account") until $3 million has been allocated between the Account and PQC; and any remaining Specialist Billings will be allocated 20% to PQC and 80% to the Account.

Net Adjusted Billings by primary care, OB/GYN physicians and physicians (whether primary care or specialist) added to the compensation arrangements in the future in excess of the agreed upon baseline Net Adjusted Billings will be allocated 20% to PQC and 80% to the Account. With respect to any physician recruited to join Flagship after the closing who does not have a practice that is merged into Flagship (and to certain physicians currently affiliated with Clinical Associates ), 20% of the Incremented Amount shall be allocated to PQC. "Incremented Amount" means the excess, if any, of Net Adjusted Billings attributable to such physician over an amount equal to twice the average compensation of physicians with a similar practice in the Baltimore metropolitan area as reported by a standardized reporting source. Any Net Adjusted Billings attributable to such physician less (A) the amounts allocated to PQC and (B) the compensation payable to the physician under the physician's employment agreement shall be allocated to the Account. Any revenue not included in Net Adjusted Billings will be allocated to the Compensation Pool to offset practice expenses, provided that if the ratio of practice expenses to practice revenue declines below historical levels, revenues not included in Net Adjusted Billings will be allocated equally to PQC and the Account. Net Margin from centralized laboratory services (which for this purpose shall mean revenue from laboratory ancillary services less (i) direct expenses of such laboratory ancillary services and (ii) an allocation of Flagship overhead) attributable to the Clinical Associate physicians will be allocated 80% to PQC and 20% to the Account. Net Margin from incremental non-laboratory ancillary services will be allocated 50% to PQC and 50% to the Account together with the current Flagship Compensation Pool.

         The amount allocated to the Account is first used to pay the practice expenses of the physicians whose compensation is paid through the Account. Any remaining amount in the Account with respect to any fiscal year will be distributed to the Clinical Associates physicians as their sole source of compensation. The allocation of such compensation among the physicians will be determined by a committee elected by, or pursuant to a formula approved by, the Clinical Associates physicians.

         PQC expects to consider restructuring the compensation arrangements with respect to the current Flagship Affiliated Group to determine whether to merge the two compensation arrangements. In the event that PQC elects to modify the compensation arrangements of the Flagship physicians in this manner, PQC will guarantee for a two year period (commencing on the date of such merger) that the compensation of the Clinical Associates physicians under the combined compensation distribution system is not less than the baseline compensation that such physicians would have received if the compensation distribution systems are not merged.

         Within six months after the closing of the affiliation transaction, the Clinical Associate physicians have the right to elect to receive up to an additional 2,000,000 shares of Common Stock as consideration for the Affiliation. If the Clinical Associate physicians elect to receive such additional Common Stock, the compensation arrangements set forth above will be amended so that an aggregate of $760,000 of Net Adjusted Billings (or such proportionately reduced amount if less than 2,000,000 shares of Common Stock shares are elected) that would otherwise be allocated to the Account with respect to each fiscal year shall instead be allocated to PQC.

         The Services Agreement would include a provision that penalizes PQC if certain revenue targets are not met. Until there is no Shortfall (as defined below) or PQC completes a public offering of its Common Stock at a price to the public of $9.00 or more per share, the amount that would have been allocated to PQC pursuant to the Services Agreement will be reduced by the Adjustment Amount and the amount that is allocated to the Account will be increased by the Adjustment Amount. "Shortfall" means the difference between $3 million and the aggregate increase in Net Adjusted Billings over baseline Net Adjusted Billing by the specialist physicians in Clinical Associates or who are subsequently added to the practice. The "Adjustment Amount" is 45% of any Shortfall.

         PQC has agreed with the stockholders of Clinical Associates that neither PQC nor Flagship will merge with or into, become a subsidiary of, or sell Flagship or all or substantially all of PQC's assets to, or grants governance participation to, a Baltimore Health Care Entity without the approval of a majority of the members of the Management Committee. A Baltimore Health Care Entity means any hospital, medical group or other organization that principally conducts its business in and derives its revenues from the delivery of healthcare services in Maryland.

         In the event that PQC or any of its affiliates propose the establishment of an IPA network in the Maryland Area, PQC is required to obtain the approval of the Joint Policy Board with respect to the structure, governance and financial arrangements of the IPA network, including whether the Physicians in the Flagship Affiliated Group will participate in such IPA network. PQC will be entitled to a fee of up to 10% of the aggregate revenue of the IPA network, which fee PQC shall not be required to share with the physicians employed by the Flagship Affiliated Group. Any residual profits of the IPA network (in excess of the 10% fee) that are retained by PQC shall be allocated 50% to PQC and 50% to the physicians in the Flagship Affiliated Group.

         In the event that on the fourth anniversary of the closing of the affiliation transaction, PQC has not completed an underwritten initial public offering, the Clinical Associates physicians shall have the right, within 45 days thereafter, to require PQC to repurchase the Common Stock issued in the Affiliation at a purchase price of $3.00 per share. PQC shall have the right to pay the purchase price by a five (5) year non-interest bearing note. The principal payable with respect to such note shall be reduced by the amount, if any, that the Clinical Associates physicians' compensation between the issue date of the note and its maturity exceeds the base compensation with respect to the Clinical Associates physicians during that period.

Ancillary Services

         In general, the Company anticipates that it will obtain access to ancillary services, such as laboratories, skilled nursing facility services, and home healthcare, for its Affiliated Groups through contractual relationships or strategic alliances with other healthcare providers. The Company anticipates that these services will be closely coordinated with services provided by its physicians. Over time, the Company, to the extent permitted by federal and state regulations, may seek to own some of these ancillary services, if cost and effectiveness considerations indicate that it would be beneficial to do so and if favorable strategic alliances cannot be entered into. As of the date of this prospectus, the Company and its affiliated entities do not own any ancillary services other than the Springfield and Flagship laboratories and do not have any contractual relationships with respect to any other ancillary services. See "-- Company Strategy."

Relationship With Other Provider Organizations

         The Company may, in the future, contract with other provider organizations such as independent provider associations ("IPA") and physician hospital organizations ("PHOs") on a selective basis. Such contracts may provide management services, including claims processing, member services and administrative support, for a management fee. In other areas, PQC's role may include providing policy guidelines, medical management, credentialing and provider contracting.

The Equity Financing

         In order to finance the cash payments made to the Springfield and Flagship Stockholder Physicians, to fund the Company's operating expenses and to finance subsequent affiliation and working capital requirements, PQC entered into a financing transaction with Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P., on August 30, 1996. Pursuant to the Class B Stock and Warrant Purchase Agreement entered into as of that date (the "Bain Purchase Agreement"), the institutional investors affiliated with Bain Capital were obligated to purchase and the Company is required to sell, in each case subject to certain conditions, up to 12,000,000 shares of the Company's Class B Common Stock at a price of $2.50 per share, together with warrants to purchase 13,000,000 shares of Class B Common Stock (the "Class B Warrants"), of which 4,600,000 shares of Class B Common Stock and Class B Warrants to purchase 6,415,000 shares of Class B Common Stock have been purchased as of June 20, 1997. The Class B Warrants entitle the holder to purchase shares of Class B Common Stock at $2.50 per share (the "Class B Exercise Price"). The Class B Exercise Price is subject to adjustment (i) to reflect any stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations of the Company's capital stock and (ii) to prevent dilution, on a weighted-average basis, in the event that the Company issues additional securities at a purchase price less than the applicable Exercise Price (with the exception of securities issued or reserved for issuance to employees pursuant to stock option plans approved by the Company's Board of Directors).

         On June 20, 1997, the Company entered into an Amended and Restated Class B and Class C Common Stock Purchase Agreement with the Institutional Investors. On June 23, 1997, the Company issued 7,692,309 shares of Class C Common Stock pursuant to the Equity Facility for an aggregate consideration of $25 million and warrants to purchase 7,692,309 shares of Class C Common Stock. The Class C Warrants entitle the holder to purchase the shares of Class C Common Stock at $3.25 per share (the "Class C Exercise Price"). The Class C Exercise Price is subject to adjustment (i) to reflect any stock dividends, stock splits, reverse stock splits, reorganization and recapitalization of the Company's Common Stock and (ii) to prevent dilution, on a weighted-average basis, in the event that the Company issues additional securities at a purchase price less than the applicable Class C Exercise Price (with certain exceptions).

         Pursuant to the Equity Facility, the Institutional Investors are entitled at any time prior to an underwritten public offering of the Company's Common Stock to purchase up to an additional 6,153,846 shares of Class C Common Stock at a purchase price of $3.25 per share and in connection with that purchase, to receive warrants to purchase up to 6,153,846 shares of Class C Common Stock.


         The Company has agreed that it will not take certain actions unless the Company receives the prior approval of the Institutional Investors. Such actions involving the Company, its subsidiaries or any Affiliated Groups include mergers, sales of assets, affiliation transactions, declarations of dividends or other distributions, material changes in business, amendments to the Restated Certificate or By-laws, the hiring, firing and compensation of the Company's chief executive and chief financial officers, adoption of annual operating budget, transactions with affiliates and the commencement or settlement of any litigation.

         The Company's Class A Common Stock, Class B Common Stock and Class C Common Stock are identical except for certain special voting rights of the directors appointed by the holders of each class and the Class C Common Stock being entitled to certain antidilution protection and to a liquidation preference of $3.25 per share. See "Description of Capital Stock."

         In connection with the Equity Facility, the Company entered into a Management Agreement dated as of August 30, 1996 with Bain Capital Partners, V, L.P. ("BCP V"). See "Certain Transactions."

The Credit Agreement

         On January 16, 1997, the Company entered into the Credit Agreement with Bankers Trust, as Agent, and the lenders from time to time a party thereto, pursuant to which the lenders agreed, subject to the terms and conditions set forth in the Credit Agreement, to provide an aggregate amount of up to $3.5 million to the Company under the Facility. On March 31, 1997, the Company's outstanding borrowings under the Facility were $3.0 million and the remaining available commitment at such date was $500,000. On June 25, 1997, the Company repaid the outstanding principal and interest on the loan and the entire commitment remains available.

         Loans under the Facility (the "Loans") bear interest at (i) the higher of (A) 0.5% over the "Adjusted Certificate of Deposit Rate" or (B) the prime rate announced by Bankers Trust Company from time to time, plus 1.5% or (ii) the "Eurodollar Rate," plus 2.5%, and are payable upon the earlier of a "Change of Control Event" or January 16, 1998. The Company may use the Facility to provide financing for general corporate and working capital purposes including, subject to the terms and conditions set forth in the Credit Agreement, establishment by the Company of Affiliated Groups and acquisitions by the Affiliated Groups of physician practice groups.

         The Loans are secured by all of the assets of the Company and its subsidiaries, including subsequently created subsidiaries, and the receivables of the Affiliated Groups, including the Flagship Affiliated Group and subsequently created Affiliated Groups. The Loans are guaranteed by the Flagship Affiliated Group and the Springfield Affiliated Group and must be guaranteed by any subsequently created Affiliated Group.

         The Credit Agreement contains various representations and covenants of the Company, including a covenant to maintain a minimum amount of accounts receivable of the Affiliated Groups. Certain other covenants, among other things, limit the ability of the Company or the Affiliated Groups to (i) amend or terminate the Stockholders Agreement, the Services Agreements and certain other agreements set forth in the Credit Agreement, (ii) make capital expenditures, (iii) sell assets, (iv) incur additional debt, (v) make investments or loans, (vi) pay dividends or distributions and (vii) issue capital stock. In addition, the Company is required to maintain a minimum earning before interest, taxes, depreciation and amortization ("EBITDA") equal or exceeding a loss of $830,000 for the fiscal quarter ended March 31, 1997, a loss of $1.4 million for the six months ended June 30, 1997, a loss of $1.5 million for the nine-months ended September 30, 1997 and a loss of $1.1 million for the year ended December 31, 1997. The Company had a EBITDA of a loss of $718,514 for the fiscal quarter ended March 31, 1997. Failure to comply with such covenants, as well as other events, including a payment default, a default under certain agreements, a change in control, adverse judgments in excess of $25,000 and a default under any security documents constitute events of default under the loans. The Company has not fully complied with certain reporting obligations under the Credit Agreement; however, the bank has not advised the Company that a default exists.

         In connection with the Credit Agreement, Bankers Trust received a commitment fee of $157,500, which fee was converted into 63,000 shares of Class A Common Stock on February 15, 1997.

Governmental Regulation

         As a participant in the healthcare industry, the Company's operations and relationships, and the business and activities of its affiliated physicians, will be subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels and by fiscal intermediates appointed by various payors and other private brokers. The Company will also be subject to laws and regulations relating to business corporations in general. Because of the uniqueness of the structure of the relationship with the physician groups, many aspects of the Company's business operations have not been the subject of state or federal regulatory interpretation, and there can be no assurance that a review of the business of the Company or its affiliated physicians by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company or the affiliated physicians. In addition, there can be no assurance that the healthcare regulatory environment will not change so as to restrict the Company's or the affiliated physicians' existing operations or their expansion.

         Prohibition on Corporate Practice of Medicine. The laws of most states, including Massachusetts and Maryland, prohibit business corporations such as the Company from practicing medicine or employing physicians to do so. The contractual relationships the Company has entered into with the Affiliated Groups attempt to comply with these laws. Because there is very limited judicial or regulatory interpretation of the scope of the corporate practice of medicine prohibition in most states, however, there can be no assurance that the Company's contractual arrangements will be found to comply with such laws. Any determination that the contractual relationships violate such laws could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to restructure its arrangements on favorable terms or at all.

         The BRM has proposed regulations that, if promulgated as proposed, might prohibit physicians licensed within the Commonwealth of Massachusetts from entering into management contracts with proprietary business entities unless a majority of the governing board of those business entities are licensed physicians and certain other conditions are met. The BRM also indicated that it may seek to limit significantly the extent to which proprietary business entities may have control or consultation rights with respect to medical decisions or business decisions that may affect patient care, such as the amount of time each physician spends with a patient. Extensive commentary has been filed in opposition to the proposed regulations, and it is not known when or in what form final regulations will be promulgated. The final regulations may have a material adverse effect on the Company's relationship with the Springfield Affiliated Group and its ability to operate in Massachusetts as currently contemplated. Comparable regulations have not been proposed in Maryland, but there can be no assurance that such regulations will not be proposed or adopted.

         Restrictions on Referrals and Fee-Splitting. In addition to prohibiting the practice of medicine, numerous states prohibit entities such as the Company from engaging in certain healthcare-related activities such as fee-splitting with physicians or from making referrals to entities in which the referring physician has an ownership interest. For example, Maryland has enacted legislation that significantly restricts patient referrals for certain services, and requires disclosure of ownership in businesses to which patients are referred and places other regulations on healthcare providers. The Company has structured its arrangements with the practices in the Flagship Affiliation to fit within the group practice exemption contained in the Maryland act; however, investments or contractual relationships with businesses not specifically operated by the Flagship

Affiliated Group would, in some cases, be prohibited. The Company believes it is likely that other states will adopt similar legislation. Accordingly, expansion of the operations of the Company to certain jurisdictions may require it to comply with such jurisdictions' regulations which could lead to structural and organizational modifications of the Company's anticipated form of relationships with physician groups. Such changes, if any, could have an adverse effect on the Company.

         Certain provisions of the Social Security Act, commonly referred to as the "Anti-kickback Statute," prohibit the offer or receipt of any form of remuneration in return for the referral of Medicare or state health program (such as Medicaid) patients, or in return for the recommendation, arrangement, purchase, lease, or order of items or services that are covered by Medicare or state health programs. The Anti-kickback Statute is broad in scope and has been broadly interpreted by courts in many jurisdictions. Read literally, the statute places at risk many customary business arrangements, potentially subjecting such arrangements to lengthy, expensive investigations and prosecutions initiated by federal and state governmental officials. Many states have adopted similar prohibitions against payments intended to induce referrals of state health program and other third-party payor patients. While the Company has attempted to structure its contractual relationships so as to comply with the Anti-kickback Statute, there can be no assurance that such relationships do in fact comply with the Anti-kickback Statute given the broad wording of the statute. While the federal government has promulgated or proposed various "safe harbor" exceptions to the Anti-kickback Statute, the Company does not expect its operations to fit within any of the safe harbors. Violation of the Anti-kickback Statute is a felony, punishable by fines up to $25,000 per violation and imprisonment for up to five years. In addition, the Department of Health and Human Services may impose civil penalties excluding violators from participation in Medicare or state health programs.

         Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended prior physician self-referral legislation known as "Stark I" by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Stark II prohibits, subject to certain exemptions, a physician or a member of his or her immediate family from referring Medicare or state health program patients for "designated health services" to an entity in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement including the physician's own group practice. The designated health services include radiology and other diagnostic services, radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, equipment, and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services, and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs for services rendered pursuant to such references and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme." In addition, the provider may be disqualified from participating in the Medicare and state health care programs based on the submission of a false claim or participation in a circumventive scheme. The Company has attempted to structure its activities in compliance with Stark I and Stark II. However, the Stark legislation is broad and the Stark I regulations are complex and do not provide clear guidance on how Stark II will be interpreted. A finding that the Company or its Affiliated Groups has violated Stark could have a material adverse effect on the Company. In addition, future regulations or clarification of the existing regulations could require the Company to modify the form of its relationships with physician groups and may limit the Company's ability to implement fully its plan for integrated care.

         Prohibition on False Claims. There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, on healthcare providers who fraudulently or wrongfully bill governmental or other third-party payors for healthcare services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. There can be no assurance that the Company's activities will not be challenged or scrutinized by governmental authorities. Moreover, technical Medicare and other reimbursement rules affect the structure of physician billing arrangements. Regulatory authorities might challenge the billing arrangements with the Affiliated Groups and, in such event, the Company may have to modify its relationship with physician groups. Noncompliance with such regulations may adversely affect the operation of the Company and subject the Company and Affiliated Groups to lost reimbursement, penalties and additional costs.

         Direct Provision of Healthcare Services. The Company plans to develop a network of integrated healthcare services (other than acute care) in the future, depending on market conditions. If the Company determines that it is advantageous to provide such services through a wholly-owned subsidiary or other controlled relationship, it is possible that one or more subsidiaries or affiliates of the Company could become licensed providers of healthcare services. Any such provider would have to comply with applicable regulatory requirements. In addition, the direct provision of healthcare services by a subsidiary or affiliate might increase the risk to the Company of regulatory or other investigation or litigation.

         Healthcare Reform. A portion of the revenues of the Company's Affiliated Groups is derived from payments made by governmental sponsored healthcare programs (principally, Medicare and Medicaid). Government revenue sources are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, determinations by fiscal intermediaries, and government funding restrictions, all of which may materially decrease the rates of payment and cash flow to physicians and other healthcare providers. The federal Medicare program adopted a system of reimbursement of physician services, known as the resource based relative value scale schedule ("RBRVS"), which took effect in 1992 and is expected to be fully implemented by December 31, 1996. The Company expects that the RBRVS fee schedule and other future changes in Medicare reimbursement will, in some cases, result in a reduction from historical levels in the per patient Medicare revenue received by certain of the Affiliated Groups with which the Company may contract, which in turn may result in a decrease in revenues to the Company.

         In addition to current regulation, the United States Congress has considered various types of healthcare reform, including comprehensive revisions to the current healthcare system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third party payors may take in anticipation of or in response to any healthcare reform proposals or legislation. Healthcare reform legislation adopted by Congress could result in lower payment levels for the services of physicians managed by the Company and lower profitability of the Affiliated Groups, which could have a material adverse effect on the operations of the Company.

         Insurance Laws. Laws in all states regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of healthcare providers. While these laws do not generally apply to the hiring and contracting of physicians by other healthcare providers, there can be no assurance that regulatory authorities of the states in which the Company operates would not apply these laws to require licensure of the Company's operations as an insurer, as an HMO or as a provider network.

         Antitrust Laws. Because the affiliated practice groups are not subsidiaries of the Company and thus remain separate legal entities for antitrust purposes, they may be deemed competitors subject to a range of antitrust laws which prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and division of market. The Company intends to comply with such state and federal laws as they may affect its development of integrated healthcare delivery networks, but there is no assurance that the review of the Company's business by courts or regulatory authorities will not result in a determination that could adversely affect the operation of the Company and its affiliated physician groups.

Competition

         The Company faces competition for both the recruitment and retention of affiliated physicians. The market for affiliation with physicians is highly competitive, and the Company expects this competition to increase. The Company competes for physician affiliations with many other entities, some of whom have substantially greater resources, greater name recognition and a longer operating history than the Company and some of whom offer alternative affiliation strategies which the Company may not be able to offer.

         The provision of physician practice management services is a highly competitive business in which the Company will compete for contracts with several national and many regional and local providers of such services. Certain of the Company's competitors will have access to substantially greater resources than the Company. Although the nature of the competition may vary, competition is generally based on cost and quality of care.

Legal Proceedings

         On June 12, 1997, Jay N. Greenberg, a founder and former executive vice president of the Company, filed a complaint against the Company in Massachusetts state court seeking damages of $1.4 million and a declaratory judgment that 843,750 of the shares registered in Mr. Greenberg's name (out of 1,012,500 Class A Shares originally granted to Mr. Greenberg) have "vested" under this Employment Agreement. The complaint involves a dispute over whether an amendment in December 1996 to Mr. Greenberg's Employment Agreement is valid and whether Mr. Greenberg resigned or was terminated in January 1997. The Company maintains that the amendment was fraudulently induced based upon a commitment by Mr. Greenberg for long-term employment with the Company and that Mr. Greenberg resigned in January 1997. Under such facts Mr. Greenberg is entitled to have no more than 450,000 shares vest (and, depending upon counterclaims that may be brought by the Company, possible fewer) and is entitled to no severance payment. Mr. Greenberg claims that 843,750 shares have vested and that his employment was terminated in January 1997 by the Company entitling him to severance payments of $440,000. The Company is not able to predict the outcome of this litigation. No other claims are pending against the Company.

Facilities

         The Company leases a 6,358 square foot facility in Waltham, Massachusetts for its headquarters and also leases office space in Springfield, Massachusetts and Baltimore, Maryland. The Springfield Affiliated Group also leases a total of 45,910 square feet at 13 practice locations and the Flagship Affiliated Group leases a total of 78,191 square feet at 21 practice locations. The facilities leased by the Company and its Affiliated Groups are sufficient for its current operations.

Employees

         As of March 31, 1997, the Company had 34 employees and the Affiliated Groups had 553 employees, including 98 physicians.

                                  MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company and their ages as of June 23, 1997 are as follows:


Name                                   Age           Position
----                                   ---           --------
Jerilyn P. Asher.......................54            Chief Executive Officer and Chairman of the Board
Alphonse Calvanese, M.D................45            Director
Leslie Fang, M.D.(1)...................52            Director
Ira Fine, M.D.    .....................48            Director
Dana Frank, M.D........................46            President and Director
Arlan F. Fuller, Jr., M.D..............51            Executive Vice President, Medical Affairs and Director
Stephen G. Pagliuca....................42            Director
Marc Wolpow       .....................38            Director
Timothy T. Weglicki....................45            Director
Samantha J. Trotman ...................29            Chief Financial Officer

-------------------
(1)      Member of the Compensation Committee.


There are currently three vacancies on the Board.

         Directors, Executive Officers and Other Key Employees

         Jerilyn P. Asher is a founder of the Company and has served as Chief Executive Officer and as Chairman of the Board since its inception. She has over eighteen years of experience as a healthcare executive in both the public and private sectors, with broad-based responsibilities for all aspects of constituency building with physicians and payors, business development, finance, operations, sales, marketing and federal and state healthcare regulation. From 1994 to 1995, Ms. Asher served as President and a member of the Board of Directors of Abbey Healthcare Group Incorporated ("Abbey"), a home healthcare provider. Ms. Asher was a founder and served as President, Chief Executive Officer and Chairman of the Board of Directors from 1988 to 1995 and Executive Vice President from 1985 to 1988 of Protocare, Inc., a leading regional provider of home healthcare products and services. From 1978 to 1984, Ms. Asher served as Executive Director of United Cerebral Palsy of Western Massachusetts, Inc., a multi-service agency providing direct care services to persons of all ages with multiple disabilities.

         Alphonse Calvanese, M.D. has been a member of the Board of Directors of the Company since November 1996 and President of the Springfield Affiliated Group since August 1996. He has been in the private practice of medicine since 1981. He received his B.S. from the University of Massachusetts and his M.D. from Tufts Medical School. He completed his internship and residency at Baystate Medical Center.

         Leslie Fang, M.D. has served as a member of the Board of Directors of the Company and a member of the Board's compensation committee since its inception. Dr. Fang has been Associate Director of the Hemodialysis Unit, Massachusetts General Hospital since 1980 and an Assistant Professor of Medicine at Harvard University Medical School since 1983. He is also Director of the Charles River Plaza Dialysis Unit and a nationally recognized expert in the field of nephrology. Dr. Fang received his B.S., M.S. and Ph.D. in physiology and biophysics from the University of Illinois and his M.D. from Harvard University Medical School. He completed his internship and residency at Massachusetts General Hospital.

         Ira Fine, M.D. has been a member of the Board of Directors of the Company since November 1996. He has been in the private practice of medicine for 16 years and has been the Chief, Division of Rheumatology at Sinai Hospital since 1988 and St. Joseph Medical Center in Baltimore since 1992. He is the Chairman of the Board of The Physician Group. He is also an Assistant Professor of Medicine at the University of Maryland School of Medicine and an Assistant Professor of Medicine at the Johns Hopkins University School of Medicine. He received his B.S. from the Virginia Polytechnic Institute and his M.D. from University of Maryland School of Medicine. He completed his internship at University of Maryland Hospital/Baltimore

Veterans Administration Hospital, his residency at University of Maryland Hospital and a fellowship in rheumatology at the Johns Hopkins University School of Medicine.

         Dana Frank, M.D. has been President of the Company since March 1997 and the Flagship Affiliated Group since December 1996 and has served as a member of the Board of Directors of the Company since November 1996. He has been in the private practice of medicine since 1981 and is President of Park Medical Associates, P.A. He is an Assistant Professor at the Johns Hopkins University School of Medicine and has been a Consulting Internist and Headache Specialist at the Johns Hopkins University School of Medicine since 1981. He has also served on the Johns Hopkins Hospital Medical Board. He received his A.B. from Brown University and his M.D. from George Washington University. He completed his internship and residency at Johns Hopkins Hospital.

         Arlan F. Fuller, Jr., M.D. has served as Executive Vice President of Medical Affairs and a member of the Board of Directors of the Company since its inception. He also co-chairs the Company's National Medical Advisory Board, and is responsible for organizing and directing the company's clinical systems. Dr. Fuller has been an Associate Professor of Obstetrics and Gynecology at Harvard University Medical School since 1987 and has been the Director of the Gynecologic Oncology Service of Massachusetts General Hospital since 1985. Dr. Fuller maintains a practice in gynecologic surgery and gynecologic oncology at the Massachusetts General Hospital and is affiliated with the North Shore Cancer and Medical Centers in Peabody and Salem, Massachusetts. In 1988, Dr. Fuller was a founder and served as President of Massachusetts General Physicians Corporation, the first organized physician group at the Massachusetts General Hospital and a forerunner to the Massachusetts General Physicians Organization, which manages group practices at the Massachusetts General Hospital. Previously, Dr. Fuller was a member of the Board of Trustees of Partners Community Healthcare, Inc., the primary care network and integrated health system which includes the Massachusetts General Hospital and Brigham and Women's Hospital. Dr. Fuller received his undergraduate degree from Bowdoin College and his M.D. from Harvard University Medical School. He completed his internship at Massachusetts General Hospital, his residencies at the former Boston Hospital for Women (now the Brigham and Women's Hospital) and a fellowship in gynecological oncology at Sloan-Kettering Memorial Cancer Center.

         Stephen G. Pagliuca has been a member of the Board of Directors of the Company since August 1996. He has been with Bain Capital, Inc., where he is a Managing Director, since 1989, and has actively invested in the medical and information industries. Prior to joining Bain Capital, Inc., he was a partner at Bain & Company, where he managed client relationships in the healthcare and information services industries, including assisting clients in developing acquisition strategies. He is chairman of the board of PhysioControl Corporation and Dade International, Inc. and a director of Vivra, Inc., Coram Healthcare, Gartner Group, Executone, Medical Specialities Group and Wesley-Jessen.

         Marc Wolpow has been a member of the Board of Directors of the Company since August 1996. He joined Bain Capital, Inc. in 1990 and has been a Managing Director since 1993. Previously he was a member of the corporate finance department of Drexel Burnham Lampert, Inc. He is a director of American Pad & Paper Corp., Miltex Instruments, Inc., Professional Services Industries, Inc., Paper Acquisition Corp. and Waters Corp.

         Timothy T. Weglicki has been a member of the Board of Directors of the Company since June 1997. Mr. Weglicki has been a principal with ABS Partners II, L.L.C., the general partner of ABS Capital Partners II, L.P., a private equity fund, and related entities since December 1993. Prior to joining ABS Partners, he was a Managing Director of Alex Brown & Sons, Inc., where he established and headed its Capital Markets Group and prior thereto headed the Firm's Equity Division, Corporate Finance Department, and Health Care Investment Banking Group. Mr. Weglicki holds an M.B.A. from the Wharton Graduate School of Business and a B.A. from the John Hopkins University. He is a director of VitalCom, Inc. and several privately held companies.

         Samantha J. Trotman has served as Chief Financial Officer since December 1996. She is responsible for all financial functions and physician affiliation activities. She is also a member of the senior management team. Ms. Trotman joined PQC from Bain Capital, where she was a senior associate. While at Bain Capital, she managed and completed over a dozen transactions with combined value of approximately $500 million, including the $30 million capital commitment to the company. Prior to joining Bain Capital, Ms. Trotman was an analyst with Wasserstein Perella, a leading mergers and acquisitions advisory firm. Ms. Trotman holds a BA in Engineering from Cambridge University, England, an MA and MEng also from Cambridge and an MBA from Harvard Business School.

         Ann M. Keehn has served as Vice President of Finance since February 1997. Prior to joining PQC, Ms. Keehn was Director, Health Services Management Consulting for John Snow, Inc. ("JSI"), an international health care consulting firm. During her eight years with JSI, Ms. Keehn provided management consulting services to a wide array of health care provider organizations including integrated delivery systems, physician practices, community health centers, and hospitals. Consulting engagement areas included strategic planning, affiliation strategies, financial management under capitation arrangements, and operational effectiveness. From 1988 to 1995, Ms. Keehn served as the chief financial officer and interim chief executive officer for Acton Medical Associates, a primary group practice affiliated with Harvard Pilgrim (formerly Harvard Community Health Plan). Ms. Keehn has also held financial positions with Children's Hospital and Brigham and Women's Hospital in Boston. Ms. Keehn worked for Price Waterhouse from 1978 to 1981. She is a certified public accountant and a member of the Massachusetts Society of CPAs. Ms. Keehn received her BA in Accounting from Kansas State University and her Masters in Business Administration from the University of Texas.

Director Compensation

         Historically, members of the Board of Directors of the Company have not received any cash compensation for their services as members of the Board, although they are reimbursed for reasonable travel expenses while attending Board and Committee meetings.

Executive Compensation

         The following table sets forth compensation earned by (i) the Company's Chief Executive Officer and (ii) the other executive officer of the Company whose compensation during 1996 was greater than $100,000 (collectively, the "Named Executive Officers"):


                                                                                   Long-Term
                                               1996 Annual     Compensation       Compensation     All Other
Name and Principal Position                      Salary($)       Bonus ($)         Awards (1)    Compensation($)
---------------------------                  ---------------   -------------       ----------    ---------------
Jerilyn P. Asher...........................          250,000             ---              ---           9,647(2)
  Chief Executive Officer
Arlan F. Fuller, Jr., M.D.(3)..............          170,192             ---              ---               ---
  Executive Vice President, Medical
  Affairs
Jay Greenberg (5)..........................          220,000             ---              ---           6,935(2)
  Former Executive Vice President
Samantha J. Trotman........................         4,808(4)             ---              ---               ---
  Chief Financial Officer
Nancy J. Kelley (6)........................           18,333          55,000              ---        216,907(7)
  Former Executive Vice President

--------------------

(1) The Company granted Jerilyn P. Asher, Arlan F. Fuller and Jay Greenberg shares of restricted stock as described below in "--Employment
         Agreements." The Company did not grant any stock appreciation rights during the year ended December 31, 1996. The Company did not grant any stock options to the Named Executive Officers nor did they exercise any options during the year ended December 31, 1996. The Company does not have any long-term incentive plans.

(2) Represents amounts paid in connection with an automobile allowance and compensatory group life insurance premiums.

(3) Dr. Fuller has advised the Company that he will reduce his base annual salary to $50,000 beginning in December 1996 reflecting a reduction on the amount of time he anticipates attending to Company matters compared to his other professional obligations.

(4)      Amount based on annual salary of $125,000 from December 16, 1996.

(5) Mr. Greenberg resigned as an officer and director of the Company in January 1997.

(6) Ms. Kelley ceased to be an officer of the Company in January 1996. The bonus was paid in 1996 but is based upon services to the Company during 1995.

(7) Represents severance compensation due to Ms. Kelly in connection with the termination of her employment agreement.

Employment Agreements

         The Company has entered into the following employment agreements with Jerilyn P. Asher and Arlan F. Fuller.

         The Company is a party to an employment agreement with Ms. Asher pursuant to which Ms. Asher serves as Chief Executive Officer of the Company for the three-year period ending June 21, 1998. The term of the agreement will be automatically extended for successive one-year terms, unless the Company notifies Ms. Asher to the contrary at least 90 days prior to the expiration of the then current term. For her services, Ms. Asher is entitled to an initial base salary of $250,000 per year (subject to periodic increases as determined by the Board) and is eligible to receive bonuses under the Company's management incentive program, if such a program is adopted, in an amount up to 100% of her base pay based upon individual and Company performance. Pursuant to an amendment to the employment agreement dated August 30, 1996, Ms. Asher waived the right to receive any unpaid amounts of base salary and bonus to which she was entitled and had not received as of August 1, 1996. Ms. Asher is also entitled to receive other benefits available to the Company's senior management generally. Pursuant to a stock restriction agreement executed as of the date of the employment agreement, the Company issued 4,162,500 shares of Series A Common Stock to Ms. Asher at a purchase price of $.01 per share, 346,875 of which remain subject to vesting if Ms. Asher maintains her employment with the Company until June 1998, which vesting will be accelerated in the event of a Change in Control. A Change in Control is defined to include a person or group becoming the beneficial owner of 50% or more of the outstanding voting securities of the Company, certain changes to the composition of the Board of Directors, certain mergers and a liquidation of the Company. A percentage of the vested shares (50% in the case of termination for cause and 35% in the case of voluntary termination) are subject to the Company's repurchase rights in certain circumstances, including termination of Ms. Asher for "cause" or Ms. Asher's voluntary resignation, at the fair market value at the time of repurchase.

         The Company may terminate Ms. Asher's employment at any time without cause and upon 10 days' written notice with cause. Ms. Asher may terminate her employment for any reason upon 90 days' written notice. If Ms. Asher's employment is terminated by the Company without cause, or if Ms. Asher terminates her employment for good reason, the Company must pay Ms. Asher an amount equal to two times her annual salary. Cause, for purposes of the termination provisions, means willful and continued failure to perform her duties, willful engagement in misconduct materially injurious to the Company or her conviction for a felony, fraud or embezzlement of the Company's property. In addition, the Company must also make such payment if Ms. Asher's employment is terminated at any time within 24 months after a "Change in Control" for any reason other than (i) death or disability, (ii) by the Company for Cause or
(iii) by Ms. Asher other than for Good Reason.

         During the term of the agreement, the Company must nominate Ms. Asher to and Ms. Asher will be eligible to serve on the Board of Directors. Ms. Asher also agreed to standard non-competition and non-disclosure terms with the Company.

         The Company is also party to an employment agreement with Dr. Fuller, pursuant to which Dr. Fuller serves as Executive Vice President, Medical Information Systems and Academic Development of the

Company for the three-year period ending June 20, 1998. The term of the agreement will be automatically extended for successive one-year terms, unless the Company notifies Dr. Fuller to the contrary at least 90 days prior to the expiration of the then current term. Dr. Fuller was required to devote 40% of his time to the Company and, for such services, was entitled to an initial base salary of $175,000 per year (subject to periodic increases as determined by the Board). Dr. Fuller reduced his base annual salary to $50,000 beginning in December 1996. Pursuant to a stock restriction agreement executed as of the date of the employment agreement, the Company issued 618,750 shares of Common Stock to Dr. Fuller at a purchase price of $.01 per share. These shares are subject to vesting based on individual performance and duration of employment, which vesting will be accelerated in the event of a "Change in Control." The Company may terminate Dr. Fuller's employment at any time with cause and upon 60 days' notice without cause. Dr. Fuller may terminate his employment for any reason upon 60 days' written notice.

         During the term of the agreement, the Company must nominate Dr. Fuller to and Dr. Fuller will be eligible to serve on the Board of Directors. Dr. Fuller also agreed to standard non-competition and non-disclosure terms with the Company.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors generally consists of two non-employee directors. Dr. Fang is currently the only member. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company. No interlocking relationships exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

1995 Equity Incentive Plan

         The Company's 1995 Equity Incentive Plan (the "1995 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in June 1995. The 1995 Plan provides for the grant of stock options and the issuance of shares of restricted stock to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. Under the 1995 Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may only be granted to employees of the Company.

         A total of 1,875,000 shares of Common Stock (adjustable up or down in response to a change in the number of outstanding shares of Common Stock due to any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or other similar transaction) may be issued under the 1995 Plan. In the event that additional securities of the Company are to be issued in connection with future affiliation transactions, the Company may initially use such authorized but unissued shares. The maximum number of shares with respect to which options or awards may be granted to any employee under the 1995 Plan in any calendar year shall not exceed 500,000 shares of Common Stock. Additionally, for so long as the Code shall so provide, incentive stock options granted to an employee under the 1995 Plan will not, in any calendar year, have an aggregate fair market value of more than $100,000. If not previously terminated, the 1995 Plan will terminate on June 20, 2005 and options still outstanding at that time will continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         The 1995 Plan is administered by the Board of Directors whose duties are delegable to a committee. Subject to the provisions of the 1995 Plan, the Board of Directors has the authority to select the employees to whom options are granted and awards of restricted stock are made and determine the terms of each option or award, including (i) the number of shares subject to the option or award, (ii) the vesting schedule of the option or award, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a shareholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed five years if granted to a shareholder owning in excess of 10% of the Company's Common Stock or ten years for all other recipients). As a condition to the grant of an option under the 1995 Plan, each recipient of an option must execute an option agreement, which may differ among recipients. The 1995 Plan may be modified, amended or terminated at any time by the Board of Directors but such a modification, amendment or termination will not, without the consent of the optionee or recipient affect his or her rights under any option or award previously granted to him or her. In addition, the Board of Directors may, in its sole discretion (i) include additional provisions in any option or award granted or made under the 1995 Plan (including restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make or guarantee loans or to transfer other property to optionees upon exercise of options, or such other provisions as may be determined by the Board of Directors) so long as such provisions are not inconsistent with the 1995 Plan or applicable law and (ii) accelerate or extend dates on which options granted under the 1995 Plan may be exercised.

         Payment of the option exercise price may be made in cash and/or Common Stock or by any other method (including delivery of a promissory note payable on terms approved by the Board of Directors and consistent with Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Regulation T promulgated by the Federal Reserve Board). Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

         As of March 31, 1997, the Company had 34 employees, all of whom were eligible to participate in the 1995 Plan. As of March 31, 1997, options to purchase an aggregate of 574,836 shares of Common Stock were outstanding pursuant to the 1995 Plan.

                             CERTAIN TRANSACTIONS

         Through June 20, 1997, pursuant to the Equity Facility, the institutional investors affiliated with Bain Capital purchased an aggregate of 4,600,000 shares of Class B Common Stock and warrants exercisable for 6,415,000 shares of Class B Common Stock for an aggregate purchase price of $11,500,000. On June 23, 1997, the Company issued 7,692,309 shares of Class C Common Stock and Warrants to purchase 7,692,309 shares of Class C Common Stock to the Institutional Investors for an aggregate consideration of $25 million. See "Business -- The Equity Financing." In connection with the Bain Financing, the Company entered into a Management Agreement dated as of August 30, 1996 with BCP V, pursuant to which the Company will pay BCP V (or an affiliate designated by BCP V) a management fee of $750,000 per year, plus 1% of any financings from parties other than affiliates of Bain Capital, for services including advice in connection with financings and financial, managerial and operational advice in connection with day-to-day operations (the "Management Agreement"). The Company is also obligated to pay certain expenses, not to exceed $250,000 per year without the Company's consent, of BCP V, Bain Capital and the Institutional Investors in connection with the Management Agreement. Each of Stephen G. Pagliuca and Marc Wolpow is a Director of the Company, a limited partner of BCP V, which is the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P., and a general partner of BCIP Associates, L.P. and BCIP Trust Associates, L.P., and a Managing Director of Bain Capital, which manages each of the Institutional Investors.

         Alphonse Calvanese, M.D., is a director of the Company and transferred his practice to the Springfield Affiliated Group for which he received his allocable portion of the $11.8 million total consideration paid to the physicians who transferred their practices to the Springfield Affiliated Group.

         Ira Fine, M.D. and Dana Frank, M.D., each a Director of the Company, are members of medical practice groups which transferred their practice assets to the Flagship Affiliated Group in the Flagship Affiliation. Upon consummation of the Flagship Affiliation, Dr. Fine received his allocable share of the total consideration of $566,580 payable to his existing practice group, and Dr. Frank received his allocable share of the total consideration of $3,647,064 payable to his existing practice group.

                             PLAN OF DISTRIBUTION

         Shares of Common Stock will be offered in connection with PQC's (or an Affiliated Group's) acquisition of businesses, properties or equity and/or debt securities in business combination transactions from time to time. A maximum of 8,000,000 shares of Common Stock may be issued and sold pursuant to this Prospectus of this amount, 4,800,000 are being issued in connection with the Clinical Associates transaction and 3,200,000 may be issued in connection with future Affiliations. These shares will ordinarily represent all or part of the consideration paid upon affiliation of a physician practice with the Company or its Affiliated Groups through business combination transactions. The shares may also include shares to be delivered upon the exercise or satisfaction of conversion or purchase rights which are created in connection with acquisitions or which were previously created or assumed by the companies whose businesses or properties are acquired by PQC (or its Affiliated Group). The number of shares of Common Stock to be issued in any Affiliation, as well as the valuation of such shares, are determined on a case by case basis as a result of arms-length negotiation between PQC and the physicians in the practice group affiliating with the Company. In determining the value of a practice to the Company, PQC considers factors such as the historical revenues of the practice, underutilization of patient care capacity, location, patient base, participation in managed care contracts, the mix between primary care and physicians with a specialist practice and the potential for successful integration into the Affiliated Group.

                            PRINCIPAL STOCKHOLDERS


         The following table sets forth the number of shares of capital stock of the Company beneficially owned as of June 30, 1997 by (i) each owner who is known by the Company to beneficially own 5% or more of any class of voting stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers and (iv) all directors and executive officers as a group. Except as otherwise indicated, the named owner has sole voting and investment power with respect to all shares beneficially owned.


                                       Class A Common Stock (2)   Class B Common Stock(2)    Class C Common       Common Stock(1)(2)
                                       ------------------------   ----------------------     Stock(2)             -----------------
                                                                                             ---------------
                                                                                                                     Number
                                                                                                                     ------
                                       Number     Percent of      Number     Percent of      Number    Percentage      of
         Name and Address                of          Class          of          Class          of          of        Common
        of Beneficial Owner            Shares     Outstanding     Shares     Outstanding     Shares      Class       Stock
        -------------------            ------     -----------     ------     -----------     ------      -----       -----
Bain Funds(3)(4)...................     ---           ---        11,015,000    100.0%      3,076,924     33.3%     14,091,924
  c/o Bain Capital, Inc.
  Two Copley Place
  Boston, Massachusetts 02116

Goldman Sachs Funds(3)(4)..........     ---           ---          ---           ---       3,076,924     33.3%      3,076,924
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, NY 10004

ABS Capital Partners II, L.P.(3)(5)     ---           ---          ---           ---       9,160,004     74.6%      9,160,004
  One South Street
  Baltimore, MD 21201

Offshore Health Industries, Inc.(6)    1,582,500     7.5%          ---           ---          ---         ---      1,582,500
  Two Park Plaza
  Boston, MA  02116

Jerilyn P. Asher (7)...............    4,318,748    20.7%          ---           ---          ---         ---     4,318,748
Arlan F. Fuller, Jr., M.D..........      618,750     3.0%          ---           ---          ---         ---       618,750
Samantha J. Trotman (8)............     ---           ---       1,729,016       15.6%         ---         ---     1,729,016
Alphonse Calvanese, M.D (11).......      512,382     2.4%           ---           ---          ---         ---      512,382
Leslie Fang, M.D...................     ---           ---          ---           ---          ---         ---         ---
Ira Fine, M.D......................      113,316       *           ---           ---          ---         ---       113,316
Dana Frank, M.D (11)...............      472,904     2.2%          ---           ---          ---         ---       472,904
Stephen G. Pagliuca(3)(9)..........     ---           ---        11,015,000    100.0%      3,074,924     33.3%     14,091,924
Marc Wolpow(3)(9)..................     ---           ---        11,015,000    100.0%      3,074,924     33.3%     14,091,924
Timothy T. Weglicki(10)............     ---           ---          ---           ---       9,160,004     74.6%     9,160,004

All directors and executive officers
as a group (9 persons)(5) (14,985,600
(1)(3)(6) shares or 54.8% assuming
conversion of Class B Common Stock
into Class A Common Stock).........    6,036,100     28.1%         ---           ---


                                       Percentage
                                       ----------
                                           of
                                           --
                                         Common
         Name and Address                ------
        of Beneficial Owner              Stock
        -------------------              -----
Bain Funds(3)(4)...................       40.6%
  c/o Bain Capital, Inc.
  Two Copley Place
  Boston, Massachusetts 02116

Goldman Sachs Funds(3)(4)..........        8.8%
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, NY 10004

ABS Capital Partners II, L.P.(3)(5)       24.3%
  One South Street
  Baltimore, MD 21201

Offshore Health Industries, Inc.(6)        4.7%
  Two Park Plaza
  Boston, MA  02116

Jerilyn P. Asher (7)...............      13.0%
Arlan F. Fuller, Jr., M.D..........       1.9%
Samantha J. Trotman (8)............       5.1%
Alphonse Calvanese, M.D (11).......       1.5%
Leslie Fang, M.D...................        *
Ira Fine, M.D......................        *
Dana Frank, M.D (11)...............       1.4%
Stephen G. Pagliuca(3)(9)..........      40.7%
Marc Wolpow(3)(9)..................      40.7%
Timothy T. Weglicki(10)............      24.3%

All directors and executive officers
group (9 persons)(5) (14,985,600
(1)(3)(6) shares or 54.8% assuming
conversion of Class B Common Stock
into Class A Common Stock)...........

--------------------------------
*Less than 1%.

(1) Reflects the percentage of shares of both Class A, Class B and Class C Common Stock. The Class B and Class C Common Stock of the Company are convertible at the option of the holder into Class A Common Stock.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's capital stock subject to options or warrants held by that person that are exercisable on or before August 30, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of each other person.

(3) Does not include 6,153,846 shares of Class C Common Stock or warrants to purchase 6,153,846 shares of Class C Common Stock which the Institutional Investors are entitled to purchase pursuant to the Equity Facility.

(4)    Includes warrants to purchase 1,538,462 shares of Class C Common Stock.

(5)    Includes warrants to purchase 4,580,002 shares of Class C Common Stock.

(6)    Includes warrants to purchase 332,500 shares of Class A Common Stock.


(7)    Includes warrants to purchase 52,082 shares of Class A Common Stock.

(8) Includes an aggregate of 722,059 shares of Class B Common Stock and 1,006,957 shares of Class B Common Stock issuable upon outstanding warrants held by BCIP Associates and BCIP Trust Associates. Ms. Trotman is a general partner of BCIP Associates and BCIP Trust Associates. As such, Ms. Trotman may be deemed to own beneficially shares owned by BCIP Associates and BCIP Trust Associates, although Ms. Trotman disclaims beneficial ownership of any such shares.

(9) Includes an aggregate of 4,600,000 shares of Class B Common Stock beneficially owned by the institutional investors affiliated with Bain Capital (11,015,000 shares on a fully diluted basis) and 1,538,426 shares of Class C Common Stock (3,076,924 on a fully diluted basis). Each of Mr. Pagliuca and Mr. Wolpow is a Managing Director of Bain Capital, which manages each of the institutional investors. Bain Capital is a limited partner in the partnership which is the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P., and a general partner of BCIP Associates and BCIP Trust Associates. As such, Messrs. Pagliuca and Wolpow may be deemed to own beneficially shares owned by such institutional investors, although each of Mr. Pagliuca and Mr. Wolpow disclaims beneficial ownership of any such shares.

(10) Includes 4,615,385 shares of Class C Common Stock (9,230,770 shares of Class C Common Stock on a fully diluted basis) beneficially owned by ABS Capital Partners II, L.P. Mr. Weglicki is a managing member of ABS Partners II, L.L.C., which manages ABS Capital Partners II, L.P. As such Mr. Weglicki may be deemed to own beneficially shares owned by ABS Capital Partners II, L.P., although Mr. Weglicki disclaims beneficial ownership of such shares.

(11)   Includes options to purchase 300,000 shares of Class A Common Stock.

                         DESCRIPTION OF CAPITAL STOCK


       The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, $.01 par value per share, and 140,000,000 shares of common stock, $.01 par value per share, of which (i) 101,292,691 shares are designated as Class A Common Stock, (ii) 6,727,043 shares are designated as Class B-1 Common Stock, and (iii) 4,287,957 shares are designated as Class B-2 Common Stock and 27,692,309 are designated as Class C Common Stock. As of June 30, 1997, there were issued and outstanding (i) 20,819,665 shares of Class A Common Stock held by approximately 166 stockholders, (ii) 2,809,296 shares of Class B-1 Common Stock and 1,790,704 shares of Class B-2 Common Stock held by 4 stockholders and (iii) 7,692,309 shares of Class C Common Stock held by 21 stockholders. There were no outstanding Shares of Preferred Stock.

Class A Common Stock, Class B Common Stock and Class C Common Stock

       Except as otherwise provided below, all shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are identical in all respects and entitle the holders thereof to the same rights, privileges and preferences and are subject to the same qualifications, limitations and restrictions. Holders of the Class A Common Stock, the Class B Common Stock or Class C Common Stock are entitled to one vote per share with respect to all matters to be voted on by the stockholders of the Company and do not have cumulative voting rights. There are no sinking fund provisions with respect to any of the Company's Class A Common Stock, Class B Common Stock or Class C Common Stock. No distribution (whether in cash, securities or otherwise) may be made in respect of any class of Common Stock or the Class B Common Stock unless an equivalent distribution is made with respect to each outstanding share of the other classes.

       Subject to the special voting rights of the Class B and Class C Directors and the approval rights of the Institutional Investors described below, the Board of Directors of the Company may, at any time, without any vote of the holders of the Company's capital stock, issue all or any part of the unissued capital stock of the Company from time to time authorized under the Restated Certificate and may determine, subject to any requirements of law, the consideration for which such stock is to be issued and the manner of allocating such consideration between capital and surplus.

       Class B Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder, and automatically convert into shares of Class A Common Stock upon the earlier of a "Qualified Public Offering" or a reduction in the number of shares of Class B Common Stock below certain thresholds. A "Qualified Public Offering" is a public offering (i) in which the net proceeds of the sale of such shares by the Company and any stockholder of the Company equal or exceed $50,000,000, provided that the net proceeds of the sale thereof to the Institutional Investors equal or exceed the greater of (x) fifty percent of the purchase price paid by the Institutional Investors in any closing under the Equity Facility or (y) $45,000,000; and (ii) involving a firm commitment underwriting by a nationally recognized underwriter acceptable to the Class B and Class C Directors (as defined below). In any such conversion, each outstanding share of Class B Common Stock converts into the number of shares of Class A Common Stock determined by application of the conversion ratio in effect, which was one as of June 23, 1997, subject to adjustment in order to reflect any stock dividends, stock splits, reverse stock splits, reorganizations or recapitalizations of the Company's capital stock.


       Class C Common Stock. Shares of Class C Common Stock are convertible into Class A Common Stock at the option of the holder and automatically convert into Class A Common Stock upon the earlier of a Qualified Public Offering or a reduction in the number of shares of Class C Common Stock below certain thresholds. In any such conversion, each outstanding share of Class C Common Stock converts into the number of shares of Class A Common Stock determined by application of the conversion ratio in effect, which was one as of June 23, 1997, subject to adjustments (i) in order to reflect any stock dividends, stock splits, reverse stock splits, reorganization or recapitalization of the Company's Capital Stock, (ii) to prevent dilution for the issuance or sale of rights or options below the then applicable conversion price or (iii) upon the sale of any class of Common Stock at a price less than the then applicable conversion price. The Class

C Common Stock is entitled to a distribution upon liquidation (including a deemed liquidation upon certain mergers) in preference to any other class of Common Stock equal to the greater of $3.25 per share or the amount to be distributed with respect to each share of Class A or Class B Common Stock.

       Election of Directors. The holders of the Class A Common Stock, voting separately as a single class, are entitled to elect two of the thirteen directors of the Company (each, a "Class A Director"), there currently being three vacancies. Any vacancy in the seats held by the Class A Directors shall be filled only by vote of a majority of the outstanding shares of Class A Common Stock, and no Class A Director may be removed without the consent of a majority of the holders of the Class A Common Stock. The Company may not in any manner subdivide or increase (by stock split, stock dividend or other similar manner) reclassify or combine in any manner the outstanding shares of Class A Common Stock unless a proportional adjustment is made to the Class B Conversion Factor.

       The holders of the Class B-1 Common Stock, voting separately as a single class, are entitled to elect one of the eleven directors of the Company, the Class B-1 Director and the holders of the Class B-2 Common Stock, voting separately as a single class, are entitled to elect one director of the Company, the Class B-2 Director. Any vacancy in the seats held by the Class B Directors shall be filled only by vote of a majority of the outstanding shares of Class B-1 Common Stock or Class B-2 Common Stock, as applicable, and no Class B Director may be removed without the consent of a majority of the holders of the Class B-1 Common Stock or Class B-2 Common Stock, as applicable. The Company may not in any manner subdivide or increase (whether by stock split, stock dividend or other similar manner), reclassify or combine in any manner the outstanding shares of the Class B Common Stock unless a proportional adjustment is made to the Common Stock.

       The holders of Class C Common Stock are entitled to elect two directors (with one position to remain vacant until the remaining amount to be purchased by affiliates of Goldman, Sachs & Co. under the Equity Facility is drawn down). Any vacancy in the seats held by the Class C Directors shall only be filled by holders of a majority of the shares of Class C Common Stock. The Company may not in any manner subdivide or increase (whether by stock split, stock dividend or other similar manner), reclassify or combine in any manner the outstanding shares of the Class C Common Stock unless a proportional adjustment is made to the Common Stock.

       The holders of the Class A Common Stock, the Class B Common Stock and Class C Common Stock, voting together as a single class, are entitled to elect seven of the thirteen directors of the Company (each, a "Common Stock Director"). Any vacancy in the seats held by the Common Stock Directors shall be filled only by vote of a majority of the outstanding shares of Common Stock, and no Common Stock Director may be removed without the consent of a majority of the holders of the Common Stock. Except as provided below, each director of the Company is entitled to one vote on all matters to be voted on by the directors, and the directors vote together as a single class on all matters.

       Pursuant to the Stockholders Agreement, the Institutional Investors and the Class A Common Stockholders who are parties to such agreement are required to elect as Class A Directors two individuals who are employees of the Company and are selected by the Chief Executive Officer and seven other Directors who are physicians and are selected by the Chief Executive Officer and approved by the Institutional Investors. See " -- Stockholders' Agreement."

       Special Rights of Class B and Class C Directors. The Class B Directors are entitled to one vote on any matter before the Board of Directors, except that each Class B and Class C Director is entitled to five votes (providing the Class B and Class C Directors with a majority of the voting power of the Board)
(i) with respect to any Class B and Class C Director Action and (ii) with respect to all matters in the event that any Class B and Class C Director Control Event remains uncured.

       "Class B and Class C Director Actions" include (i) the issuance, redemption or similar disposition of capital stock or securities convertible into capital stock of the Company or any of its subsidiaries or affiliates (including its Affiliated Groups), (ii) the declaration of dividends or other distributions in respect of the capital stock of the Company or any of its subsidiaries or affiliates (including its Affiliated Groups), (iii) the incurrence of indebtedness by the Company or any of its subsidiaries or the incurrence of material indebtedness by any of its affiliates (including its Affiliated Groups), (iv) a merger, sale, liquidation or similar transfers involving the Company or any of its subsidiaries or affiliates (including its Affiliated Groups), (v) public offerings, (vi) material amendments to any management or similar agreement by the Company or any of its subsidiaries with its affiliates (including its Affiliated Groups) or with the shareholder of any of its Affiliated Groups and
(vii) the employment, termination and compensation of the Chief Executive
Officer.

       "Class B and Class C Director Control Event" means any of the following:
(i) the Company fails to achieve 75% of a financial plan, if any, provided by the Board (including the Class B and Class C Directors) for two consecutive fiscal quarters or 50% of such a plan for one fiscal quarter; (ii) Jerilyn Asher is no longer employed on a full time basis as Chief Executive Officer for any reason other than her employment having been terminated without Cause (as defined in the Restated Certificate) or (iii) the Company shall have taken a "Restricted Action" (as described below) without the prior approval of the Institutional Investors. No financial plan has been currently approved by the Board.

       Certain "Restricted Actions," in addition to being approved by the Board of Directors, must be approved by the Institutional Investors. Restricted Actions include (without limitation) (i) a merger, sale, liquidation or similar transaction involving disposition of all, substantially all, or a material part of, the property, business or assets of the Company or any of its subsidiaries or affiliates (including its Affiliated Groups), (ii) any agreement by the Company or any of its subsidiaries or affiliates (including its Affiliated Groups) for an acquisition or affiliation transaction (other than acquisitions or affiliations not in excess of $1 million in any 12-month period), (iii) dividends and other distributions by the Company or any of its subsidiaries,
(iv) any material change in the business of the Company or any of its subsidiaries or affiliates (including its Affiliated Groups), (v) any amendment to the charter or by-laws of the Company or its subsidiaries, (vi) retention or dismissal of the Chief Operating Officer or Chief Financial Officer of the Company, (vii) transactions by the Company or any of its subsidiaries with affiliates (including its Affiliated Groups) and (viii) commencement and management of any material litigation.

       The Restated Certificate provides that upon conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into Class A Common Stock, the holders of the Class A Common Stock will be entitled to elect all the directors, each director will have one vote on all matters to be voted on by the directors, and the provisions therein granting the Class B and Class C Directors special voting rights will be eliminated.

       Other Obligations. Under the Equity Facility, the Company has certain other obligations relating to its capital stock that are not reflected in the Restated Certificate. Subject to certain conditions, the Equity Facility requires that the Company provide the Institutional Investors with an opportunity to participate in future financings by the Company involving debt or equity securities in lieu of and on the same conditions as other potential investors. The Equity Facility, independently from the Restated Certificate, also requires that the Company not engage in any Restricted Action without the prior approval of the Institutional Investors. Both of these obligations terminate only upon a Qualified Public Offering.

       Certain Corporate Provisions. The Restated Certificate authorizes 10,000,000 shares of Preferred Stock and grants the Board of Directors the authority to issue series of Preferred Stock with such voting rights and other powers as the Board of Directors may determine (subject to the special voting rights of the Class B and Class C Directors and the approval rights of the Institutional Investors). Those provisions, as well as the voting rights of the Class B and Class C Directors and the approval rights of the Institutional Investors, may be deemed to have an "anti-takeover" effect in that they may delay, defer or prevent a change of control of the Company.

Preferred Stock

       The Board of Directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock, in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special relative rights or privileges as shall be determined by the Board of Directors, which may include among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

       The stockholders of the Company have granted the Board of Directors authority to issue the preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of Common Stock will be subject to the rights of holders of any preferred Stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of preferred stock.

Warrants

       At June 23, 1997, the Company had issued Class B Warrants to acquire up to 6,415,000 shares of Class B Common Stock to the Institutional Investors affiliated with Bain Capital at an exercise price of $2.50 per share of Class B Common Stock and Class C Warrants to purchase up to 7,692,309 shares of Class C Common Stock at $3.25 per share of Class C Common Stock. Pursuant to the Equity Facility, the Company may be obligated to issue Class C Warrants to purchase an additional 6,153,846 shares of Class C Common Stock. The Warrants expire on the seventh anniversary of their issuance. The number of shares of Class B Common Stock and Class C Common Stock issuable upon exercise and the exercise price are subject to adjustment to prevent dilution, including adjustment in the event that any Class A Common Stock is issued at a price less than Exercise Price. The Warrants become warrants to purchase Class A Common Stock at such time as the Class B Common Stock or Class C Common Stock is converted to Class A Common Stock. The Company has also issued warrants to purchase 853,076 shares of Class A Common Stock at $2.40 per share, of which 436,538 expire in 2000 and 416,538 expire in 2001, warrants to purchase 50,000 shares of Class A Common Stock at $3.00 per share, all of which expire in 2003, and 201,150 warrants to purchase Class A Common Stock at $5.00 per share which expire in 2003.

Stockholders Agreement

       The Company, the Institutional Investors, management holders of the Company's equity securities, the Flagship Stockholder Physicians, certain Springfield physicians and all other holders of the Company's equity securities (other than the Springfield Stockholder Physicians) are parties to the Stockholders Agreement dated as of August 30, 1996, as amended. The 28 Springfield Stockholder Physicians are parties to a separate stockholders agreement and registration rights agreement described below. In addition, approximately 7 Flagship Shareholder Physicians nearing retirement age entered into an additional agreement containing provisions with respect to the treatment of Securities (as defined below) held by them at retirement.

       The Stockholders Agreement requires each Stockholder (as defined in the Agreement) to vote his or her shares of the Company to elect as directors of the
Company: (i) two employees designated by the Chief Executive Officer, and (ii) seven physicians designated by the Chief Executive Officer and approved by the Institutional Investors. Pursuant to the Company's Restated Certificate, the Institutional Investors have the right to designate the two other directors of the Company. See "Description of Capital Stock."

       The Stockholders Agreement prohibits the transfer of shares of the Company held by officers and employees (except shares issuable pursuant to certain incentive stock options granted to employees) ("Management Shares") and options, warrants and shares issued in affiliation transactions ("Physician Shares") (collectively, "Restricted Shares") except under certain limited circumstances, such as transfer of such Restricted Shares to members of the holder's immediate family or to the holder's estate and heirs provided that they agree to become bound by the Stockholders Agreement.

       Except with respect to Management Shares held by Ms. Asher, upon termination of a holder's employment with the Company or an Affiliated Group, the Company has the right to acquire Restricted Shares held by such holder, together with any exercisable warrants or options held by such holder (such warrants, options and Restricted Shares, collectively, "Securities") at fair market value (or, in the event of termination for cause, at the lower of cost or fair market value). Upon the death of any officer, employee or affiliated physician, the estate of such holder has the right, subject to certain limitations, to sell all or any part of the holder's Securities to the Company at fair market value. Because the obligation to purchase Common Stock under the Stockholders Agreement is limited to circumstances in which a physician stockholder dies or is disabled, the Company does not anticipate this put right to cause significant liquidity issues for the Company. To the extent that the Company needs to repurchase common stock pursuant to this provision, the Company anticipates using its working capital, the Equity Facility or other available sources of capital. The Stockholders Agreement also provides for certain take along obligations pursuant to which, at the request of the Institutional Investors, holders are required to sell a proportionate amount of their shares to persons who are acquiring shares from the Institutional Investors on the same terms and conditions. In addition, subject to certain conditions, all holders have the right to join pro rata in any sale of shares by another holder.

       All holders have so-called "piggyback registration rights" which permit them to cause the Company to use its best efforts to add their shares (subject to certain limitations) to registration statements filed by the Company under the Securities Act for any public offering, other than registration statements pertaining to employee benefit plans or acquisitions. The Institutional Investors have so-called "demand registration rights" which permit them, subject to certain conditions, to cause the Company to use its best efforts to effect a registration under the Securities Act of all or a part of their shares. These demand registration rights may only be exercised with respect to three such registrations. Each holder agrees that upon the request of the underwriters managing any underwritten public offering of the Company's securities, it will not transfer any shares for a period beginning not more than seven days immediately preceding and ending not more than 180 days following the public offering without the prior written consent of the underwriters.

       The Stockholders Agreement further provides that the Company shall not, without the prior written consent of the Institutional Investors, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement (to the extent the agreement would allow such holder or prospective holder to include such securities in any registration filed under the provisions of the Stockholders Agreement) includes a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not (i) reduce the amount of the securities held by the Institutional Investors which would otherwise be included in such registration and (ii) otherwise diminish the rights provided in the Stockholders Agreement.

       Subject to certain limited exceptions, each holder agrees that it will not transfer any shares to any person unless such person has delivered to the Company a written acknowledgment and agreement that the shares to be received are subject to all of the provisions of the Stockholders Agreement and that such person agrees to be bound by and party to the Agreement to the same extent as if it were the original holder and an original signatory thereto.

       The Springfield Stockholder Physicians who entered into affiliation transaction on August 30, 1996, are subject to a separate stockholders agreement with the Company dated as of August 9, 1996 (the "Springfield Stockholders Agreement"). The Springfield Stockholders Agreement provides that no Springfield Stockholder Physician may transfer, assign or pledge his or her rights in shares of the Company until August 9, 1998, unless the Company concludes that such transfer will not prevent the merger pursuant to which such physician became affiliated with the Company from qualifying as a tax free transaction. In addition to that limitation, the Company has a right of first refusal for 60 days upon a Springfield Stockholder Physician's decision to transfer his or her shares pursuant to which the Company must purchase all or none of such shares. The Company's right of first refusal does not extend to transfers (i) pursuant to a registration statement, (ii) as part of a sale of substantially all shares of the Company, and (iii) to a family member, heir or entity controlled by the physician. As a condition to each such exempt transfer, the transferee must agree to be bound by the terms of the Springfield Stockholders Agreement. The Company's right of first refusal terminates upon an initial public offering or merger, sale of the Company, or similar transaction. The Company also has the right to redeem the shares held by a physician at fair market value upon termination of his or her employment for any reason prior to August 9, 1999. The shares subject to the Springfield Stockholders Agreement are held in an escrow account controlled jointly by the Company and each physician.

       The Springfield Stockholder Physicians who entered into affiliation transactions on August 30, 1996, are also subject to a separate registration rights agreement with the Company dated as of August 9, 1996 (the "Springfield Registration Rights Agreement"). The Springfield Registration Rights Agreement grants the Springfield Stockholder Physicians unlimited piggy-back registration rights with respect to any registration statement (other than a registration statement on Form S-8 or Form S-4) filed by the Company for a public offering, except the registration statement relating to the initial public offering of the Company's stock. The shares to be registered may be limited by the underwriters, provided that the physicians who have elected to participate in the offering will participate pro rata with all other holders registering shares. The Springfield Registration Rights Agreement terminates on August 9, 1998.

       Pursuant to the Stockholders Agreement and the Springfield Registration Rights Agreement, at March 31, 1997, 4,600,000 Class B Shares and 7,692,309 Class C Shares are entitled to demand registration rights and all outstanding shares of Common Stock are entitled to piggy-back registration rights.

                        SHARES ELIGIBLE FOR FUTURE SALE

       Shares offered hereby may generally be resold by the persons acquiring them without further registration under the Securities Act, unless such persons are "affiliates" or "underwriters" within the meaning of the Securities Act. However, it is expected that each future stockholder, including physicians entering into affiliation transactions with the Company, will enter into a Stockholders Agreement which impose certain restrictions upon the resale of shares of the Company's Common Stock.

       At March 31, 1997, the Company had outstanding 24,071,614 shares of Class A Common Stock and Class B Common Stock (before giving effect to any future exercise of outstanding warrants and options). 1,666,151 shares of Class A Common Stock are freely tradeable without restriction under Rule 144(k) of the Securities Act. None of the outstanding shares of Class A Common Stock and Class B Common Stock (collectively, the "Restricted Shares"), including Restricted Shares to be issued in connection with the exercise of outstanding warrants and options, have been registered under the Securities Act, and they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act.

       At present, Rule 144 provides generally that if one year has elapsed since the later of the date of the acquisition of Restricted Shares from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale if filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of acquisition of Restricted Shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares without regard to the limitations described above. As of March 31, 1997, holders of 14,313,295, 6,984,676, 440,000 and 667,493 Restricted Shares will be eligible to sell such shares pursuant to Rule 144 under the Securities Act, subject to the manner of sale, volume, notice and information requirements of Rule 144, beginning in September 1997, December 1997, January 1998 and February 1998, respectively.

                                 LEGAL MATTERS

       The validity of the Common Stock offered hereby has been passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. As of the date of this Prospectus, H&D Investments II, a general partnership in which certain members of Hale and Dorr LLP are partners, beneficially owns 20,833 shares of the Company's Class A Common Stock.

                         INDEX TO FINANCIAL STATEMENTS

                                                                             Page
                                                                             ----

PHYSICIANS QUALITY CARE, INC.
  Report of Independent Auditors ..........................................
 *Balance Sheets as of December 31, 1995 and 1996
    and March 31, 1997 (unaudited).........................................
  Statements of Operations for the period from March 20, 1995
    (inception) to December 31, 1995 and the year ended December 31, 1996 and the three months ended March 31, 1996 (Unaudited) and March 31,
    1997 (Unaudited).......................................................
 *Statements of Changes in Stockholders' Equity (Deficit) and Common Stock
    Subject to Put for the period from March 20, 1995 (inception) to
    December 31, 1995 and the year ended December 31, 1996 and the three months ended March 31, 1996 (Unaudited) and March 31, 1997 (Unaudited).
 *Statements of Cash Flows for the period from March 20, 1995
    (inception) to December 31, 1995 and the year ended December 31, 1996 and the three months ended March 31, 1996 (Unaudited) and March 31,
    1997 (Unaudited).......................................................
  Notes to Financial Statements ...........................................

SPRINGFIELD MEDICAL ASSOCIATES, INC.
  Report of Independent Auditors ..........................................
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and
    August 31, 1996 .......................................................
 *Consolidated Statements of Operations for the year ended December 31,
    1993, 1994 and 1995, the period January 1, 1996 through August 30,
    1996 and three months ended March 31, 1996 (unaudited) ................
  Consolidated Statements of Stockholders' Equity for the year ended
    December 31, 1993, 1994 and 1995, the period January 1, 1996 through
    August 30, 1996 and nine months ended September 30, 1995 (unaudited)...
  Consolidated Statements of Cash Flows for the year ended December 31,
    1993, 1994 and 1995, the period January 1, 1996 through August 30,
    1996 and nine months ended September 30, 1995 (unaudited) .............
  Notes to Consolidated Financial Statements ..............................

ALPHONSE F. CALVANESE, M.D., P.C.
  Report of Independent Auditors ..........................................
  Balance Sheets as of September 30, 1995 and August 30, 1996 (unaudited)..
  Statements of Operations for the year ended September 30, 1995 and the period October 1, 1995 through August 30, 1996 (unaudited) ............
  Statements of Stockholder's Equity for the year ended September 30, 1995 and the period October 1, 1995 through August 30, 1996 (unaudited) ....
  Statements of Cash Flows for the year ended September 30, 1995 and the period October 1, 1995 through August 30, 1996 (unaudited) ............
  Notes to Financial Statements ...........................................

CARDIOLOGY AND INTERNAL MEDICINE ASSOCIATES, INC.
  Report of Independent Auditors ..........................................
  Balance Sheets as of December 31, 1995 and August 30, 1996 (unaudited)...
  Statements of Operations for the years ended December 31, 1994 and 1995 and period January 1, 1996 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) ......................
  Statements of Stockholder's Equity for the years ended December 31,
    1994 and 1995 and period January 1, 1996 through August 30, 1996
    (unaudited) and nine months ended September 30, 1995 (unaudited) ......
  Statements of Cash Flows for the years ended December 31, 1994 and 1995 and period January 1, 1996 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) ......................
  Notes to Financial Statements ...........................................

JAMES F. HAINES AND WILLIAM J. BELCASTRO, PARTNERSHIP
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and August 31, 1996 (unaudited)..
  Statements of Operations for the year ended December 31, 1995 and period January 1, 1996 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) ..........................
  Statements of Partners' Capital for the year ended December 31, 1995 and period January 1, 1996 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) .....................
  Statements of Cash Flows for the year ended December 31, 1995 and period January 1, 1996 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) ..........................
  Notes to Financial Statements ..........................................

JAY M. UNGAR, M.D.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and August 30, 1996 (unaudited)..
  Statements of Operations for the year ended December 31, 1995 and period January 1 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) .................................
  Statements of Cash Flows for the year ended December 31, 1995 and period January 1 through August 30, 1996 (unaudited) and nine months ended September 30, 1995 (unaudited) .................................
  Notes to Financial Statements ..........................................

WESTERN MASSACHUSETTS MEDICAL GROUP, INC.
  Report of Independent Auditors .........................................
  Balance Sheets as of November 30, 1995 and August 30, 1996 (unaudited)..
  Statements of Operations for the year ended November 30, 1995 and the period December 1, 1995 through August 30, 1996 (unaudited) and nine months ended August 31, 1995 (unaudited) .............................
  Statements of Stockholder's Equity for the year ended November 30, 1995 and the period December 1, 1995 through August 30, 1996 (unaudited)
    and nine months ended August 31, 1995 (unaudited) ....................
  Statements of Cash Flows for the year ended November 30, 1995 and the period December 1, 1995 through August 30, 1996 (unaudited) and nine months ended August 31, 1995 (unaudited) .............................
  Notes to Financial Statements ..........................................

ANNAPOLIS MEDICAL SPECIALISTS, LLP
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
    (unaudited) ..........................................................
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995, and nine months ended September 30, 1995 (unaudited) and nine months ended September 30, 1996 (unaudited) .....................
  Statements of Stockholder's Equity for the years ended December 31,
    1993, 1994 and 1995, and nine months ended September 30, 1995
    (unaudited) and nine months ended September 30, 1996 (unaudited) .....
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995, and nine months ended September 30, 1995 (unaudited) and nine months ended September 30, 1996 (unaudited) .....................
  Notes to Financial Statements ..........................................


DRS. FORTIER, LIBBER, CLEMMENS & WEIMER, P.A.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and September 30, 1996
    (unaudited) ..........................................................
  Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Statements of Shareholders' Equity for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and
    September 30, 1996 (unaudited) .......................................
  Statements of Cash Flows for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Notes to Financial Statements ..........................................

DRS. GOLDGEIER, LEVINE & FRIEDMAN, P.A.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and September 30, 1996
    (unaudited) ..........................................................
  Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Statements of Shareholders' Equity (Deficit) for the year ended
    December 31, 1995 and nine months ended September 30, 1995 (unaudited)
    and September 30, 1996 (unaudited) ...................................
  Statements of Cash Flows for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Notes to Financial Statements ..........................................

KOEPPEL, ROSEN, RUDIKOFF, M.D., P.C.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and September 30, 1996
    (unaudited) ..........................................................
  Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Statements of Stockholders' Equity for the year ended December 31,
    1995 and nine months ended September 30, 1995 (unaudited) and
    September 30, 1996 (unaudited) .......................................
  Statements of Cash Flows for the year ended December 31, 1995 and nine months ended September 30, 1995 (unaudited) and September 30, 1996
    (unaudited) ..........................................................
  Notes to Financial Statements ..........................................

DRS. PAKULA, DAVICK & BOGUE, P.A.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and September 30, 1996
    (Unaudited) ..........................................................
  Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1996 (unaudited) and September 30, 1995
    (unaudited) ..........................................................
  Statements of Stockholders' Equity for the year ended December 31,
    1995 and nine months ended September 30, 1996 (unaudited) and
    September 30, 1995 (unaudited) .......................................
  Statements of Cash Flows for the year ended December 31, 1995 and nine months ended September 30, 1996 (unaudited) and September 30, 1995
    (unaudited) ..........................................................
  Notes to Financial Statements ..........................................


PARK MEDICAL ASSOCIATES, P.A. AND PARK MEDICAL LABS, INC.
  Report of Independent Auditors .........................................
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and
    September 30, 1996 (unaudited) .......................................
  Consolidated Statements of Operations for the years ended December 31,
    1993, 1994 and 1995 and nine months ended September 30, 1995
    (unaudited) and nine months ended September 30, 1996 (unaudited) .....
  Consolidated Statements of Owners' Equity for the years ended
    December 31, 1993, 1994 and 1995 and nine months ended
    September 30, 1995 (unaudited) and nine months ended
    September 30, 1996 (unaudited) .......................................
  Consolidated Statements of Cash Flows for the years ended December 31,
    1993, 1994 and 1995 and nine months ended September 30, 1995
    (unaudited) and nine months ended September 30, 1996 (unaudited) .....
  Notes to Consolidated Financial Statements .............................

DRS. SIGLER, ROSKES, HOLDEN & SCHUBERTH, P.A.
  Report of Independent Auditors .........................................
  Balance Sheets as of December 31, 1995 and September 30, 1996
    (unaudited) ..........................................................
  Statements of Operations for the years ended December 31, 1994 and
    1995, and nine months ended September 30, 1995 (unaudited) and
    September 30, 1996 (unaudited) .......................................
  Statements of Shareholders' Equity for the years ended December 31,
    1994 and 1995, and nine months ended September 30, 1995 (unaudited)
    and September 30, 1996 (unaudited) ...................................
  Statements of Cash Flows for the years ended December 31, 1994 and
    1995, and nine months ended September 30, 1995 (unaudited) and
    September 30, 1996 (unaudited) .......................................
  Notes to Financial Statements ..........................................

CLINICAL ASSOCIATES, P.A.
  Report of Independent Auditors .........................................
  Balance Sheet as of June 30, 1994 ......................................
  Statement of Income for the year ended June 30, 1994 ...................
  Statement of Changes in Stockholder's Equity for the year ended June 30,
    1994 .................................................................
  Statement of Cash Flows for the year ended June 30, 1994 ...............
  Notes to Financial Statements ..........................................

CLINICAL ASSOCIATES, P.A.
  Report of Independent Auditors .........................................
  Balance Sheet as of June 30, 1995 ......................................
  Statement of Income for the year ended June 30, 1995 ...................
  Statement of Changes in Stockholder's Equity for the year ended June 30,
    1995 .................................................................
  Statement of Cash Flows for the year ended June 30, 1995 ...............
  Notes to Financial Statements ..........................................



CLINICAL ASSOCIATES, P.A.
  Report of Independent Auditors .........................................
  Balance Sheet as of June 30, 1996 ......................................
  Statement of Income for the year ended June 30, 1996 ...................
  Statement of Changes in Stockholder's Equity for the year ended June 30,
    1996 .................................................................
  Statement of Cash Flows for the year ended June 30, 1996 ...............
  Notes to Financial Statements ..........................................

UNAUDITED FINANCIAL STATEMENTS OF CLINICAL ASSOCIATES, P.A.
  Unaudited Balance Sheet as of March 31, 1997............................
  Unaudited Statements of Income (loss) for the nine months ended
    March 31, 1996 and March 31, 1997.....................................
  Unaudited Statements of Cash Flows for the nine months ended
    March 31, 1996 and March 31, 1997.....................................

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF PHYSICIANS QUALITY CARE, INC.
  Unaudited Pro Forma Combined Financial Statements ......................
  Unaudited Pro Forma Combined Balance Sheet as of March 31, 1997 ........
  Unaudited Pro Forma Combined Statement of Operations for the year ended
    December 31, 1996 ....................................................
  Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1997 .................................................
  Notes to Unaudited Pro Forma Financial Statements ......................



                         Physicians Quality Care, Inc.


                         Audited Financial Statements


                The period from March 20, 1995 (inception) to December 31, 1995 and the year ended December
                31, 1996 and three months ended March 31, 1996 (Unaudited) and three months ended March 31, 1997 (Unaudited)


                                    Contents

Report of Independent Auditors.........................................      1

Audited  Financial Statements

Balance Sheets.........................................................      2
Statements of Operations...............................................      3
Statements of Changes in Stockholders' Equity (Deficit) and Common
Stock Subject to Put...................................................      4
Statements of Cash Flows...............................................      5
Notes to Financial Statements..........................................      6

                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.


We have audited the accompanying balance sheets of Physicians Quality Care, Inc. (the Company) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity (deficit) and common stock subject to put, and cash flows for the period from March 20, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Quality Care, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the period from March 20, 1995 (inception) to December 31, 1995 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's ability to continue as a going concern will be dependent upon obtaining adequate financing and consummating future affiliations with physician practices. In addition, the recoverability of assets and payment of liabilities will be dependent upon the Company's ability to continue as a going concern. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       /s/ Ernst & Young LLP

March 28, 1997

Boston, Massachusetts

                         Physicians Quality Care, Inc.

                                 Balance Sheets

                                                                                           (Unaudited)
                                                                       December 31,          March 31,
                                                                     1995        1996          1997
                                                                 --------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                      $ 3,479,781   $ 1,275,405  $    494,907
  Accounts receivable, less allowance for doubtful
    accounts of $1,070,052 and $1,246,333 in 1996
    and 1997 (unaudited), respectively                                           5,366,647     7,163,199
  Prepaid expenses                                                    12,644       698,377       596,063
  Due from related parties                                                       1,104,317     1,104,317
  Other current assets                                                 8,138       260,452       226,634
                                                                 ---------------------------------------
Total current assets                                               3,500,563     8,705,198     9,585,120

Intangibles, less accumulated amortization of
 $112,625 and $174,287 in 1996 and 1997 (unaudited),
 respectively                                                                   28,244,274    30,384,466
Deferred affiliation and equity offering costs                       772,209       137,831        21,397
Property and equipment, net                                           90,646     1,489,416     1,979,384
Other assets                                                                       169,489       395,293
Deferred tax asset                                                                 608,171       608,171
                                                                 ---------------------------------------










                                                                 ---------------------------------------

Total assets                                                     $ 4,363,418   $39,354,379  $ 42,973,831
                                                                 =======================================

                                                                                                (Unaudited)
                                                                       December 31               March 31,
                                                                    1995          1996             1997
                                                                 -----------------------------------------------
Liabilities and stockholders' equity (deficit)
Current liabilities:
  Accounts payable                                               $   604,765   $  2,262,432      $  2,571,618
  Accrued compensation                                               109,664      2,038,894         1,419,363
  Accrued expenses                                                   103,456      1,798,164         1,324,964
  Income taxes payable                                                32,000         69,708           (10,292)
  Current portion of note payable                                          -        240,386         3,000,000
  Current portion of capital lease obligations                             -         78,514            20,451
                                                                 --------------------------------------------
Total current liabilities                                            849,885      6,488,098         8,326,104

Convertible promissory note                                        1,410,000                                -
Note payable, less current maturities                                                34,717                 -
Capital lease obligations, less current maturities                                  179,486           303,733
Deferred taxes                                                                    1,073,048         1,083,048

Commitments and contingencies

Common stock, subject to put, 12,740,589 and 13,313,082
  shares authorized, issued and outstanding at December 31, 1996
  and March 31, 1997, (unaudited), respectively                                  31,851,473        33,282,706

Stockholders' equity (deficit):
  Common stock, $.01 par value, 15,308,333 shares
    authorized, 7,706,250 shares issued and outstanding
    at December 31, 1995                                              77,063
  Class A common stock, $.01 par value, 75,000,000 shares
    authorized, 7,236,033 and 7,771,033 shares issued and
    6,223,533 and 6,758,533 outstanding at December 31, 1996
    and March 31, 1997, (unaudited), respectively                                    72,359            77,709
  Class B-1 common stock, $.01 par value, 15,267,915
    shares authorized, 2,442,866 shares issued and
    outstanding at December 31, 1996                                                 24,429            24,429
  Class B-2 common stock, $.01 par value, 9,732,085 shares
    authorized, 1,557,134 shares issued and outstanding
    at December 31, 1996                                                             15,571            15,571
  Series A Convertible Preferred Stock, $.01 par value,
    $3,998,762 liquidation value, 1,666,667 shares
    authorized 1,666,151 shares issued and outstanding
    at December 31, 1995                                           3,750,609
  Preferred stock, $.01 par value, 10,000,000 shares authorized
  Additional paid-in capital                                         420,000     21,117,623        22,449,773
  Accumulated deficit                                             (2,082,264)   (21,492,300)      (22,579,117)
  Due from stockholders                                              (61,875)
  Less treasury stock, at cost, 1,012,500 shares at
    December 31, 1996                                                               (10,125)          (10,125)
                                                                 --------------------------------------------
Total stockholders' equity (deficit)                               2,103,533       (272,443)          (21,760)
                                                                 --------------------------------------------
Total liabilities and stockholders' equity                       $ 4,363,418   $ 39,354,379       $42,973,831
                                                                 ============================================

See accompanying notes.

                         Physicians Quality Care, Inc.

                           Statements of Operations

                                                     Period from                                          (Unaudited)
                                                   March 20, 1995         Year ended                        March 31,
                                                   (inception) to         December 31,          -------------------------------
                                                  December 31, 1995          1996                    1996              1997
                                             ----------------------------------------------------------------------------------
Net patient service revenue                                  -           $  6,026,452                     -         $10,552,532
Less: amounts retained by physician groups                   -              2,194,571                     -           3,730,910
                                             ----------------------------------------------------------------------------------
Management fee revenue                                       -              3,831,881                     -           6,821,622

Operating expenses:
  Nonphysician salaries and benefits                         -              1,816,309                     -           3,141,146
  Other practice expenses                                    -                535,479                     -             687,579
  General corporate expenses                      $  2,061,737              5,953,117           $ 1,396,789           3,438,148
  Depreciation and amortization                          6,704                194,481                     -             341,534
  Provision for bad debts                                    -                214,404                     -             273,263
                                             ----------------------------------------------------------------------------------
Total expenses                                       2,068,441              8,713,790             1,396,789           7,881,670
                                             ----------------------------------------------------------------------------------

Operating loss                                      (2,068,441)            (4,881,909)           (1,396,789)         (1,060,048)

Other income (expense):
  Interest income                                      108,177                 91,104                31,794               3,955
  Interest expense                                     (90,000)              (104,255)              (45,000)            (30,724)
                                             ----------------------------------------------------------------------------------
                                                        18,177                (13,151)              (13,206)            (26,769)
                                             ----------------------------------------------------------------------------------

Loss before income taxes                           (2,050,264)             (4,895,060)           (1,409,995)         (1,086,817)
Income tax provision                                   32,000                  78,128                 9,400                   -
                                             ----------------------------------------------------------------------------------

Net loss                                        $  (2,082,264)         $   (4,973,188)           (1,419,395)         (1,086,817)
                                             ==================================================================================

Net loss available to common stock              $  (2,082,264)         $  (19,410,036)          $(1,419,395)        $(1,086,817)
                                             ==================================================================================

Net loss per common share                       $       (0.27)         $        (1.80)          $     (0.18)        $     (0.04)
                                             ==================================================================================

Weighted average common shares
  outstanding                                       7,706,250              10,785,605             7,706,250          24,756,907
                                             ==================================================================================




See accompanying notes.

                         Physicians Quality Care, Inc.

            Statements of Changes in Stockholders' Equity (Deficit)
                        and Common Stock Subject to Put

          Period from March 20, 1995 (inception) to December 31, 1995 and Year ended December 31, 1996 and March 31, 1997 (unaudited)



                                                            Common Stock         Class A Common Stock       Class B-1 Common Stock
                                                       ----------------------------------------------------------------------------
                                                         Shares       Amount     Shares       Amount         Shares        Amount
                                                       ----------------------------------------------------------------------------
Issuance of common stock                                 7,706,250   $ 77,063
Issuance of convertible preferred stock,
    net of issuance costs of $98,153
Issuance of warrant
Issuance of warrants in lieu of interest on
    convertible promissory note
Issuance of warrants in connection with
    convertible preferred stock
Loan to stockholders
Net loss
                                                       ----------------------------------------------------------------------------
Balance at December 31, 1995                             7,706,250     77,063
Purchase of treasury shares
Recapitalization in connection with
    restatement of Charter                              (7,706,250)   (77,063)   7,706,250    $  77,063
Reclassification of common stock in
    connection with recapitalization                                            (5,897,914)     (58,980)
Accretion of common stock subject to
    put to fair value
Issuance of Class A common stock upon
    upon conversion of bridge loan                                                 402,301        4,023
Issuance of Class A common stock upon
    conversion of Series A convertible
    preferred stock                                                              1,666,151       16,662
Issuance of Class A common stock upon
    conversion of subordinated note                                                625,000        6,250
Issuance of Class A common stock in
    connection with the Springfield affiliation                                  2,592,245       25,921
Issuance of Class A common stock in
    connection with the Baltimore affiliation                                    6,842,675       68,426
Reclassification of common stock
     subject to put                                                             (6,842,675)     (68,426)
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $1,410,881                                                                                            1,587,863      $15,879
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $640,214                                                                                                855,003        8,550
Payment received from Stockholder
Issuance of Class A common stock to
    Shareholders for cash                                                          142,000        1,420
Net loss
                                                       ----------------------------------------------------------------------------
Balance at December 31, 1996                                   -    $      -     7,236,033     $ 72,359     2,442,866       $24,429

Issuance of Class A Common Stock In
acquistion of business (Chestnut) (unaudited)                                      440,000        4,400

Reclassification of common stock
subject to put to fair value (unaudited)                                          (440,000)      (4,400)

Issuance of Class A Common Stock
for Cash (Shareholders), (unaudited)                                               130,000        1,300

Issuance of Class A Common Stock
for Cash (Shareholders), (unaudited)                                               342,000        3,420

Issuance of Class A Common Stock
to Banker's Trust (unaudited)                                                       63,000          630

Issuance of Class A Common Stock in
acquisition of business (Izenstein) (unaudited)                                    132,493        1,325

Reclassification of common stock
subject to put to fair value (unaudited)                                          (132,493)      (1,325)

Net Loss (unaudited)
                                                       ----------------------------------------------------------------------------
Balance at 3-31-97 (unaudited)                                 -    $      -     7,771,033      $77,709     2,442,866       $24,429
                                                       ============================================================================

                                                                        Series A Convertible                           Additional
                                               Class B-2 Common Stock     Preferred Stock           Treasury Stock       Paid-in
                                              ----------------------------------------------------------------------
                                                 Shares        Amount   Shares        Amount       Shares     Amount     Capital
                                              -------------------------------------------------------------------------------------
Issuance of common stock
Issuance of convertible preferred stock,
    net of issuance costs of $98,153                                     1,666,151 $ 3,750,609
Issuance of warrant                                                                                                   $      90,000
Issuance of warrants in lieu of interest on
    convertible promissory note                                                                                             180,000
Issuance of warrants in connection with
    convertible preferred stock                                                                                             150,000
Loan to stockholders
Net loss
                                              -------------------------------------------------------------------------------------
Balance at December 31, 1995                                             1,666,151   3,750,609                              420,000
Purchase of treasury shares                                                                     1,012,500  $(10,125)
Recapitalization in connection with
    restatement of Charter
Reclassification of common stock in
    connection with recapitalization                                                                                       (248,958)
Accretion of common stock subject to
    put to fair value
Issuance of Class A common stock upon
    upon conversion of bridge loan                                                                                        1,001,727
Issuance of Class A common stock upon
    conversion of Series A convertible
    preferred stock                                                     (1,666,151) (3,750,609)                           3,733,947
Issuance of Class A common stock upon
    conversion of subordinated note                                                                                       1,493,750
Issuance of Class A common stock in
    connection with the Springfield affiliation                                                                           6,454,672
Issuance of Class A common stock in
    connection with the Baltimore affiliation   17,038,261
Reclassification of common stock
     subject to put                                                                                                     (17,038,261)
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $1,410,881                                1,012,137     $10,121                                                    5,063,119
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $640,214                                    544,997       5,450                                                    2,845,786
Payment received from Stockholder
Issuance of Class A common stock to
    Shareholders for cash                                                                                                   353,580
Net loss
                                              -------------------------------------------------------------------------------------
Balance at December 31, 1996                     1,557,134     $15,571         -    $     -  (1,012,500) $(10,125)    $  21,117,623

Issuance of Class A Common Stock In
acquistion of business (Chestnut)                                                                                         1,095,600

Reclassification of common stock
subject to put to fair value                                                                                             (1,095,600)

Issuance of Class A Common Stock
for Cash (Shareholders),                                                                                                    323,700

Issuance of Class A Common Stock
for Cash (Shareholders),                                                                                                    851,580

Issuance of Class A Common Stock
to Banker's Trust                                                                                                           156,870

Issuance of Class A Common Stock in
acquisition of business (Izenstein)                                                                                         329,908

Reclassification of common stock
subject to put to fair value                                                                                               (329,908)

Net Loss
                                              -------------------------------------------------------------------------------------
Balance at March  31, 1997                       1,557,134     $15,571         -    $     -  (1,012,500) $(10,125)    $  22,449,773
                                              =====================================================================================
                                                                                                     Common
                                                                                     Total           Stock
                                                     Accumulated     Due from     Stockholders'      Subject
                                                       Deficit     Stockholders      Equity          to Put
                                                   ------------------------------------------------------------
Issuance of common stock                                                       $       77,063
Issuance of convertible preferred stock,
    net of issuance costs of $98,153                                                3,750,609
Issuance of warrant                                                                    90,000
Issuance of warrants in lieu of interest on
    convertible promissory note                                                       180,000
Issuance of warrants in connection with
    convertible preferred stock                                                       150,000
Loan to stockholders                                                $(61,875)         (61,875)
Net loss                                          $ (2,082,264)                    (2,082,264)
                                                  -------------------------------------------------------------
Balance at December 31, 1995                        (2,082,264)      (61,875)       2,103,533
Purchase of treasury shares                                           10,125
Recapitalization in connection with
    restatement of Charter
Reclassification of common stock in
    connection with recapitalization                                                 (307,938)  $     307,938
Accretion of common stock subject to
    put to fair value                              (14,436,848)                   (14,436,848)     14,436,848
Issuance of Class A common stock upon
    upon conversion of bridge loan                                                  1,005,750
Issuance of Class A common stock upon
    conversion of Series A convertible
    preferred stock
Issuance of Class A common stock upon
    conversion of subordinated note                                                 1,500,000
Issuance of Class A common stock in
    connection with the Springfield affiliation                                     6,480,593
Issuance of Class A common stock in
    connection with the Baltimore affiliation                                      17,106,687
Reclassification of common stock
     subject to put                                                               (17,106,687)     17,106,687
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $1,410,881                                                                   5,089,119
Issuance of Class B-1 and B-2 common
    stock for cash, net of issuance costs
    of $640,214                                                                     2,859,786
Payment received from Stockholder                                     51,750           51,750
Issuance of Class A common stock to
    Shareholders for cash                                                             355,000
Net loss                                            (4,973,188)                    (4,973,188)
                                                  -------------------------------------------------------------
Balance at December 31, 1996                      $(21,492,300)   $     -      $     (272,443)     31,851,473

Issuance of Class A Common Stock In
acquistion of business (Chestnut)                                                   1,100,000

Reclassification of common stock
subject to put to fair value                                                       (1,100,000)      1,100,000

Issuance of Class A Common Stock
for Cash (Shareholders),                                                              325,000

Issuance of Class A Common Stock
for Cash (Shareholders),                                                              855,000

Issuance of Class A Common Stock
to Banker's Trust                                                                     157,500

Issuance of Class A Common Stock in
acquisition of business (Izenstein)                                                   331,233

Reclassification of common stock
subject to put to fair value                                                         (331,233)         331,233

Net Loss                                            (1,086,817)                    (1,086,817)
                                                  -------------------------------------------------------------
Balance at March  31, 1997                        $(22,579,117)   $     -             (21,760)      33,282,706
                                                  =============================================================

See accompanying notes.

                         Physicians Quality Care, Inc.

                            Statements of Cash Flows

                                                                                                              (Unaudited)
                                                                                                                 Three
                                                                Period from                                   Months Ended
                                                              March 20, 1995       Year ended                   March 31,
                                                              (inception) to       December 31     ---------------------------------
                                                             December 31, 1995         1996              1996             1997
                                                            ------------------------------------------------------------------------
Operating activities
Net loss                                                     $(2,082,264)         $(4,973,188)      $(1,419,395)      $(1,086,817)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization                                    6,704              194,481            10,891           341,534
  Interest accretion on convertible promissory note               90,000               90,000            45,000              -
  Changes in operating assets and liabilities, net of
   effects of business acquisitions:
     Increase in accounts receivable                                -              (2,422,193)             -           (1,646,634)
     Increase in related party receivable                           -              (1,104,317)             -                 -
     Increase/Decrease in prepaid expenses and other assets      (20,782)            (274,922)          (32,708)          158,688
     Increase/Decrease in accounts payable, accrued              817,885            3,134,911           188,339          (806,924)
       compensation and accrued expenses
     Increase in income taxes payable                             32,000               37,708             9,400           (80,000)
                                                            ------------------------------------------------------------------------
Net cash used in operating activities                         (1,156,457)          (5,317,520)       (1,198,473)       (3,120,153)

Investing activities
Purchase of property and equipment                               (97,350)            (123,866)          (57,660)         (557,895)
(Increase) decrease in deferred acquisition costs               (315,071)             195,436          (266,653)           98,238
Cash paid for affiliation costs                                     -              (1,839,274)             -             (208,188)
Cash paid for affiliation                                           -              (5,102,337)             -             (800,779)
                                                            ------------------------------------------------------------------------
Net cash used in investing activities                           (412,421)          (6,870,041)         (324,313)       (1,468,624)

Financing activities
Proceeds from issuance of common stock, net of
   issuance costs                                                 15,188            8,309,655              -            1,337,500
Net proceeds from issuance of convertible preferred stock      3,750,609                 -                 -                 -
Proceeds from issuance of warrants                               420,000                 -                 -                 -
Proceeds from bridge financing                                      -               1,000,000              -                 -
Proceeds from note payable                                          -                 200,000              -            3,000,000
Proceeds from convertible promissory note                      1,320,000                 -                 -                 -
Proceeds from repayment of shareholder loan                         -                  51,750              -                 -
(Increase) decrease in deferred financing costs                 (457,138)             438,942           (29,617)           18,196
Payments on capital lease obligations                               -                 (17,162)           (2,381)         (216,271)
Cash Paid for Debt issuance cost                                                                                         (331,146)
                                                            ------------------------------------------------------------------------
Net cash provided by financing activities                      5,048,659            9,983,185           (31,998)       (3,808,279)
                                                            ------------------------------------------------------------------------

Net increase  (decrease) in cash and cash equivalents          3,479,781           (2,204,376)       (1,554,784)         (780,498)
Cash and cash equivalents at beginning of period                    -               3,479,781         3,479,781         1,275,405
                                                            ------------------------------------------------------------------------
Cash and cash equivalents at end of period                   $ 3,479,781          $ 1,275,405      $  1,924,997      $    494,907
                                                            ------------------------------------------------------------------------

Supplemental disclosure of cash flow information:

During the year ended December 31, 1996, the Company entered into capital lease obligations aggregating $271,000.

On August 30, 1996, the Company converted a bridge loan in the principal amount of $1,000,000 to 402,301 shares of common stock (see Note 10).

Cash paid for interest was $0 and $14,225 for the year ended December 31, 1995 and 1996, respectively.

Cash paid for income taxes was $0 and $31,800 for the year ended December 31, 1995 and 1996, respectively.

See accompanying notes.

                         Physicians Quality Care, Inc.

                         Notes to Financial Statements

                               December 31, 1996



1. Business and Organization

Formed in March 1995, Physicians Quality Care, Inc. (PQC or the Company) provides complete practice management for multi-specialty medical practice groups. The Company's objective is to establish and manage networks of specialty and primary care physicians and related diagnostic and therapeutic support services which can provide comprehensive health care services in targeted geographic areas.

On August 30, 1996, the Company consummated affiliations with seven physician practices (32 physicians and a physician-owned laboratory) in Springfield, Massachusetts, and on December 11, 1996, the Company consummated affiliations with fifteen physician practices (59 physicians and a physician-owned laboratory) in the Baltimore/Annapolis, Maryland area. As of the date of the affiliations the Company began providing management services to the physicians under long-term management agreements and recognizing revenues from these physician practices (the Physician Practices). Prior to August 30, 1996, the Company's operations consisted primarily of seeking affiliations with physician practices and negotiating the terms of the affiliations and management agreements with such physician practices.

2. Operations and Basis of Presentation

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since its inception, the activities of the Company have been primarily devoted to seeking affiliations with physician practices, negotiating the terms of the affiliations with and management agreements with, physician practices. The Company consummated affiliations with 91 physicians during 1996, the terms of which are more fully disclosed in Note
4. Due to the absence of significant revenues prior to the affiliations, the Company has predictably incurred significant operating losses and currently does not have working capital available to fund its growth strategy or operating losses expected during the next year. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management expects to finance its future affiliations with sales of equity pursuant to existing financing agreements with its Institutional Investors (see
Note 10). In addition, management expects to fund operations in the short term with proceeds of an equity offering to private investors and a working capital line of credit (see Note 13) and with management fee income and positive cash flow from existing physician practices. However, no assurances can be provided that the Company will successfully complete these financings. Should any of the planned financing not be completed, management

                         Physicians Quality Care, Inc.

2. Operations and Basis of Presentation (continued)

will seek financing through other sources; however, there can be no assurance that other sources of capital will be available on terms and conditions acceptable to the Company or at all. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting. The Company enters into long-term affiliation arrangements with physician practices, and through mergers and asset purchases, the assets and liabilities of the physician practices are transferred to a professional corporation affiliated with the Company. The Company does not consolidate the operating results and accounts of the physician practices. For display purposes, the Company has presented the physician practice revenues and amounts retained by the physician practices in the accompanying statements of operations to arrive at the Company's gross management fee revenue. See further discussion below.

Net Patient Service Revenue

Net patient service revenue represents the revenue of the physician practices reported at the estimated realizable amounts from patients, third-party payors and others for services rendered, net of contractual and other adjustments.

During 1996, the Company estimates that approximately 40% of net patient service revenue was received under government-sponsored healthcare programs (principally, the Medicare and Medicaid programs).

The Company has agreements with various Health Maintenance Organizations (HMOs) to provide medical services to subscribing participants. Under these agreements, the Company receives monthly capitation payments based on the number of each HMO's participants.

                         Physicians Quality Care, Inc.

3. Summary of Significant Accounting Policies (continued)

Management Fee Revenue

Management fee revenue represents net patient service revenue less amounts retained by physician practices and consists of the following for the year ended December 31, 1996:

Net patient service revenue                                                     $ 6,026,452
Less: Physician baseline compensation                                            (2,090,385)
      Allocation of physician practice net profits to the physicians               (104,186)
                                                                              ---------------
                                                                                $ 3,831,881
                                                                              ===============

The amounts retained by physician practices represents amounts paid to the physicians pursuant to the service agreements between the Company and the physician practices' physician baseline compensation is determined based on an agreed-upon percentage (80% to 95%) of the physicians' historic compensation levels. The amounts allocated to the Company and to the physician groups are determined based on a percentage of physician group revenue in excess of physician baseline compensation and reimbursement of practice expenses (hereafter referred to as net profits). The net profits for one of the Company's Affiliated Groups are first allocated to the Company up to 5% of the net profits. Net profits remaining after the first allocation are then allocated 80% to the Company and 20% to the physician groups up to 15% of the net profits. Net profits remaining after the second allocation are then allocated equally between the Company and the physician groups.

The net profits for the other Affiliated Group are allocated equally between the Company and the physician groups.

Under the service agreements, the Company provides each physician practice with a comprehensive package of services, including office and facilities, equipment, nursing and other non-physician professional support, administrative support, information systems, comprehensive professional liability insurance, and general management and financial advisory services. The Company also bills all patients, insurance companies and third-party payors and negotiates all contracts and relationships with payors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

Property and Equipment

Property and equipment is carried at cost. Depreciation is calculated using the straight-line method over the useful lives of the assets.

Professional Liability Insurance

The Company has obtained professional liability coverage for the Physician Practices through commercial insurance carriers on either a claims-made or occurrence basis. The Company has purchased additional insurance to cover the tail portion of the claims made policies. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                         Physicians Quality Care, Inc.

3. Summary of Significant Accounting Policies (continued)

Intangibles

The cost of the long-term affiliation agreements, which represents the affiliation consideration over the fair value of identifiable assets acquired, has been reflected as "Intangibles" and is being amortized over 40 years, the life of the long-term affiliation agreements.

Impairment of Long-Lived Assets

On January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS 121, the carrying value of long-lived assets are reviewed if the facts and circumstances suggest they may be impaired. If this review indicates that the affected assets may not be recoverable, as determined based upon a projection of undiscounted operating cash flows, the carrying value of the affected assets would be reduced to fair value.

Capital Leases

Assets and liabilities relating to capital leases are recorded at the present value of the future minimum rental payments using interest rates appropriate at the inception of the lease. Capital lease amortization is provided on a straight-line basis over the initial term of the lease and is included with depreciation expense.

Deferred Affiliation and Equity Offering Costs

Deferred affiliation costs consist of amounts paid in connection with proposed affiliations with physician practices and related negotiations to provide management services to such practices. Costs are capitalized in connection with affiliations that are considered probable and included in the consideration for the practices upon consummation of affiliation and management agreements. Affiliation costs deferred at December 31, 1995 and 1996 amounted to approximately $315,000 and $113,000, respectively. If a proposed affiliation is no longer considered to be probable, the related deferred affiliation costs are written off.

Costs incurred in connection with the Company's equity offerings are deferred until the offering is consummated, at which time they are netted against the proceeds of the equity

                         Physicians Quality Care, Inc.

3. Summary of Significant Accounting Policies (continued)

offering to which they pertain. Equity offering costs deferred at December 31, 1995 and December 31, 1996 amounted to approximately $457,000 and $25,000, respectively.

Stock Compensation Arrangements

The Company accounts for its stock compensation arrangements under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and intends to continue to do so.

The Company has adopted disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". These provisions require the Company to disclose pro forma net income and earnings per share amounts as if compensation expense related to grants of stock options were recognized based on new fair value accounting rules.

Fair Value of Financial Instruments

The Company's financial instruments consist of accounts receivable, accounts payable, accrued expenses and other liabilities. The Company believes that the carrying value of its financial instruments approximate fair value.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing the net loss available to common stock by the weighted-average number of shares of common and common equivalent shares outstanding during each period presented. The net loss available to common stock reflects the accretion of common stock subject to put to fair value at December 31, 1996 (see Note 10). The effect of options and warrants is not considered as it would be antidilutive. Fully diluted loss per share is not presented because the effect would be antidilutive.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

                         Physicians Quality Care, Inc.

4. Affiliations

Springfield

Effective August 30, 1996, the Company entered into affiliation arrangements with 7 physician practices (32 physicians) located in Western Massachusetts (the Springfield Affiliation). In connection with this transaction, through mergers and asset purchases, the assets and liabilities of the physician practices were transferred to a newly formed professional corporation affiliated with the Company, Medical Care Partners, P.C. (MCP) and the physicians became employees of MCP. The aggregate total consideration paid to the physicians for the mergers and asset purchases was approximately $9.7 million, of which $3.2 million was paid in cash and $6.5 million was paid by the issuance of 2,592,245 shares of common stock. Up to an additional $2.15 million, payable in common stock, may be paid in the future to certain of the physicians if revenue goals are met. Such consideration, if and when paid, would be reflected as an expense in the statement of operations. In addition, 29 physicians received 2,500 options to purchase common stock at an exercise price of $2.50 per share.

Baltimore

Effective December 11, 1996, the Company entered into affiliation arrangements with 15 physician practices (59 physicians) located in the Baltimore/Annapolis, Maryland area (the Flagship Affiliation). In connection with this transaction, through mergers and sales, the assets and liabilities of the physician practices were transferred to a newly formed professional corporation affiliated with the Company, Flagship Health, P.A. (Flagship) and the physicians became employees of Flagship. The aggregate consideration paid to the physicians at the consummation of the mergers and asset purchases was approximately $19.8 million, of which $2.7 million was paid in cash and $17.1 million was paid by the issuance of 6,842,675 shares of common stock. Final total consideration is subject to working capital adjustments within 120 days after closing.

The Springfield affiliation and the Flagship affiliation have been accounted for by the purchase method of accounting and accordingly, the purchase price has been allocated to the tangible assets acquired and liabilities assumed based on the estimated fair value at affiliation date.

                         Physicians Quality Care, Inc.

4. Affiliations (continued)

The following table depicts the calculation of the Company's purchase price, excess of purchase price over the fair value of the acquired assets and the preliminary allocation to the acquired assets. The determination of the fair market value of the acquired assets and the allocation of the purchase price to both tangible and intangible assets are currently being performed and may vary from values presented below.

Allocation of purchase price:
                                 Springfield        Flagship
                               ------------------------------

Cash                             $   336,000      $   443,000
Fixed assets                         317,000          955,000
Other current assets               1,346,000        4,260,000
Intangibles                        9,037,000       16,371,000
Accounts payable                    (190,000)        (677,000)
Other liabilities                 (1,138,000)      (1,592,000)
                               ------------------------------
                                   9,708,000       19,760,000
Other affiliation costs            1,238,000        1,711,000
                               ------------------------------
                                 $10,946,000      $21,471,000
                               ==============================

The following table presents pro forma financial information reflecting the effects of the Springfield affiliation and the Flagship affiliation as though they had occurred at the beginning of each period presented. Supplemental net loss per common share assumes the conversion of the Series A convertible preferred stock, the convertible bridge loan, and the convertible promissory note as of January 1, 1996 (see Note 10).

                                           (Unaudited)
                                           Period from
                                            March 20
                                              1995          (Unaudited)
                                          (inception) to     Year ended
                                            December 31     December 31
                                               1995             1996
                                        --------------------------------

Revenue                                      $35,642,000    $ 39,544,000
                                        ===================================

Net loss                                     $(1,713,000)   $ (3,340,000)
                                        ===================================

Net loss available to common stock           $(1,713,000)   $(17,776,848)
                                        ===================================

Net loss per common share                    $     (0.08)   $      (0.81)
                                        ===================================

Supplemental net loss per common share       $     (0.08)   $      (0.74)
                                        ===================================

                         Physicians Quality Care, Inc.

5. Property and Equipment

Property and equipment consist of the following:

                                             December 31
                                          1995           1996
                                       -------------------------

Equipment                                $74,230      $  189,458
Furniture and fixtures                     7,755         132,946
Office equipment                          15,365         935,914
Leasehold improvements                                   319,658
                                       -------------------------
                                          97,350       1,577,976
Less accumulated depreciation              6,704          88,560
                                       -------------------------

                                         $90,646      $1,489,416
                                       =========================

Depreciation expense was $6,704 and $81,853 for the period from March 20, 1995 (inception) to December 31, 1995 and for the year ended December 31, 1996, respectively.

6. Convertible Promissory Note and Warrant

In June 1995, the Company issued a $1,500,000 convertible promissory note to an investor. In lieu of interest, the Company issued a warrant to purchase 20,000 shares of the Company's common stock at $2.40 per share. The warrant's value of $180,000 has been reflected in the statements of operations as interest expense. Effective August 1996, the note was converted into 625,000 shares of the Company's Class A Common Stock.

7. Leases

The Company maintains operating leases for property and certain office equipment at its corporate headquarters and a subsidiary site. The property leases contain renewal options and escalation clauses and require the Company to pay certain utilities and taxes over established base amounts. In addition, the Company is obligated under operating lease agreements acquired in connection with the Springfield and Flagship affiliations (see Note 4).

Operating lease expense amounted to $14,679 and $535,479 for the period from inception to December 31, 1995 and for the year ended December 31, 1996, respectively.

                         Physicians Quality Care, Inc.

7. Leases (continued)

During 1996, the Company entered into capital lease agreements totaling approximately $271,000. The Company is obligated under capital lease agreements acquired in connection with the Springfield and Flagship affiliations (see Note
4).

At December 31, 1996, property, plant and equipment amounts included capitalized lease assets totaling $232,257, net of accumulated depreciation of $160,629.

Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                             Capital Leases   Operating Leases
                                           -------------------------------------

             1997                                  $102,602        $ 2,973,587
             1998                                    73,830          2,666,713
             1999                                    71,636          2,256,148
             2000                                    39,991          2,084,329
             2001                                    12,452            856,336
             Thereafter                                                741,497
                                           -------------------------------------
                                                    300,511         11,578,610
                                           -------------------------------------
             Amounts representing interest          (42,511)
                                           -------------------------------------

                                                   $258,000        $11,578,610
                                           =====================================

8. Letter of Credit

At December 31, 1996, the Company had a letter of credit outstanding in the amount of $85,000 securing the Company's payment for office improvements at a subsidiary site.

9. Transactions with Related Parties

The amounts due from related parties at December 31, 1996 represent working capital and other adjustments in connection with the affiliations (see Note 4). Because of the nature of the Company's arrangements with the affiliated physician groups, substantially all transactions included in net patient service revenues and amounts retained by physician groups in the accompanying financial statements are viewed as related-party transactions.

                         Physicians Quality Care, Inc.

9.  Transactions with Related Parties (continued)

During the year ended December 31, 1996, the Company entered into affiliation transactions with three of its directors who are physicians. The physicians received 498,602 shares of Class A common stock, 2,500 options to acquire Class A common stock, with an exercise price of $2.50 per share and cash in the amount of $315,000 as consideration for the affiliations. These transactions were entered into on commercially reasonable terms, substantially similar to the terms of its affiliation transactions with other affiliated physicians (see Note
4), and the consideration paid in connection with such affiliations was based on the fair market value of the medical practice assets or services acquired.

At December 31, 1996, the Company had a promissory note with a face value of $200,000 with a director of the Company. The note bears interest at prime plus 2%. This note, along with accrued interest, was paid by the Company on February 4, 1997.

On August 30, 1996, the Company entered into a Management Agreement with Bain Capital Partners V, L.P. (Bain), an affiliate of the Company's Institutional Investors (see Note 10). Pursuant to the Management Agreement, the Company will pay Bain a management fee of $500,000, plus 1% of any financings from parties other than affiliates of Bain, for services including advice in connection with financings and financial, managerial and operational advice in connection with day-to-day operations. The Company is also obligated to pay certain expenses, not to exceed $100,000 per year without the Company's consent, of Bain and its affiliates in connection with the Management Agreement.

10.  Stockholders' Equity

Common Stock
------------

During the period from March 20, 1995 (inception) to December 31, 1995, the Company issued 7,706,250 shares of $.01 par value common stock to its founders in exchange for cash of $15,188 and notes of $61,875. During the year ended December 31, 1996, 1,012,500 shares of common stock were reacquired by the Company at a cost of $10,125 in the form of cancellation of a like amount of a note due from the shareholder. These shares are subject to certain restrictions which lapse in August 1998.

Effective August 30, 1996, the Company recapitalized. All shares of then-existing common stock were canceled (Old Common Stock) and three new classes of common stock (Class A, Class B-1 and Class B-2) were authorized. Holders of Class A, Class B-1 and Class B-2 common shares are entitled to elect two, one and one members of the Company's Board of Directors, respectively. The remaining seven directors are elected collectively by the holders of Class A, Class B-1 and Class B-2 common shares, with each share having a single vote.

                         Physicians Quality Care, Inc.

10.  Stockholders' Equity (continued)

Class A common shares were distributed to holders of Old Common Stock on a one-for-one basis.

On August 30, 1996, 402,301 of Class A common shares were issued in connection with the conversion of a bridge loan. The bridge loan, in the amount of $1.0 million, (1) was outstanding during July and August 1996; (2) bore interest at 10.25% and (3) was convertible into Class A common shares at a conversion rate of $2.50 per share. Warrants to purchase 201,150 shares of common stock at $5.00 per share were issued in connection with the bridge loan.

During June 1995, the Company issued 1,666,151 shares of Series A Convertible Preferred Stock (Preferred Stock), par value $.01, which effective August 30, 1996, was converted to Class A common stock on a one-for-one basis. Warrants to purchase 416,538 shares of Common Stock at $2.40 per share were issued upon the closing of the sale of the Preferred Stock. Warrants to purchase an additional 416,538 shares of common stock were required to be issued to the holders of the Preferred Stock in the event that the Company did not complete an initial public offering on or before June 30, 1996. Accordingly, on August 30, 1996, the Company issued an additional 416,538 warrants at $2.40 per share. A total value of $300,000 were assigned to these warrants.

As discussed in Note 6, 625,000 shares of Class A common stock were issued in connection with the conversion of a promissory note.

As discussed in Note 4, 2,592,245 Class A common shares were issued in connection with the Springfield Affiliation, and 6,842,675 Class A common shares were issued in connection with the Baltimore Affiliation.

In connection with the Springfield Affiliation described in Note 4, on August 30, 1996, the Company issued 1,587,863 Class B-1 common shares, 1,012,137 Class B-2 common shares and warrants to purchase 3,750,500 shares of Class B common stock at $2.50 per share to the Institutional Investors in exchange for cash proceeds of $6.5 million, which after issuance costs of approximately $1.4 million, netted to approximately $5.1 million. In connection with the Baltimore Affiliation described in Note 4, on December 11, 1996, the Company issued 855,003 Class B-1 common shares, 544,997 Class B-2 common shares and warrants to purchase 1,799,000 shares of Class B common stock at $2.50 per share to the Institutional Investors in exchange for cash proceeds of $3.5 million, which after issuance costs of approximately $640,000, netted to approximately $2.9 million.

                         Physicians Quality Care, Inc.

10.  Stockholders' Equity (continued)

Subject to certain conditions, the Institutional Investors are required to purchase up to 8,000,000 additional shares of Class B common stock, together with warrants to purchase up to 7,450,500 shares of Class B common stock, for aggregate consideration of $20,000,000. These shares may be sold no later than December 31, 1999. The number of shares of common stock issuable upon exercise of the warrants is subject to adjustment based on the Company's future financial performance.

During December 1996, the Company issued 142,000 shares of Class A common stock at $2.50 per share to shareholders for cash.

Puts and Calls
--------------

Of the Company's outstanding common stock, 12,740,589 shares are subject to a put option which provides for the put of the shares back to the Company at fair value upon the death of the holder. In addition, 1,072,285 of such shares are also subject to a fair value put option back to the Company at the later of the shareholder's retirement from the Company or 18 months after the date
(December 11, 1996) of the shareholders' agreement. Consequently, these 12,740,589 shares have been recorded at fair value outside of permanent equity in the accompanying balance sheet.

The Company's shareholder agreements also provide that in connection with 10,053,670 shares of common stock, the Company has the right to purchase such shares for fair value if the shareholder's termination from the Company is without cause or is by resignation, and for the lower of cost or fair value if termination is with cause.

All of the above put and call provisions expire on the date of a Qualified Public Offering (QPO), defined as a public offering of the Company's common stock with proceeds to the Company of at least $50 million.

Because the Company's shares are subject to a number of restrictions in the shareholders' agreements and will not trade until the occurrence of a QPO, the Company believes it is a nonpublic entity for compensation accounting purposes and, accordingly, has not recorded any compensation expense for these puts and calls. As noted above, at the date of the QPO, the put and call provisions of the shareholder agreements will expire.


Warrants
--------

In May 1995, the Company issued a stock purchase warrant for consideration of $90,000, which provided the holder the right to purchase 100,000 shares of common stock at $20.00 per share. The warrant expired unexercised on December 31, 1995.

In September 1996, the Company issued a stock purchase warrant for consideration of $115,000, which provided the holder the right to purchase 50,000 shares of Class A common stock at $3.00 per share.

At December 31, 1996, warrants to purchase 6,653,726 shares of Class A and Class B common stock were outstanding as follows:


                Number         Price        Expiration Date
          ----------------------------------------------------
                 20,000        $2.40             2000
                201,150         5.00             2003
                416,538         2.40             2000
                416,538         2.40             2001
              3,750,500         2.50             2003
              1,799,000         2.50             2003
                 50,000         3.00             2003

                         Physicians Quality Care, Inc.

10.  Stockholders' Equity (continued)

Shares Reserved for Future Issuance
-----------------------------------

At December 31, 1996, the Company has reserved 8,528,726 shares of Common Stock for future issuance for the following purposes:


        Equity incentive plan                                   1,875,000
        Warrants                                                6,653,726
                                                              -----------

                                                                8,528,726
                                                              ===========

Net Loss per Common Share
-------------------------

Net loss per common share disclosed in the statement of operations is calculated using the methodology discussed in Note 3. In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which is required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of SFAS 128 on the calculation of net loss per common share for the first quarter ended March 31, 1997 and March 31, 1996 is not expected to be material.

Supplemental net loss per common share is presented to reflect the effects of various conversions that occurred during 1996 as though they occurred on January 1, 1996. These conversions included, 1,666,151 shares of the convertible preferred stock to common stock on a one for one basis, the conversion of the convertible promissory note payable (see Note 6) into 625,000 shares of common stock and the conversion of the convertible bridge loan into 402,301 shares of common stock. None of the convertible securities are reflected in the historical earnings per share calculations as their effects were anti-dilutive.The supplemental net loss per common share for the year ended December 31, 1996 is as follows:

                                          Year ended
                                         December 31,
                                             1996
                                        ---------------
Supplemental net loss per common share      $(1.54)
                                        ===============

Weighted average common shares
 outstanding                               12,581,239
                                        ===============

11.  Employee Compensation Plans

Equity Incentive Plan
---------------------

The Company's 1995 Equity Incentive Plan provides the opportunity for employees, consultants, officers and directors to be granted options to purchase, receive awards or make direct purchases of up to 1,875,000 shares of the Company's common stock. Options granted under the Plan may be "Incentive Stock Options" or "Nonqualified Options" under the applicable provisions of the Internal Revenue Code.

                         Physicians Quality Care, Inc.

11.  Employee Compensation Plans (continued)

Incentive Stock Options are granted at the fair market value of the Company's common stock at the date of the grant as determined by the Board of Directors. Incentive Stock Options granted to employees who own more than 10% of the voting power of all classes of stock will be granted at 110% of the fair market value of the Company's common stock at the date of the grant. Nonqualified options may be granted at amounts up to the fair market value of the Company's common stock on the date of the grant, as determined by the Board of Directors.

Although FAS 123 requires the presentation of pro forma information to reflect the fair value method of accounting for employee stock option grants, such information has not been presented because the pro forma effects are not material. The fair value for these options was estimated at the date of grant using the "minimum value method" prescribed by FAS 123. The following weighted-average assumptions were used to determine the fair value for 1995 and 1996, respectively: a risk-free interest rate of 6.0% and 6.2%, an expected dividend yield of 0% each year, and a weighted-average expected life of the options of six years.

A summary of the Company's stock option activity and related information is as follows:

                                          Period from March 20
                                           1995 (inception) to              Year ended
                                           December 31, 1995             December 31, 1996
                                        ------------------------------------------------------
                                                     Weighted-                     Weighted-
                                                      Average                       Average
                                                      Exercise                      Exercise
                                           Shares      Price             Shares      Price
                                        ------------------------------------------------------
Outstanding at beginning of                                              476,086     $0.10
 period
Granted                                    476,086     $0.10             340,500      2.12
Exercised
Forfeited                                                                (11,750)    (0.08)
                                        ------------------------------------------------------
Outstanding at end of period               476,086     $0.10             804,836     $0.95
                                        ============                   ===========

Exercisable at period end                        0                       140,487
Weighted-average fair value
 of options granted during
 period                                      $0.02                        $0.69

                         Physicians Quality Care, Inc.

11.  Employee Compensation Plans (continued)

The following table summarizes information about stock options outstanding at December 31, 1996:


                                                              Weighted-Average
                                                Options        Remaining Life
 Exercise Price       Options Outstanding     Exercisable          (Years)
--------------------------------------------------------------------------------
    $0.01                  360,586              111,862              8.48
     0.25                  102,250               25,750              8.70
     0.85                   94,000                2,875              9.07
     2.50                  248,000                    0              9.83

No options were exercised during the period from March 20, 1995 (inception) to December 31, 1996. All options granted vest equally over a range of three to four years.

Profit Sharing Plan
-------------------

The Board of Directors of the Company approved the adoption of a qualified 401(k) profit sharing plan (the Plan) for all employees meeting certain eligibility requirements. Under the Plan, the participants may make contributions to the Plan of up to 15% of their compensation, up to the Internal Revenue Service limitation. Effective December 1, 1996, the Company may make discretionary contributions to the Plan as determined by the Board of Directors. Contributions for the year ended December 31, 1996 were approximately $86,000.

Money Purchase Pension Plan
---------------------------

The Board of Directors of the Company approved the adoption of a qualified money purchase pension plan for the employees of MCP. Effective on August 30, 1996 the Company may provide a contribution on wages up to the Social Security limitation and up to 9.27% on wages in excess of the Social Security limitation. The Company contributed approximately $187,000 to the money purchase pension plan in 1996.

12.  Income Taxes

The Company provides for income taxes under the liability method. Deferred income taxes arise principally from temporary differences related to capitalized start-up costs, depreciation, net operating losses, certain accruals, and a change from the cash to accrual method of accounting for tax purposes. The components of the Company's deferred income taxes are as follows:

                         Physicians Quality Care, Inc.

12.  Income Taxes (continued)

                                                                           December 31
                                                                      1995            1996
                                                                    ---------------------------
Deferred Tax Liabilities:

  Adjustment of cash Basis Practices to Accrual Basis               $       0      $(1,073,048)
  Prepaid expenses, other                                                   0                0
                                                                    --------------------------
Total deferred tax liabilities                                              0       (1,073,048)
                                                                    --------------------------

Deferred Tax Assets:
  Other Accrued Liabilities                                                             98,529
  Fixed Asset Basis Differences                                             0           85,360
  Capitalized Startup Costs                                           707,000          664,547
  Allow for Doubtful Accts                                                  0           85,763
  Net operating loss carryover                                              0        1,783,956
                                                                    --------------------------
                                                                      707,000        2,718,155
  Less valuation allowance                                           (707,000)      (2,109,984)
                                                                    --------------------------
Net deferred tax assets                                                     0          608,171
                                                                    --------------------------
Net deferred tax assets (liabilities)                               $       0      $  (464,877)
                                                                    ==========================

For financial reporting purposes, a valuation allowance of $707,000 and $2,109,984 at December 31, 1995 and 1996, respectively, has been recognized to offset deferred tax assets since uncertainty exists with respect to future realization of deferred tax assets.

Significant components of the provision for income taxes are as follows:

                                         Period from
                                         inception to       Year ended
                                         December 31        December 31
                                             1995              1996
                                       ----------------------------------
Current:
  Federal                                   $25,500           $22,057
  State                                       6,500            56,071
                                       ----------------------------------

                                            $32,000           $78,128
                                       ==================================

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate is as follows:

                                                        Period from
                                                        inception to              Year ended
                                                        December 31               December 31
                                                            1995                     1996
                                                 -------------------------------------------------
Federal taxes at statutory rates                    $(717,592)    35%      $(1,721,439)    35%

Add (deduct):
 State income taxes, net of federal benefit             6,500     (0.3%)      (209,474)     4.3%
 Change in valuation allowance
  attributable to operations                          707,000    (34.5%)     1,999,182    (40.6%)
 Other                                                 36,092     (1.8%)         9,859     (0.2%)
                                                 -------------------------------------------------

                                                    $  32,000     (1.6%)   $    78,128     (1.5%)
                                                 =================================================

                         Physicians Quality Care, Inc.

12.  Income Taxes (continued)

At December 31, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $4,460,000 which expire through the year 2011. The utilization of net operating losses may be subject to limitation under the change in stock ownership rules of the Internal Revenue Code. For financial reporting purposes, a valuation allowance of approximately $2,109,984 has been recognized to offset the deferred tax assets, including these carryforwards, since uncertainty exist with respect to future realization of such carryforwards.

13.  Commitments

In September, 1996, the Company executed a contract with HBO and Company that obligates the Company to purchase $1.1 million of equipment and licenses pertaining to practice management systems. The term of the contract is five years.

14.  Subsequent Events

In January and February 1997, the Company entered into affiliation arrangements with 6 physicians located in the Springfield, Massachusetts area (the Springfield II Affiliation). Through mergers and asset purchases, the Springfield II practices were transferred to MCP and the physicians became employees of MCP. The aggregate total consideration paid to the physicians or their practices in connection with the Springfield II Affiliation was approximately $2.3 million, payable in a combination of cash and common stock.

In January 1997, the Company entered into a $3.5 million line of credit agreement with a bank. The line carries an interest rate of prime plus 1.5%.

In February 1997, the Company issued 472,000 shares of Class A common stock for $1,180,000 to shareholders and friends of the Company.

In April the Company issued 600,000 shares of Class B common stock to its institutional investors for total consideration of $1,500,000.

On June 20, 1997 the Company issued 7,692,309 shares and warrants to purchase 7,692,309 shares of Class C common stock for total consideration of $25,000,000 to its institutional and other investors.

The Company is currently negotiating a long-term affiliation agreement with Clinical Associates, P.A. (Clinical) Under this agreement, Clinical would transfer its physician practices and its employees would become employees of Flagship. The aggregate consideration to the Company for this affiliation is expected to be in a combination of cash and the Company's common stock.

                      Springfield Medical Associates, Inc.

                   Audited Consolidated Financial Statements


                 Years ended December 31, 1993, 1994 and 1995,
               the period January 1, 1996 through August 30, 1996 and three months ended March 31, 1996 (Unaudited)



                                   Contents
Report of Independent Auditors............................................  1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................  2
Consolidated Statements of Operations.....................................  3
Consolidated Statements of Stockholders' Equity...........................  4
Consolidated Statements of Cash Flows.....................................  5
Notes to Consolidated Financial Statements................................  6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying consolidated balance sheets of Springfield Medical Associates, Inc. (the Company) as of December 31, 1994 and 1995, and August 30, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years ended December 31, 1995 and the period January 1, 1996 through August 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Springfield Medical Associates, Inc. at December 31, 1994, 1995, and August 30, 1996 and the consolidated results of its operations and its cash flows for each of the three years ended December 31, 1995 and the period January 1, 1996 through August 30, 1996, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

November 21, 1996

Boston, Massachusetts                                                          1

                     Springfield Medical Associates, Inc.

                          Consolidated Balance Sheets

                                               December 31        August 30
                                             1994        1995        1996
                                        ------------------------------------
Assets
Current assets:
  Cash                                    $   40,888  $  178,604  $  112,116
  Accounts receivable, less allowance
   for doubtful accounts of $754,767 in
   1994, $885,013 in 1995 and $1,202,653
   in 1996, respectively                     920,971     931,212   1,305,046
  Prepaid expenses                            73,859      74,067      93,195
  Deferred income taxes                      126,329     294,124     134,902
  Income tax receivable                       11,127           -           -
  Other current assets                        27,202      24,154      44,164
                                        ------------------------------------
 Total current assets                      1,200,376   1,502,161   1,689,423

 Deferred income tax                          43,346      48,877      70,746
 Property and equipment, net                 300,947     340,636     358,856
                                        ------------------------------------

 Total assets                             $1,544,669  $1,891,674  $2,119,025
                                        ====================================

Liabilities and stockholders'  equity
Current liabilities:
  Accounts payable                        $  185,337  $   40,599  $  267,340
  Accrued physician bonuses                              231,475
  Accrued employee benefits                   95,254     331,560         340
  Accrued expenses, other                     35,231     131,676     101,530
  Deferred income taxes                      397,932     375,458     559,297
  Income tax payable                                      57,991      51,174
  Current portion of notes payable           227,840      88,370      78,759
                                        ------------------------------------
Total current liabilities                    941,594   1,257,129   1,058,440

Notes payable                                252,922     198,232     186,451

Stockholders' equity:
  Common stock, no par value, 15,000
  shares authorized, 1,600 shares issued
  and outstanding
   Additional paid-in capital                136,030     136,030     136,030
   Retained earnings                         214,123     300,283     738,104
                                        ------------------------------------
Total stockholders' equity                   350,153     436,313     874,134
                                        ------------------------------------

Total liabilities and stockholders'
 equity                                   $1,544,669  $1,891,674  $2,119,025
                                        ====================================

See accompanying notes.

                      Springfield Medical Associates, Inc.

                     Consolidated Statements of Operations

                                                                                                (Unaudited)
                                                                                                Three months       January 1,
                                                                                                   ended          1996 through
                                                     Year ended December 31,                      March 31,         August 30,
                                             1993              1994             1995                1996              1996
                                        -------------------------------------------------------------------------------------
Revenue:
  Net patient service revenue             $6,187,800        $6,663,990        $7,021,521         $1,854,704        $5,986,482
  Other income                                                   2,573           149,969             37,673            94,940
  Interest income                              4,036             3,381               892                220               422
                                        -------------------------------------------------------------------------------------
                                           6,191,836         6,669,944         7,172,382          1,892,597         6,081,844
Operating expenses:
  Salaries and wages--physicians           1,975,119         2,017,823         1,951,363            521,381           995,680
  Salaries and wages--staff                1,376,401         1,512,357         1,673,917            401,585         1,023,991
  Employee benefits--physicians              407,403           452,581           363,598             89,707            84,554
  Employee benefits--staff                   239,268           301,720           256,425             56,696           190,659
  Supplies and other                       1,281,638         1,510,779         1,781,480            485,684         1,671,820
  Insurance                                   92,730           102,009           139,870             37,310            61,325
  Interest                                    19,490            20,475            36,406              7,813            17,795
  Depreciation                                97,601            96,691           127,824             30,000            97,378
  Provision for bad debts                    668,754           754,767           885,013            287,764         1,202,653
                                        -------------------------------------------------------------------------------------
Net operating expenses                     6,158,404         6,769,202         7,215,896          1,917,940         5,345,855
                                        -------------------------------------------------------------------------------------

Net income (loss) before income taxes         33,432           (99,258)          (43,514)           (25,343)          735,989
Income tax benefit (expense)                   1,689            37,709           129,674             96,658          (298,168)
                                        -------------------------------------------------------------------------------------

Net income (loss)                         $   35,121        $  (61,549)       $   86,160         $   71,315        $  437,821
                                        =====================================================================================

See accompanying notes.

                      Springfield Medical Associates, Inc.

                Consolidated Statements of Stockholders' Equity


 Balance at December 31, 1992                   $356,581
   Capital contributions by owners                10,000
   Net income                                     35,121
                                              ----------

 Balance at December 31, 1993                    401,702
   Capital contributions by owners                10,000
   Net loss                                      (61,549)
                                               ----------
 Balance at December 31, 1994                    350,153
   Net loss                                       86,160
                                               ----------
 Balance at December 31, 1995                    436,313
   Net income                                    437,821
                                              ----------

 Balance at August 30, 1996                     $874,134
                                              ==========

See accompanying notes.

                      Springfield Medical Associates, Inc.

                     Consolidated Statements of Cash Flows


                                                                                               (Unaudited)
                                                                                               three months           January 1
                                                                                                  ended             1996 through
                                               Year ended December 31,                           March 31,             August 30,
                                      1993              1994                1995                   1996                  1996
                               -----------------------------------------------------------------------------------------------------
Operating activities
Net income (loss)               $  35,121           $ (61,549)            $  86,160               $  71,315           $ 437,821
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
  Depreciation                      97,601             96,691               127,824                  30,000              97,378
  Deferred income taxes             (2,145)           (26,126)             (195,800)               (120,994)            843,210
  Gain on sale of fixed
   assets                             (400)            (2,573)               (5,439)                                    (30,600)
  Changes in operating assets
   and liabilities:
   Accounts receivable, net        (42,715)           (68,802)              (10,241)                (50,654)           (373,834)
   Prepaid expenses and
    other current assets            37,048            (22,247)                 (208)                 10,734             (39,138)
   Accounts payable, accrued
    expenses and other current
    liabilities                     19,880             89,722               491,654                 291,154            (894,936)
                               ----------------------------------------------------------------------------------------------------
Net cash provided by
operating activities               144,390              5,116               493,950                 231,555              39,901

Investing activities
Proceeds from sale of
 property and equipment              2,017              9,436                16,000                                      30,600
Purchase of property and
 equipment                        (105,163)          (149,827)             (178,074)                (35,191)           (115,597)
                               ----------------------------------------------------------------------------------------------------
Net cash used in investing
 activities                       (103,146)          (140,391)             (162,074)                (35,191)            (84,997)

Financing activities
Contribution of capital             10,000             10,000
Proceeds from notes payable         36,241            187,575                                                            37,520
Payments on  notes payable        (104,483)           (45,090)             (194,160)                (23,722)            (58,912)
                               ----------------------------------------------------------------------------------------------------
Net cash provided (used) by
 financing activities              (58,242)           152,485              (194,160)                (23,722)            (21,392)
                               ----------------------------------------------------------------------------------------------------
Increase (decrease) in cash        (16,998)            17,210               137,716                 172,642              (66,488)
Cash at beginning of period         40,676             23,678                40,888                 156,006              178,604
                               ----------------------------------------------------------------------------------------------------
Cash at end of period            $  23,678          $  40,888             $ 178,604               $ 328,648            $ 112,116
                               ====================================================================================================
Supplemental disclosure of
cash flow information:
  Cash paid during the period
   for interest                  $  19,490          $  20,475             $  36,406               $   8,079            $  17,795
                               ====================================================================================================
  Cash paid during the
   period for income taxes       $     476          $     456             $     912               $     470            $     470
                               ====================================================================================================

See accompanying notes.

                     Springfield Medical Associates, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1995

1.  Summary of Significant Accounting Policies

Description of Business

Springfield Medical Associates, Inc. (the Company) is a taxable entity organized under the laws of Massachusetts. The Company offers a variety of medical services including cardiology, cancer treatment and primary care in Western Massachusetts.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Springfield Medical Associates and its wholly-owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Income Taxes

Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Professional Liability Insurance

The Company has obtained professional liability coverage through commercial insurance carriers on the occurrence basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                     Springfield Medical Associates, Inc.

1.  Summary of Significant Accounting Policies (continued)

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Company has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Company.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Consolidated Financial Statements

The unaudited consolidated financial statements have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

                      Springfield Medical Associates, Inc.

2.  Property and Equipment

Property and equipment consists of the following:


                                          December 31        August 30
                                        1994        1995        1996
                                   ------------------------------------
Furniture, fixtures and equipment    $  817,499  $  876,375  $  934,476
Leasehold improvements                  228,028     308,437     293,758
                                   ------------------------------------
                                      1,045,527   1,184,812   1,228,234
Less accumulated depreciation           744,580     844,176     869,378
                                   ------------------------------------

                                     $  300,947  $  340,636  $  358,856
                                   ====================================

3.  Notes Payable

The Company has various notes payable with a combined original principal amount of $575,675, payable in monthly installments of principal and interest at interest rates ranging from 7.65% to 10.5% and secured by all of the Company's assets. The principal balance outstanding under these note agreements aggregated $480,762 and $286,602 at December 31, 1994 and 1995, respectively, and $265,210 at August 30, 1996.

The following is a schedule of principal maturities on the notes as of December 31, 1995:

                1996                       $ 88,370
                1997                         89,834
                1998                         71,263
                1999                         36,293
                2000                            842
                                         ----------

                                           $286,602
                                         ==========

In April 1996, the Company entered into loan agreements for two vehicles for $37,520. In September 1996, the vehicles were sold to two of the Company's physicians.

                      Springfield Medical Associates, Inc.

4.  Operating Leases

The Company leases office space and certain equipment from related parties under operating leases. Total rental expense was $244,095, $280,479 and $295,975 in 1993, 1994 and 1995, respectively, and $196,358, during the period January 1, 1996 through August 30, 1996, and is included in supplies and other in the accompanying consolidated statements of operations. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

                    1996                        $228,565
                    1997                         275,122
                    1998                         162,524
                    1999                          41,590
                    2000                           1,558
                                              ----------

                                                $709,359
                                              ==========

5.  Employee Benefit Plans

The Company has a qualified profit sharing plan covering substantially all employees. Contributions were determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $362,994, $422,293 and $302,174 for the years ended December 31, 1993, 1994 and 1995, respectively, and $160,000 during the period January 1, 1996 through August 30, 1996, and are included in employee benefits in the accompanying consolidated statements of operations.

                      Springfield Medical Associates, Inc.

6.  Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company is a cash basis tax payer. Significant components of the Company's deferred tax liabilities and assets were as follows:



                                       December 31        August 30
                                     1994        1995        1996
                                -----------------------------------
Deferred tax liabilities:
 Accounts receivable, net         $(368,388)  $(345,831)  $(522,019)
 Prepaid expenses, other            (29,544)    (29,627)    (37,278)
                                -----------------------------------
Total deferred tax liabilities     (397,932)   (375,458)   (559,297)

Deferred tax assets:
 Accrued expenses, other            169,675     343,001     205,648
 Net operating loss carryover       114,237                 548,997
                                -----------------------------------
                                    283,912     343,001     754,645
Less: valuation allowance           114,237                 548,997
                                -----------------------------------
Net deferred tax assets             169,675     343,001     205,648
                                -----------------------------------

Net deferred tax liabilities      $(228,257)  $ (32,457)  $(353,649)
                                ===================================

For financial reporting purposes a valuation allowance of $114,237, $0 and $548,997 has been recognized at December 31, 1994 and 1995 and August 30, 1996, respectively, to offset certain deferred tax assets since uncertainty exists with respect to future realization of these tax assets.

                      Springfield Medical Associates, Inc.

6.  Income Taxes (continued)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:


                                                                      The period
                                                                       January 1
                                                                         1996
                                                                        through
                                    Year ended December 31             August 30
                              -----------------------------------    -----------
                                 1993         1994        1995           1996
                              -----------------------------------    -----------
Current:
 Federal                      $     -      $(12,039)  $  50,759      $(545,498)
 State                            456           456      15,367            456
                              -----------------------------------    -----------
Total current                     456       (11,583)     66,126       (545,042)

Deferred:
 Federal                       (1,652)      (20,117)   (150,766)       649,272
 State                           (493)       (6,009)    (45,034)       193,938
                              -----------------------------------    -----------
Total deferred                 (2,145)      (26,126)   (195,800)       843,210
                              -----------------------------------    -----------

Net provision (benefit)       $(1,689)     $(37,709)  $(129,674)     $ 298,168
                              ===================================    ===========


                     Springfield Medical Associates, Inc.

6. Income Taxes (continued)

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                                                                    The period
                                                                                                  January 1, 1996
                                                                                                      through
                                                         Year ended December 31                      August 30
                                                1993              1994               1995               1996
                                        -------------------------------------------------------  -----------------
                                           Amount    Rate    Amount    Rate     Amount    Rate     Amount    Rate
                                        -------------------------------------------------------  -----------------

Federal taxes at                          $11,670     35%   $(34,740)   35%   $(15,230)    35%    $257,596    35%
  statutory rates

Add (deduct):
State income tax,
  net of federal
  tax benefit
                                              (37)     0      (3,609)    4     (19,284)    44      126,356    17

Effect of
  valuation
  allowance                               (13,322)   (40)                      (95,160)   219
Other                                                            640    (1)                        (20,658)   (3)
                                        -------------------------------------------------------  -----------------

                                          $(1,689)    (5)%  $(37,709)   38%  $(129,674)   298%    $363,294   (49)%
                                        =======================================================  =================

At December 31, 1995, the Company had net operating loss carryforwards for tax purposes of approximately $285,000 which expire beginning in 2005.

                     Springfield Medical Associates, Inc.

7.  Affiliation

On August 30, 1996, the Company consummated a long-term affiliation arrangement with Physicians Quality, Inc. (PQC). Under this arrangement, the physicians transferred their practices to, and became employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physicians for the asset purchases and affiliations was in a combination of cash and PQC common stock.

The results of operations for the period January 1, 1996 through August 30, 1996 do not reflect an annual physicians bonus accrual which the Company's physicians elected not to receive prior to the affiliation arrangement with PQC.

                       Alphonse F. Calvanese, M.D., P.C.

                          Audited Financial Statements


                  Year ended September 30, 1995 and the period
              October 1, 1995 through August 30, 1996 (Unaudited)



                                    Contents

Report of Independent Auditors...............................................1

Audited Financial Statements

Balance Sheets...............................................................2
Statements of Operations.....................................................3
Statements of Stockholder's Equity...........................................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheet of Alphonse F. Calvanese, M.D., P.C. (the Practice) as of September 30, 1995, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alphonse F. Calvanese, M.D., P.C. at September 30, 1995, and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

November 21, 1996

Boston, Massachusetts

                       Alphonse F. Calvanese, M.D., P.C.

                                 Balance Sheets



                                                 September 30    (Unaudited)
                                                     1995      August 30, 1996
                                                -------------------------------
Assets
Current assets:
  Cash                                             $ 95,529        $127,191
  Accounts receivable, less allowance for
    doubtful accounts of $4,123 in 1995 and
    $4,078 in 1996 (unaudited)                       35,899          32,564
  Prepaid expenses                                                   10,654
  Deferred income taxes                               3,857           2,684
                                                -------------------------------
Total current assets                                135,285         173,093

Property and equipment, net                           2,048
                                                -------------------------------

Total assets                                       $137,333        $173,093
                                                ===============================

Liabilities and stockholder's equity
Current liabilities:
  Accounts payable                                 $  4,424        $  6,710
  Deferred income taxes, current                     14,380          17,287
  Taxes payable                                                      16,210
  Accrued expenses, other                             5,168
                                                -------------------------------
Total liabilities                                    23,972          40,207

Common stock, no par value, 1,000 shares
  authorized, issued and outstanding                  4,000           4,000
Retained earnings                                   109,361         128,886
Stockholder's equity                                113,361         132,886
                                                -------------------------------

Total liabilities and stockholder's equity         $137,333        $173,093
                                                ===============================

See accompanying notes.

                       Alphonse. F. Calvanese, M.D., P.C.

                            Statements of Operations


                                                               (Unaudited)
                                                             October 1, 1995
                                              Year ended         through
                                             September 30       August 30
                                                 1995              1996
                                         -------------------------------------
Revenue:
   Net patient service revenue                 $586,191           $538,671
   Other income                                                        972
   Interest income                                3,496              3,302
                                         -------------------------------------
                                                589,687            542,945
Operating expenses:
   Salaries and wages--physicians               356,800            328,986
   Salaries and wages--staff                     58,493             53,556
   Employee benefits--physicians                 31,576             31,397
   Employee benefits--staff                      13,277             19,684
   Supplies and other                            80,684             67,071
   Insurance                                      8,970              3,168
   Depreciation                                  18,781              2,048
   Provision for bad debts                        4,123              4,078
                                         -------------------------------------
Net operating expenses                          572,704            509,988
                                         -------------------------------------

Net income before income taxes                   16,983             32,957
Income tax benefit expense                          372            (13,432)
                                         -------------------------------------

Net income                                     $ 17,355           $ 19,525
                                         =====================================


See accompanying notes.

                       Alphonse F. Calvanese, M.D., P.C.

                       Statements of Stockholder's Equity

Balance at September 30, 1994                                  $ 96,006
  Net income                                                     17,355
                                                           ---------------
Balance at September 30, 1995                                   113,361
Net income (unaudited)                                           19,525
                                                           ---------------
Balance at August 30, 1996 (unaudited)                         $132,886
                                                           ===============


See accompanying notes.

                       Alphonse F. Calvanese, M.D., P.C.

                            Statements of Cash Flows

                                                               (Unaudited)
                                                             October 1, 1995
                                             Year ended          through
                                            September 30        August 30
                                                1995               1996
                                           ----------------------------------
Operating activities
Net income                                    $ 17,355           $ 19,525
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation                                  18,781              2,048
  Deferred income taxes                           (828)             4,080
  Changes in operating assets and
   liabilities:
     Accounts receivable, net                   (3,097)             3,335
     Advance to officer                          1,334
     Prepaid expenses                                             (10,654)
     Accounts payable, accrued expenses
      and other current liabilities              5,168             13,328
                                           ----------------------------------
Net cash provided by operating activities       38,713             31,662

Investing activity
Purchase of property and equipment             (14,648)
                                           ----------------------------------
Net cash used in investing activity            (14,648)
                                           ----------------------------------

Increase in cash                                24,065             31,662
Cash at beginning of period                     71,464             95,529
                                           ----------------------------------
Cash at end of period                         $ 95,529           $127,191
                                           ==================================

See accompanying notes.

                       Alphonse F. Calvanese, M.D., P.C.

                       Notes to the Financial Statements

                               September 30, 1995


1.  Summary of Significant Accounting Policies

Description of Business

The medical practice of Alphonse F. Calvanese, M.D. (the Practice) is organized under the laws of Massachusetts. The practice offers a variety of primary care medical services in western Massachusetts.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Income Taxes

Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Professional Liability Insurance

The practice has obtained professional liability coverage through commercial insurance carriers on the claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Practice has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Practice.

                       Alphonse F. Calvanese, M.D., P.C.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                     September 30
                                         1995
                                     ------------
Furniture, fixtures and equipment        $133,350

Less accumulated depreciation             131,302
                                     ------------

                                         $  2,048
                                     ============

3.  Operating Leases

The Practice leases office space from a related party under an operating lease. Total rental expense was $33,456 at September 30, 1995 and is included in supplies and other on the statement of operations.

                       Alphonse F. Calvanese, M.D., P.C.

4.  Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company is a cash-basis taxpayer. Significant components of the Company's deferred tax liabilities and assets were as follows:

                                          September 30
                                              1995
                                          ------------
Deferred tax liabilities:
  Accounts receivable, net                  $(14,380)
  Prepaid expenses, other
                                          ------------
Total deferred tax liabilities               (14,380)

Deferred tax assets:
  Accrued expenses, other                      3,857
  Net operating loss carryover
                                          ------------
Less valuation allowance
Net deferred tax assets                        3,857
                                          ------------

Net deferred tax assets (liabilities)       $(10,523)
                                          ============

                       Alphonse F. Calvanese, M.D., P.C.

4.  Income Taxes (continued)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:


                           Year ended September 30
                                     1995
                           -----------------------
Current:
  Federal
  State                             $ 456
                           -----------------------
Total current                         456

Deferred:
  Federal                            (638)
  State                              (190)
                           -----------------------

Total deferred                      $(828)
                           =======================

Net provision (benefit)             $(372)
                           =======================

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                           September 30
                                               1995
                                          ----------------
                                           Amount    Rate
                                          ----------------

Federal taxes at statutory rates          $ 5,944     35 %

Add (deduct):
  Federal taxes on income                    (124)    (1)
  Taxed at shareholder level
  Effect of valuation allowance            (6,018)   (35)

  Other                                      (174)    (1)
                                          ----------------

                                          $  (372)    (2)%
                                          ================

                       Alphonse F. Calvanese, M.D., P.C.

5.  Affiliation

On August 31, 1996, the Practice consummated a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the physicians transferred their practices to, and became employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physicians for the assets purchased and affiliations was in a combination of cash and PQC common stock.

               Cardiology and Internal Medicine Associates, Inc.

                          Audited Financial Statements

                   Years ended December 31, 1994 and 1995 and
           period January 1, 1996 through August 30, 1996 (Unaudited)
              and nine months ended September 30, 1995 (Unaudited)



                                    Contents

Report of Independent Auditors................................................1

Audited Financial Statements

Balance Sheets................................................................2
Statements of Operations......................................................3
Statements of Stockholder's Equity............................................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



                         Report of Independent Auditors


The Board of Directors
Cardiology and Internal Medicine Associates, Inc.

We have audited the accompanying balance sheets of Cardiology and Internal Medicine Associates, Inc. (the Group) as of December 31, 1995 and 1994, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardiology and Internal Medicine Associates, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

November 21, 1996
Boston, Massachusetts

               Cardiology and Internal Medicine Associates, Inc.

                                 Balance Sheets

                                                              (Unaudited)
                                             December 31       August 30
                                            1994      1995       1996
                                        --------------------------------
         Assets
         Current assets:
           Cash                           $ 43,264  $ 42,974    $ 85,681
           Accounts receivable, less
            allowance for doubtful
            accounts of $17,928 in
            1994, $28,680 in 1995 and
            $26,191 in 1996 (unaudited)    132,713   157,341     139,085
           Prepaid expenses                 11,448    10,332      18,203
           Due from related parties                    1,500
           Deferred income taxes            23,955    31,881       8,715
                                        --------------------------------
         Total current assets              211,380   244,028     251,684

         Property and equipment, net        59,558    46,648      41,910
                                        --------------------------------

         Total assets                     $270,938  $290,676    $293,594
                                        ================================

         Liabilities and owners' equity
         Current liabilities:
           Accounts payable               $  9,477  $ 22,339    $  7,999
           Accrued employee benefits        48,699    42,555
           Accrued expenses, other           1,711    14,808      13,158
           Deferred income taxes            57,664    67,070      62,916
           Income tax payable                  456       912      21,865
           Current portion of notes
            payable and line of credit      13,000     6,960
                                        --------------------------------
         Total current liabilities         131,007   154,644     105,938

         Deferred income taxes,
            noncurrent                       5,448     2,426


         Stockholder's equity:
           Common stock, no par value,
            12,500 shares authorized,
            400 shares issued
            and outstanding
           Additional paid-in capital        1,000     1,000       1,000
           Retained earnings               133,483   132,606     186,656
                                        --------------------------------
                                           134,483   133,606     187,656
                                        --------------------------------

          Total liabilities and owners'
           equity                         $270,938  $290,676    $293,594
                                        ================================

          See accompanying notes.

               Cardiology and Internal Medicine Associates, Inc.

                            Statements of Operations


                                                                                                                 (Unaudited)
                                                                                                         Nine months      January 1
                                                                                                            ended       1996 through
                                                                   Year ended December 31               September 30      August 30
                                                                     1994            1995                   1995            1996
                                                                 ------------------------------------------------------------------
Revenue:
 Net patient service revenue                                      $1,823,131          $1,909,307         $1,369,391      $1,211,521
 Other income                                                         26,654              24,078             18,339          17,235
 Interest income                                                         822                 941                763             498
                                                                 ------------------------------------------------------------------
                                                                   1,850,607           1,934,326          1,388,493       1,229,254
Operating expenses:
 Salaries and wages--physicians                                      988,839             999,650            680,540         556,110
 Salaries and wages--staff                                           303,453             328,573            245,321         220,902
 Employee benefits--physicians                                       127,360             130,104             89,501          71,278
 Employee benefits--staff                                             42,210              45,712             34,124          25,043
 Supplies and other                                                  325,514             343,163            236,402         217,411
 Insurance                                                            26,948              44,229             24,815          16,175
 Interest                                                              1,672               1,042                885             344
 Depreciation                                                         15,140              15,136             11,308          18,487
 Provision for bad debts                                              17,928              28,680             25,000          26,191
                                                                 ------------------------------------------------------------------
Net operating expenses                                             1,849,064           1,936,289          1,347,896       1,151,941
                                                                 ------------------------------------------------------------------

Net income (loss) before income taxes                                  1,543              (1,963)            40,597          77,313
Income tax benefit (expense)                                           5,985               1,086             (9,859)        (23,263)
                                                                 ------------------------------------------------------------------


Net income (loss)                                                 $    7,528          $     (877)        $   30,738     $    54,050
                                                                 ==================================================================


See accompanying notes.

               Cardiology and Internal Medicine Associates, Inc.

                       Statements of Stockholder's Equity



          Balance at December 31, 1993                 $126,955
           Net income                                     7,528
                                                       --------
          Balance at December 31, 1994                  134,483
           Net income (loss)                               (877)
                                                       --------

          Balance at December 31, 1995                  133,606
           Net income (unaudited)                        54,050
                                                       --------

          Balance at August 30, 1996 (unaudited)       $187,656
                                                       ========


See accompanying notes.

               Cardiology and Internal Medicine Associates, Inc.

                            Statements of Cash Flows


                                                                                                             (Unaudited)
                                                                                                     Nine months     January 1
                                                                                                        ended       1996 through
                                                                       Year ended December 31        September 30     August 30
                                                                         1994             1995            1995           1996
                                                                  --------------------------------------------------------------
Operating activities
Net income (loss)                                                         $ 7,528       $   (877)       $ 30,738      $ 54,050
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
       Depreciation                                                        15,140         15,136          11,308        18,487
       Deferred income taxes                                               (6,441)        (1,542)          7,942        16,586
       Changes in operating assets and liabilities:
         Accounts receivable, net                                          19,217        (24,628)          9,541        18,256
         Prepaid expenses, due from related parties
           and other current assets                                           (40)          (384)         (3,726)        9,905
         Accounts payable, accrued expenses and
           other current liabilities                                        5,030         20,271         (29,397)      (53,868)
                                                                  --------------------------------------------------------------
Net cash provided by operating activities                                  40,434          7,976          26,406        63,416

Investing activities
Purchase of property and equipment                                         (6,943)        (2,226)           (997)      (13,749)
                                                                  --------------------------------------------------------------
Net cash used in investing activities                                      (6,943)        (2,226)           (997)      (13,749)

Financing activities
Contribution of capital                                                       250
Payments on notes payable and line of credit                               (9,819)        (6,040)         (4,500)       (6,960)
                                                                  --------------------------------------------------------------
Net cash used in financing activities                                      (9,569)        (6,040)         (4,500)       (6,960)
                                                                  --------------------------------------------------------------

Increase (decrease) in cash                                                23,922           (290)         20,909        42,707
Cash at beginning of period                                                19,342         43,264          42,974        42,974
                                                                  --------------------------------------------------------------

Cash at end of period                                                     $43,264       $ 42,974        $ 63,883      $ 85,681
                                                                  ==============================================================


Supplemental disclosure of cash flow information:
 Cash paid during the period for interest                                 $ 1,672       $  1,042        $    885      $    344
                                                                  ==============================================================


See accompanying notes.

               Cardiology and Internal Medicine Associates, Inc.

                         Notes to Financial Statements

                               December 31, 1995


1.  Summary of Significant Accounting Policies

Description of Business

Cardiology and Internal Medicine Associates, Inc. (CIMA) is a taxable entity organized under the laws of Massachusetts. CIMA offers a variety of medical services, including cardiology and primary care in Western Massachusetts.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Income Taxes

CIMA is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Professional Liability Insurance

CIMA has obtained professional liability coverage through commercial insurance carriers on an occurrence basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. CIMA has negotiated several agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to CIMA.

               Cardiology and Internal Medicine Associates, Inc.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                          December 31
                                        1994        1995
                                   -----------------------

Furniture, fixtures and equipment    $ 185,702   $ 187,928
Leasehold improvements                  46,832      46,832
                                   -----------------------
                                       232,534     234,760
Less accumulated depreciation         (172,976)   (188,112)
                                   -----------------------

                                     $  59,558   $  46,648
                                   =======================

3.  Line of Credit

CIMA has negotiated a line of credit with a local bank at an interest rate of 9.72%. This line of credit is secured by all of the practice's assets. At December 31, 1994 and 1995 the outstanding balance on the line of credit was $13,000 and $6,960, respectively. The available credit under this line was $5,000 and $11,040 at December 31, 1994 and 1995.

               Cardiology and Internal Medicine Associates, Inc.

4.  Operating Leases

CIMA leases office space and certain equipment from a related party under operating leases. Total rental expense was $97,622 in 1994 and 1995, and is included in supplies and other in the accompanying combined statements of operations. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:


1996                                        $97,622
1997                                         97,622
1998                                         97,622
1999                                         97,622
2000                                         89,487

5.  Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Each member of CIMA is a cash-basis taxpayer. Significant components of CIMA's deferred tax liabilities and assets were as follows:

                                      December 31
                                    1994       1995
                                ---------------------
Deferred tax liabilities:
 Accounts receivable, net         $(53,085)  $(62,937)
 Prepaid expenses, other            (4,579)    (4,133)
                                ---------------------
Total deferred tax liabilities     (57,664)   (67,070)

Deferred tax assets:
 Accrued expenses, other            23,955     31,881
 Accumulated depreciation           (5,448)    (2,426)
 Net operating loss carryover        6,443      5,868
                                ---------------------
                                    24,950     35,323


Less valuation allowance            (6,443)    (5,868)
                                ---------------------
Net deferred tax assets             18,507     29,455
                                ---------------------

Net deferred tax liabilities      $(39,157)  $(37,615)
                                =====================

               Cardiology and Internal Medicine Associates, Inc.

5.  Income Taxes (continued)

For financial reporting purposes, a valuation allowance of $16,107 and $14,669 at December 31, 1994 and 1995, respectively, has been recognized to offset certain deferred tax assets since uncertainty exists with respect to future realization of these tax assets.

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                        Year ended December 31
                                          1994         1995
                                     ---------------------------
Current:
 Federal                                        -            -
 State                                    $   456      $   456
                                     ---------------------------
Total current                                 456          456

Deferred:
 Federal                                   (4,960)      (1,187)
 State                                     (1,481)        (355)
                                     ---------------------------
Total deferred                             (6,441)      (1,542)
                                     ---------------------------

Net provision (benefit)                   $(5,985)     $(1,086)
                                     ===========================

6.  Affiliation

On August 30, 1996, CIMA consummated a long-term affiliation arrangement with Physicians Quality, Inc. (PQC). Under this arrangement, the physicians transferred their practices to, and became employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physicians for the asset purchases and affiliations was in a combination of cash and PQC common stock.

             James F. Haines and William J. Belcastro, Partnership

                         Audited Financial Statements


                    Year ended December 31, 1995 and period
              January 1, 1996 through August 30, 1996 (Unaudited)
             and nine months ended September 30, 1995 (Unaudited)


                                   Contents

Report of Independent Auditors............................................  1

Audited Financial Statements

Balance Sheets............................................................  2
Statements of Operations..................................................  3
Statements of Partners' Capital...........................................  4
Statements of Cash Flows..................................................  5
Notes to Financial Statements.............................................  6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheet of James F. Haines and William J. Belcastro, Partnership as of December 31, 1995, and the related statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of James F. Haines and William J. Belcastro, Partnership at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

November 21, 1996
Boston, Massachusetts

             James F. Haines and William J. Belcastro, Partnership

                                Balance Sheets

                                                           (Unaudited)
                                          December 31       August 30
                                             1995              1996
                                         -----------------------------
Assets
Current assets:
  Cash and cash equivalents                $ 51,370         $ 68,410
  Accounts receivable, less allowance
    for doubtful accounts of $19,014
    in 1995 and $13,372 in 1996
    (unaudited)                              60,592           51,144

  Prepaid expenses                           13,215           30,244
                                         -----------------------------
Total current assets                        125,177          149,798

Furniture and equipment, net                222,579          196,426
                                         -----------------------------

Total assets                               $347,756         $346,224
                                         =============================

Liabilities and owners' equity
Current liabilities:
  Accounts payable                         $ 13,714         $  9,271
  Accrued expenses, other                                      6,857
  Current portion of notes
    payable and line of credit               50,032           50,032
                                         -----------------------------
Total current liabilities                    63,746           66,160

Notes payable                               254,245          212,152

Partner's capital                            29,765           67,912
                                         -----------------------------

Total liabilities and partner's capital    $347,756         $346,224
                                         =============================

See accompanying notes.

             James F. Haines and William J. Belcastro, Partnership

                            Statements of Operations


                                                   (Unaudited)      (Unaudited)
                                                    Nine months      January 1,
                                  Year ended          ended        1996 through
                                  December 31      September 30       August 30
                                     1995              1995             1996
                                ------------------------------------------------
Revenue:
  Net patient service revenue    $1,009,315         $771,080         $688,081
  Other income                          793                               454
                                ------------------------------------------------
                                  1,010,108          771,080          688,535
Operating expenses:
  Salaries and wages--physicians    459,386          310,266          307,549
  Salaries and wages--staff         162,197          124,761          109,043
  Employee benefits--physicians      62,678           47,158           52,646
  Employee benefits--staff           12,000            9,003              501
  Supplies and other                148,429           98,341          112,641
  Insurance                          30,262           20,557           15,783
  Interest                           25,230           23,125           12,600
  Depreciation                       63,909           48,308           26,153
  Provision for bad debts            19,014           18,432           13,472
                                ------------------------------------------------
Net operating expenses              983,105          699,951          650,388
                                ------------------------------------------------
Net income                       $   27,003         $ 71,129         $ 38,147
                                ================================================

See accompanying notes.

             James F. Haines and William J. Belcastro, Partnership

                        Statements of Partners' Capital



Balance at December 31, 1994                                    $ 2,762
  Net income                                                     27,003
                                                               ---------
Balance at December 31, 1995                                     29,765
  Net income (unaudited)                                         38,147
                                                               ---------

Balance at August 30, 1996 (unaudited)                          $67,912
                                                               =========

See accompanying notes.

             James F. Haines and William J. Belcastro, Partnership

                            Statements of Cash Flows


                                                    (Unaudited)    (Unaudited)
                                                    Nine months  January 1, 1996
                                    Year ended         ended         through
                                    December 31     September 30    August 30
                                       1995             1995           1996
                                    --------------------------------------------
Operating activities
Net income (loss)                     $ 27,003        $ 71,129      $ 38,147
Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
    Depreciation                        63,909          48,308        26,153
    Changes in operating
      assets and liabilities:
        Accounts receivable, net       (10,101)        (19,957)        9,448
        Prepaid expenses, due from
          related parties and
          other current assets           5,614          15,335       (17,029)
        Accounts payable, accrued
          expenses and other
          current liabilities            2,604          10,552         2,414
                                    --------------------------------------------
Net cash provided by operating
  activities                            89,029         125,367        59,133

Investing activity
Purchase of property and equipment     (63,462)        (61,463)            -
                                    --------------------------------------------
Net cash used in investing activity    (63,462)        (61,463)            -

Financing activities
Issuance of debt                        58,500          58,500
Payments on notes payable and line
  of credit                            (64,490)        (48,876)      (42,093)
                                    --------------------------------------------
Net cash provided (used)
  by financing activities               (5,990)          9,624       (42,093)
                                    --------------------------------------------

Increase in cash                        19,577          73,528        17,040
Cash at beginning of period             31,793          31,793        51,370
                                    --------------------------------------------

Cash at end of period                 $ 51,370        $105,321      $ 68,410
                                    ============================================
Supplemental disclosure of
  cash flow information:
    Cash paid during the
      period for interest             $ 25,230        $ 23,125      $ 12,600
                                    ============================================

See accompanying notes.

             James F. Haines and William J. Belcastro, Partnership

                         Notes to Financial Statements

                               December 31, 1995



1.  Summary of Significant Accounting Policies

Description of Business

The medical practice of James F. Haines and William J. Belcastro, Partnership (the Partnership) is a general partnership organized under the laws of Massachusetts. The practice offers primary care medical services in Western Massachusetts.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Income Taxes

The Partnership is a nontaxable entity under the provisions of the Internal Revenue Code. The taxable income or loss of the Partnership is allocated to the partners and then is reported on the partners' individual tax returns. Therefore, no provision for income taxes is included in these financial statements.

Professional Liability Insurance

The Partnership has obtained professional liability coverage through commercial insurance carriers on the claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Partnership has negotiated agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Partnership.

             James F. Haines and William J. Belcastro, Partnership

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:


                                 December 31
                                    1995
                               -------------

Furniture and equipment           $584,858

Less accumulated depreciation      362,279
                               -------------

                                  $222,579
                               =============

             James F. Haines and William J. Belcastro, Partnership

                         Notes to Financial Statements



3.  Notes Payable

The Partnership has various notes payable with a combined original principal amount of $304,277 at December 31, 1995 payable in monthly installments of principal and interest at interest rates ranging from 8.75% to 10.5% and secured by all the Partnership's assets.

The following is a schedule of principal maturities on the notes as of December 31, 1995:


              1996                                           $ 50,032
              1997                                             30,535
              1998                                             30,989
              1999                                             28,324
              2000                                             14,183
              Thereafter                                      150,214
                                                           ----------

                                                             $304,277
                                                           ==========

4.  Employee Benefit Plans

The Partnership has a qualified defined contribution plans covering substantially all employees. Contributions were determined based upon a percentage of each eligible employee's compensation, as defined, and/or at the discretion of management. Total contributions were $12,000 at December 31, 1995, and are included in employee benefits in the accompanying statement of operations.

5.  Affiliation

On August 30, 1996, the Partnership consummated a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the physicians transferred their practices to, and became employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physicians for the assets purchased and affiliations was in a combination of cash and PQC common stock.

                               Jay M. Ungar, M.D.


                          Audited Financial Statements


                    Year ended December 31, 1995 and period
               January 1 through August 30, 1996 (Unaudited) and
                nine months ended September 30, 1995 (Unaudited)


                                   Contents
Report of Independent Auditors.............................................  1

Audited Financial Statements

Balance Sheets.............................................................  2
Statements of Operations...................................................  3
Statements of Cash Flows...................................................  4
Notes to Financial Statements..............................................  5


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]


                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheet of Jay M. Ungar, M.D. as of December 31, 1995, and the related statements of operations, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jay M. Ungar, M.D. at December 31, 1995, and the results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

November 21, 1996
Boston, Massachusetts

                              Jay M. Ungar, M.D.

                                Balance Sheets

                                        December 31      (Unaudited)
                                           1995        August 30, 1996
                                      ----------------------------------
Assets
Current assets:
  Cash                                    $ 8,655           $24,645
  Accounts receivable, less allowance
   for doubtful accounts of $18,982 in
   1995 and $16,733 in 1996
   (Unaudited)                             39,531            24,917
  Prepaid expenses                          4,500             4,939
  Other current assets                     18,000            18,000
                                      ----------------------------------
Total current assets                       70,686            72,501

Property and equipment, net                   328
                                      ----------------------------------

Total assets                              $71,014           $72,501
                                      ==================================

Liabilities and owners' equity
Current liabilities:
  Accounts payable                        $ 7,700           $10,801
  Accrued employee benefits                34,000            34,000
                                      ----------------------------------
Total current liabilities                  41,700            44,801
Owners' equity                             29,314            27,700
                                      ----------------------------------

Total liabilities and owners' equity      $71,014           $72,501
                                      ==================================

See accompanying notes.

                               Jay M. Ungar, M.D.

                            Statements of Operations

                                                     (Unaudited)
                                                     Nine months        (Unaudited)
                                     Year ended         ended         January 1, 1996
                                     December 31     September 30    through August 30
                                        1995            1995               1996
                                     -------------------------------------------------
Revenue:
 Net patient service revenue          $575,448          $422,964         $337,054

 Other income                                                727           26,451
 Interest income                           639               485              267
                                     -------------------------------------------------
                                       576,087           424,176          363,772
Operating expenses:
 Salaries and wages--physicians        305,632           229,668          162,140
 Salaries and wages--staff             108,172            81,128           94,957
 Employee benefits--physicians          36,675            29,543           22,099
 Employee benefits--staff               21,634            17,350           11,900
 Supplies and other                     66,895            49,012           43,460
 Insurance                              24,021             3,902           13,769
 Depreciation                                                                 328
 Provision for bad debts                18,982            14,236           16,733
                                     -----------------------------------------------
Net operating expenses                 582,011           424,839          365,386
                                     -----------------------------------------------
Net loss                              $ (5,924)         $   (663)        $ (1,614)
                                     ===============================================

See accompanying notes.

                               Jay M. Ungar, M.D.

                            Statements of Cash Flows

                                                 (Unaudited)       (Unaudited)
                                                 Nine months        January 1
                                 Year ended         ended         1996 through
                                 December 31     September 30       August 30
                                    1995             1995              1996
                             ---------------------------------------------------
Operating activities
Net loss                         $(5,924)          $  (663)         $(1,614)
Adjustments to reconcile
 net loss to net cash
 provided by operating
 activities:
   Depreciation                                                         328
   Changes in operating
    assets and liabilities:
      Accounts receivable,          (258)           18,649           14,614
       net
      Other current assets                           4,500             (439)
      Accounts payable                                                3,101
                             ---------------------------------------------------
Net cash provided (used) by       (6,182)           22,486           15,990
 operating activities

Cash at beginning of period       14,837            14,837            8,655
                             ---------------------------------------------------

Cash at end of period            $ 8,655           $37,323          $24,645
                             ===================================================

See accompanying notes.

                              Jay M. Ungar, M.D.

                         Notes to Financial Statements

                               December 31, 1995



1.  Summary of Significant Accounting Policies

Description of Business

The medical practice of Dr. Jay M. Ungar, M.D. (the Practice) is a sole proprietorship which offers primary care medical services.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Professional Liability Insurance

The Practice has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The practice has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               Jay M. Ungar, M.D.

1.  Summary of Significant Accounting Policies (continued)

Unaudited Combined Financial Statements

The unaudited financial statements at August 30, 1996 and for the nine months ended September 30, 1995 and the period January 1, 1996 through August 30, 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:


                                        December 31
                                           1995
                                      -------------

Furniture, fixtures and equipment        $24,072

Less accumulated depreciation             23,744
                                      -------------


                                         $   328
                                      =============

3.  Affiliation

On August 31, 1996, Jay M. Ungar, M.D. consummated a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the physician transferred his practices to, and became an employee of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physician for the asset purchases and affiliations was in a combination of cash and PQC common stock.

                   Western Massachusetts Medical Group, Inc.

                          Audited Financial Statements


                  Year ended November 30, 1995 and the period

            December 1, 1995 through August 30, 1996 (Unaudited) and

                 nine months ended August 31, 1995 (Unaudited)




                                   Contents
Report of Independent Auditors.............................................1

Audited Financial Statements

Balance Sheets.............................................................2
Statements of Operations...................................................3
Statements of Stockholder's Equity.........................................4
Statements of Cash Flows...................................................5
Notes to Financial Statements..............................................6

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheets Western Massachusetts Medical Group, Inc. as of November 30, 1995, and the related statements of operations, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Massachusetts Medical Group, Inc. at November 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                        /s/ Ernst & Young LLP

November 21, 1996
Boston, Massachusetts

                   Western Massachusetts Medical Group, Inc.

                                 Balance Sheets

                                                                     (Unaudited)
                                                        November 30   August 30
                                                           1995         1996
                                                     --------------------------
Assets
Current assets:
 Cash                                                   $ 83,930     $ 32,358
 Accounts receivable, less allowance for doubtful
  accounts of $17,328 in 1995 and $19,079 in
  1996 (unaudited)                                        84,601       93,174


 Prepaid expenses                                         14,685       27,437
 Due from related parties                                  1,342
 Other current assets                                     23,839       25,288
 Deferred income taxes                                    13,984       11,266
 Income tax receivable                                                  8,371
                                                     -------------------------
Total current assets                                     222,381      197,894

Property and equipment, net                               83,426       72,229
                                                     -------------------------

Total assets                                            $305,807     $270,123
                                                     =========================

Liabilities and stockholder's equity
Liabilities:
  Accounts payable                                      $ 34,734     $ 28,165
  Deferred income taxes                                   39,715       48,244
  Taxes payable                                           11,602
Current portion of notes payable and line of credit        8,251        8,730
                                                     -------------------------
Total current liabilities                                 94,302       85,139

Deferred income taxes                                     13,674       13,840
Notes payable                                              6,663          761

Stockholder's equity:
 Common stock, no par value, 15,000 shares
  authorized, 8,000 shares issued and
  outstanding
 Additional paid-in capital                                  400          400
 Retained earnings                                       190,768      169,983
                                                     -------------------------
Total stockholder's equity                               191,168      170,383
                                                     -------------------------

Total liabilities and stockholder's equity              $305,807     $270,123
                                                     =========================

See accompanying notes.

                   Western Massachusetts Medical Group, Inc.

                           Statements of Operations

                                                 Nine months      December 1,
                                Year ended          ended        1995 through
                               November 30        August 31        August 30
                                   1995             1995             1996
                           ---------------------------------------------------
Revenue:
 Net patient service
 revenue                     $1,295,882       $  966,099         $895,292
Interest income                   1,909            1,647              919
                           ---------------------------------------------------
                              1,297,791          967,746          896,211
Operating expenses:
 Salaries and
   wages--physicians            500,410          445,411          319,106
 Salaries and wages--staff      293,891          261,590          189,341
 Employee benefits--physicians   95,414           80,329           48,000
 Employee benefits--staff        63,610           47,178           32,000
 Supplies and other             288,002          205,495          270,770
 Insurance                       27,718           20,718           22,887
 Interest                           379               34            1,593
 Depreciation                    22,259           16,142           22,779
 Provision for bad debts         17,328           14,191           19,079
                           ---------------------------------------------------
Net operating expenses        1,309,011        1,091,088          925,555
                           ---------------------------------------------------

Net loss before income taxes    (11,220)        (123,342)         (29,344)
Income tax benefit                6,944           54,801            8,559
                           ---------------------------------------------------

Net loss                     $   (4,276)      $  (68,541)        $(20,785)
                           ===================================================

See accompanying notes.

                   Western Massachusetts Medical Group, Inc.

                      Statements of Stockholder's Equity


Balance at November 30, 1994              $195,444
 Net loss                                   (4,276)
                                        ----------
Balance at November 30, 1995               191,168
  Net loss (unaudited)                     (20,785)
                                        ----------

Balance at August 30, 1996 (unaudited)    $170,383
                                        ==========

See accompanying notes.

                   Western Massachusetts Medical Group, Inc.

                           Statements of Cash Flows

                                                                                    (Unaudited)
                                                                                          December 1, 1995
                                                          Year ended    Nine months ended      through
                                                          November 30       August 31         August 30
                                                             1995              1995             1996
                                                      ----------------------------------------------------
Operating activities
Net loss                                                  $ (4,276)         $(68,541)        $(20,785)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
   Depreciation                                             22,259            16,142           22,779
   Deferred income taxes                                   (18,546)          (55,257)         (19,882)
   Changes in operating assets and liabilities:
     Accounts receivable, net                               16,929            21,806           (8,573)
     Prepaid expenses due from related parties
      and other current assets                              (6,026)            2,025          (12,859)
     Accounts payable, accrued expenses and
      other current liabilities                             22,787            64,049            4,753
                                                      ----------------------------------------------------
Net cash provided (used) by operating activities            33,127           (19,776)         (34,567)

Investing activity
Purchase of property and equipment                         (29,608)          (23,991)         (11,582)
                                                      ----------------------------------------------------
Net cash provided (used) by investing activity             (29,608)          (23,991)         (11,582)

Financing activities
Principal payments on long-term debt                        (4,456)           (2,500)          (5,423)
Issuance of debt                                            16,870            16,870
                                                      ----------------------------------------------------
Net cash provided (used) by financing activities            12,414            14,370           (5,423)
                                                      ----------------------------------------------------
Increase (decrease) in cash                                 15,933           (29,397)         (51,572)

Cash at beginning of period                                 67,997            67,997           83,930
                                                      ----------------------------------------------------

Cash at end of period                                     $ 83,930          $ 38,600         $ 32,358
                                                      ====================================================

Supplemental disclosure of cash flow information:
 Cash paid during the period for interest                 $    379          $     34         $  1,593
                                                      ====================================================


See accompanying notes.

                   Western Massachusetts Medical Group, Inc.

                         Notes to Financial Statements

                               November 30, 1995



1. Summary of Significant Accounting Policies

Description of Business

Western Massachusetts Medical Group, Inc. (the Group) is a taxable entity organized under the laws of Massachusetts. The Group offers primary medical services in Western Massachusetts.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized.

Income Taxes

The Group is taxable under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Professional Liability Insurance

The Group has obtained professional liability coverage through commercial insurance carriers on the occurrence basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Group has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Group.

                   Western Massachusetts Medical Group, Inc.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                               November 30
                                                   1995
                                              -------------

Furniture, fixtures and equipment                $340,898
Less accumulated depreciation                     257,472
                                              -------------

Total                                            $ 83,426
                                              =============

                   Western Massachusetts Medical Group, Inc.

3.  Notes Payable

The Group has a note payable with an original principal amount of $16,870, payable in monthly installments of principal and interest at 8.5% secured by the Groups' respective assets. The principal balance outstanding under the notes payable agreement is $14,914 at November 30, 1995.

The following is a schedule of principal maturities on the notes and line of credit as of November 30, 1995:

          1996                                     $ 8,251
          1997                                       6,663
                                                  ---------

          Total                                    $14,914
                                                  =========

4.  Operating Leases

The Group leases office space and certain equipment under operating leases. Total rental expense was $66,572 in 1995, and is included in supplies and other in the accompanying combined statements of operations.

5.  Employee Benefit Plans

The Group has a qualified defined contribution plan or profit sharing plans covering substantially all employees. Contributions were determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $153,912 for the year ended November 30, 1995, and are included in employee benefits in the accompanying statements of operations.

                   Western Massachusetts Medical Group, Inc.

6.  Income Taxes

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Each member of the Group is a cash-basis taxpayer. Significant components of the Group's deferred tax liabilities and assets were as follows:

                                                       November 30
                                                          1995
                                                      -------------
Deferred tax liabilities:
  Accounts receivable, net                              $(33,841)
  Prepaid expenses, other                                 (5,874)
                                                      -------------
Total deferred tax liabilities                           (39,715)

Deferred tax assets:
  Accrued expenses, other                                    220
  Net operating loss carryover                             9,075
                                                      -------------
                                                           9,295
Less: valuation allowance                                  9,075
                                                      -------------
Net deferred tax assets                                      220
                                                      -------------

Net deferred tax liabilities                            $(39,495)
                                                      =============

For financial reporting purposes a valuation allowance of $9,075 at November 30, 1995, has been recognized to offset certain deferred tax assets since uncertainty exists with respect to future realization of these tax assets.

                   Western Massachusetts Medical Group, Inc.

6.  Income Taxes (continued)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                              November  30
                                                  1995
                                             --------------
Current:
 Federal                                        $ 11,146
 State                                               456
                                             --------------
Total current                                     11,602

Deferred:
 Federal                                         (14,286)
 State                                            (4,260)
                                             --------------
Total deferred                                   (18,546)
                                             --------------

Net provision (benefit)                         $ (6,944)
                                             ==============

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                  Year ended
                                               November 30, 1995
                                          --------------------------
                                             Amount         Rate
                                          --------------------------

Federal taxes at statutory rates            $(3,927)         35%

Add (deduct):
 State tax, net of federal benefit           (2,451)         22
 Other                                         (566)          5
                                          --------------------------

                                            $(6,944)         62%
                                          ==========================


                   Western Massachusetts Medical Group, Inc.

7.  Affiliation

On August 30, 1996, the Western Massachusetts Medical Group, Inc. consummated a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the physicians transferred their practices to, and became employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration paid to the physicians for the asset purchases and affiliations was in a combination of cash and PQC common stock.

                       Annapolis Medical Specialists, LLP


                          Audited Financial Statements


               Years ended December 31, 1993, 1994 and 1995, and
              nine months ended September 30, 1995 (Unaudited) and
                nine months ended September 30, 1996 (Unaudited)



                                    Contents

Report of Independent Auditors............................................  1

Audited Financial Statements

Balance Sheet.............................................................  2
Statements of Operations..................................................  3
Statements of Stockholder's Equity........................................  4
Statements of Cash Flows..................................................  5
Notes to Financial Statements.............................................  7


[LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheets of Annapolis Medical Specialists, LLP (the Partnership) as of December 31, 1994 and 1995 and the related statements of operations, partners capital, and cash flows each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Annapolis Medical Specialists, LLP, at December 31, 1994 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                  /S/ ERNST & YOUNG LLP

September 20, 1996
Boston, Massachusetts

                      Annapolis Medical Specialists, LLP

                                 Balance Sheets

                                                                  (Unaudited)
                                               December 31       September 30
                                            1994        1995         1996
                                        -------------------------------------
Assets
Current assets:
 Cash                                     $ 46,706   $  64,280       $203,974
 Accounts receivable, less allowance
  for doubtful accounts of $130,611
  in 1994, $85,081 in 1995 and $98,887
  in 1996 (unaudited)                      399,774     357,906        362,742
 Prepaids and other assets                  35,726      40,773         57,267
                                        -------------------------------------
Total current assets                       482,206     462,959        623,983

Property and equipment, net                162,526     122,248         94,455
                                        -------------------------------------

Total assets                              $644,732   $ 585,207       $718,438
                                        =====================================

Liabilities and partners' capital
Current liabilities:
 Accounts payable                         $150,693   $ 168,293       $292,830
 Accrued employee benefits                  54,821      84,117         73,498
 Accrued expenses, other                    36,518      46,594         52,264
 Current portion of obligation
  under capital lease                       18,168      20,169         14,288
 Current portion of notes payable           70,777      44,869
                                        -------------------------------------
 Total current liabilities                 330,977     364,042        432,880


Notes payable                               45,100
Obligation under capital lease              29,215       9,046

Partners' capital                          248,582     334,368        378,393
Due from partners                           (9,142)   (122,249)       (92,835)
                                        -------------------------------------

Total liabilities and partners' capital   $644,732   $ 585,207       $718,438
                                        =====================================

See accompanying notes.

                       Annapolis Medical Specialists, LLP

                            Statements of Operations



                                                                                      (Unaudited)
                                                                                   Nine months ended
                                                 Year ended December 31              September 30
                                             1993         1994        1995         1995         1996
                                        ---------------------------------------------------------------

       Revenue:
        Net patient service revenue       $3,565,656   $4,480,340  $5,190,789   $3,782,202   $4,233,015
        Rental income                         97,528      139,406      77,872       77,872
        Other income                           6,205       17,333      33,087       28,029       12,722
                                        ---------------------------------------------------------------
                                           3,669,389    4,637,079   5,301,748    3,888,103    4,245,737
       Operating expenses:
        Salaries and wages--physicians     1,679,221    1,939,649   2,304,117    1,692,307    1,633,578
        Salaries and wages--staff            898,693    1,075,985   1,268,605      971,359    1,048,364
        Employee benefits--staff              39,616       57,612      73,434       54,053       32,889
        Supplies and other                   607,503      964,837   1,218,922      938,013    1,147,835
        Insurance                             57,765       65,505      74,107       56,602       61,427
        Interest                              22,747       21,825      12,988       10,861        4,657
        Rent                                 222,761      227,663     238,897      171,607      214,321
        Depreciation and amortization         63,306       60,686      63,883       47,912       44,835
        Provision for bad debts              109,539      130,611      85,081      (27,654)      13,806
                                        ---------------------------------------------------------------
        Net operating expenses             3,701,151    4,544,373   5,340,034    3,915,060    4,201,712
                                        ---------------------------------------------------------------


        Net income (loss)                 $  (31,762)  $   92,706  $  (38,286)  $  (26,957)  $   44,025
                                        ===============================================================

See accompanying notes.

                       Annapolis Medical Specialists, LLP

                        Statements of Partners' Capital



                                                            Total Partners'
                                                                Capital
                                                           -----------------


 Balance at December 31, 1992                                  $243,458
  Capital contributions by newly admitted partner                25,144
  Capital withdrawals by departing partner                      (24,907)
  Net loss                                                      (31,762)
                                                           -----------------
 Balance at December 31, 1993                                   211,933
  Capital withdrawals by partners                               (56,057)
  Net income                                                     92,706
                                                           -----------------
 Balance at December 31, 1994                                   248,582
  Capital contributions by newly admitted partners              148,655
  Capital withdrawals by partners                               (24,583)
  Net loss                                                      (38,286)
                                                           -----------------
 Balance at December 31, 1995                                   334,368
    Net income (unaudited)                                       44,025
                                                           -----------------

 Balance at September 30, 1996 (unaudited)                     $378,393
                                                           =================

See accompanying notes.

                       Annapolis Medical Specialists, LLP

                            Statements of Cash Flows



                                                                                                                (Unaudited)
                                                                                                             Nine months ended
                                                                              Year ended December 31            September 30
                                                                           1993        1994        1995       1995       1996
                                                                       --------------------------------------------------------
        Operating activities
        Net income (loss)                                                $(31,762)  $  92,706    $(38,286)  $(26,957)  $ 44,025
        Adjustments to reconcile net income
         (loss) to net cash provided by operating
         activities:
           Depreciation and amortization                                   63,306      60,686      63,883     47,912     44,835
           Changes in operating assets and
            liabilities:
              Accounts receivable                                          26,782    (123,398)     41,868     (1,134)    (4,836)
              Other current assets                                           (248)     (4,141)     (5,047)    (4,707)   (16,494)
              Accounts payable, accrued
                expenses and other current
                liabilities                                                69,321     125,249      56,972     45,145    119,588
                                                                       --------------------------------------------------------
        Net cash provided by operating activities                         127,399     151,102     119,390     60,259    187,118

        Investing activity
        Purchase of property and equipment, net                           (29,460)    (24,124)    (23,605)    (9,110)   (17,042)
                                                                       --------------------------------------------------------
        Net cash used in investing activity                               (29,460)    (24,124)    (23,605)    (9,110)   (17,042)


        Financing activities
        Contribution of capital                                            16,760      16,002      35,548     18,554     29,414
        Withdrawals of capital                                                        (56,057)    (24,583)
        Payments on obligation under capital
         lease                                                            (14,739)    (16,364)    (18,168)   (13,446)   (14,927)
        Payments on notes payable                                         (73,333)    (77,365)    (71,008)   (54,108)   (44,869)
                                                                       --------------------------------------------------------
        Net cash used in financing activities                             (71,312)   (133,784)    (78,211)   (49,000)   (30,382)
                                                                       --------------------------------------------------------

        Net increase (decrease) in cash                                    26,627      (6,806)     17,574      2,149    139,694
        Cash at beginning of year                                          26,885      53,512      46,706     46,706     64,280
                                                                       --------------------------------------------------------

        Cash at end of year                                              $ 53,512   $  46,706    $ 64,280   $ 48,855   $203,974
                                                                       ========================================================

                       Annapolis Medical Specialists, LLP




                                                                           (Unaudited)
                                                                        Nine months ended
                                             Year ended December 31        September 30
                                            1993      1994      1995      1995      1996
                                        --------------------------------------------------
Supplemental disclosure of cash
 flow information:

Interest paid                              $23,766   $21,671  $ 12,498   $ 15,494   $4,282
                                        ==================================================

 Noncash transactions:
  Issuance of note payable for
   partner withdrawal                      $24,907         -         -          -        -
                                        ==================================================
  Issuance of notes receivable
   for partner admission                   $25,144         -  $122,249   $148,655        -
                                        ==================================================



See accompanying notes.

                      Annapolis Medical Specialists, LLP

                         Notes to Financial Statements

                               September 30, 1996


1.  Summary of Significant Accounting Policies

Description of Business

Annapolis Medical Specialists, LLP (the Partnership) is a limited liability partnership organized under the laws of Maryland. The Partnership offers a variety of medical services, including cardiology, hematology/oncology, infectious disease, pulmonary/critical care and internal medicine, in the greater Annapolis, Maryland area.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred. Amortization of assets recorded under capital lease transactions is included in depreciation expense.

Income Taxes

For tax purposes, Annapolis Medical Specialists, LLP is treated as a partnership and a pass-through entity. The taxable income or loss of the practice is allocated to the partners and reported on the partners' tax returns. Therefore, no provision for income taxes is included in these financial statements.

Professional Liability Insurance

The Partnership has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Partnership has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Partnership.

                       Annapolis Medical Specialists, LLP

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                           December 31
                                       1994           1995
                                   --------------------------


Furniture, fixtures and equipment    $460,610       $479,773
Leasehold improvements                  9,379          9,379
                                   --------------------------
                                      469,989        489,152
Less accumulated depreciation         307,463        366,904
                                   --------------------------


                                     $162,526       $122,248
                                   ==========================


                       Annapolis Medical Specialists, LLP

3.  Notes Payable

The Partnership has two notes payable with a combined original principal amount of $324,907, payable in monthly installments of principal and interest at interest rates ranging from 8.5% to prime plus 1.25%. The principal balance outstanding of these notes payable was $115,877 and $44,869 at December 31, 1994 and 1995, respectively. The notes payable are scheduled to be paid in 1996.

The assets of the Partnership have been pledged as security interest to one of the notes payable. The carrying amounts of the notes approximate their fair value.

4.  Capital Leases

The Partnership leases certain medical equipment under long-term leases and has the option to purchase the equipment for a nominal cost at the termination of the lease. Property, plant and equipment includes the following amounts for leases that have been capitalized:

                                           1994         1995
                                        ----------------------

Furniture, fixtures and equipment         $84,865      $84,865
Less accumulated depreciation              42,432       59,405
                                        ----------------------

Total                                     $42,433      $25,460
                                        ======================

Future minimum lease payments for capital leases were as follows at December 31, 1995:

1996                                                   $22,284
1997                                                    11,142
                                                     ---------
Total minimum lease payments                            33,426
Less amount representing interest                        4,211
                                                     ---------
Present value of net minimum lease payments             29,215
Less current maturities                                 20,169
                                                     ---------

Long-term obligation                                   $ 9,046
                                                     =========

                       Annapolis Medical Specialists, LLP

5.  Operating Leases

The Partnership leases office space and certain equipment under operating leases. Total rental expense was $222,761, $227,663 and $238,897 in 1993, 1994
and 1995, respectively.   The following is a schedule by year of future minimum
lease payments under operating leases as of December 31, 1995:

1996                                   $243,015
1997                                     85,954
1998                                      1,713
1999                                      1,428
                                     ----------

Total future minimum lease payments    $332,110
                                     ==========

6.  Related Parties

Upon admission to the Partnership, a loan may be extended to new partners for the value of their partnership interest. The loans have varying maturities with interest rates set at prime plus 1%. The principal balance outstanding under these notes receivable agreements were $9,142 and $122,249 at December 31, 1994 and 1995, respectively.

7.  Employee Benefit Plans

The Partnership has a defined contribution plan and profit sharing plan covering substantially all employees, excluding partners. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $33,572, $36,357 and $39,328 for the years ended December 31, 1993, 1994 and 1995, respectively, and are included in employee benefits in the accompanying statements of operations.

8.  Pending Affiliation

The Partnership expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Partnership will sell certain assets to, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. In addition, certain professional corporations that are partners of the Partnership may merge into the newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Partnership, the physicians and the related professional corporations for the asset purchases and affiliations is subject to working capital adjustments and is payable in cash and common stock of PQC.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                         Audited Financial Statements

                     Year ended December 31, 1995 and nine
                  months ended September 30, 1995 (Unaudited)
                      and September 30, 1996 (Unaudited)



                                    Contents

Report of Independent Auditors.............................................  1

Audited Financial Statements

Balance Sheets.............................................................  2
Statements of Operations...................................................  3
Statements of Shareholders' Equity.........................................  4
Statements of Cash Flows...................................................  5
Notes to Financial Statements..............................................  6

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.


We have audited the accompanying balance sheet of Drs. Fortier, Libber, Clemmens & Weimer, P.A. as of December 31, 1995, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Fortier, Libber, Clemmens & Weimer, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                               /s/ Ernst & Young LLP

September 20, 1996
Boston, Massachusetts
                                                                               1

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                                Balance Sheets

                                                              (Unaudited)
                                               December 31   September 30
                                                   1995          1996
                                              ----------------------------
Assets
Current assets:
  Cash                                           $  18,972      $  22,021
  Accounts receivable, less allowance
    for doubtful accounts of $65,062 in
    1995 and $63,640 in 1996 (unaudited)           149,264        145,989
  Prepaid expenses                                  19,632         20,110
  Deferred income taxes                             28,134         35,528
                                              ----------------------------
Total current assets                               216,002        223,648

Deferred income taxes, noncurrent                    4,268          3,352
Property and equipment, net                         88,521         69,891
                                              ----------------------------

Total assets                                     $ 308,791      $ 296,891
                                              ============================

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                               $  47,309      $  55,769
  Accrued employee benefits                         15,879         11,872
  Accrued salaries and payroll taxes                32,486         21,479
  Due to former shareholders, current
    portion                                         27,241         27,955
  Income taxes payable                               4,393          8,093
  Deferred income taxes                             67,372         70,788
  Line of credit                                    50,000         87,000
  Current portion of obligation under
    capital lease                                    3,005          3,005
  Current portion of note payable to bank           17,955
                                              ----------------------------
Total current liabilities                          265,640        285,961

Deferred income taxes, noncurrent                    9,945          3,727
Due to former shareholders, noncurrent              46,120         25,061
Obligation under capital lease, less
  current portion                                    7,664          5,376
Note payable, less current portion

Shareholders' equity:
  Common stock, no stated par value,
    300 shares outstanding                           8,000          8,000
  Additional paid-in capital                         1,012          1,012
  Retained earnings                                108,539        105,883
                                              ----------------------------
                                                   117,551        114,895
  Less treasury stock, at cost, 60 shares         (138,129)      (138,129)
                                              ----------------------------
Total shareholders' equity                         (20,578)       (23,234)
                                              ----------------------------

Total liabilities and shareholders' equity       $ 308,791      $ 296,891
                                              ============================

See accompanying notes.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                            Statements of Operations


                                                            (Unaudited)
                                        Year ended       Nine months ended
                                        December 31         September 30
                                           1995          1995          1996
                                 ---------------------------------------------
Revenue:
  Net patient service revenue           $2,107,977     $1,629,704   $1,710,430
  Other income                                  87         33,436       17,671
  Interest income                           39,594             65           38
                                 ---------------------------------------------
                                         2,147,658      1,663,205    1,728,139
Operating expenses:
  Salaries and wages--physicians           506,336        340,281      373,649
  Salaries and wages--staff                772,305        575,975      674,980
  Employee benefits                          3,267          2,258        2,070
  Supplies and other                       383,493        286,385      342,704
  Rent                                     211,644        159,833      170,755
  Insurance                                116,194         82,542       75,404
  Interest                                  14,191          9,773       11,196
  Depreciation                              29,303         21,977       21,977
  Provision for bad debts                   64,062         60,828       63,640
                                 ---------------------------------------------
Net operating expenses                   2,100,795      1,539,852    1,736,375
                                 ---------------------------------------------

Net income (loss) before
  income taxes                              46,863        123,353       (8,236)
Income tax (provision) benefit             (13,987)       (55,989)       5,580
                                 ---------------------------------------------

Net income (loss)                       $   32,876     $   67,364   $   (2,656)
                                 =============================================

See accompanying notes.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                       Statements of Shareholders' Equity


Balance at December 31, 1994                                    $ 14,805
  Net income                                                      32,876
  Purchase of treasury stock (cash)                              (21,000)
  Purchase of treasury stock (noncash)                           (47,259)
                                                              ------------
Balance at December 31, 1995                                     (20,578)
  Net loss (unaudited)                                            (2,656)
                                                              ------------
Balance at September 30, 1996 (unaudited)                       $(23,234)
                                                              ============

See accompanying notes.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                            Statements of Cash Flows

                                                             (Unaudited)
                                   Year ended             Nine months ended
                                   December 31               September 30
                                       1995               1995         1996
                                 ---------------------------------------------
Operating activities
Net income (loss)                   $ 32,876           $ 67,364     $ (2,656)
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
   Depreciation                       29,303             21,977       21,977
   Deferred income taxes               9,786             (1,952)      (9,280)
   Loss on sale of fixed assets                             744
   Changes in operating assets
    and liabilities:
   Accounts receivable, net          (11,459)            (3,976)       3,275
   Other current assets                2,364              1,000         (478)
   Accounts payable and
    accrued expense                   14,703             41,809       (2,854)
                                 ---------------------------------------------
Net cash provided by
  operating activities                77,573            126,966        9,984

Investing activity
Purchase of property and
  equipment                           (5,050)            (4,836)      (3,347)
                                 ---------------------------------------------
Net cash used in investing
  activity                            (5,050)            (4,836)      (3,347)

Financing activities
Payments on lease obligation          (2,299)            (2,288)      (2,288)
Payments on note payable
  and line of credit                 (16,608)                        (67,955)
Purchase of treasury stock           (21,000)
Proceeds from line of credit                                          87,000
Payments to former shareholders      (23,898)           (33,251)     (20,345)
                                 ---------------------------------------------
Net cash used in financing
  activities                         (63,805)           (35,539)      (3,588)
                                 ---------------------------------------------
Increase (decrease) in cash            8,718             86,591        3,049
Cash at beginning of period           10,254             10,254       18,972
                                 ---------------------------------------------
Cash at end of period               $ 18,972           $ 96,845     $ 22,021
                                 =============================================

Supplemental disclosure of
  cash flow information:
   Interest paid                    $ 10,570           $  5,178     $  9,810
                                 =============================================

   Income taxes paid                $    786           $    428     $  4,303
                                 =============================================

Noncash transactions:
  Issuance of note payable
    for purchase of treasury
    stock                           $ 47,259                  -            -
                                 ==============================================


See accompanying notes.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

                         Notes to Financial Statements

                               December 31, 1995






1.  Summary of Significant Accounting Policies

Description of Business

Drs. Fortier, Libber, Clemmens & Weimer, P.A. (Pediatrics) is a professional association organized under the laws of Maryland. Pediatrics offers a variety of medical services, including pediatrics and primary care, in the greater Annapolis, Maryland area.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred. Amortization of assets recorded under capital lease transactions is included in depreciation expense.

Income Taxes

Pediatrics is taxable under the provisions of the Internal Revenue Code. Pediatrics files its federal and state income tax return on the cash basis method of accounting. Deferred income taxes are provided for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes (see Note 8).

Professional Liability Insurance

Pediatrics has obtained professional liability coverage through commercial insurance carriers on the claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. Pediatrics has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to Pediatrics.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following at December 31, 1995:


Furniture, fixtures and equipment                      $137,575
Leasehold improvements                                   59,072
                                                     ----------
                                                        196,647
Less accumulated depreciation                           108,126
                                                     ----------

                                                       $ 88,521
                                                     ==========

3.  Note Payable and Line of Credit

Pediatrics had a note payable with a bank, payable in monthly installments of principal and interest of $1,590, which matured during 1996. The note carried interest at a rate of 9%. The principal balance outstanding under the note was $17,955 at December 31, 1995.

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

3.  Note Payable and Line of Credit (continued)

Pediatrics had a $50,000 line of credit with a bank which carried an interest rate of prime plus 2% (9% at December 31, 1995). The balance outstanding under the line of credit was $50,000 at December 31, 1995.

In April 1996, Pediatrics entered into a secured demand note with a bank providing financing up to $100,000. The note carries interest at prime plus 1% and is secured by Pediatrics' receivables and equipment. The proceeds of the new note were used to pay off the line of credit and note payable.

4.  Capital Leases

Property, plant and equipment includes the following amounts for leases that have been capitalized at December 31, 1995:


Equipment                                                     $14,430
Less accumulated amortization                                  (3,779)
                                                            ---------

                                                              $10,651
                                                            =========

Future minimum lease payments for capital leases were as follows as of December 31, 1995:

Year ending December 31:
 1996                                                         $ 5,920
 1997                                                           4,984
 1998                                                           4,899
 1999                                                             816
                                                            ---------
Total minimum lease payments                                   16,619
Less amount representing interest                              (5,950)
                                                            ---------

Present value of net minimum lease payments                   $10,669
                                                            =========


                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

5.  Operating Leases

Pediatrics leases office space and certain equipment under operating leases. Total rental expense was $211,644 in 1995. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

1996                                     $  198,822
1997                                        190,322
1998                                        190,322
1999                                        190,322
2000                                        190,322
Thereafter                                  285,483
                                       ------------
                                         $1,245,593
                                       ============

6.  Related Parties

Pediatrics rents office space from entities owned by stockholders of Pediatrics. Total rental expense incurred under these rental agreements was $198,549 in 1995. Lease commitments with related parties over the next five years are included in the minimum lease payment disclosure in Note 5.

7.  Employee Benefit Plans

Pediatrics has a qualified profit sharing plan covering substantially all employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $3,267 for the year ended December 31, 1995, and are included in employee benefits in the accompanying statements of operations.

8.  Income Taxes

Pediatrics accounts for income taxes using the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes."

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

8.  Income Taxes (continued)

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Pediatrics' deferred tax liabilities and assets were as follows at December 31, 1995:

Deferred tax liabilities:
 Accounts receivable, net                                   $59,706
 Accrued expenses                                             7,666
 Depreciation                                                 9,945
                                                          ---------
Total deferred tax liabilities                               77,317

Deferred tax assets:
 Accrued expenses                                            28,135
 Capital lease                                                4,267
                                                          ---------
Total deferred tax assets                                    32,402
                                                          ---------

Net deferred tax liabilities                                $44,915
                                                          =========

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows for the year ended December 31, 1995:

Current:
 Federal                                                    $ 3,844
 State                                                          549
                                                          ---------
Total current                                                 4,393

Deferred:
 Federal                                                      8,371
 State                                                        1,223
                                                          ---------
Total deferred                                                9,594
                                                          ---------

                                                            $13,987
                                                          =========

                 Drs. Fortier, Libber, Clemmens & Weimer, P.A.

8.  Income Taxes (continued)

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows for the year ended December 31, 1995:

                                                                Amount   Rate
                                                             ----------------
Federal taxes at statutory rates                               $16,403     35%

State income tax, net of federal tax benefit                       958      2

Accounts receivable                                             (3,374)    (7)
                                                             ----------------

                                                               $13,987     30%
                                                             ================

9.  Pending Affiliation

Pediatrics expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, Pediatrics will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to Pediatrics is subject to working capital adjustments and is payable in common stock of PQC.

                    Drs. Goldgeier, Levine & Friedman, P.A.

                          Audited Financial Statements


                  Year ended December 31, 1995 and nine months
                    ended September 30, 1995 (Unaudited) and
                         September 30, 1996 (Unaudited)


                                    Contents

Report of Independent Auditors.............................................  1

Audited Financial Statements

Balance Sheets.............................................................  2
Statements of Operations...................................................  3
Statements of Shareholders' Equity (Deficit)...............................  4
Statements of Cash Flows...................................................  5
Notes to Financial Statements..............................................  6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]


                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.


We have audited the accompanying balance sheet of Drs. Goldgeier, Levine & Friedman, P.A. as of December 31, 1995, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Goldgeier, Levine & Friedman, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

September 20, 1996
Boston, Massachusetts

                    Drs. Goldgeier, Levine & Friedman, P.A.

                                 Balance Sheets

                                                                                           (Unaudited)
                                                                      December 31          September 30
                                                                         1995                  1996
                                                                  ----------------------------------------
Assets
Current assets:
  Cash                                                               $   50,187             $   50,765
  Accounts receivable, less allowance for doubtful
    accounts of $78,208 in 1995 and $77,219 in 1996                     155,852                156,858
    (unaudited)
  Prepaid expenses                                                        1,394                  1,987
  Deferred income taxes                                                  87,274                 80,284
                                                                  ----------------------------------------
Total current assets                                                    294,707                289,894

Deferred income taxes                                                     6,593                  5,536
Property and equipment, net                                              35,247                 26,309
                                                                  ----------------------------------------

Total assets                                                         $  336,547             $  321,739
                                                                  ========================================

Liabilities and owners' equity
Current liabilities:
  Accounts payable                                                   $  172,207             $  160,042
  Accrued salaries, payroll taxes and employee benefits                  57,894                 52,462
  Deferred income taxes                                                  69,309                 69,743
  Current portion of obligation under capital lease                       3,554                  3,773
  Current portion of notes payable to former shareholders                 6,840
                                                                  ----------------------------------------
Total current liabilities                                               309,804                286,020

Deferred income taxes                                                       812                  2,062
Obligation under capital lease, less current portion                     12,926                 10,068
Notes payable to former shareholders

Shareholders' equity:
  Common stock, par value 50,300 shares authorized,
    180 shares issued and outstanding                                     9,000                  9,000
  Additional paid-in capital                                             42,662                 42,662
  Retained earnings                                                     (21,157)               (10,573)
                                                                  ----------------------------------------
                                                                         30,505                 41,089
  Less treasury stock, at cost, 60 shares                               (17,500)               (17,500)
                                                                  ----------------------------------------
Total shareholders' equity                                               13,005                 23,589
                                                                  ----------------------------------------

Total liabilities and shareholders' equity                           $  336,547             $  321,739
                                                                  ========================================

See accompanying notes.

                    Drs. Goldgeier, Levine & Friedman, P.A.

                            Statements of Operations

                                                        (Unaudited)
                                Year ended            Nine months ended
                                December 31             September 30
                                   1995              1995           1996
                           ---------------------------------------------------
Revenue:
  Net patient service revenue   $1,913,452       $1,463,639     $1,464,199
  Other income                      63,681           37,201         25,610
  Interest income                      197              158            108
                           ---------------------------------------------------
                                 1,977,330        1,500,998      1,489,917
Operating expenses:
  Salaries and wages             1,038,637          772,305        765,316
  Employee benefits
  Supplies and other               638,466          510,447        496,989
  Rent                             125,798           73,692         90,997
  Insurance                         44,194           36,566         28,298
  Interest                           1,023            1,747          1,175
  Depreciation                      11,752            8,937          9,609
  Provision for bad debts           78,208           77,293         77,219
                           ---------------------------------------------------
Net operating expenses           1,938,078        1,480,987      1,469,603
                           ---------------------------------------------------

Net income (loss) before
  income taxes                      39,252           20,011         20,314
Income tax benefit
  (expense)                        (17,768)         (24,524)        (9,730)
                           ---------------------------------------------------
Net income (loss)               $   21,484       $   (4,513)    $   10,584
                           ===================================================

See accompanying notes.

                    Drs. Goldgeier, Levine & Friedman, P.A.

                  Statements of Shareholders' Equity (Deficit)


   Balance at December 31, 1994                    $(8,479)
     Net income                                     21,484
                                                  ----------
   Balance at December 31, 1995                     13,005
     Net income (unaudited)                         10,584
                                                  ----------

   Balance at September 30, 1996 (unaudited)       $23,589
                                                  ==========

See accompanying notes.

                    Drs. Goldgeier, Levine & Friedman, P.A.

                            Statements of Cash Flows

                                                                          (Unaudited)
                                                  Year ended          Nine months ended
                                                  December 31            September 30
                                                    1995               1995        1996
                                               ---------------------------------------------
Operating activities
Net income (loss)                                 $ 21,484           $ (4,513)   $ 10,584
Adjustments to reconcile net income (loss)
 to net cash provided by operating
 activities:
   Depreciation                                     11,752              8,937       9,609
   Deferred income taxes                            17,768             24,524       9,730
   Changes in operating assets and
    liabilities:
      Accounts receivable, net                     (49,599)           (50,756)     (1,006)
      Other current assets                           2,751              2,750        (593)
      Accounts payable, accrued expenses
       and other current liabilities                28,020              7,879     (17,596)
                                               ---------------------------------------------
Net cash provided by (used in) operating
  activities                                        32,176            (11,179)     10,728

Investing activity
Purchase of property and equipment                 (12,454)            (7,701)       (671)
                                               ---------------------------------------------
Net cash used in investing activity                (12,454)            (7,701)       (671)

Financing activities
Payments on lease obligation                        (3,149)                        (2,639)
Payments on long-term note payable                 (14,129)           (11,963)     (6,840)
                                               ---------------------------------------------
Net cash provided by (used in) financing
 activities                                        (17,278)           (11,963)     (9,479)
                                               ---------------------------------------------

Increase (decrease) in cash                          2,444            (30,843)        578
Cash at beginning of period                         47,743             47,743      50,187
                                               ---------------------------------------------
Cash at end of period                             $ 50,187           $ 16,900    $ 50,765
                                               =============================================
Supplemental disclosure of cash flow
 information:
   Interest paid                                  $  1,023                  -    $  7,813
                                               =============================================
Noncash transactions:
  Capital lease transactions                      $ 19,629                  -           -
                                               =============================================

See accompanying notes.

                    Drs. Goldgeier, Levine & Friedman, P.A.

                         Notes to Financial Statements

                               December 31, 1995



1.  Summary of Significant Accounting Policies

Description of Business

Drs. Goldgeier, Levine & Friedman, P.A. (the Company) is a professional association organized under the laws of Maryland. The Company offers a variety of medical services including pediatrics and primary care in the greater Baltimore, Maryland area.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred. Amortization of assets recorded under capital lease transactions is included in depreciation expense.

Income Taxes

The Company is taxable under the provisions of the Internal Revenue Code. The Company files its federal and state income tax return on the cash basis method of accounting. Deferred income taxes are provided for temporary differences between financial and income tax reporting (see Note 8).

Professional Liability Insurance

The Company has obtained professional liability coverage through commercial insurance carriers on the claims made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Company has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Company.

                    Drs. Goldgeier, Levine & Friedman, P.A.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following at December 31, 1995:


Furniture, fixtures and equipment                                 $197,778
Leasehold improvements                                              87,551
                                                               -------------
                                                                   285,329
Less accumulated depreciation                                     (250,082)
                                                               -------------

                                                                  $ 35,247
                                                               =============

3.  Notes Payable to Former Shareholders

The Company has notes payable to former shareholders, payable in monthly installments of principal and interest of $5,207 at interest rates ranging from 6% to 7%. The principal balance outstanding under these notes payable agreements aggregated $6,840 at December 31, 1995.

                    Drs. Goldgeier, Levine & Friedman, P.A.

4.  Capital Leases

Property, plant and equipment includes the following amounts for leases that have been capitalized:


                                                                 December 31
                                                                    1995
                                                                 -------------

Equipment                                                          $19,629
Less accumulated amortization                                       (3,599)
                                                                 -------------

                                                                   $16,030
                                                                 =============

Future minimum lease payments for capital leases were as follows as of December 31, 1995:

Year ending December 31:
  1996                                                             $ 4,744
  1997                                                               4,744
  1998                                                               4,744
  1999                                                               4,744
  2000                                                                 395
                                                                 -------------
Net minimum lease payments                                          19,371
Less amount representing interest                                   (2,891)
                                                                 -------------
Present value of net minimum lease payments                        $16,480
                                                                 =============


                    Drs. Goldgeier, Levine & Friedman, P.A.

5.  Operating Leases

The Company leases office space and certain equipment under operating leases. Total rental expense was $125,798 in 1995. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

               1996                                    $124,455
               1997                                     120,182
               1998                                     112,654
               1999                                      32,703
               2000                                       2,198
               Thereafter                                   183
                                                    --------------

                                                       $392,375
                                                    ==============

6.  Employee Benefit Plans

The Company had a qualified profit sharing plan covering substantially all employees. Contributions were determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. This plan was terminated in 1994.

7.  Income Taxes

The Company accounts for income taxes utilizing the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes."

                    Drs. Goldgeier, Levine & Friedman, P.A.

7.  Income Taxes (continued)

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets were as follows at December 31, 1995:


Deferred tax liabilities:
 Accounts receivable, net                                        $ 62,309
 Capital lease and other                                            7,000
 Depreciation                                                         812
                                                            ----------------
Total deferred tax liabilities                                     70,121

Deferred tax assets:
 Depreciation                                                           -
 Accrued expenses                                                  87,274
 Capital lease and other                                            6,593
                                                            ----------------
Total deferred tax assets                                          93,867
                                                            ----------------

Net deferred tax liabilities                                     $(23,746)
                                                            ================


Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows for the year ended December 31, 1995:


Deferred:
 Federal                                                         $15,547
 State                                                             2,221
                                                            ----------------
Total deferred                                                   $17,768
                                                            ================

                    Drs. Goldgeier, Levine & Friedman, P.A.

7.  Income Taxes (continued)

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows for the year ended December 31, 1995:


                                                           Amount   Rate
                                                         -----------------

Federal taxes at statutory rates                          $13,739    35%

Add (deduct):
  State income tax, net of federal tax benefit              1,963     5
  Other                                                      (404)   (1)
  Valuation allowance                                       2,470     6
                                                         -----------------

                                                          $17,768    45%
                                                         =================


Net operating loss carryforwards available for tax purposes as of December 31, 1995 approximate $10,973, which expire beginning in 2005.

8.  Pending Affiliation

The Company expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Company will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Company is subject to working capital adjustments and is payable in cash and common stock of PQC.

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

                          Audited Financial Statements

                        Year ended December 31, 1995 and
                nine months ended September 30, 1995 (Unaudited)
                       and September 30, 1996 (Unaudited)



                                   Contents
Report of Independent Auditors.............................................1

Audited Financial Statements

Balance Sheets.............................................................2
Statements of Operations...................................................3
Statements of Stockholders' Equity.........................................4
Statements of Cash Flows...................................................5
Notes to Financial Statements..............................................6

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheet of Koeppel, Rosen, Rudikoff, M.D., P.C., as of December 31, 1995, and the related statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Koeppel, Rosen, Rudikoff, M.D., P.C. at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                        /s/ Ernst & Young LLP

November 18, 1996
Boston, Massachusetts

                     Koeppel, Rosen, Rudikoff, M.D., P.C.

                                 Balance Sheets



                                                        (Unaudited)
                                          December 31  September 30
                                             1995          1996
                                        ---------------------------
Assets
Current assets:
 Cash                                     $ 15,745      $ 79,457
 Accounts receivable, less allowance
  for doubtful accounts of $49,373 and
  $33,444 in 1995 and 1996 (unaudited),
  respectively                             121,486        47,295
 Prepaids and other assets                   9,396        10,308
                                        ---------------------------
Total current assets                       146,627       137,060

Property and equipment, net                 52,178        43,813
                                        ---------------------------

Total assets                              $198,805      $180,873
                                        ===========================

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                         $ 15,583      $  4,457
 Accrued salaries and payroll taxes          4,490        25,090
 Accrued employee benefits                  20,613        51,948
 Accrued expenses, other                    14,418        10,719
                                        ---------------------------
Total current liabilities                   55,104        92,214

Stockholders' equity:
 Common stock, $.10 par value, 1,000
  shares authorized, 600 shares issued
  and outstanding                               60            60
 Additional paid-in capital                    540           540
 Retained earnings                         143,101        88,059
                                        ---------------------------
Total stockholders' equity                 143,701        88,659
                                        ---------------------------
Total liabilities and stockholders'
 equity                                   $198,805      $180,873
                                        ===========================

See accompanying notes.

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

                            Statements of Operations

                                                             (Unaudited)
                                          Year ended      Nine months ended
                                          December 31        September 30
                                             1995         1995         1996
                                        --------------------------------------
Revenue:
 Net patient service revenue               $1,566,479  $1,130,194   $1,196,933
 Other income                                   5,821       9,780        8,858
                                        --------------------------------------
                                            1,572,300   1,139,974    1,205,791
Operating expenses:
 Salaries and wages--physicians               547,936     459,628      509,102
 Salaries and wages--staff                    270,611     236,898      220,864
 Physician and staff benefits                  71,548       9,477       53,410
 Supplies and other                           485,462     321,788      300,977
 Insurance                                     44,611      26,103       29,903
 Rent                                          23,947      13,890       12,203
 Rent to related parties                       53,300      45,287       39,975
 Depreciation                                  10,378       5,713        8,455
 Provision for bad debts                       49,373      48,125       33,444
                                        --------------------------------------
Net operating expenses                      1,557,166   1,166,909    1,208,333
                                        --------------------------------------

Net income (loss)                          $   15,134  $  (26,935)  $   (2,542)
                                        ======================================

See accompanying notes.

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

                       Statements of Stockholders' Equity

                                                  Total
                                              Stockholders'
                                                 Equity
                                              -------------

Balance at December 31, 1994                     $218,567
 Net income                                        15,134
 Dividends paid                                   (90,000)
                                              -------------
Balance at December 31, 1995                      143,701
 Net loss (unaudited)                              (2,542)
 Dividends paid (unaudited)                       (52,500)
                                              -------------
Balance at September 30, 1996 (unaudited)        $ 88,659
                                              =============

See accompanying notes.

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

                            Statements of Cash Flows

                                                            (Unaudited)
                                          Year ended     Nine months ended
                                          December 31       September 30
                                             1995         1995       1996
                                        -----------------------------------
Operating activities
Net income (loss)                         $ 15,134     $(26,935)  $ (2,542)
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
  Depreciation                              10,378        5,713      8,455
  Changes in operating assets and
   liabilities:
     Accounts receivable, net               48,926       91,260     74,191
     Other current assets                     (419)        (958)    (1,002)
     Accounts payable, accrued expenses
      and other current liabilities         12,616       34,967     37,110
                                        -----------------------------------
Net cash provided by operating
 activities                                 86,635      104,047    116,212

Investing activity
Purchase of property and equipment         (30,194)     (23,403)      -
                                        -----------------------------------
Net cash used in investing activity        (30,194)     (23,403)      -


Financing activity
Dividends paid                             (90,000)     (60,000)   (52,500)
                                        -----------------------------------
Net cash used in financing activity        (90,000)     (60,000)   (52,500)
                                        -----------------------------------

Increase (decrease) in cash                (33,559)      20,644     63,712
Cash at beginning of period                 49,304       49,304     15,745
                                        -----------------------------------

Cash at end of period                     $ 15,745     $ 69,948   $ 79,457
                                        ===================================

See accompanying notes.

                     Koeppel, Rosen, Rudikoff, M.D., P.C.

                         Notes to Financial Statements

                               December 31, 1995


1.  Summary of Significant Accounting Policies

Description of Business

The medical practice of Koeppel, Rosen, Rudikoff, M.D., P.C, (the Company), is a professional corporation organized under the laws of Maryland. The Company offers a variety of medical services including cardiology, pediatrics, cancer treatment, gastrointestinal and primary care.


Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company has elected, by consent of its shareholders, to be taxed as an S Corporation under the provisions of the Internal Revenue Code (the Code). Pursuant to the Code, S Corporations are taxed as pass-through entities. The taxable income or loss of the Company is allocated to the Company's shareholders and reported on the shareholders' tax returns. Accordingly, there is no provision for income taxes included in these financial statements.

Professional Liability Insurance

The Company has obtained professional liability coverage through commercial insurance carriers on a modified claims made basis, which excludes tail coverage. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

1.  Summary of Significant Accounting Policies (continued)

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Company has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Company.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited statements of operations for nine months ended September 30, 1996 and for the nine months ended September 30, 1995 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                     December 31
                                        1995
                                   -------------
Furniture, fixtures and equipment        $55,550
Leasehold improvements                    10,409
                                   -------------
                                          65,959
Less accumulated depreciation            (13,781)
                                   -------------

                                         $52,178
                                   =============

                      Koeppel, Rosen, Rudikoff, M.D., P.C.

3.  Lease Commitments

The Company leases office space and certain equipment under operating leases. Total rental expense was $77,247 in 1995 which included $53,300 paid to related parties (Note 5). The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

              1996                   $67,275
              1997                     3,575
                                   ---------

                                     $70,850
                                   =========

4.  Employee Benefit Plans

The Company has a qualified profit sharing plan covering substantially all employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $70,506 for the year ended December 31, 1995, and are included in physician and staff benefits in the accompanying statement of operations.

5. Related Parties

The Company rents office space from related entities owned by shareholders of the Company. Total rental expense paid under these rental agreements was $53,300. Lease commitments over the next five years with related parties are included in Note 3.

6.  Pending Affiliation

The Company expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Company will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Company is subject to working capital adjustments and is payable in common stock of PQC.

                       Drs. Pakula, Davick & Bogue, P.A.

                          Audited Financial Statements


               Year ended December 31, 1995 and nine months ended
       September 30, 1996 (Unaudited) and September 30, 1995 (Unaudited)


                                   Contents

Report of Independent Auditors.........................................  1

Audited Financial Statements

Balance Sheets.........................................................  2
Statements of Operations...............................................  3
Statements of Stockholders' Equity.....................................  4
Statements of Cash Flows...............................................  5
Notes to Financial Statements..........................................  6


                       [LETTERHEAD OF ERNST & YOUNG LLP]



                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheet of Drs. Pakula, Davick & Bogue, P.A. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Pakula, Davick & Bogue, P.A. at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

November 18, 1996
Boston, Massachusetts

                       Drs. Pakula, Davick & Bogue, P.A.

                                Balance Sheets

                                                                 (Unaudited)
                                                  December 31   September 30
                                                      1995          1996
                                                ----------------------------
Assets
Current assets:
 Cash                                              $ 18,863       $ 15,820
 Accounts receivable, less allowance for
  doubtful accounts of $17,523 and $27,749
  in 1995 and 1996 (unaudited), respectively         84,361         98,387
 Deferred income taxes                               32,927         41,878
 Cash surrender value of life insurance policy       57,444         78,927
                                                ----------------------------
Total current assets                                193,595        235,012

Property and equipment, net                          26,438         21,346
                                                ----------------------------
Total assets                                       $220,033       $256,358
                                                ============================

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                  $ 48,370       $ 64,344
 Accrued salaries and payroll taxes                  12,910         13,677
 Accrued employee benefits                            3,699
 Accrued expenses, other                                             9,992
 Deferred income taxes                               33,744         39,354
 Due to related parties                               7,421         11,101
                                                ----------------------------
Total current liabilities                           106,144        138,468

Deferred income taxes, noncurrent                     1,928          2,524
Due to related parties, noncurrent                   50,949         42,870

Stockholders' equity:
 Common stock, no par value, 5,000 shares
  authorized, 300 shares issued and outstanding
 Additional paid-in capital                          24,217         24,217
 Retained earnings                                   47,749         55,557
                                                ----------------------------
Total stockholders' equity                           71,966         79,774

Due from shareholders                               (10,954)        (7,278)
                                                ----------------------------
                                                     61,012         72,496
                                                ----------------------------

Total liabilities and stockholders' equity         $220,033       $256,358
                                                ============================

See accompanying notes.

                       Drs. Pakula, Davick & Bogue, P.A.

                            Statements of Operations

                                                             (Unaudited)
                                           Year ended     Nine months ended
                                          December 31       September 30
                                              1995         1995       1996
                                        ----------------------------------------
Revenue:
 Net patient service revenue                 $868,084    $652,194   $725,335
 Other income                                  17,912       9,463     39,857
 Interest income                                  832         615        502
                                        ----------------------------------------
                                              886,828     662,272    765,694
Operating expenses:
 Salaries and wages--physicians               315,606     209,053    221,472
 Salaries and wages--staff                    241,064     214,556    212,129
 Supplies and other                           182,105     149,728    157,205
 Insurance                                     89,213      59,069     72,230
 Rent                                          56,215      35,103     73,284
 Interest                                       4,027       2,850      4,334
 Depreciation                                  11,834       9,943      5,532
 Provision for bad debts                       17,523      18,876     27,749
                                        ----------------------------------------
Net operating expenses                        917,587     699,178    773,935
                                        ----------------------------------------

Net loss before income taxes                  (30,759)    (36,906)    (8,241)
Income tax benefit                             12,304       8,307      2,746
                                        ----------------------------------------

Net loss                                     $(18,455)   $(28,599)  $ (5,495)
                                        ========================================

See accompanying notes.

                       Drs. Pakula, Davick & Bogue, P.A.

                       Statements of Stockholders' Equity



Balance at December 31, 1994              $ 70,421
  Capital contributions                     20,000
  Net loss                                 (18,455)
                                        -------------
Balance at December 31, 1995                71,966
  Capital contributions (unaudited)         13,303
  Net income (unaudited)                    (5,495)
                                        -------------

Balance at September 30, 1996             $ 79,774
                                        =============

See accompanying notes.

                       Drs. Pakula, Davick & Bogue, P.A.

                            Statements of Cash Flows

                                                                         (Unaudited)
                                                        Year ended    Nine months ended
                                                       December 31       September 30
                                                           1995        1995       1996
                                                     ---------------------------------------
Operating activities
Net income (loss)                                        $(18,455)    $(40,320)  $ (5,495)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
   Depreciation                                            11,834        9,943      5,532
   Deferred income taxes                                  (12,304)      (8,307)    (6,466)
   Changes in operating assets and liabilities:
      Accounts receivable, net                            (37,973)     (33,383)   (14,026)
      Other current assets                                    287       13,105    (21,483)
      Accounts payable, accrued expenses and other
       current liabilities                                 35,125       39,062     26,755
                                                     ---------------------------------------
Net cash used in operating activities                     (21,486)     (19,900)   (15,183)

Investing activity
Purchase of property and equipment                        (19,799)     (18,822)      (440)
                                                     ---------------------------------------
Net cash used in investing activity                       (19,799)     (18,822)      (440)

Financing activities
Proceeds from issuance of long-term notes payable
 from related parties                                      59,745       59,745
Payments on long-term notes payable to
 related parties                                           (1,375)      (1,000)    (4,399)
Proceeds from issuance of stock                             5,000        5,000
Proceeds from notes receivable from shareholders            4,046                   3,676
Capital contributions                                                              13,303
                                                     ---------------------------------------
Net cash provided by financing activities                  67,416       63,745     12,580
                                                     ---------------------------------------

Increase (decrease) in cash                                26,131       25,023     (3,043)
Cash at beginning of period                                (7,268)      (7,268)    18,863
                                                     ---------------------------------------

Cash at end of period                                    $ 18,863     $ 17,755   $ 15,820
                                                     =======================================

Noncash investing and financing activities:
     Issuance of common stock for note receivable        $ 15,000     $ 15,000   $      -
                                                     =======================================

Supplemental disclosure of cash flow information:
     Interest paid                                       $  7,665     $  2,850   $  4,334
                                                     =======================================

See accompanying notes.

                       Drs. Pakula, Davick & Bogue, P.A.

                         Notes to Financial Statements

                               December 31, 1995


1.  Summary of Significant Accounting Policies

Description of Business

The medical practice of Drs. Pakula, Davick & Bogue, P.A. (the Company) is a professional association organized under the laws of Maryland. The Company offers a variety of medical services, including cardiology, pediatrics, cancer treatment, gastrointestinal and primary care.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred.

Income Taxes

The Company is taxable under the provisions of the Internal Revenue Code. The Company files its federal and state income tax return on the cash basis of accounting. Deferred income taxes are provided for temporary differences between financial and income tax reporting (see Note 5).

Professional Liability Insurance

The Company has obtained professional liability coverage through commercial insurance carriers on a claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Company has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Company.

                       Drs. Paluka, Davick & Boque, P.A.

1. Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Unaudited Financial Statements

Unaudited statements of operations for nine months ended September 30, 1996 and for the nine months ended September 30, 1995 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2. Property and Equipment

Property and equipment consisted of the following:


                                                        December 31
                                                            1995
                                                        -----------
Furniture, fixtures and equipment                         $93,468

Less accumulated depreciation                             (67,030)
                                                        -----------
                                                          $26,438
                                                        ===========

                       Drs. Paluka, Davick & Bogue, P.A.

3.  Lease Commitments

The Company leases office space and certain equipment under operating leases. Total rental expense was $56,215 in 1995. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

                1996                   $   93,307
                1997                       96,737
                1998                      100,267
                1999                      103,961
                2000                      107,782
                Thereafter                569,675
                                      --------------

                                       $1,071,729
                                      ==============

4. Employee Benefit Plans

The Company has a qualified profit sharing plan covering substantially all employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined, and/or at the discretion of management.

                       Drs. Paluka, Davick & Bogue, P.A.

5.  Income Taxes

The Company accounts for income taxes using the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes."

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets were as follows:

                                                 December 31
                                                     1995
                                                 -----------
Deferred tax liabilities:
   Accounts receivable                              $33,744
   Depreciation                                       1,928
                                                 -----------
Total deferred tax liabilities                       35,672

Deferred tax assets:
   Accrued expenses, other                           25,992
   Net operating loss carryover                       6,935
                                                 -----------
Total deferred tax assets                            32,927
                                                 -----------

Net deferred tax liabilities                        $ 2,745
                                                 ===========

Significant components of the provision for income taxes attributable to continuing operations are as follows:


                                                 Year ended
                                                 December 31
                                                    1995
                                                 -----------
Deferred:
   Federal                                          $10,766
   State                                              1,538
                                                 -----------
Total deferred                                      $12,304
                                                 ===========
Net provision

                       Drs. Pakula, Davick & Bogue, P.A.

5.  Income Taxes (continued)

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                Year ended
                                             December 31, 1995
                                             ------------------
                                             Amount        Rate
                                             ------------------
Federal taxes at statutory rates             $(10,766)     35%

Add (deduct):
    State income tax, net of federal
      tax benefit                              (1,538)      5
    Other--permanent differences               24,608     (23)
                                             ------------------

                                             $ 12,304      17%
                                             ==================

Net operating loss carryforwards available for tax purposes as of December 31, 1995 approximate $17,338, which expire beginning in 2005.

6.  Related Parties

During 1995, an additional physician was admitted as an owner to the Company and issued 100 shares of common stock in consideration of $20,000, paid by a note in the amount of $15,000, with the remaining $5,000 contributed in cash by the physician. The remaining balance on the $15,000 loan was $10,954 as of December 31, 1995.

                      Drs. Pakula, Davick & Bogue, P.A.

6.  Related Parties (continued)

The Company has four notes payable with a combined original principal amount of $59,745, payable in monthly installments of principal and interest at interest rates ranging from 6% to 7.2%. The principal balance outstanding of these notes payable was $58,370 at December 31, 1995. The following is a schedule of principal maturities on the notes as of December 31, 1995:

        1996                                               $ 7,421
        1997                                                10,911
        1998                                                 9,892
        1999                                                10,393
        2000                                                11,033
        Thereafter                                           8,720
                                                        ------------

                                                           $58,370
                                                        ============

7.  Pending Affiliation

The Company expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Company will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Company is subject to working capital adjustments and is payable in common stock of PQC.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                   Audited Consolidated Financial Statements


                Years ended December 31, 1993, 1994 and 1995 and
              nine months ended September 30, 1995 (Unaudited) and
                nine months ended September 30, 1996 (Unaudited)

                                    Contents

Report of Independent Auditors.......................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets..........................................2
Consolidated Statements of Operations................................3
Consolidated Statements of Owners' Equity............................4
Consolidated Statements of Cash Flows................................5
Notes to Consolidated Financial Statements...........................6


                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]


                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.


We have audited the accompanying consolidated balance sheets of Park Medical Associates, P.A. and Park Medical Labs, Inc. (the Companies) as of December 31, 1995 and 1994, and the related consolidated statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Medical Associates, P.A. and Park Medical Labs, Inc. at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            /s/ Ernst & Young LLP

September 20, 1996
Boston, Massachusetts

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                          Consolidated Balance Sheets

                                                                     (Unaudited)
                                                December 31         September 30
                                             1994         1995          1996
                                        -----------------------------------------
Assets
Current assets:
 Cash and cash equivalents                $   95,342   $   48,537     $  194,719
 Accounts receivable, less allowance
  for doubtful accounts of $83,256,
  $86,507 and $92,685 in 1994, 1995
  and 1996 (unaudited), respectively         659,453      724,890        776,784
 Prepaid expenses                             38,086       46,286         13,450
 Deferred income taxes                        50,962       87,859        138,997
                                        -----------------------------------------
Total current assets                         843,843      907,572      1,123,950

Property and equipment, net (Note 2)         415,821      558,234        483,411
                                        -----------------------------------------
Total assets                              $1,259,664   $1,465,806     $1,607,361
                                        =========================================

Liabilities and owners' equity
Current liabilities:
 Accounts payable                         $   58,373   $  109,111     $  163,471
 Accrued employee benefits                   108,020      107,054        215,367
 Accrued expenses, other                     112,093      163,850        164,868
 Deferred income taxes                       196,954      227,615        242,924
 Current portion of obligation
  under capital leases                                     28,814         28,814
                                        -----------------------------------------
Total current liabilities                    475,440      636,444        815,444

Deferred income taxes, noncurrent             14,120       22,806         22,806
Obligation under capital leases                           100,768         79,666

Owners' equity:
 Preferred stock: $100 par value; 1,225
  shares authorized; 1,020 shares
  issued; 918, 918 and 1,020 shares
  outstanding in 1994, 1995 and 1996
  (unaudited), respectively                   92,004       92,004         92,106
 Common stock:  Associates, $10 par
  value; 3,000 shares authorized; 1,000
  shares issued; 900, 900 and 1,000
  shares outstanding in 1994, 1995 and
  1996 (unaudited), respectively               9,200        9,200          9,300
 Common stock:  Laboratories, $1 par
  value; 100,000 shares authorized; 9,000
  shares issued and outstanding                9,000        9,000          9,000
 Paid-in capital                              32,761       32,761         32,761
 Retained earnings                           651,112      594,873        578,328
                                        -----------------------------------------
                                             794,077      737,838        721,495
 Less treasury stock, at cost;
  Preferred--204 shares in 1994 and
  306 shares in 1995 and 1996; Common
  Associates--200 shares in 1994 and
  300 shares in 1995 and 1996; Common
  Laboratories--0 in 1994, 1,000 in
  1995 and 1996                              (23,973)     (32,050)       (32,050)
                                        -----------------------------------------
                                             770,104      705,788        689,445
                                        -----------------------------------------

Total liabilities and owners' equity      $1,259,664   $1,465,806     $1,607,361
                                        =========================================

See accompanying notes.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                     Consolidated Statements of Operations



                                                                                       (Unaudited)
                                                                                    Nine months ended
                                               Year ended December 31                 September 30
                                            1993        1994         1995           1995         1996
                                       -----------------------------------------------------------------
Revenue:
 Net patient service revenue             $3,479,064  $3,908,278   $4,380,661     $3,269,125   $3,321,600
 Interest income                              3,818       3,569        4,246          3,599        2,599
 Other income                                                         70,000         50,000        7,000
                                       -----------------------------------------------------------------
                                          3,482,882   3,911,847    4,454,907      3,322,724    3,331,199
Operating expenses:
 Salaries and wages--physicians           1,057,000   1,158,000    1,423,265      1,158,270    1,092,485
 Salaries and wages--staff                  693,913     784,153      878,386        662,667      684,414
 Physician and staff benefits               440,099     498,258      521,899        384,582      382,546
 Supplies and other                         774,719     839,965      855,456        623,507      692,363
 Insurance                                   38,932      49,421       42,400         36,641       32,517
 Rent                                        99,324     178,557      295,016        206,675      193,269
 Depreciation and amortization               61,822      68,309      114,079         80,872       89,207
 Provision for bad debts                    169,217     201,366      233,695        175,271      155,485
                                       -----------------------------------------------------------------
Net operating expenses                    3,335,026   3,778,029    4,364,196      3,328,485    3,322,286
                                       -----------------------------------------------------------------
Net income before income taxes              147,856     133,818       90,711         (5,761)       8,913
Income tax expense (benefit)                  9,614     (25,055)       2,450        (14,689)       3,058
                                       -----------------------------------------------------------------
Net income                               $  138,242  $  158,873   $   88,261     $    8,928   $    5,855
                                       =================================================================

See accompanying notes.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                   Consolidated Statements of Owners' Equity


                                                                 Common Stock
                                                     --------------------------------                                       Total
                                  Preferred Stock        Associates     Laboratories    Paid-in    Retained   Treasury     Owners'
                                  Shares  Amount     Shares    Amount  Shares  Amount   Capital    Earnings     Stock      Equity
                                --------------------------------------------------------------------------------------------------


Balance at January 1, 1993        714    $91,800      700     $9,000   7,000   $7,000   $32,761   $ 446,028   $(23,973)  $ 562,616
 Distributions                                                                                      (50,031)               (50,031)
 Net income                                                                                         138,242                138,242
                                --------------------------------------------------------------------------------------------------
Balance at December 31, 1993      714     91,800      700      9,000   7,000    7,000    32,761     534,239    (23,973)    650,827
 Issuance of preferred stock      204        204                                                                               204
 Issuance of common stock                             200        200   2,000    2,000                                        2,200
 Distributions                                                                                      (42,000)               (42,000)
 Net income                                                                                         158,873                158,873
                                --------------------------------------------------------------------------------------------------
Balance at December 31, 1994      918     92,004      900      9,200   9,000    9,000    32,761     651,112    (23,973)    770,104
 Acquisition of treasury stock                                                                                  (8,077)     (8,077)
 Distributions                                                                                     (144,500)              (144,500)
 Net income                                                                                          88,261                 88,261
                                --------------------------------------------------------------------------------------------------
Balance at December 31, 1995      918     92,004      900      9,200   9,000    9,000    32,761     594,873    (32,050)    705,788
 Issuance of preferred stock      102        102                                                                               102
   (unaudited)
 Issuance of common stock                             100        100                                                           100
   (unaudited)
 Distributions (unaudited)                                                                          (22,400)               (22,400)
 Net income (unaudited)                                                                               5,855                  5,855
                                --------------------------------------------------------------------------------------------------

Balance at September 30, 1996
 (unaudited)                      1,020  $92,106    1,000     $9,300   9,000   $9,000   $32,761   $ 578,328   $(32,050)  $ 689,445
                                ==================================================================================================

See accompanying notes.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                     Consolidated Statements of Cash Flows

                                                                          (Unaudited)
                                                                       Nine months ended
                                        Year ended December 31            September 30
                                     1993        1994        1995       1995       1996
                                  --------------------------------------------------------
Operating activities
Net income                         $138,242   $ 158,873   $  88,261   $  8,928   $  5,855
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
  Depreciation and amortization      61,822      68,309     114,079     80,872     89,207
  Deferred income taxes               9,614     (25,055)      2,450     74,646    (35,829)
  Loss on sale of investments         6,897       5,747
  Loss on disposal of fixed assets                3,812
  Changes in operating assets
   and liabilities:
    Accounts receivable, net          4,433     (25,185)    (65,437)   (12,935)   (51,894)
    Other current assets            (12,445)      4,239      (8,200)    17,478     32,836
    Accounts payable and accrued
     expenses                        22,107     105,103     101,529    128,786    163,691
                                  --------------------------------------------------------
Net cash provided by operating      230,670     295,843     232,682    297,775    203,866
 activities

Investing activities
Cash proceeds from sale of           13,007     111,857
 investments
Purchase of investments             (36,110)    (81,342)
Purchase of property and
 equipment                          (14,048)   (389,184)   (111,530)   (88,159)   (14,384)
                                 ---------------------------------------------------------
Net cash used in investing
 activities                         (37,151)   (358,669)   (111,530)   (88,159)   (14,384)


Financing activities
Issuance of stock                                 2,404                               202
Purchase of treasury stock                                   (8,077)
Distributions paid                  (50,031)    (42,000)   (144,500)   (91,000)   (22,400)
Payments on lease obligations        (3,080)     (3,228)    (15,380)    (8,018)   (21,102)
                                 ---------------------------------------------------------
Net cash used in financing
 activities                         (53,111)    (42,824)   (167,957)   (99,018)   (43,300)
                                 ---------------------------------------------------------

Net increase (decrease) in cash     140,408    (105,650)    (46,805)   110,598    146,182
Cash and cash equivalents at
 beginning of year                   60,584     200,992      95,342     95,342     48,537
                                 ---------------------------------------------------------

Cash and cash equivalents at end
 of year                           $200,992   $  95,342   $  48,537   $205,940   $194,719
                                 =========================================================

Supplemental disclosure of cash
 flow information:
   Interest paid                   $    692   $     227   $   7,962   $  3,800   $  7,236
                                 =========================================================

   Noncash transactions:
    Acquisition of capital
     leased equipment                     -           -   $ 144,962   $144,962          -
                                 =========================================================

See accompanying notes.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1995


1.  Summary of Significant Accounting Policies

Description of Business

Park Medical Associates, P.A. and Park Medical Labs, Inc. (the Companies) are taxable entities organized under the laws of Maryland. The Companies offer a variety of medical services, including internal medicine, neurology and obstetrics/gynecology, in the greater Baltimore, Maryland area.

Principles of Consolidation

The accompanying consolidated financial statements reflect the accounts of the Companies. These Companies are affiliated through, and managed by, common ownership. All significant intercompany accounts and transactions are eliminated upon consolidation.

Cash Equivalents

Cash equivalents consist of cash in banks and an interest-bearing money market accounts.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred. Amortization of assets recorded under capital leases is included in depreciation expense.

Income Taxes

Park Medical Associates, P.A. is taxable under the provisions of the Internal Revenue Code and files a separate cash-basis federal and state income tax return, reporting only its own taxable income (loss) for the year. No provision for federal income tax is required for Park Medical Laboratories since this entity, with consent of its shareholders, has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes (see Note 7).

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

1.  Summary of Significant Accounting Policies (continued)

Professional Liability Insurance

The Companies have obtained professional liability coverage through commercial insurance carriers on both the occurrence and claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Companies have negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Companies.

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

2.  Property and Equipment

Property and equipment consisted of the following:

                                                December 31
                                             1994        1995
                                         ------------------------
Furniture, fixtures and equipment         $ 945,132   $  980,894
Capital leased equipment                                 144,962
Leasehold improvements                                    75,768
                                         ------------------------
                                            945,132    1,201,624
Less accumulated depreciation and
 amortization                              (529,311)    (643,390)
                                         ------------------------

                                          $ 415,821   $  558,234
                                         ========================

3.  Capital Leases

The Companies lease certain medical equipment under long-term capital leases. Future minimum lease payments for capital leases were as follows at December 31, 1995:

  1996                                      $ 37,134
  1997                                        37,134
  1998                                        37,134
  1999                                        37,134
  2000                                         9,426
                                           -----------
Total minimum lease payments                 157,962
Less amount representing interest            (28,380)
                                           -----------

Present value of net minimum
 lease payments                              129,582
Less current maturities                      (28,814)
                                           -----------

Long-term obligation                        $100,768
                                           ===========


           Park Medical Associates, P.A. and Park Medical Labs, Inc.

4.  Operating Leases

The Companies lease office space and certain equipment under operating leases. The lease of office space includes an annual escalation clause of 3.75% and is noncancelable for a period of ten years, with two additional five-year renewal options. Total rental expense was $99,324, $178,557 and $295,016 in 1993, 1994 and 1995, respectively.

The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:

1996                                   $  249,373
1997                                      258,692
1998                                      268,406
1999                                      278,495
2000                                      288,934
Thereafter                              1,125,676
                                      ------------

Total future minimum lease payments    $2,469,576
                                      ============

5.  Employee Benefit Plans

The Companies sponsor a profit-sharing plan covering all employees at least 21 years of age and having completed a minimum of one year of service. Contributions were determined based upon a percentage of each eligible employee's compensation, as defined, and/or at the discretion of management. Participants become fully vested in their sixth year of service with the Companies. Total contributions were $32,969, $41,024 and $57,168 for the years ended December 31, 1993, 1994 and 1995, respectively, and are included in employee benefits in the accompanying statement of operations.

6.  Distributions

Under the provisions of the Internal Revenue Code, all taxable income of Park Medical Laboratories is subject to taxation at the shareholder level. Accordingly, the Company distributes cash to its shareholders in amounts which equal taxable income reported by the Company. Distributions made in 1994, 1995 and 1996 represent taxable income of prior years.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

7.  Income Taxes

The Company accounts for income taxes using the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes."

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax liabilities and assets were as follows:

                                              December 31
                                            1994       1995
                                        ---------------------
Deferred tax liabilities:
 Accounts receivable, net                 $176,796   $195,777
 Prepaid expenses, other                    20,158     31,838
 Accelerated depreciation                   14,120     22,806
                                        ---------------------
Total deferred tax liabilities             211,074    250,421

Deferred tax assets:
 Accrued expenses, other                    50,962     87,859
 Capital loss carryforward                   5,058      5,058
 Net operating loss carryover                1,701      1,436
                                        ---------------------
                                            57,721     94,353
Less valuation allowance                    (6,759)    (6,494)
                                        ---------------------
Net deferred tax assets                     50,962     87,859
                                        ---------------------

Net deferred tax liabilities              $160,112   $162,562
                                        =====================

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

7.  Income Taxes (continued)

Significant components of the provision (benefit) for income taxes attributable to continuing operations are as follows:

                                     Year ended December 31
                                1993          1994          1995
                            ---------------------------------------
Deferred:
 Federal                       $8,412       $(21,923)      $2,144
 State                          1,202         (3,132)         306
                            ---------------------------------------

Net provision (benefit)        $9,614       $(25,055)      $2,450
                            =======================================

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:

                                                        Year ended December 31
                                              1993              1994              1995
                                        -------------------------------------------------------
                                           Amount    Rate    Amount    Rate    Amount    Rate
                                        -------------------------------------------------------

Federal taxes at statutory
 rates                                   $ 51,750     35%   $ 46,836    35%    $ 31,749   35%

Add (deduct):
 Federal taxes on income
  taxed at shareholder
  level                                   (35,191)   (24)    (69,113)  (52)     (29,635) (32)
 State income tax, net of
  federal tax benefit                         782      1      (2,036)   (2)         199    0
 Effect of valuation
  allowance                                (9,550)    (6)        134     0         (265)   0
 Other                                      1,823      1        (876)    0          402    0
                                        -------------------------------------------------------

                                         $  9,614      7%   $(25,055)  (19)%   $  2,450    3%
                                        =======================================================

Net operating loss carryforwards for tax purposes available as of December 31, 1995 were $3,590, which expire beginning in 2007.

           Park Medical Associates, P.A. and Park Medical Labs, Inc.

8.  Preferred Stock

Each share of Park Medical Associates' nonvoting preferred stock entitles its holder to receive an annual cash dividend of $8.00 per share. Dividends on the preferred stock are noncumulative and must be paid before any distributions are made to the holders of Park Medical Associates' common stock.

In the event of the dissolution and liquidation of the corporation, the holders of the preferred stock are entitled to receive out of funds available for distributions to stockholders $100 for each share of preferred stock issued before any distributions are made to the holders of Park Medical Associates' common stock.

The Board of Directors may at any time on thirty days' written notice redeem any part or all of the preferred stock at the redemption price of $105 per share.

Park Medical Associates has not declared any dividends on its preferred or common stock since inception of the Company.

9.  Pending Affiliation

The Companies expect to enter into a long-term affiliation agreement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Companies will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Companies for the merger is subject to working capital adjustments and is payable in cash and common stock of PQC.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                          Audited Financial Statements

                  Years ended December 31, 1994 and 1995, and
                nine months ended September 30, 1995 (Unaudited)
                       and September 30, 1996 (Unaudited)



                                    Contents

Report of Independent Auditors..........................  1

Audited Financial Statements

Balance Sheets..........................................  2
Statements of Operations................................  3
Statements of Shareholders' Equity......................  4
Statements of Cash Flows................................  5
Notes to Financial Statements...........................  6


[LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]

                         Report of Independent Auditors


The Board of Directors
Physicians Quality Care, Inc.

We have audited the accompanying balance sheets of Drs. Sigler, Roskes, Holden & Schuberth, P.A. as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity, and cash flows for the years then ended.
These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drs. Sigler, Roskes, Holden & Schuberth, P.A. at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                            /s/ Ernst & Young LLP

September 20, 1996
Boston, Massachusetts

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                                 Balance Sheets

                                                                               (Unaudited)
                                                            December 31       September 30
                                                          1994       1995         1996
                                                      --------------------------------------
Assets
Current assets:
 Cash                                                   $109,949   $ 53,982      $210,458
 Accounts receivable, less allowance for
  doubtful accounts of $16,470 in 1994,
  $15,035 in 1995 and $10,976 in 1996
  (unaudited)                                            237,005    273,132       227,914
 Prepaid expenses                                         29,261     50,201        55,242
 Deferred income taxes                                    53,871     67,354       115,984
                                                      --------------------------------------
Total current assets                                     430,086    444,669       609,598

Deferred income taxes, noncurrent                         18,125     20,974        10,262
Property and equipment, net                               75,072     51,979        44,120
                                                      --------------------------------------

Total assets                                            $523,283   $517,622      $663,980
                                                      ======================================

Liabilities and shareholders' equity
Current liabilities:
 Accounts payable                                       $ 58,077   $ 79,857       $151,920
 Accrued employee benefits                                62,005     23,742         50,512
 Accrued salaries and payroll taxes                       53,796     61,843         31,220
 Accrued expenses, other                                  55,379     52,611         48,998
 Deferred income taxes                                   106,506    129,332        113,263
 Accrued physician bonuses                                                          36,396
 Escrow fees payable                                                                56,784
 Accrued income taxes                                                               50,631
 Current portion of obligation under capital lease        14,496      3,798
 Current portion of note payable                          12,000     12,000         10,000
                                                      --------------------------------------
Total current liabilities                                362,259    363,183        549,724

Obligation under capital lease, less current portion       3,798          1
Note payable, less current portion                        19,000      7,000
Deferred income taxes, noncurrent                            210

Shareholders' equity:
 Common stock                                             14,171     14,171         14,171
 Additional paid-in capital                               56,924     56,924         56,924
 Retained earnings                                        80,826     90,248         57,066
                                                      --------------------------------------
                                                         151,921    161,343        128,161
 Cost of treasury stock                                  (13,905)   (13,905)       (13,905)
                                                      --------------------------------------
Total shareholders' equity                               138,016    147,438        114,256
                                                      --------------------------------------

Total liabilities and shareholders' equity              $523,283   $517,622       $663,980
                                                      ======================================

See accompanying notes.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                            Statements of Operations

                                                                           (Unaudited)
                                                 Year ended             Nine months ended
                                                December 31               September  30
                                             1994         1995         1995         1996
                                        -----------------------------------------------------
Revenue:
 Net patient service revenue             $2,735,139   $2,770,367   $2,093,288   $1,927,947
 Other income                               114,205      157,128      101,237       97,706
 Interest income                                 29        4,385        2,758        1,646
                                        -----------------------------------------------------
                                          2,849,373    2,931,880    2,197,283    2,027,299

Operating expenses:
 Salaries and wages--physicians           1,191,190    1,178,873      927,086      833,519
 Salaries and wages--staff                  457,581      502,896      456,094      457,331
 Employee benefits--staff                   208,460      212,182      158,639      150,512
 Supplies and other                         637,526      724,193      397,320      408,641
 Rent                                       123,280      134,026      122,299      122,299
 Insurance                                  121,314      115,707       59,423       67,906
 Interest                                     4,569        3,312        2,619        1,016
 Depreciation                                37,049       29,949       22,462       11,638
 Provision for bad debts                     16,470       15,035       11,276       10,976
                                        -----------------------------------------------------
Net operating expenses                    2,797,439    2,916,173    2,157,218    2,063,838
                                        -----------------------------------------------------

Net income (loss) before income taxes        51,934       15,707       40,065      (36,539)
Income tax provision (benefit)               21,264        6,283       11,128       (3,355)
                                        -----------------------------------------------------

Net income (loss)                        $   30,670   $    9,424   $   28,937   $  (33,184)
                                        =====================================================

See accompanying notes.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                       Statements of Shareholders' Equity

            Balance at December 31, 1993                     $107,346
              Net income                                       30,670
                                                           ----------
            Balance at December 31, 1994                      138,016
              Net income                                        9,424
                                                           ----------
            Balance at December 31, 1995                      147,440
              Net loss (unaudited)                            (33,184)
                                                           ----------

            Balance at September 30, 1996 (unaudited)        $114,256
                                                           ==========

See accompanying notes.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                            Statements of Cash Flows

                                                                                     (Unaudited)
                                                            Year ended            Nine months ended
                                                           December 31               September 30
                                                        1994         1995         1995         1996
                                                   ---------------------------------------------------

Operating activities
Net income (loss)                                     $ 30,670     $  7,427     $ 28,937     $(31,912)
Adjustments to reconcile net income (loss)
 to net cash provided by operating activities:
   Depreciation                                         37,049       29,949       22,462       11,638
   Deferred income taxes                                21,190        6,283       11,128      (55,257)
   Changes in operating assets and liabilities:
     Accounts receivable, net                          (46,448)     (36,127)     (66,466)      45,218
     Other current assets                               (1,701)     (20,940)     (36,073)      (5,041)
     Accounts payable and accrued expenses              27,770       (9,207)     234,049      208,408
                                                   ---------------------------------------------------
Net cash provided (used) by operating
 activities                                             68,530      (22,615)     194,037      173,054

Investing activity
Purchase of property and equipment                     (26,183)      (6,856)      (6,859)      (3,779)
                                                   ---------------------------------------------------
Net cash used in investing activity                    (26,183)      (6,856)      (6,859)      (3,779)

Financing activities
Payments on capital lease obligation                   (13,452)     (14,496)      (9,000)      (3,799)
Payments on note payable                               (12,000)     (12,000)     (12,245)      (9,000)
                                                   ---------------------------------------------------
Net cash used in financing activities                  (25,452)     (26,496)     (21,245)     (12,799)
                                                   ---------------------------------------------------

Increase (decrease) in cash                             16,895      (55,967)     165,933      156,476
Cash at beginning of period                             93,054      109,949      109,949       53,982
                                                   ---------------------------------------------------

Cash at end of period                                 $109,949     $ 53,982     $275,882     $210,458
                                                   ===================================================

Supplemental disclosure of cash flow
 information:
   Interest paid                                      $  2,645     $  2,423     $  2,619     $  1,016
                                                   ===================================================

See accompanying notes.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                         Notes to Financial Statements

                               December 31, 1995



1.  Summary of Significant Accounting Policies

Description of Business

Drs. Sigler, Roskes, Holden & Schuberth, P.A. (the Company) is a taxable entity organized under the laws of Maryland. The Company offers a variety of medical services, including pediatrics and primary care, in the greater Baltimore, Maryland area.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred. Amortization of assets recorded under capital lease transactions is included in depreciation expense.

Income Taxes

The Company is taxable under the provisions of the Internal Revenue Code. The Company files its federal and state income tax return on the cash-basis method of accounting. Deferred income taxes are provided for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes (see Note 7).

Professional Liability Insurance

The Company has obtained professional liability coverage through commercial insurance carriers on the claims-made basis. Management believes that there are no claims that may result in a loss in excess of amounts covered by its existing insurance.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. The Medicare and Medicaid programs pay physician services based on fee schedules which are determined by the related government agency. The Company has negotiated numerous agreements with managed care organizations to provide physician services based on fee schedules. No individual managed care contract is material to the Company.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

1.  Summary of Significant Accounting Policies (continued)

Risks and Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Financial Statements

The unaudited financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Property and Equipment

Property and equipment consisted of the following:

                                                    December 31
                                                  1994      1995
                                               --------------------


Furniture, fixtures and equipment              $213,956   $217,093
Leasehold improvements                          117,987    121,709
                                               --------------------
                                                331,943    338,802
Less accumulated depreciation                  (256,871)  (286,823)
                                               --------------------

                                               $ 75,072   $ 51,979
                                               ====================

3.  Note Payable

The Company has a note payable with a bank payable in monthly installments of $1,000, plus interest, with a final maturity date of July 10, 1997. The note carries interest at the prime rate. The principal balance outstanding under the note was $31,000 and $19,000 at December 31, 1994 and 1995, respectively.

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

3.  Note Payable (continued)

The following is a schedule of principal maturities on the notes and line of credit as of December 31, 1995:

         1996                                      $ 12,000
         1997                                         7,000
                                                 ----------

                                                   $ 19,000
                                                 ==========

4.  Capital Leases

Property, plant and equipment includes the following amounts for leases that have been capitalized at December 31:

                                                December 31
                                              1994       1995
                                           ---------------------
Equipment                                   $ 64,347   $ 64,347
Less accumulated amortization                (48,240)   (61,105)
                                           ---------------------

                                            $ 16,107   $  3,242
                                           =====================

5.  Operating Leases

The Group leases office space and certain equipment under operating leases. Total rental expense was $123,280 and $134,026 in 1994 and 1995, respectively. The following is a schedule by year of future minimum lease payments under operating leases as of December 31, 1995:


                  1996                    $  135,625
                  1997                       138,822
                  1998                       143,518
                  1999                       148,540
                  2000                       153,773
                  Thereafter                 337,651
                                         ------------
                  Total future minimum
                   lease payments         $1,057,929
                                         ============

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

6.  Employee Benefit Plans

The Company has a qualified profit sharing plan covering substantially all employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined and/or at the discretion of management. Total contributions were $208,460 and $212,182 for the years ended December 31, 1994 and 1995, respectively, and are included in employee benefits in the accompanying statements of operations.

7.  Income Taxes

The Company accounts for income taxes utilizing the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes."

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets were as follows:

                                  Year ended December 31
                                     1994        1995
                                 ------------------------
Deferred tax liabilities:
 Accounts receivable, net           $ 94,802    $109,252
 Accrued expenses                     11,704      20,080
 Depreciation                            210
                                 ------------------------
Total deferred tax liabilities       106,716     129,332

Deferred tax assets:
 Accrued expenses                     53,871      67,354
 Net operating loss carryover         10,807      12,803
 Other                                 7,318       1,519
 Depreciation                                      6,652
                                 ------------------------
Total deferred tax assets             71,996      88,328
                                 ------------------------

Net deferred tax liabilities        $ 34,720    $ 41,004
                                 ========================

                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

7.  Income Taxes (continued)

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                Year ended December 31
                                                   1994        1995
                                              ------------------------
Current:
 Federal
 State                                          $    74
                                              ------------------------
Total current                                        74

Deferred:
 Federal                                         18,451      $5,497
 State                                            2,739         785
                                              ------------------------
Total deferred                                   21,190       6,282
                                              ------------------------


                                                $21,264      $6,282
                                              ========================

The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes is as follows:




                                            Year ended December 31
                                              1994           1995
                                        ------------------------------
                                         Amount   Rate   Amount  Rate
                                        ------------------------------

Federal taxes at statutory rates         $18,177   35%   $5,497  35%

Add (deduct):
 State income tax, net of federal
  tax benefit                              2,597    5       786   5
 Other                                       490    1
                                        ------------------------------

                                         $21,264   41%   $6,283  40%
                                        ==============================

Net operating loss carryforwards for tax purposes as of December 31, 1995 approximate $32,008, which expire beginning in 2004.


                 Drs. Sigler, Roskes, Holden & Schuberth, P.A.

                   Notes to Financial Statements (continued)


8.  Pending Affiliation

The Company expects to enter into a long-term affiliation arrangement with Physicians Quality Care, Inc. (PQC). Under this arrangement, the Company will merge with and into, and the physicians will become employees of, a newly formed professional corporation that is affiliated with PQC. The aggregate consideration to be paid to the Company is subject to working capital adjustments and is payable in common stock of PQC.

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Clinical Associates, P.A.


We have audited the accompanying balance sheet of Clinical Associates, P.A. as of June 30, 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinical Associates, P.A. as of June 30, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Scheiner, Mister & Grandizio, P.A.
December 9, 1994

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET



--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------


                                    ASSETS
CURRENT ASSETS

  Cash and Cash Equivalents                                  $  569,851
  Accounts Receivable - Trade
          (Less reserve for contractual allowances
           and doubtful accounts of $2,550,108) (Note 1)      3,986,260
  Loans Receivable - Officers (Note 3)                            3,000
  Other Receivables                                              20,355
  Prepaid Expenses                                              340,307
                                                             ----------

          TOTAL CURRENT ASSETS                                4,919,773
                                                             ----------


PROPERTY AND EQUIPMENT
  Leasehold Improvements                                        449,786
  Furniture and Fixtures                                        474,998
  Office Equipment                                              375,914
  Medical Equipment                                             422,622
  Equipment under Capital Leases (Note 5)                       108,173
                                                             ----------

          Total                                               1,831,493

  Less:  Accumulated Depreciation                               837,315
                                                             ----------

          Total Property and Equipment                          994,178
                                                             ----------


OTHER ASSETS
  Deferred Income Tax Asset (Note 7)                             14,198
  Security Deposits                                                 763
  Goodwill - Net of Amortization (Note 2)                           802
                                                             ----------

          TOTAL OTHER ASSETS                                     15,763
                                                             ----------


              TOTAL ASSETS                                   $5,929,714
                                                             ==========


      The independent auditors' report and the accompanying notes are an integral part of these financial statements

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes Payable - Related Parties (Note 4)                    $   18,386
  Current Maturities of Capital Lease Obligations (Note 5)        23,319
  Accounts Payable                                               834,704
  Allowance for Claims Incurred but not Reported               1,274,646
  Current Portion of Lease Incentive (Note 6)                     11,600
  Deferred Income Tax Liability (Note 7)                       1,137,265
  Accrued Expenses and Other Current Liabilities                 844,887
  Income Taxes Payable (Note 11)                                  92,113
                                                              ----------

          TOTAL CURRENT LIABILITIES                            4,236,920
                                                              ----------


LONG-TERM LIABILITIES
  Notes Payable - Related Parties,
    Net of Current Portion (Note 4)                               20,590
  Obligation Under Capital Leases, Net of Current
    Portion (Note 5)                                              22,177
  Lease Incentive, Net of Current Portion (Note 6)                78,300
                                                              ----------

          TOTAL LONG-TERM LIABILITIES                            121,067
                                                              ----------

                     TOTAL LIABILITIES                         4,357,987
                                                              ----------


STOCKHOLDERS' EQUITY
  Common Stock - Par Value - $1.00; authorized
    100,000 shares; issued and outstanding
    10,250 shares                                                 10,250
  Capital in Excess of Par                                       748,618
  Retained Earnings                                              812,859
                                                              ----------

          TOTAL STOCKHOLDERS' EQUITY                           1,571,727
                                                              ----------

                     TOTAL LIABILITIES AND
                         STOCKHOLDERS' EQUITY                 $5,929,714
                                                              ==========




      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                              STATEMENT OF INCOME



--------------------------------------------------------------------------------
For the Year Ended June 30, 1994
--------------------------------------------------------------------------------
NET PATIENT SERVICE REVENUE                                  $34,555,200
                                                             -----------

Professional Care and Supplies                                 9,789,496
Salaries and Wages                                            15,297,130
Employee Health and Welfare                                    1,449,915
General and Administrative Expenses                            6,683,282
Provision for Bad Debt                                            54,803
                                                             -----------

     TOTAL EXPENSES                                           33,274,626
                                                             -----------

NET OPERATING INCOME                                           1,280,574

Other Income Net                                                 160,804
                                                             -----------

NET INCOME BEFORE INCOME TAXES                                 1,441,378
                                                             -----------

PROVISION FOR INCOME TAXES

     Current                                                     143,553
     Deferred                                                    609,585
                                                             -----------

TOTAL PROVISION FOR INCOME TAXES                                 753,138
                                                             -----------

NET INCOME                                                   $   688,240
                                                             ===========



       The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------
For the Year Ended June 30, 1994
--------------------------------------------------------------------------------

                                     Capital in
                             Common    Excess     Retained
                             Stock     of Par     Earnings      Total
                           --------- ----------  ----------  -----------

BALANCE - BEGINNING OF
  YEAR                      $ 10,750   $718,368   $ 249,620   $  978,738

Purchase and Retirement
  of Common Stock             (1,000)   (49,250)   (125,001)    (175,251)

Issuance of Common Stock         500     79,500         -0-       80,000

Net Income                       -0-        -0-     688,240      688,240
                            --------   --------   ---------   ----------

BALANCE - END OF YEAR       $ 10,250   $748,618   $ 812,859   $1,571,727
                            ========   ========   =========   ==========




      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                            STATEMENT OF CASH FLOWS



--------------------------------------------------------------------------------
For the Year Ended June 30, 1994
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                           $   688,240
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation                                         284,121
      Amortization                                           1,600
      Net (Gain) Loss on Sale and Disposal of
        Property & Equipment                                 6,094
      Net Loss on Sale of Investments                       65,765
      Deferred Income Taxes                                609,585
      (Increase) Decrease in Operating Assets:
        Accounts Receivable                             (1,089,549)
        Other Receivables                                   75,861
        Prepaid Expenses                                   (41,583)
        Security Deposits                                    2,626
      Increase (Decrease) in Operating Liabilities:
        Accounts Payable and Allowance for Claims
          Incurred but not Reported                       (444,099)
        Lease Incentive Payable                            (11,600)
        Accrued Expenses                                   483,121
        Income Taxes Payable                                92,113
                                                       -----------

          NET CASH PROVIDED BY OPERATING ACTIVITIES        722,295
                                                       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Property and Equipment                     (416,535)
  Proceeds from Disposal of Property and Equipment          95,662
  Proceeds from Sale of Investments                        976,676
  Purchase of Investments                               (1,042,441)
                                                       -----------

          NET CASH USED IN INVESTING ACTIVITIES           (386,638)
                                                       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal Payments on Debt and Obligations Under
    Capital Lease                                         (234,666)
  Purchase and Retirement of Common Stock                 (175,251)
  Issuance of Common Stock                                  80,000
                                                       -----------

          NET CASH USED IN FINANCING ACTIVITIES           (329,917)
                                                       -----------

      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                      STATEMENT OF CASH FLOWS (CONTINUED)


--------------------------------------------------------------------------------
For the Year Ended June 30, 1994
--------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS         $  5,740

Cash and Cash Equivalents - Beginning of Year      564,111
                                                  --------

CASH AND CASH EQUIVALENTS - END OF YEAR           $569,851
                                                  ========

    Cash Paid During the Year for:

             Interest                             $ 13,086
                                                  ========

             Income Taxes                         $ 51,624
                                                  ========



      The independents auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 1:  NATURE OF OPERATIONS AND CREDIT CONCENTRATIONS
-------------------------------------------------------

Clinical Associates, P.A. (the Company) is a medical practice providing health care services through various facilities located in Baltimore City and Baltimore County, Maryland. The Company grants credit to patients, substantially all of whom are local residents. The Company generally does not require collateral or other security in extending credit; however, it routinely obtains assignment of, or is otherwise entitled to receive, patients' benefits receivable under their health insurance programs, plans or policies (e.g. Medicare, Medicaid, Blue Cross, health maintenance organizations [HMO(s)] and commercial insurance policies).

At June 30, 1994, the Company's receivables were as follows:


     Medicare                                     $1,865,304
     Medicaid                                        190,937
     Blue Shield                                   1,121,481
     HMO(s)                                          591,886
     Commercial Insurance and Other                2,766,773
                                                  ----------

          Total                                    6,536,381

     Less:  Reserve for Contractual Allowances
            and Doubtful Accounts                  2,550,108
                                                  ----------

     Accounts Receivable, Net                     $3,986,273
                                                  ==========

Amounts due from patients as a result of deductibles and co-payments under their insurance policies are included in the balances due from the insurer in the above.

During the fiscal year ended June 30, 1994, the Company received approximately 50% of its patient service revenues under the contracts with HMO(s). Approximately 42% of patient service revenues were generated under HMO contracts expiring in December 31, 1994. Another HMO contract, which automatically renews for one year periods each July unless otherwise terminated, generated patient service revenues of approximately 8% of the total.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Cash Equivalents
----------------

Cash and cash equivalents include investments with original maturities of three months or less.

Accounts Receivable
-------------------

The Company records a reserve for differences between fees billed and amounts collectible from third party payors (contractual allowances) and for doubtful accounts.

HMO Receivables
---------------

The Company's contracts with HMO(s) contain various provisions for risk sharing, stop loss and coordination of benefits. These provisions result in settlements after the end of each contract period. The Company has recorded an estimate of the settlements due as of the end of the fiscal year. Differences between the amounts estimated and the actual settlement are recorded in the year determined.

Medical Supplies
----------------

The Company expenses medical supplies as received.

Property and Equipment
----------------------

Property and Equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful life of the equipment. Leasehold improvements are depreciated over the remaining life of the lease. A summary of depreciable lives used is as follows:

     Leasehold Improvements                Life of Lease
     Furniture and Fixtures                7 - 10 Years
     Office Equipment                      5 - 7 Years
     Medical Equipment                     5 - 7 Years

Accelerated depreciation methods are used for income tax purposes.

Goodwill
--------

Goodwill is recorded at cost and amortized on a straight-line basis over a five year period. Cost and accumulated amortization as of June 30, 1994, were $8,000 and $7,198, respectively.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)
-----------------------------------------------------------

Allowance for Claims Incurred But Not Reported
----------------------------------------------

In connection with its agreements with HMO(s), the Company is liable for the cost of services rendered to HMO members by outside providers. The Company estimates the cost of services rendered but not yet billed to the Company based on prior experience.

Deferred Income Taxes
---------------------

Deferred tax is provided in accordance with Statement No. 109 of the Financial Accounting Standards Board. Deferred taxes result primarily from differences in the timing of recognizing revenue and expenses, which are recorded on a modified cash basis for tax purposes, and differences in depreciation rates (see note 7).

Stock Transactions
------------------

The Company offers stock to physicians who meet certain criteria. A portion of the stock value is paid in cash with the balance paid through future services. The Company's policy is to record the stock in the amount of the cash payment only. Had the value of the services been considered, capital contributions in excess of par would have been higher and retained earnings would have been lower.


NOTE 3:  RELATED PARTY TRANSACTIONS
-----------------------------------

Some of the Company's stockholders are partners in a partnership which owns 50% of 660 Associates, the landlord under several leases in which the Company was a tenant. During the year ended June 30, 1994, the Company terminated its leasing relationship with 660 Associates. Total rent expense and amounts paid to buy-out leasing commitments totalled approximately $811,631.

Some of the Company's stockholders are partners in another partnership, which owns 50% of Security MDC Associates Partnership, the landlord under another lease in which the Company is the tenant. Annual rental under this lease is approximately $215,000. This lease expires on July 31, 1995, and contains an additional five year renewal option.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 3:  RELATED PARTY TRANSACTIONS (Cont.)
-------------------------------------------

Loans receivable from officers are non-interest bearing, unsecured and are due over periods not exceeding 12 months.

The Company has notes payable to several stockholders and other related parties bearing interest at 10% to 12% per annum, payable in monthly or quarterly installments of principal and interest. (See note 4).

NOTE 4:  NOTES PAYABLE
----------------------

     Notes payable to stockholders and other related parties:

          Notes payable to stockholders and other related parties - interest at 10 to 12%; monthly or quarterly payments of principal and interest ranging from $484 to $1,108 payable through June, 1996.

                                                                         $38,976
          Less:  Current Portion                                          18,386
                                                                         -------

          Non-Current Portion                                            $20,590
                                                                         =======

     Future maturities of the non-current portion of long term debt are as follows:

          Year ending June 30, 1996                                      $20,590
                                                                         =======

NOTE 5:  CAPITAL LEASES
-----------------------

The Company is the lessee of certain equipment under capital leases expiring in various years through 1997.

Future minimum lease payments under capital leases are as follows:

Year Ending June 30, 1995                $ 26,912
                     1996                  12,778
                     1997                  11,714
                                         --------

Total Commitment Under Capital Leases      51,404

Less:  Amount Representing Interest         5,908
                                         --------

Present Value of Future Minimum
 Lease Payments                            45,496

Less:  Current Portion                     23,319
                                         --------

  TOTAL LONG-TERM PORTION                $ 22,177
                                         ========


                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 5:  CAPITAL LEASES (Cont.)
-------------------------------

Following is a summary of equipment under capital leases:

     Telecommunications Equipment       $ 49,971
     Medical Equipment                    58,202
                                        --------

                                         108,173

     Less:  Accumulated amortization      68,352
                                        --------
                                        $ 39,821
                                        ========

NOTE 6:  LEASE INCENTIVE
------------------------

In connection with one of its lease agreements, the landlord assumed the Company's obligations under an old lease. In accordance with generally accepted accounting principles, the value of this incentive has been recorded as a liability and is being amortized on a straight-line basis over the life of the new lease. The current portion reflects the amount that will be amortized during the year ending June 30, 1995.


NOTE 7:  DEFERRED INCOME TAXES
------------------------------

The net deferred tax liability in the accompanying balance sheet includes the following components as of June 30, 1994:

     Deferred Tax Liability                  $1,188,446
     Deferred Tax Asset                         (65,379)
     Deferred Tax Asset Valuation Allowance         -0-
                                             ----------

     Net Deferred Tax Liability              $1,123,067
                                             ==========

The deferred tax liability arises primarily from differences in the timing of recognition of patient service revenues and accrued expenses for tax purposes and financial reporting purposes, and the excess of depreciation for tax reporting purposes over the amount for financial purposes.

Temporary differences giving rise to the deferred tax asset consist of a capital loss carryover for tax purposes, and lease expense as outlined in Note 6.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 8:  401(K) PLAN
--------------------

Effective January 1, 1992, the Company implemented a 401(K) plan, amending and restating in its entirety its former Target Benefit Plan and Trust, in order to be in compliance with current pension regulations. All participants in the former plan continued to participate in the 401(K) plan. Those not participating in the former plan are eligible to participate in the 401(K) plan upon completion of one year of service and attaining the age of 21. Employees may elect to contribute up to 8% of their compensation annually, subject to dollar limitations set by law. Under the plan the Company can elect to match a percentage of the employees' contributions at its discretion. The Plan also allows the Company to contribute a profit sharing amount, determined annually by the Company. Participants are always 100% vested in their contributions to the Plan. Vesting in the Company's contributions is 20% after two years of service, increasing 20% annually with full vesting after six years of service. The Plan's year end is December 31. Only those participants who are actively employed on the last day of the plan year are eligible to participate in employer contributions. At June 30, 1994, the Company estimated and contributed employer matching contributions in excess of funding requirements in the amount of $55,521. Total contributions to the Plan for the year ended June 30, 1994 amounted to $845,477.


NOTE 9:  COMMITMENTS AND CONTINGENCIES
--------------------------------------

Leases
------

The Company leases several buildings under operating leases expiring in various years through March 31, 2002.

Minimum future rental payments under non-cancelable operating leases follow:

     Year Ended June 30,         1995             $ 1,350,953
                                 1996               1,121,091
                                 1997               1,085,761
                                 1998               1,119,642
                                 1999               1,125,943
                                 Thereafter         5,542,033
                                                  -----------

          TOTAL MINIMUM FUTURE RENTAL PAYMENTS    $11,345,423
                                                  ===========

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 9:  COMMITMENTS AND CONTINGENCIES (Cont.)
----------------------------------------------

The Company is responsible for a proportionate share of operating expenses and tax increases under several of its lease agreements. Several agreements also call for rental increases based on changes in the Consumer Price Index or specified amounts. Certain leases also provide for renewal options.

The Company also leases, on a month-to-month basis, other operating facilities.

Total lease expense for the above leases amounted to approximately $972,000. See Note 3 for additional related party lease expense.

Agreements to Repurchase Stock
------------------------------

The Company has agreements with each of its stockholders, whereby the Company will repurchase the stock upon the death, disability, or termination of the stockholder's employment. The purchase price varies depending on the event triggering the repurchase.

Litigation
----------

Malpractice claims have been asserted against the Company by various claimants arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

Other claims asserted against the Company by former employees resulted in settlements in the amount of $140,000, the amount of which is included in accrued expenses at June 30, 1994. Outside council for the Company has advised that the settlement disposes of this claim.

Assignment of Accounts Receivable
---------------------------------

In connection with its agreement with one HMO, the Company has assigned $500,000 of its accounts receivable to the HMO for the purpose of providing resources sufficient to satisfy the Company's obligations to outside providers should the Company fail to honor those obligations.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1994
--------------------------------------------------------------------------------

NOTE 10:  CREDIT RISK
---------------------

At June 30, 1994, the Company has deposits in a major financial institution which exceed Federal Depository Insurance limits. This financial institution has a strong credit rating and management believes that credit risk related to these deposits is minimal.

The Company routinely invests its surplus operating funds in money market mutual funds. These funds generally invest in highly liquid U.S. government and agency obligations. Investments in money market funds are not insured or guaranteed by the U.S. government; however, management believes that credit risk related to these investments is minimal.


NOTE 11:  INCOME TAXES
----------------------

Current income tax expense consists of the following for the year ended June 30, 1994:

     Federal                            $ 35,845
     State                                 7,708
                                        --------

          Subtotal                        43,553

     Prior Year                          100,000
                                        --------

          TOTAL CURRENT INCOME TAXES    $143,553
                                        ========

Prior year tax expense consists of managements' estimate of income tax liabilities due as a result of an Internal Revenue Service Audit for the year ended June 30, 1992.

        [LETTERHEAD OF SCHEINER, MISTER & GRANDIZIO, P.A. APPEARS HERE]



                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Clinical Associates, P.A.

We have audited the accompanying balance sheet of Clinical Associates, P.A. as of June 30, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinical Associates, P.A. as of June 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



[SIGNATURE APPEARS HERE]
Scheiner, Mister & Grandizio, P.A.
November 17, 1995

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET


--------------------------------------------------------------------------------
JUNE 30, 1995
--------------------------------------------------------------------------------

                                    ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                     $  407,043
  Accounts Receivable (Less reserve for
    contractual allowances and doubtful
    accounts of $3,845,561) (Note 1)                             3,751,175
  Notes Receivable - Stockholders                                   41,111
  Other Receivables                                                 75,938
  Prepaid Expenses                                                 341,917
  Income Taxes Receivable                                           46,040
                                                                ----------

      TOTAL CURRENT ASSETS                                       4,663,224


PROPERTY AND EQUIPMENT
  Leasehold Improvements                                           535,499
  Furniture and Fixtures                                           461,291
  Office Equipment                                                 418,180
  Medical Equipment                                                584,073
  Vehicles                                                          12,434
  Equipment under Capital Leases (Note 5)                          108,173
                                                                ----------

      Total                                                      2,119,650

Less: Accumulated Depreciation                                     911,187
                                                                ----------

      TOTAL PROPERTY AND EQUIPMENT                               1,208,463
                                                                ----------

OTHER ASSETS
  Notes Receivable - Stockholders                                  156,389
                                                                ----------


      TOTAL ASSETS                                              $6,028,076
                                                                ==========


      The independent auditors' report and the accompanying notes are an integral part of these financial statements

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET
--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Notes Payable - Related Parties (Note 4)                      $   47,683
  Current Maturities of Capital Lease Obligations (Note 5)          11,035
  Accounts Payable                                                 509,249
  Allowance for Claims Incurred but not Reported                 1,190,000
  Current Portion of Lease Incentive (Note 6)                       11,600
  Deferred Income Tax Liability (Note 7)                         1,202,257
  Accrued Expenses and Other Current Liabilities                   795,879
                                                                ----------

        TOTAL CURRENT LIABILITIES                                3,767,703
                                                                ----------

LONG-TERM LIABILITIES
  Notes Payable - Related Parties,
    Net of Current Portion (Note 4)                                  6,250
  Obligation Under Capital leases, Net of Current
    portion (Note 5)                                                11,142
  Lease Incentive, Net of Current portion (Note 6)                  66,700
  Deferred Income Taxes                                             41,709
                                                                ----------

        TOTAL LONG-TERM LIABILITIES                                125,801
                                                                ----------

                TOTAL LIABILITIES                                3,893,504
                                                                ----------

STOCKHOLDERS' EQUITY
  Common Stock - Par Value - $1.00; authorized
    100,000 shares; issued and outstanding
    10,408 shares                                                   10,408
  Capital in Excess of Par                                       1,085,460
  Retained Earnings                                              1,038,704
                                                                ----------

        TOTAL STOCKHOLDERS' EQUITY                               2,134,572
                                                                ----------

                TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                           $6,028,076
                                                                ==========

      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                              STATEMENT OF INCOME

--------------------------------------------------------------------------------
For the Year Ended June 30, 1995
--------------------------------------------------------------------------------

NET PATIENT SERVICE REVENUE                                          $36,526,122
                                                                     -----------
EXPENSES
  Professional Care and Supplies                                       9,270,120
  Salaries and Wages                                                  18,707,349
  Employee Health and Welfare                                          1,750,600
  General and Administrative Expenses                                  5,810,149
  Provision for Bad Debt                                                 860,862
                                                                     -----------

        TOTAL EXPENSES                                                36,399,080
                                                                     -----------

NET OPERATING INCOME                                                     127,042

Other Income Net                                                         252,965
                                                                     -----------

NET INCOME BEFORE INCOME TAXES                                           380,007
                                                                     -----------

PROVISION FOR INCOME TAXES
  Current                                                                 33,263
  Deferred                                                               120,899
                                                                     -----------

        TOTAL PROVISION FOR INCOME TAXES                                 154,162
                                                                     -----------

NET INCOME                                                           $   225,845
                                                                     ===========

      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------
For the Year Ended June 30, 1995
--------------------------------------------------------------------------------


                                                  Capital in
                                  Common            Excess          Retained
                                  Stock             of Par          Earnings          Total
                                --------          ----------       ----------       ----------
BALANCE - BEGINNING OF
 YEAR                           $ 10,250          $  748,618       $  812,859       $1,571,727

Purchase and Retirement
  of Common Stock                   (250)                250              -0-              -0-

Issuance of Common Stock             408             336,592              -0-          337,000

Net Income                           -0-                 -0-          225,845          225,845
                                --------          ----------       ----------       ----------

BALANCE - END OF YEAR           $ 10,408          $1,085,460       $1,038,704       $2,134,572
                                ========          ==========       ==========       ==========

      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                            CLINICAL ASSOCIATES, P.A.
                            STATEMENT OF CASH FLOWS


--------------------------------------------------------------------------------
For the Year Ended June 30, 1995
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                         $  225,845
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation                                                      236,921
      Amortization                                                          802
      Net (Gain) Loss on Sale and Disposal of
        Property & Equipment                                              1,422
      Deferred Income Taxes                                             120,899
      (Increase) Decrease in Operating Assets:
        Accounts Receivable                                             235,085
        Other Receivables                                               (55,583)
        Prepaid Expenses                                                 (1,610)
        Income Taxes Receivable                                         (46,040)
        Security Deposits                                                   763
      Increase (Decrease) in Operating Liabilities:
        Accounts Payable and Allowance for Claims
          Incurred but not Reported                                    (410,101)
        Lease Incentive Payable                                         (11,600)
        Accrued Expenses                                                (49,008)
        Income Taxes Payable                                            (92,113)
                                                                     ----------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                         155,682
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Property and Equipment                                  (452,626)
  Repayment of Stockholder Loans                                          5,500
                                                                     ----------

      NET CASH USED IN INVESTING ACTIVITIES                            (447,126)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Long-Term Debt                                           44,421
  Principal Payments on Debt and Obligations Under
    Capital Lease                                                       (52,785)
  Issuance of Common Stock                                              137,000
                                                                     ----------

       NET CASH USED IN FINANCING ACTIVITIES                            128,636
                                                                     ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                            $ (162,808)

Cash and Cash Equivalents - Beginning of Year                           569,851
                                                                     ----------

CASH AND CASH EQUIVALENTS - END OF YEAR                              $  407,043
                                                                     ==========



      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                      STATEMENT OF CASH FLOWS (CONTINUED)

--------------------------------------------------------------------------------
For the Year Ended June 30, 1995
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
------------------------------------------------

     Cash paid During the Year for:
          Interest                                          $   48,507
                                                            ==========

          Income Taxes                                      $  188,691
                                                            ==========

          During the year ended June 30, 1995, the Company issued stock in exchange for Notes Receivable in the amount of $200,000.




         The independents auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 1: NATURE OF OPERATIONS AND CREDIT CONCENTRATIONS
------------------------------------------------------

Clinical Associates, P.A. (the Company) is a medical practice providing health care services through various facilities located in Baltimore City and Baltimore County, Maryland. The Company grants credit to patients, substantially all of whom are local residents. The Company generally does not require collateral or other security in extending credit; however, it routinely obtains assignment of, or is otherwise entitled to receive, patients' benefits receivable under their health insurance programs, plans or policies (e.g. Medicare, Medicaid, Blue Cross, health maintenance organizations [HMO(s)] and commercial insurance policies).

At June 30, 1995, the Company's receivables were as follows:

     Medicare                                   $2,610,499
     Medicaid                                      248,351
     Blue Shield                                 1,153,161
     HMO(s)                                        455,463
     Commercial Insurance and Other              3,129,262
                                                ----------

           Total                                 7,596,736

     Less:  Reserve for Contractual Allowances
            and Doubtful Accounts                3,845,561
                                                ----------

      Accounts Receivable, Net                  $3,751,175
                                                ==========

Amounts due from patients as a result of deductibles and co-payments under their insurance policies are included in the balances due from the insurer in the above.

During the fiscal year ended June 30, 1995, the Company received approximately 50% of its patient service revenues under the contracts with HMO(s). Approximately 43% of patient service revenues were generated under HMO contracts expiring in December 31, 1995. Another HMO contract, which automatically renews for one year periods each July unless otherwise terminated, generated patient service revenues of approximately 7% of the total.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------

Cash Equivalents
----------------

Cash and cash equivalents include investments with original maturities of three months or less.

Accounts Receivable
-------------------

The Company records a reserve for difference between fees billed and amounts collectible from third party payors (contractual allowances) and for doubtful accounts.

HMO Receivables
---------------

The Company's contracts with HMO(s) contain various provisions for risk sharing, stop loss and coordination of benefits. These provisions result in settlements after the end of each contract period. The Company has recorded an estimate of the settlements due as of the end of the fiscal year. Differences between the amounts estimated and the actual settlement are recorded in the year determined.

Medical Supplies
----------------

The Company expenses medical supplies as received.

Property and Equipment
----------------------

Property and Equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful life of the equipment. Leasehold improvements are depreciated over the remaining life of the lease. A summary of depreciable lives used is as follows:

        Leasehold Improvements                  Life of Lease
        Furniture and Fixtures                  7 - 10 Years
        Office Equipment                        5 - 7 Years
        Medical Equipment                       5 - 7 Years

Accelerated depreciation methods are used for income tax purposes.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------

Allowance for Claims Incurred But Not Reported
----------------------------------------------

In connection with its agreements with HMO(s), the Company is liable for the cost of services rendered to HMO members by outside providers. The Company estimates the cost of services rendered but not yet billed to the Company based on prior experience.

Deferred Income Taxes
---------------------

Deferred tax is provided in accordance with Statement No. 109 of the Financial Accounting Standards Board. Deferred taxes result primarily from differences in the timing of recognizing revenue and expenses, which are recorded on a modified cash basis for tax purposes, and differences in depreciation rates (see note 7).

Stock Transactions
------------------

The Company offers stock to physicians who meet certain criteria. A portion of the stock value is paid in cash with the balance paid through future services. The Company's policy is to record the stock in the amount of the cash payment only. Had the value of the services been considered, capital contributions in excess or par would have been higher and retained earnings would have been lower.

NOTE 3: RELATED PARTY TRANSACTIONS
----------------------------------

Some of the Company's stockholders are partners in a partnership, which owns 50% of Security MDC Associates Partnership, the landlord under a lease in which the Company is the tenant. Annual rental under this lease is approximately $215,000. This lease expires on July 31, 1995, and contains an additional five year renewal option.

Notes receivable represent confessed judgment notes due from stockholders are bearing interest at 7.5% per annum. Principal and interest payments are due monthly through 1999.

The Company has notes payable to several stockholders and other related parties bearing interest at 10% to 12% per annum, payable in monthly or quarterly installments of principal and interest. (See note 4).

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 4: NOTES PAYABLE
---------------------

Notes payable to stockholders and other related parties:

        Notes payable to stockholders and other related parties - interest at 10 to 12%; monthly or quarterly payments of principal and interest ranging from $484 to $1,250 payable through November 1996.

                                                        $53,933
                Less:  Current Portion                   47,683
                                                        -------

                Non-Current Portion                     $ 6,250
                                                        =======

Future maturities of the non-current portion of long term debt are as follows:

                Year ending June 30, 1996               $ 6,250
                                                        =======

Total interest expense for the year ended June 30, 1995 amounted to $48,256.

NOTE 5: CAPITAL LEASES
----------------------

The Company is the lessee of equipment under a capital lease expiring in the year ending June 30, 1997.

Future minimum lease payments under the capital lease are as follows:

                Year Ending June 30, 1996               $12,778
                                     1997                11,714
                                                        -------

                Total Commitment Under Capital Leases    24,492

                Less:  Amount Representing Interest       2,315
                                                        -------

                Present Value of Future Minimum
                  Lease Payments                         22,177

                Less:  Current Portion                   11,035
                                                        -------

                        TOTAL LONG-TERM PORTION         $11,142
                                                        =======

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 5: CAPITAL LEASES (Continued)
----------------------------------

Following is a summary of equipment under capital leases:



      Telecommunications Equipment            $  49,971
      Medical Equipment                          58,202
                                              ---------

                                                108,173

      Less: Accumulated Amortization             89,987
                                              ---------
                                              $  18,186
                                              =========

NOTE 6: LEASE INCENTIVE
-----------------------

In connection with one of its lease agreements, the landlord assumed the Company's obligations under an old lease. In accordance with generally accepted accounting principles, the value of this incentive has been recorded as a liability and is being amortized on a straight-line basis over the life of the new lease. The current portion reflects the amount that will be amortized during the year ending June 30, 1996.

NOTE 7: DEFERRED INCOME TAXES
-----------------------------

The net deferred tax liability in the accompanying balance sheet includes the following components as of June 30, 1995:


      Deferred Tax Liability                  $1,293,837
      Deferred Tax Asset                         (49,871)
      Deferred Tax Asset Valuation Allowance         -0-
                                              ----------

      Net Deferred Tax Liability              $1,243,966
                                              ==========

The deferred tax liability arises primarily from differences in the timing of recognition of patient service revenues and accrued expenses for tax purposes and financial reporting purposes, and the excess of depreciation for tax reporting purposes over the amount for financial purposes.

Temporary differences giving rise to the deferred tax asset consist of a capital loss carryover for tax purposes, and lease expense as outlined in Note 6.

                          CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 8: 401(K) PLAN
-------------------

Effective January 1, 1992, the Company implemented a 401(K) plan, amending and restating in its entirety its former Target Benefit Plan and Trust, in order to be in compliance with current pension regulations. All participants in the former plan continued to participate in the 401(K) plan. Those not participating in the former plan are eligible to participate in the 401(K) plan upon completion of one year of service and attaining the age of 21. Employees may elect to contribute up to 8% of their compensation annually, subject to dollar limitations set by law. Under the plan the Company can elect to match a percentage of the employees' contributions at its discretion. The Plan also allows the Company to contribute a profit sharing amount, determined annually by the Company. Participants are always 100% vested in their contributions to the Plan. Vesting in the Company's contributions is 20% after two years of service, increasing 20% annually with full vesting after six years of service. The Plan's year end is December 31. Only those participants who are actively employed on the last day of the year are eligible to participate in employer contributions. Total profit sharing plan expense for the year ended June 30, 1995 amounted to $1,244,967.

NOTE 9: COMMITMENTS AND CONTINGENCIES
-------------------------------------

Leases
------

The Company leases several buildings under operating leases expiring in various years through March 31, 2002.

Minimum future rental payments under non-cancelable operating leases follow:

      Year Ended June 30, 1996                                  $1,348,515
                          1997                                   1,397,582
                          1998                                   1,477,132
                          1999                                   1,616,043
                          2000                                   1,643,658
                          Thereafter                             4,823,220
                                                               -----------
           TOTAL MINIMUM FUTURE RENTAL PAYMENTS                $12,306,150
                                                               ===========


                                     -11-

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS


--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------


NOTE 9: COMMITMENTS AND CONTINGENCIES (Continued)
-------------------------------------------------

The Company is responsible for a proportionate share of operating expenses and tax increases under several of its lease agreements. Several agreements also call for rental increases based on changes in the Consumer Price Index or specified amounts. Certain leases also provide for renewal options.

The Company also leases, on a month-to-month basis, other operating facilities.

Total lease expense for the above leases amounted to approximately $1,640,589.

Agreements to Repurchase Stock
------------------------------

The Company has agreements with each of its stockholders, whereby the Company will repurchase the stock upon the death, disability, or termination of the stockholder's employment. The purchase price varies depending on the event triggering the repurchase.

Litigation
----------

Malpractice claims have been asserted against the Company by various claimants arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

Assignment of Accounts Receivable
---------------------------------

In connection with its agreement with one HMO, the Company has assigned $500,000 of its accounts receivable to the HMO for the purpose of providing resources sufficient to satisfy the Company's obligations to outside providers should the Company fail to honor those obligations.

NOTE 10: CREDIT RISK
--------------------

At June 30, 1995, the Company has deposits in a major financial institution which exceed Federal Depository Insurance limits. This financial institution has a strong credit rating and management believes that credit risk related to these deposits is minimal.

The Company routinely invest its surplus operating funds in money market mutual funds. These funds generally invest in highly liquid U.S. government and agency obligations. Investments in money market funds are not insured or guaranteed by the U.S. government; however, management believes that credit risk related to these investments is minimal.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1995
--------------------------------------------------------------------------------

NOTE 11: OTHER MATTERS
----------------------

The Company has available to finance future working capital needs a line-of-credit facility in the amount of $500,000. Any borrowings against the facility bear interest at the bank's prime rate plus 5/8 of one percent per annum and are secured by the assets of the Company. No borrowings were made against the line-of-credit as of June 30, 1995.

                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Clinical Associates, P.A.


We have audited the accompanying balance sheet of Clinical Associates, P.A. as of June 30, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinical Associates, P.A. as of June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Scheiner, Mister & Grandizio, P.A.
January 20, 1997

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

                                    ASSETS


CURRENT ASSETS
  Accounts Receivable (Less reserve for
    contractual allowances and doubtful
    accounts of $4,205,120) (Note 1)         $ 4,340,420
  Notes Receivable - Stockholders                 63,333
  Other Receivables                              205,093
  Prepaid Expenses                               462,376
  Income Taxes Receivable                         43,999
                                             -----------

          TOTAL CURRENT ASSETS                 5,115,221
                                             -----------

PROPERTY AND EQUIPMENT
  Leasehold Improvements                         553,487
  Furniture and Fixtures                         424,934
  Office Equipment                               561,240
  Medical Equipment                              728,756
  Vehicles                                        12,434
  Equipment under Capital Leases (Note 5)        108,173
                                             -----------

          Total                                2,389,024

  Less:  Accumulated Depreciation             (1,175,810)
                                             -----------

          TOTAL PROPERTY AND EQUIPMENT         1,213,214
                                             -----------

OTHER ASSETS
  Notes Receivable - Stockholders                127,224
  Cash - Restricted                              139,574
                                             -----------

          TOTAL OTHER ASSETS                     266,798
                                             -----------

                     TOTAL ASSETS            $ 6,595,233
                                             ===========

       The independent auditors' report and the accompanying notes are an integral part of these financial statements

                           CLINICAL ASSOCIATES, P.A.
                                 BALANCE SHEET

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
  Current Maturities of Long-Term Debt                       $   17,666
  Current Maturities of Capital Lease Obligation (Note 5)        11,142
  Accounts Payable                                              839,584
  Allowance for Claims Incurred but not Reported              1,130,000
  Current Portion of Lease Incentive (Note 6)                    11,600
  Deferred Income Tax Liability (Note 7)                      1,259,546
  Accrued Expenses and Other Current Liabilities                892,254
                                                             ----------

          TOTAL CURRENT LIABILITIES                           4,161,792
                                                             ----------


LONG-TERM LIABILITIES
  Long-Term Debt, Less Current Maturities                        17,667
  Deferred Income Tax Liability                                  45,167
  Lease Incentive, Net of Current Portion (Note 6)               55,100
                                                             ----------

          TOTAL LONG-TERM LIABILITIES                           117,934
                                                             ----------

                     TOTAL LIABILITIES                        4,279,726
                                                             ----------


STOCKHOLDERS' EQUITY
  Common Stock - Par Value - $1.00; authorized
    100,000 shares; issued and outstanding
    10,598 shares                                                10,598
  Capital in Excess of Par                                    1,130,930
  Retained Earnings                                           1,173,979
                                                             ----------

          TOTAL STOCKHOLDERS' EQUITY                          2,315,507
                                                             ----------

                     TOTAL LIABILITIES AND
                      STOCKHOLDERS' EQUITY                   $6,595,233
                                                             ==========


       The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                              STATEMENT OF INCOME

--------------------------------------------------------------------------------
For the Year Ended June 30, 1996
--------------------------------------------------------------------------------

NET PATIENT SERVICE REVENUE                   $36,767,258
                                              -----------

EXPENSES
  Professional Care and Supplies                7,946,706
  Salaries and Wages                           19,134,021
  Employee Health and Welfare                   1,808,054
  General and Administrative Expenses           6,374,417
  Provision for Bad Debt                        1,440,090
                                              -----------

          TOTAL EXPENSES                       36,703,288
                                              -----------

NET OPERATING INCOME                               63,970

Other Income Net                                  221,061
                                              -----------

NET INCOME BEFORE INCOME TAXES                    285,031
                                              -----------

PROVISION FOR INCOME TAXES
  Current                                          64,009
  Deferred                                         60,747
                                              -----------

          TOTAL PROVISION FOR INCOME TAXES        124,756
                                              -----------

NET INCOME                                    $   160,275
                                              ===========


      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------
For the Year Ended June 30, 1996
--------------------------------------------------------------------------------


                                    Capital in
                           Common    Excess      Retained
                           Stock     of Par      Earnings      Total
                          --------- ----------  ----------  -----------
BALANCE - BEGINNING OF
  YEAR                     $10,408  $1,085,460  $1,038,704   $2,134,572

Purchase and Retirement
  of Common Stock              (60)    (14,940)    (25,000)     (40,000)

Issuance of Common Stock       250      60,410         -0-       60,660

Net Income                     -0-         -0-     160,275      160,275
                           -------  ----------  ----------   ----------

BALANCE - END OF YEAR      $10,598  $1,130,930  $1,173,979   $2,315,507
                           =======  ==========  ==========   ==========


      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                            STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------
For the Year Ended June 30, 1996
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                           $ 160,275
  Adjustments to Reconcile Net Income to
    Net Cash Provided by Operating Activities:
      Depreciation and Amortization                      280,246
      Net (Gain) Loss on Sale and Disposal of
        Property and Equipment                            17,717
      Deferred Income Taxes                               60,747
      (Increase) Decrease in Operating Assets:
        Accounts Receivable                             (589,245)
        Other Receivables                               (129,155)
        Prepaid Expenses                                (120,459)
        Income Taxes Receivable                            2,041
      Increase (Decrease) in Operating Liabilities:
        Accounts Payable and Allowance for Claims
          Incurred but not Reported                       (8,813)
        Lease Incentive Payable                          (11,600)
        Accrued Expenses                                  96,374
                                                       ---------

      NET CASH USED IN OPERATING ACTIVITIES             (241,872)
                                                       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Property and Equipment                   (347,936)
  Repayment of Stockholder Loans                          46,943
  Repayment of Related-Party Loans                       (53,933)
  Proceeds from Sale of Equipment                         45,222
  Purchase of Investments                                139,574
                                                       ---------

      NET CASH USED IN INVESTING ACTIVITIES             (170,130)
                                                       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Long-Term Debt                            53,000
  Principal Payments on Long-Term Debt                   (17,559)
  Principal Payments on Debt and Obligations Under
    Capital Lease                                        (11,142)
  Issuance of Common Stock                                20,814
  Repurchase of Common Stock                             (40,154)
                                                       ---------

      NET CASH PROVIDED BY FINANCING ACTIVITIES            4,959
                                                       ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS               (407,043)

Cash and Cash Equivalents - Beginning of Year            407,043
                                                       ---------

CASH AND CASH EQUIVALENTS - END OF YEAR                $     -0-
                                                       =========


      The independent auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                      STATEMENT OF CASH FLOWS (CONTINUED)

--------------------------------------------------------------------------------
For the Year Ended June 30, 1996
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
------------------------------------------------
 Cash Paid During the Year for:

      Interest                                          $10,987
                                                        =======

      Income Taxes                                      $67,500
                                                        =======

During the year ended June 30, 1996, the Company issued stock in exchange for a Note Receivable in the amount of $40,000.


      The independents auditors' report and the accompanying notes are an integral part of these financial statements.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

NOTE 1:  NATURE OF OPERATIONS AND CREDIT CONCENTRATIONS
-------------------------------------------------------

Clinical Associates, P.A. (the Company) is a medical practice providing health care services through various facilities located in Baltimore City and Baltimore County, Maryland. The Company grants credit to patients, substantially all of whom are local residents. The Company generally does not require collateral or other security in extending credit; however, it routinely obtains assignment of, or is otherwise entitled to receive, patients' benefits receivable under their health insurance programs, plans or policies (e.g. Medicare, Medicaid, Blue Cross, health maintenance organizations [HMO(s)] and commercial insurance policies).

At June 30, 1996, the Company's receivables were as follows:


     Medicare                                     $2,401,197
     Medicaid                                        256,224
     Blue Shield                                   1,281,481
     HMO(s)                                          646,827
     Commercial Insurance and Other                3,959,811
                                                  ----------

          Total                                    8,545,540

     Less:  Reserve for Contractual Allowances
            and Doubtful Accounts                  4,205,120
                                                  ----------

     Accounts Receivable, Net                     $4,340,420
                                                  ==========

Amounts due from patients as a result of deductibles and co-payments under their insurance policies are included in the balances due from the insurer in the above.

During the fiscal year ended June 30, 1996, the Company received approximately 50% of its patient service revenues under the contracts with HMO(s). Approximately 43% of patient service revenues were generated under HMO contracts expiring in December 31, 1996. Another HMO contract, which automatically renews for one year periods each July unless otherwise terminated, generated patient service revenues of approximately 7% of the total.

Cash Equivalents
----------------

Cash and cash equivalents include investments with original maturities of three months or less.

Estimates
---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

NOTE 1:  NATURE OF OPERATIONS AND CREDIT CONCENTRATIONS (Continued)
-------------------------------------------------------------------

Advertising
-----------

Advertising costs are charged to operations when incurred. Advertising expense for the year ended June 30, 1996 amounted to $74,609.


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Accounts Receivable
-------------------

The Company records a reserve for differences between fees billed and amounts collectible from third party payors (contractual allowances) and for doubtful accounts.

HMO Receivables
---------------

The Company's contracts with HMO(s) contain various provisions for risk sharing, stop loss and coordination of benefits. These provisions result in settlements after the end of each contract period. The Company has recorded an estimate of the settlements due as of the end of the fiscal year. Differences between the amounts estimated and the actual settlement are recorded in the year determined.

Medical Supplies
----------------

The Company expenses medical supplies as received.

Property and Equipment
----------------------

Property and Equipment are recorded at cost. Depreciation is recorded on a straight-line basis over the estimated useful life of the equipment. Leasehold improvements are depreciated over the remaining life of the lease. A summary of depreciable lives used is as follows:

     Leasehold Improvements                Life of Lease
     Furniture and Fixtures                7 - 10 Years
     Office Equipment                      5 - 7 Years
     Medical Equipment                     5 - 7 Years

Accelerated depreciation methods are used for income tax purposes.

Allowance for Claims Incurred But Not Reported
----------------------------------------------

In connection with its agreements with HMO(s), the Company is liable for the cost of services rendered to HMO members by outside providers. The Company estimates the cost of services rendered but not yet billed to the Company based on prior experience.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------

Deferred Income Taxes
---------------------

Deferred tax is provided in accordance with Statement No. 109 of the Financial Accounting Standards Board. Deferred taxes result primarily from differences in the timing of recognizing revenue and expenses, which are recorded on a modified cash basis for tax purposes, and differences in depreciation rates (see note 7).


NOTE 3:  RELATED PARTY TRANSACTIONS
-----------------------------------

Some of the Company's stockholders are partners in a partnership, which owns 50% of Security MDC Associates Partnership, the landlord under a lease in which the Company is the tenant. Rent expense for the year ended June 30, 1996, amounted to $213,455. The future minimum rentals due under this lease are included in
Note 9.

Notes receivable represent confessed judgment notes due from stockholders are bearing interest at 7.5% per annum. Principal and interest payments are due monthly through 1999.


NOTE 4:  NOTES PAYABLE
----------------------

Note payable to First National Bank of Maryland - interest at 8.75%; monthly principal payments of $1,472 plus interest; payable through July 1998; secured by equipment financed.

                                           $35,333
          Less:  Current Portion           (17,667)
                                           -------

          Non-Current Portion              $17,666
                                           =======

Future maturities of the non-current portion of long-term debt are as follows:

          Year ending June 30, 1998        $17,666
                                           =======

Total interest expense on all debt for the year ended June 30, 1996 amounted to $6,436.


NOTE 5:  CAPITAL LEASES
-----------------------

The Company is the lessee of equipment under a capital lease expiring in the year ending June 30, 1997.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

NOTE 5:  CAPITAL LEASES (Continued)
-----------------------------------

Future minimum lease payments under the capital lease are as follows:

     Year Ending June 30, 1997                               $ 11,714
                                                             --------

     Total Commitment Under Capital Leases                     11,714

     Less:  Amount Representing Interest                          572
                                                             --------

     Present Value of Future Minimum
      Lease Payments                                           11,142

     Less:  Current Portion                                    11,142
                                                             --------

          TOTAL LONG-TERM PORTION                            $    -0-
                                                             ========

Following is a summary of equipment under capital leases:

     Telecommunications Equipment                            $ 49,971
     Medical Equipment                                         58,202
                                                             --------
                                                              108,173

     Less:  Accumulated Amortization                          108,173
                                                             --------

                                                             $    -0-
                                                             ========

NOTE 6:  LEASE INCENTIVE
------------------------

In connection with one of its lease agreements, the landlord assumed the Company's obligations under an old lease. In accordance with generally accepted accounting principles, the value of this incentive has been recorded as a liability and is being amortized on a straight-line basis over the life of the new lease. The current portion reflects the amount that will be amortized during the year ending June 30, 1997.


NOTE 7:  DEFERRED INCOME TAXES
------------------------------

The net deferred tax liability in the accompanying balance sheet includes the following components as of June 30, 1996:

     Deferred Tax Liability                    $1,348,596
     Deferred Tax Asset                           (43,883)
     Deferred Tax Asset Valuation Allowance           -0-
                                               ----------

     Net Deferred Tax Liability                $1,304,713
                                               ==========

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

NOTE 7:  DEFERRED INCOME TAXES (Continued)
------------------------------------------

The deferred tax liability arises primarily from differences in the timing of recognition of patient service revenues and accrued expenses for tax purposes and financial reporting purposes, and the excess of depreciation for tax reporting purposes over the amount for financial purposes.

Temporary differences giving rise to the deferred tax asset consist of a capital loss carryover for tax purposes, and lease expense as outlined in Note 6.


NOTE 8:  401(K) PLAN
--------------------

Effective January 1, 1992, the Company implemented a 401(k) plan, amending and restating in its entirety its former Target Benefit Plan and Trust, in order to be in compliance with current pension regulations. All participants in the former plan continued to participate in the 401(k) plan. Those not participating in the former plan are eligible to participate in the 401(k) plan upon completion of one year of service and attaining the age of 21. Employees may elect to contribute up to 8% of their compensation annually, subject to dollar limitations set by law. Under the plan the Company can elect to match a percentage of the employees' contributions at its discretion. The Plan also allows the Company to contribute a profit sharing amount, determined annually by the Company. Participants are always 100% vested in their contributions to the Plan. Vesting in the Company's contributions is 20% after two years of service, increasing 20% annually with full vesting after six years of service. The Plan's year end is December 31. Total profit sharing plan expense for the year ended June 30, 1996 amounted to $1,084,417.


NOTE 9:  COMMITMENTS AND CONTINGENCIES
--------------------------------------

Leases
------

The Company leases several buildings under operating leases expiring in various years through March 31, 2002.

Minimum future rental payments under non-cancelable operating leases follow:

     Years Ending June 30,                          1997             $ 1,397,582
                                                    1998               1,477,132
                                                    1999               1,616,043
                                                    2000               1,643,658
                                                    2001               1,124,900
          Thereafter                                                   3,158,320
                                                                     -----------

          TOTAL MINIMUM FUTURE RENTAL PAYMENTS                       $10,417,635
                                                                     ===========

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------


NOTE 9:  COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------

The Company is responsible for a proportionate share of operating expenses and tax increases under several of its lease agreements. Several agreements also call for rental increases based on changes in the Consumer Price Index or specified amounts. Certain leases also provide for renewal options.

The Company also leases, on a month-to-month basis, other operating facilities.

Total lease expense for the above leases amounted to approximately $1,869,690.

Agreements to Repurchase Stock
------------------------------

The Company has agreements with each of its stockholders, whereby the Company will repurchase the stock upon the death, disability, or termination of the stockholder's employment. The purchase price varies depending on the event triggering the repurchase.

Litigation
----------

Malpractice claims have been asserted against the Company by various claimants arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

Assignment of Accounts Receivable and Cash Balances
---------------------------------------------------

In connection with its agreement with one HMO, the Company has assigned $500,000 of its accounts receivable to the HMO for the purpose of providing resources sufficient to satisfy the Company's obligations to outside providers should the Company fail to honor those obligations. The Company has also restricted cash in the amount of approximately $140,000 as of June 30, 1996 in connection with an agreement with another HMO.


NOTE 10:  CREDIT RISK
---------------------

At June 30, 1996, the Company has deposits in a major financial institution which exceed Federal Depository Insurance limits. This financial institution has a strong credit rating and management believes that credit risk related to these deposits is minimal.

The Company routinely invests its surplus operating funds in money market mutual funds. These funds generally invest in highly liquid U.S. government and agency obligations. Investments in money market funds are not insured or guaranteed by the U.S. government; however, management believes that credit risk related to these investments is minimal.

                           CLINICAL ASSOCIATES, P.A.
                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
June 30, 1996
--------------------------------------------------------------------------------

NOTE 11:  OTHER MATTERS
-----------------------

The Company has available to finance future working capital needs a line-of-credit facility in the amount of $500,000. Any borrowings against the facility bear interest at the bank's prime rate plus 5/8 of one percent per annum and are secured by the assets of the Company. No borrowings were made against the line-of-credit as of June 30, 1996.


NOTE 12:  INTERNAL REVENUE SERVICE EXAMINATION
----------------------------------------------

Subsequent to the balance sheet date, the Company was notified by the Internal Revenue Service that an examination would be performed regarding a prior year's corporate income tax return. As of the report date, the examination remains in the preliminary stages.

                           Clinical Associates, P.A.

                        Financial Statements (Unaudited)


                   Nine months ended March 31, 1997 and 1996



                                    Contents


Financial Statements
Balance Sheet (Unaudited).....................................................1
Statements of Income (Loss) (Unaudited).......................................2
Statements of Cash Flows (Unaudited)..........................................3
Notes to Financial Statements (Unaudited).....................................4


                  Clinical Associates, P.A.

                  Balance Sheet (Unaudited)

                       March 31, 1997



Assets
Current assets:
  Cash and cash equivalents                     $   346,147
  Accounts receivable (less reserve for
   contractual allowances and doubtful
   accounts of $3,565,466)                        3,784,566

 Notes receivable--stockholders                      87,448
 Other receivables                                   65,201
 Prepaid expenses                                   265,411
 Income taxes receivable                             67,499
                                                ------------
Total current assets                              4,616,272


Property and equipment, net of accumulated
  depreciation of $1,384,000                      1,229,174


Other assets:
  Notes receivable--stockholders                    164,377
   Cash--restricted                                 153,483
                                                ------------
Total other assets                                  317,860

                                                ------------

Total assets                                     $6,163,306
                                                ============

Liabilities and stockholders' equity
Current liabilities:
  Current maturities of long-term debt           $   35,000
  Current maturities of capital lease
   obligation                                        11,142
  Accounts payable                                  826,177
  Allowance for claims incurred but not
    reported                                      1,090,000
  Current portion of lease incentive                 11,600
  Deferred income tax liability                   1,304,713
  Accrued expenses and other current
   liabilities                                      487,541
                                                ------------
Total current liabilities                         3,766,173

Long-term liabilities:
  Long-term debt, less current maturities            39,084
  Lease incentive, net of current portion            43,500
                                                ------------
Total long-term liabilities                          82,584
                                                ------------

Total liabilities                                 3,848,757

Stockholders' equity:
  Common stock, par value--$1.00,
   authorized--100,000 shares, issued
   and outstanding--10,902 shares                    10,902
 Capital in excess of par                         1,380,634
 Retained earnings                                  923,013
                                                ------------
Total stockholders' equity                        2,314,549
                                                ------------

Total liabilities and stockholders' equity       $6,163,306
                                                ============

                           Clinical Associates, P.A.

                    Statements of Income (Loss) (Unaudited)



                                                     Nine months ended
                                                          March 31
                                                     1997         1996
                                               ----------------------------
Net patient service revenue                      $26,878,945   $28,219,561

Expenses:
  Professional care and supplies                   4,950,535     5,675,963
  Salaries and wages                              13,867,205    14,015,410
  Employee health and welfare                      1,285,687     1,257,022
  General and administrative expenses              6,211,809     5,628,062
  Provision for bad debts                            940,937       998,167
                                               ----------------------------
Total expenses                                    27,256,173    27,574,624
                                               ----------------------------

Net operating (loss) income                         (377,228)      644,937
Other income, net                                    126,264       123,657
                                               ----------------------------
Net (loss) income before income taxes               (250,964)      768,594

Provision for income taxes                              -          201,875
                                               ----------------------------

Net (loss) income                              $    (250,964)  $   566,719
                                               ============================

                           Clinical Associates, P.A.

                      Statements of Cash Flows (Unaudited)



                                                          Nine months ended
                                                               March 31
                                                           1997         1996
                                                       -------------------------
Operating activities
Net income                                             $ (250,964)   $  566,719
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                         208,376       210,185
    Deferred income taxes                                               112,367
    (Increase) decrease in operating assets:              555,854      (103,523)
      Accounts receivable                                 139,892        40,803
      Prepaid expenses                                    196,965      (452,508)
      Income taxes receivable                             (23,500)       46,040
    Increase (decrease) in operating liabilities:
      Accounts payable and allowance for claims
        incurred but not reported                         (53,407)       93,023
      Accrued expenses                                   (404,714)     (152,061)
                                                       -------------------------
    Net cash provided by operating activities             368,502       361,045


    Investing activities
    Purchases of property and equipment                  (224,339)     (222,383)
    Repayment of stockholder loans                        (61,266)       (7,917)
    Purchase of investments                               (13,908)   (1,083,535)
                                                       -------------------------
    Net cash used in investing activities                (299,513)   (1,313,835)


    Financing activities
    Proceeds from long-term debt                           38,751
    Principal payments on debt and obligations under
       capital lease                                      (11,600)
    Issuance of common stock                              250,007        45,000
    Proceeds from related entities                                      500,747
                                                       -------------------------
    Net cash provided by financing activities             277,158       545,747
                                                       -------------------------

    Net increase (decrease) in cash and cash equivalents  346,147      (407,043)
    Cash and cash equivalents at beginning of year          ---         407,043
                                                       -------------------------
    Cash and cash equivalents at end of year            $ 346,147   $         0
                                                       =========================

                           Clinical Associates, P.A.

                   Notes to Financial Statements (Unaudited)

                                March 31, 1997



1.  Basis of Presentation

The unaudited financial statements for the nine months ended March 31, 1997 and 1996 have been prepared by management in accordance with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of the interim periods are not necessarily indicative of the results that may be expected for a full year.

2.  Nature of Operations

Clinical Associates, P.A. (the Company) is a medical practice, providing health care services through various facilities located in Baltimore City and Baltimore County, Maryland.

3.  Affiliation

The Company is currently negotiating a long-term affiliation arrangement with Physicians Quality, Inc. (PQC). Under this arrangement, the Company would transfer its physician practices to, and its employees would become employees of, Flagship Health, P.A., which is an affiliate of PQC. The aggregate consideration paid to the Company for this affiliation would be a combination of cash and PQC common stock.

4.  Internal Revenue Service Examination -- Contingent Liabilities

At March 31, 1997, the Internal Revenue Service has issued a preliminary report for the taxable years ending June 30, 1994, 1995 and 1996. The potential tax liability could exceed $400,000. The Company is in the process of reviewing its options with legal counsel.

                         Physicians Quality Care, Inc.

               Unaudited Pro Forma Combined Financial Statements


     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 (i) combines the historical results of Physicians Quality Care, Inc. (PQC) with the historical results of the following entities, giving effect to the affiliation transactions for each such entity as if it had occurred on January 1, 1996: Springfield Medical Associates, Inc. ("SMA"); Alphonse F. Calvanese, M.D., Cardiology and Internal Medicine Associates, Inc., James F. Haines and William J. Belcastro, Partnership, Jay M. Ungar, M.D. and Western Massachusetts Medical Group, Inc. (the "Remaining Springfield Practices"), Annapolis Medical Specialists, L.L.P., Drs. Fortier, Libber, Clemmens & Weimer, P.A., Drs. Goldgeier, Levine & Friedman, P.A., Koeppel, Rosen, Rudikoff, M.D., P.C., Drs. Pakula, Davick & Bogue, P.A., Park Medical Associates and Affiliate, and Drs. Sigler, Roskes, Holden & Schuberth, P.A. (the "Specified Flagship Practices"), and Clinical Associates, P.A. (Clinical), (ii) gives effect to the equity transactions entered into between the Company and Bain Capital, the proceeds of which were used to finance the affiliations with physician groups, (iii) gives effect to the management fee paid to Bain Capital as if the management agreement entered into on August 30, 1996 was consummated on January 1, 1996 and (iv) gives effect to the Equity Financing as if the financing was consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1997 (i) combines the historical results of PQC with the historical results of Clinical giving effect to the affiliation transaction as if it had occurred on January 1, 1997 and (ii) gives effect to the Equity Financing as if the financing was consummated on January 1, 1997.

     The Unaudited Pro Forma Combined Balance Sheet (i) combines the balance sheets of PQC and Clinical as of March 31, 1997 as if the affiliation transaction had occurred on March 31, 1997 and (ii) reflects the Equity Financing as if the financing was consummated on March 31, 1997.

     The Specified Flagship Practices are only a portion of the practices that constitute the Flagship Affiliation, and the Remaining Springfield Practices, which along with SMA constitute the Springfield Affiliation, exclude one practice. In accordance with the regulations of the Securities and Exchange Commission, the other practices which are part of those affiliations have not been audited and accordingly have not been included in the pro forma financial information.

     The Unaudited Pro Forma Combined Financial Statements may not be indicative of the results that actually would have resulted had the above affiliations occurred as of the date indicated, or of future earnings or of the future financial position of the Company. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements and the financial statements of the affiliated practices included elsewhere in this Registration Statement and Prospectus.

                         Physicians Quality Care, Inc.
                   Unaudited Proforma Combined Balance Sheet
                                March 31, 1997

                                                        Proforma
                                                         Equity         Proforma                      Clinical          Proforma
                                        Historical      Financing       Excluding      Historical     Proforma          Including
                                            PQC        Adjustments      Clinical        Clinical     Adjustments        Clinical
                                      -------------- ---------------  --------------  -------------  -------------   ---------------
Assets
Current assets:
     Cash and cash equivalents        $    494,907   $ 25,000,000(A)   $ 25,494,907   $    346,147   $ (3,000,000)(B)   $ 22,841,054
     Accounts receivable, net            7,163,199           --           7,163,199      3,784,566           --           10,947,765
     Prepaid expenses                      596,063           --             596,063        265,411           --              861,474
     Due from related parties            1,104,317           --           1,104,317         87,448           --            1,191,765
     Income tax receivable                    --             --                --           67,499           --               67,499
     Other current assets                  226,634           --             226,634         65,201           --              291,835
                                      ------------   ------------      ------------   ------------   ------------       ------------
Total current assets                     9,585,120     25,000,000        34,585,120      4,616,272     (3,000,000)        36,201,392

Intangible assets, net                  30,384,466           --          30,384,466           --       15,085,451(B)      45,469,917
Deferred affiliation and
  equity offering costs                     21,397           --              21,397           --             --               21,397
Property and equipment, net              1,979,384           --           1,979,384      1,229,174           --            3,208,558
Other assets                               395,293           --             395,293        317,860           --              713,153
Deferred tax asset                         608,171           --             608,171           --             --              608,171
                                      ------------   ------------      ------------   ------------   ------------       ------------
                                        33,388,711           --          33,388,711      1,547,034     15,085,451         50,021,196






                                      ------------   ------------      ------------   ------------   ------------       ------------
Total assets                          $ 42,973,831   $ 25,000,000      $ 67,973,831   $  6,163,306   $ 12,085,451       $ 86,222,588
                                      ============   ============      ============   ============   ============       ============


                 Physicians Quality Care, Inc.
                  Unaudited Proforma Combined Balance Sheet
                  March 31, 1997

                                                                                                     Proforma
                                                                                                      Equity             Proforma
                                                                                Historical           Financing           Excluding
                                                                                  PQC               Adjustments          Clinical
                                                                              --------------       -------------        -----------
Liabilities and stockholders' equity (deficit)
Current liabilities:
     Accounts payable                                                          $  2,571,618                            $  2,571,618
     Accrued compensation                                                         1,419,363                               1,419,363
     Accrued expenses                                                             1,314,672                               1,314,672
     Current portion of note payable                                              3,000,000                               3,000,000
     Currrent portion of capital lease obligations                                   20,451                                  20,451
                                                                              --------------       -------------       ------------
Total current liabilities                                                         8,326,104                               8,326,104

Convertible promissory note
Note payable, less current maturities
Capital lease obligations, less current maturities                                  303,733                                 303,733
Deferred taxes                                                                    1,083,048                               1,083,048

Commitments and contingencies

Common stock, subject  to put
                                                                                 33,282,706                              33,282,706

Stockholders' equity (deficit):
     Capital Stock
     Class A common stock                                                            77,709                                  77,709


     Class B-1 common stock                                                          24,429                                  24,429


     Class B-2 common stock                                                          15,571                                  15,571

     Class C common stock                                                                 -             $76,923 (A)          76,923

     Preferred stock                                                                      -                   -                   -
Additional paid-in capital                                                       22,449,773          24,923,077 (A)      47,372,850

     Accumulated earnings (deficit)                                             (22,579,117)                            (22,579,117)

     Less treasury stock                                                            (10,125)                                (10,125)
                                                                              -------------        -------------       ------------
       Total stockholders equity (deficit)                                          (21,760)          25,000,000         24,978,240
                                                                              -------------        -------------       ------------

     Total liabilities and stockholders' equity (deficit)                      $ 42,973,831        $ 25,000,000        $ 67,973,831
                                                                              =============        =============       ============

                                                                                                      Clinical           Proforma
                                                                                 Historical           Proforma           Including
                                                                                  Clinical           Adjustments         Clinical
                                                                              -------------        -------------       ------------
Liabilities and stockholders' equity (deficit)
     Current liabilities:
     Accounts payable                                                          $    826,177                            $  3,397,795
     Accrued compensation                                                                 -                               1,419,363
     Accrued expenses                                                             1,577,541                               2,892,213
     Current portion of note payable                                                 35,000                               3,035,000
     Currrent portion of capital lease obligations                                   22,742                                  43,193
                                                                              -------------        -------------       ------------
Total current liabilities                                                         2,461,460                              10,787,564

Convertible promissory note
Note payable, less current maturities                                                39,084                                  39,084
Capital lease obligations, less current maturities                                   43,500                                 347,233
Deferred taxes                                                                    1,304,713                               2,387,761

Commitments and contingencies

Common stock, subject to put
                                                                                                     $14,400,000(B)      47,682,706

Stockholders' equity (deficit):
     Capital Stock                                                                   10,902             (10,902)(B)               -
     Class A common stock                                                                                                    77,709


     Class B-1 common stock                                                                                                  24,429


     Class B-2 common stock                                                               -                   -              15,571

     Class C common stock                                                                                                    76,923

     Preferred stock                                                                      -                   -                   -
Additional paid-in capital                                                        1,380,634          (1,380,634)(B)      47,372,850


     Accumulated earnings (deficit)                                                 923,013            (923,013)(B)     (22,579,117)

     Less treasury stock                                                                  -                   -             (10,125)

                                                                               -------------       ------------        ------------
      Total stockholders equity (deficit)                                         2,314,549          (2,314,549)         24,978,240
                                                                               ------------        ------------        ------------

     Total liabilities and stockholders' equity (deficit)                      $  6,163,306        $ 12,085,451        $ 86,222,588
                                                                               ============        ============        ============


                         Physicians Quality Care, Inc.
              Unaudited Proforma Combined Statement of Operations
                          Year ended December 31, 1996

                                                                                                                     Proforma
                                                                                  Historical      Springfield         SMA and
                                                                                   Remaining      Affiliation        Remaining
                                                   Historical      Historical     Springfield      Proforma         Springfield
                                                      PQC             SMA          Practices      Adjustments        Practices
                                               ----------------------------------------------------------------------------------
Revenues
Net patient service revenue                      $  6,026,452    $  5,986,482    $  3,670,619                       $ 15,683,553
Less: amounts retained by physician groups          2,194,571       1,080,234       1,899,311    $    641,884(C)       5,816,000
                                               ----------------------------------------------------------------------------------
Management fee revenue                              3,831,881       4,906,248       1,771,308        (641,884)         9,867,553
                                               ----------------------------------------------------------------------------------

Operating expenses
Nonphysician salaries and benefits                  1,816,309       1,214,650         756,927                          3,787,886
Other practice expenses                               535,479       1,733,145         783,135                          3,051,759
General corporate expenses                          5,953,117                                                          5,953,117
Depreciation and amortization                         194,481          97,378          69,795         174,000(D)         535,654
Provision for bad debts                               214,404       1,202,653          79,553                          1,496,610
                                               ----------------------------------------------------------------------------------
Total expenses                                      8,713,790       4,247,826       1,689,410         174,000         14,825,026
                                               ----------------------------------------------------------------------------------

Operating income (loss)                            (4,881,909)        658,422          81,898        (815,884)        (4,957,473)

Other income (expense):
Interest income                                        91,104             422           4,986                             96,512
Interest expense                                     (104,255)        (17,795)        (14,537)                          (136,587)
Other income                                                           94,940          45,112                            140,052
                                               ----------------------------------------------------------------------------------

Income (loss) before income taxes                  (4,895,060)        735,989         117,459        (815,884)        (4,857,496)
Income tax provision                                  (78,128)       (298,168)        (28,136)        404,432 (G)
                                               ----------------------------------------------------------------------------------

Net income (loss)                               $  (4,973,188)   $    437,821    $     89,323    $   (411,452)      $ (4,857,496)
                                               ----------------------------------------------------------------------------------

Net loss available to common stock              $ (19,410,036)
                                               ---------------

Net loss per share                              $       (1.80)
                                               ---------------

Weighted-average common shares
   and common share equivalents
   outstanding                                     10,785,605                                       3,461,946(4)
                                               ---------------                                  ---------------

                                                           Historical          Specified            Proforma SMA,        Proforma
                                                            Specified          Flagship         Remaining Springfield     Equity
                                                            Flagship           Practices       and Specified Flagship    Financing
                                                            Practices         Adjustments             Practices         Adjustments
                                                           -------------------------------------------------------------------------
Revenues
Net patient service revenue                                $ 18,791,775                             $ 34,475,328
Less: amounts retained by physician groups                    6,619,108       $   (755,618)(C)        11,679,490
                                                           -------------------------------------------------------------------------
Management fee revenue                                       12,172,667            755,618            22,795,838
                                                           -------------------------------------------------------------------------

Operating expenses
Nonphysician salaries and benefits                            4,830,066                                8,617,952
Other practice expenses                                       6,387,522                                9,439,281
General corporate expenses                                                         333,000(E)          6,286,117
Depreciation and amortization                                   258,771            422,000(F)          1,216,425
Provision for bad debts                                         383,201                                1,879,811
                                                           -------------------------------------------------------------------------
Total expenses                                               11,859,560            755,000            27,439,586
                                                           -------------------------------------------------------------------------

Operating income (loss)                                         313,107                618            (4,643,748)

Other income (expense):
Interest income                                                   6,964                                  103,476
Interest expense                                                (35,916)                                (172,503)
Other income                                                    252,770                                  392,822
                                                           -------------------------------------------------------------------------

Income (loss) before income taxes                               536,925                618            (4,319,953)
Income tax provision                                            (24,930)            24,930(G)                  -
                                                           -------------------------------------------------------------------------

Net income (loss)                                          $    511,995       $     25,548          $ (4,319,953)
                                                           -------------------------------------------------------------------------

Net loss available to common stock


Net loss per share

Weighted-average common shares
   and common share equivalents
   outstanding                                                                   7,799,520(4)                         7,692,309(4)
                                                                                 =============                        ============

                                                               Proforma                              Clinical             Proforma
                                                               Excluding         Historical          Proforma             Including
                                                               Clinical           Clinical          Adjustments           Clinical
                                                           -------------------------------------------------------------------------
Revenues
Net patient service revenue                                $ 34,475,328       $ 36,123,733                             $ 70,599,061
Less: amounts retained by physician groups                   11,679,490         14,862,120                               26,541,610
                                                           -------------------------------------------------------------------------
Management fee revenue                                       22,795,838         21,261,613                               44,057,451
                                                           -------------------------------------------------------------------------

Operating expenses
Nonphysician salaries and benefits                            8,617,952          6,200,489                               14,818,441
Other practice expenses                                       9,439,281          7,240,706                               16,679,987
General corporate expenses                                    6,286,117          6,418,686                               12,704,803

Depreciation and amortization                                 1,216,425            277,653            377,000(H)          1,871,078
Provision for bad debts                                       1,879,811          1,341,063                                3,220,874
                                                           -------------------------------------------------------------------------
Total expenses                                               27,439,586         21,478,597            377,000            49,295,183
                                                           -------------------------------------------------------------------------

Operating income (loss)                                      (4,643,748)          (216,984)          (377,000)           (5,237,732)

Other income (expense):
Interest income                                                 103,476                                                     103,476

Interest expense                                               (172,503)                                                   (172,503)
Other income                                                    399,822                                                     392,822
                                                           -------------------------------------------------------------------------

Income (loss) before income taxes                            (4,319,953)          (216,984)          (377,000)           (4,913,937)
Income tax provision
                                                           -------------------------------------------------------------------------

Net income (loss)                                           $(4,319,953)      $   (216,984)      $   (377,000)         $ (4,913,937)
                                                           -------------------------------------------------------------------------

Net loss available to common stock                        $ (18,756,801)                                               $(19,350,785)
                                                           ==============                                              =============

Net loss per share                                        $       (0.63)                                               $      (0.56)
                                                           ==============                                              =============

Weighted-average common shares
   and common share equivalents
   outstanding                                               29,738,930                             4,800,000(B)          34,538,930
                                                           ==============                          ============        =============

                          Physicians Quality Care, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                        Three months ended March 31,1997


                                                         Proforma
                                                          Equity        Proforma                           Clinical      Proforma
                                         Historical      Financing      Excluding     Historical           Proforma      Including
                                            PQC         Adjustments     Clinical       Clinical          Adjustments     Clinical
                                      ------------------------------- -------------------------------------------------------------
Revenues
Net patient service revenue           $ 10,552,532                    $ 10,552,532    $ 9,138,841                      $ 19,691,373
Less: amounts retained by physician
groups                                   3,730,910                       3,730,910      3,774,820                         7,505,730
                                      ---------------------------------------------------------------------------------------------
Management fee revenue                   6,821,622                       6,821,622      5,364,021                        12,185,643
                                      ---------------------------------------------------------------------------------------------

Operating expenses
Nonphysician salaries and benefits       3,141,146                       3,141,146      1,681,444                         4,822,590
Other practice expenses                    687,579                         687,579      1,683,182                         2,370,761
General corporate expenses               3,438,148                       3,438,148      1,736,885                         5,175,033
Depreciation and amortization              341,534                         341,534         70,849            94,000 (H)     506,383
Provision for bad debts                    273,263                         273,263        319,919                           593,182
                                      ---------------------------------------------------------------------------------------------
Total expenses                           7,881,670                       7,881,670      5,492,279            94,000      13,467,949
                                      ---------------------------------------------------------------------------------------------

Operating income (loss)                 (1,060,048)                     (1,060,048)      (128,258)          (94,000)     (1,282,306)

Other income (expense):
Interest income                              3,955                           3,955                                            3,955
Interest expense                           (30,724)                        (30,724)                                         (30,724)
Other income
                                      ---------------------------------------------------------------------------------------------

Income (loss) before income taxes     $ (1,086,817)                   $ (1,086,817)   $  (128,258)     $    (94,000)   $ (1,309,075)
Income tax provision
                                      ---------------------------------------------------------------------------------------------

Net income (loss)                     $ (1,086,817)                   $ (1,086,817)   $  (128,258)     $    (94,000)   $ (1,309,075)
                                      ---------------------------------------------------------------------------------------------

Net loss available to common stock    $ (1,086,817)                   $ (1,086,817)   $  (128,258)     $    (94,000)   $ (1,309,075)
                                      ---------------------------------------------------------------------------------------------

Net loss per share                    $      (0.04)                   $      (0.03)                                    $      (0.04)
                                      ---------------------------------------------------------------------------------------------

Weighted-average common shares
   and common share equivalents
   outstanding                          24,756,907    7,692,309 (A)     32,449,216                        4,800,000 (B)  37,249,216
                                      ------------  -----------       ---------------------------------------------    ------------

                         Physicians Quality Care, Inc.

         Notes To Unaudited Pro Forma Combined Statement of Operations


1.  Basis of Presentation

    The Unaudited Pro Forma Combined Balance Sheet, Excluding Clinical, assumes that the Equity Financing was consummated on March 31, 1997. The unaudited Proforma Combined Balance Sheet, Including Clinical, also assumes that the Clinical affiliation (described in Note 2(B)) was consummated on March 31, 1997 .


    The Unaudited Pro Forma Combined Statement of Operations, Excluding Clinical, for the year ended December 31, 1996 assumes that the affiliations with SMA, the Remaining Springfield Practices, and the Specified Flagship Practices, and the Equity Financing, were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations, Including Clinical, for the year ended December 31, 1996 also assumes the consummation of the Clinical affiliation on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations, Excluding Clinical, for the three months ended March 31, 1997 assumes that the Equity Financing was consummated on January 1, 1997. The Unaudited ProForma Combined Statement of Operations, Including Clinical, for the three months ended March 31, 1997, also assumes that the Clinical affiliation was consummated on January 1, 1997.


2.  Proforma Adjustments to the Balance Sheet

(A) To reflect the issuance of 7,692,309 shares and the issuance of warrants to purchase 7,692,309 shares of PQC Class C common stock for total consideration of $25,000,000 in connection with the Equity Financing.

(B) To reflect the excess affiliation price for the Clinical affiliation of $15,085,000 over the fair value of the assets acquired of $2,315,000. The total affiliation price of $17,400,000 is assumed to be paid with $3,000,000 of cash and 4,800,000 shares of PQC Class A Common Stock valued at $3.00 per share. For the purposes of the unaudited pro forma combined financial statements, PQC has assumed that the fair value of Clinical's net assets approximates its existing book value. The acquired assets and assumed liabilities will be adjusted to fair value upon consummation of the affiliation, however such adjustments are not expected to be significant.


3.  Proforma Adjustments to the Statements of Operations

(C) To adjust amounts retained by physician groups reflecting actual physician compensation based on employment agreements as if they were entered into on January 1, 1996. Physician baseline compensation is determined based on an agreed upon percentage of the physician's prior year compensation. For the Springfield and Flagship physicians, the percentages are 95% and 80%, respectively. The amounts allocated to the physician groups are determined based on a percentage of physician group revenue in excess of physician baseline compensation and reimbursement of practice expenses (hereafter referred to as net profits). The net profits for Springfield are first allocated to PQC up to 5% of the net profits. Net profits remaining subsequent from the first allocation are then allocated 80% to PQC and 20% to the physician groups up to 15% of the net profits. Net profits remaining from the second allocation are then allocated equally between PQC and the physician groups. The net profits for Flagship are allocated equally between the Company and the physician groups.

(D) To reflect amortization of intangible asset for the SMA and Remaining Springfield Practices' Affiliations. The adjustment records amortization expense for the period January 1, 1996 through August 30, 1996, the Springfield Affiliation date. The cost of long-term affiliation agreements, which represents the affiliation consideration over the fair value of the identifiable assets acquired, has been reflected as an intangible asset. The total amount recorded as an intangible asset for SMA and the Remaining Springfield Practices during 1996 was $10,716,000 which is being amortized over 40 years, the life of the long-term affiliation agreements.

(E) To reflect the annual management fee of $500,000 to Bain Capital as if the management agreement had been entered into at the beginning of the period presented. The adjustment records expense for the period January 1, 1996 through August 30, 1996, the date of the SMA and Remaining Springfield Affiliations.

(F) To reflect amortization of intangible asset for the Specified Flagship Practices. The adjustment records amortization expense for the period January 1, 1996 through December 11, 1996, the Flagship Affiliation date. The cost of long-term affiliation agreements, which represents the affiliation consideration over the fair value of the identifiable assets acquired, has been reflected as an intangible asset. The total amount recorded as an intangible asset for the Specified Flagship Practices during 1996 was $17,641,000 which is being amortized over 40 years, the life of the long-term affiliation agreements.

(G) Reversal of income taxes recorded for PQC and the affiliated practices which include income taxes calculated at individual and corporate tax rates. No provision for income taxes is recorded in the unaudited pro forma statements of operations as operating losses from PQC would be significant to offset taxable income in the affiliated practices.

(H) To reflect amortization of intangible asset for Clinical. The adjustment records amortization expense for the period January 1, 1996 through December 31, 1996 and for the period January 1, 1997 through March 31, 1997. The cost of long-term affiliation agreements, which represents the affiliation consideration over the fair value of the identifiable assets acquired, has been reflected as an intangible asset. The total amount recorded as an intangible asset for Clinical of $15,085,000 will be amortized over 40 years, the life of the long-term affiliation agreements.

4.  Net Loss per Share and Supplemental Net Loss per Share

Net loss per share of common stock on a pro forma basis for the year ended December 31, 1996 reflects the issuance of 2,592,245 shares of Class A common stock in connection with the SMA and Remaining Springfield Affiliations, 6,842,675 shares of Class A common stock in connection with the Specified Flagship Affiliations, 4,000,000 shares of Class B common stock in connection with the Bain Financing, 7,692,309 shares of Class C common stock in connection with the Equity Financing and 4,800,000 shares of Class A common stock in connection with the Clinical affiliation, all at January 1, 1996. The effect of options and warrants is not considered as their effect would be antidilutive. Net loss available to common stock reflects an adjustment to accrete common stock subject to put to fair value at December 31, 1996 and at March 31, 1997. Net loss per share of common stock on a pro forma basis for the three months ended March 31, 1997 reflects the issuance of 7,692,309 shares of Class C common stock in connection with the Equity Financing and 4,800,000 shares of Class A common stock in connection with the Clinical affiliation as if they were consummated on January 1, 1997.

Supplemental net loss per share on a proforma basis for the year ended December 31, 1996 is as follows:


                 Supplemental net loss available for       $(19,255,035)
                 common stock                              ============

                 Supplemental net loss per share                $(0.53)
                                                                =======

                 Supplemental weighted-average              36,334,565
                 common shares outstanding                  ==========



   Supplemental net loss per share assumes the conversion of 1,666,151 shares of convertible preferred stock to common stock on a one for one basis, the conversion of a convertible promissory note payable into 625,000 shares of common stock and the conversion of a convertible bridge loan into 402,301 shares of common stock, all as of January 1, 1996. Supplemental net loss available to common stock excludes interest expense related to the convertible promissory note payable and the convertible bridge loan. Since the conversion of the promissory note and the bridge loan occurred during 1996, the presentation of supplemental net loss per share is not required for the three months ended March 31, 1997.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

       The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

         SEC Registration Fee....................................................................   $   4,800
         Blue Sky Fees and Expenses..............................................................         *
         Accounting Fees and Expenses............................................................         *
         Legal Fees and Expenses.................................................................         *
         Printing, Engraving and Mailing Expenses................................................         *
         Miscellaneous...........................................................................         *
                                                                                                       -------
                  Total..........................................................................   $     *
                                                                                                       =======

--------------------
*To be completed by amendment.

Item 14.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article SIXTH of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceedings (other than an action by or in the right of the Registrant) brought against such person by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant if such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, such person shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceedings shall be advanced by the Registrant to a director or officer, at his or her request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

         Indemnification is required to be made unless the Registrant determines (in the manner provided in the Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article SIXTH of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officer, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         The Registrant intends to purchase a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

         Article FIFTH of the Registrant's Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no directors of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

Item 15.  Recent Sales of Unregistered Securities

         The securities issued or sold by the Company since March 20, 1995, the date of inception, which were not registered under the Securities Act are listed below:

         (i) In May 1995, the Company issued to an accredited investor a Warrant to purchase 100,000 shares of Common Stock at $20,000 on or before December 31, 1995. The Warrant was not exercised.

         (ii) From June 30, 1995 through March 10, 1997, the Registrant has issued an aggregate of 726,586 options to purchase shares of Series A Common Stock under the Registrant's 1995 Equity Incentive Plan (the "1995 Plan") and 90,000 options outside the 1995 Plan. At March 31, 1997, options to purchase 574,836 shares of Class A Common Stock are outstanding under the 1995 Plan.

         (iii) On June 21, 1995, the Registrant issued an aggregate of 7,706,250 shares of the original common stock of the Company to its founders at a purchase price of $0.01 per share. In February 1996, 1,012,500 shares were reacquired as treasury stock and 6,693,750 shares were converted into Class A Common Stock on August 30, 1996.

         (v) In August 1996, the Company issued to certain accredited investors, which notes were converted to 402,301 shares of Common Stock.

         (vi) From June 30, 1995 through August 1, 1995, the Registrant issued an aggregate 1,666,151 shares of Series A Preferred Stock and Warrants to purchase 832,076 Series A Preferred Stock to accredited investors at a purchase price of $2.40 per share, which shares were subsequently converted into 1,666,151 shares of Class A Common Stock on August 30, 1996.

         (vii) On August 30, 1996, pursuant to an affiliation transaction with seven medical practices, the Registrant issued 2,592,245 shares of Class A Common Stock with a value of $2.50 per share, in consideration for such transaction.

         (viii) Between August 30, 1996 and December 10, 1996, in connection with a financing transaction with certain institutional investors, the Registrant issued 2,442,866 shares of Class B-1 Common Stock at a purchase price of $2.50 per share, 1,557,134 shares of the Class B-2 Common Stock at a purchase price of $2.50 per share, and warrants.

         (ix) On August 30, 1996, in connection with the sale of a convertible promissory note and warrant dated June 30, 1995, the Registrant issued 625,000 shares of Series A Common Stock to Offshore Health Industries, Inc. at a purchase price of $2.40 per share.

         (x) On August 30, 1996, in connection with a financing, the Registrant issued 402,300 shares of the Class A Common Stock to accredited investors at a purchase price of $2.50 per share and warrants to purchase 201,150 Class A Common Stock.

         (xi) On December 11, 1996, pursuant to affiliation transactions with medical practices, the Registrant issued 6,842,675 shares of Class A Common Stock and 400,000 options to purchase shares of Class A Common Stock, in consideration for such transactions.

         (xii) On December 31, 1996 and February 11, 1997, the Registrant issued a total of 614,000 shares of Class A Common Stock to investors at a purchase price of $2.50 per share.

         (x) On January 5, 1997, pursuant to an affiliation transaction with a medical practice, the Registrant issued 440,000 shares of Class A Common Stock with a value of $2.50 per share, in consideration for such transaction.

         (xi) On February 12, 1997, pursuant to affiliation transactions with medical practices, the Registrant issued 132,493 shares of Class A Common Stock with a value of $2.50 per share in consideration for such transaction.

         (xii) On February 14, 1997, pursuant to a Letter Agreement between the Registrant and Bankers Trust Investment Partners, Inc. ("BTIP") the Registrant issued 63,000 shares of Class B Common Stock to BTIP at a purchase price of $2.50 per share.

         (xiii) On April 18, 1997, the Registrant issued 600,000 shares of Series B Common Stock and warrants to purchase 865,500 shares of Class B Common Stock to the Bain Funds for $1.5 million in consideration.

         (xiv) On June 23, 1997 the Registrant issued 7,692,309 shares of Class C Common Stock and warrants to purchase 7,692,309 shares of Class C Common Stock to certain Institutional Investors at $3.25 per share.

         (xv) On June 30, 1997, the Registrant issued 667,800 shares of Class A Common Stock to certain accredited investors at a purchase price of $2.50 per share.

         The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) and Rule 152 under the Securities Act or Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensatory benefit plans and compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transaction. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.


Item 16.  Exhibits

         (a)  Exhibits


Exhibit
   No.                                                  Description
-------                                                 -----------
3.1                     Restated Certificate of Incorporation of the Registrant (as amended on June 23,
                        1997)
3.2                     Second Amended and Restated By-Laws of the Registrant
4.1+                    Specimen certificate for shares of Common Stock
4.2                     Amended and Restated Class B Common Stock and Warrant Purchase
                        Agreement dated June 20, 1997, between the Registrant and each of the
                        Institutional Investors
4.3+                    Stockholders Agreement, dated August 30, 1996 (the "Stockholders Agreement), among the Registrant, the Institutional Investors, each Management Stockholder from time to time party thereto, each Physician Stockholder from time to time party thereto and other existing stockholders from time to time party thereto
4.4                     Waiver of Rights and Amendment under Stockholders Agreement dated December 11, 1996
4.5                     Amendment No. 2 to Stockholders Agreement dated June 23, 1997.
4.6+                    Stockholders Agreement dated August 9, 1996 between the Registrant and certain
                        Springfield Stockholder Physicians.
4.7+                    Registration Rights Agreement dated August 9, 1996, by
                        and among the Registrant and certain Springfield Stockholder Physicians.
5.1*                    Opinion of Hale and Dorr LLP
10.1+                   1995 Equity Incentive Plan form of non-statutory stock option agreement
10.2+                   Management Agreement dated August 30, 1996, between the Registrant and Bain
                        Capital Partners V, L.P., a Delaware limited partnership
10.3+                   Lease dated November 1995 between Shorenstein Management, Inc. as trustee for
                        SRI Two Realty Trust and the Registrant
10.4+                   Lease dated December 9, 1996 between Steven M. Roberts, trustee of
                        Northernedge/Plant One Realty Trust and the Registrant
10.5+                   Maryland Full-Service Office Lease of Camden Yards North Warehouse dated
                        October 12, 1995, by and between the Maryland Stadium Authority and the
                        Registrant
10.6+                   Form of Merger Agreement dated December 11, 1996, among the Registrant, the
                        Flagship Affiliated Group and certain of the Flagship Stockholder Physicians and their practices.
10.7+                   Form of Asset Purchase Agreement dated December 11, 1996, among the
                        Registrant, the Flagship Affiliated Group and certain of the Flagship Stockholder
                        Physicians and their practices
10.8+                   Form of Affiliated Agreement dated December 11, 1996, among the Registrant, the Flagship Affiliated Group and certain of the Flagship Stockholder Physicians



Exhibit
   No.                                                    Description
-------                                                   -----------
10.9+                   Services Agreement dated December 11, 1996, between the Registrant and the
                        Flagship Affiliated Group (the "Flagship Service Agreement")
10.10+                  Form of Employment Agreement dated December 11, 1996, between the Flagship
                        Affiliated Group and each Flagship Stockholder Physician
10.11+                  Form of Shareholder Designation and Stock Transfer Agreement dated
                        December 11, 1996, among the Registrant, the Flagship Affiliated Group and the
                        Flagship Affiliated Group Stockholder, Laura M. Mumford, M.D.
10.12+                  Form of Merger Agreement among the Registrant, the Springfield Affiliated
                        Group and the Springfield Stockholder Physicians and their practices
10.13+                  Form of Asset Purchase Agreement among the Registrant, the Springfield
                        Affiliated Group and certain Springfield Stockholder Physicians
10.14+                  Form of Employment Agreement between the Springfield Affiliated Group and certain Springfield Stockholder Physicians, including General Terms and
                        Conditions of Employment for the Springfield Affiliated Group and Form of
                        Addendum thereto relating to the Springfield Stockholder Physicians
10.15+                  Form of Affiliation Agreement dated August 30, 1996, among the Registrant, the
                        Springfield Affiliated Group and the Springfield Stockholder Physicians
10.16+                  Services Agreement dated August 30, 1996, among the Registrant and the
                        Springfield Affiliated Group
10.17+                  Shareholder Designation and Stock Transfer Agreement dated August 9, 1996, among the Registrant, the Springfield Affiliated Group and the Springfield
                        Affiliated Group Stockholder, Jay Ungar, M.D.
10.18+                  Credit Agreement dated January 16, 1997 among the Registrant, Banker's Trust
                        Company, as Agent, and various lending institutions
10.19+                  Employment Agreement dated June 21, 1995 between the Registrant and Jerilyn
                        P. Asher, as amended in January 1996 and on August 30, 1996
10.20+                  Employment Agreement dated June 21, 1995 between the Registrant and Arlan F.
                        Fuller, M.D., as amended in January 1996
10.21*                  Office Building Lease dated March 18, 1997, by and between Harbor Court
                        Associates and the Registrant
10.22*                  Form of Amended and Restated Flagship Service Agreement
10.23*                  Form of Letter Agreement between the Company and Clinical Associates
10.24*                  Form of Merger Agreement between the Company and Clinical Associates
10.25                   Amendment No. 1 to Management Agreement, dated April 15, 1997, between the Registrant and Bain Capital Partners, V, LP
11.1                    Statement regarding computation of earnings per share
21.1+                   Subsidiaries of the Registrant
23.1                    Consent of Hale and Dorr LLP (contained in Exhibit 5.1)
23.2                    Consent of Ernst & Young LLP, Independent Auditors
23.3                    Consent of Scheiner, Mister & Grandizio, P.A., independent auditors
24.1+                   Power of Attorney

* To be filed by amendment.
+ Previously filed.

Exhibit
  No.                                              Description
-------                                            -----------
27                      Financial Data Schedule
------------------
*  To be filed by amendment.


Item 17.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Waltham, Commonwealth of Massachusetts, on the 7th day of July, 1997.

                                    PHYSICIANS QUALITY CARE, INC.



                                     By: /s/ Jerilyn P. Asher
                                        --------------------------------------
                                        Jerilyn P. Asher
                                        Chief Executive Officer, Secretary and
                                        Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                     Title                                     Date
           ---------                                     -----                                     ----

       /s/ Jerilyn P. Asher                    Chief Executive Officer, Secretary                 July 7, 1997
__________________________________             and Chairman of the Board
         Jerilyn P. Asher                      (Principal Executive Officer)

     /s/ Samantha J. Trotman                   Chief Financial Officer                            July 7, 1997
__________________________________             (Principal Financial and
        Samantha J. Trotman                    Accounting Officer)

*__________________________________            President and Director                             July 7, 1997
        Dana Frank, M.D.

*__________________________________            Executive Vice President, Medical                  July 7, 1997
     Arlan F. Fuller, Jr., M.D.                Affairs and Director


*__________________________________            Director                                           July 7, 1997
      Alphonse Calvanese, M.D.

*__________________________________            Director                                           July 7, 1997
         Leslie Fang, M.D.


           Signature                                       Title                                     Date
           ---------                                       -----                                     ----

*                                                         Director                                July 7, 1997
 ----------------------------------------------------
        Stephen G. Pagliuca

*                                                         Director                                July 7, 1997
 ----------------------------------------------------
           Marc Wolpow
                                                          Director
-----------------------------------------------------
          Ira Fine, M.D.
                                                          Director
-----------------------------------------------------
       Timothy T. Weglicki


*By Jerilyn P. Asher
  Attorney-in-Fact

/s/ Jerilyn P. Asher                                                                              July 7, 1997
----------------------------------
Jerilyn P. Asher




Exhibit
   No.                                                  Description
-------                                                 -----------
3.1                     Restated Certificate of Incorporation of the Registrant (as amended on June 23,
                        1997)
3.2                     Second Amended and Restated By-Laws of the Registrant
4.1+                    Specimen certificate for shares of Common Stock
4.2                     Amended and Restated Class B Common Stock and Warrant Purchase
                        Agreement dated June 20, 1997, between the Registrant and each of the
                        Institutional Investors
4.3+                    Stockholders Agreement, dated August 30, 1996 (the "Stockholders Agreement), among the Registrant, the Institutional Investors, each Management Stockholder from time to time party thereto, each Physician Stockholder from time to time party thereto and other existing stockholders from time to time party thereto
4.4                     Waiver of Rights and Amendment under Stockholders Agreement dated December 11, 1996
4.5                     Amendment No. 2 to Stockholders Agreement dated June 23, 1997.
4.6+                    Stockholders Agreement dated August 9, 1996 between the Registrant and certain
                        Springfield Stockholder Physicians.
4.7+                    Registration Rights Agreement dated August 9, 1996, by
                        and among the Registrant and certain Springfield Stockholder Physicians.
5.1*                    Opinion of Hale and Dorr LLP
10.1+                   1995 Equity Incentive Plan form of non-statutory stock option agreement
10.2+                   Management Agreement dated August 30, 1996, between the Registrant and Bain
                        Capital Partners V, L.P., a Delaware limited partnership
10.3+                   Lease dated November 1995 between Shorenstein Management, Inc. as trustee for
                        SRI Two Realty Trust and the Registrant
10.4+                   Lease dated December 9, 1996 between Steven M. Roberts, trustee of
                        Northernedge/Plant One Realty Trust and the Registrant
10.5+                   Maryland Full-Service Office Lease of Camden Yards North Warehouse dated
                        October 12, 1995, by and between the Maryland Stadium Authority and the
                        Registrant
10.6+                   Form of Merger Agreement dated December 11, 1996, among the Registrant, the
                        Flagship Affiliated Group and certain of the Flagship Stockholder Physicians and their practices.
10.7+                   Form of Asset Purchase Agreement dated December 11, 1996, among the
                        Registrant, the Flagship Affiliated Group and certain of the Flagship Stockholder
                        Physicians and their practices
10.8+                   Form of Affiliated Agreement dated December 11, 1996, among the Registrant, the Flagship Affiliated Group and certain of the Flagship Stockholder Physicians



Exhibit
   No.                                                    Description
-------                                                   -----------
10.9+                   Services Agreement dated December 11, 1996, between the Registrant and the
                        Flagship Affiliated Group (the "Flagship Service Agreement")
10.10+                  Form of Employment Agreement dated December 11, 1996, between the Flagship
                        Affiliated Group and each Flagship Stockholder Physician
10.11+                  Form of Shareholder Designation and Stock Transfer Agreement dated
                        December 11, 1996, among the Registrant, the Flagship Affiliated Group and the
                        Flagship Affiliated Group Stockholder, Laura M. Mumford, M.D.
10.12+                  Form of Merger Agreement among the Registrant, the Springfield Affiliated
                        Group and the Springfield Stockholder Physicians and their practices
10.13+                  Form of Asset Purchase Agreement among the Registrant, the Springfield
                        Affiliated Group and certain Springfield Stockholder Physicians
10.14+                  Form of Employment Agreement between the Springfield Affiliated Group and certain Springfield Stockholder Physicians, including General Terms and
                        Conditions of Employment for the Springfield Affiliated Group and Form of
                        Addendum thereto relating to the Springfield Stockholder Physicians
10.15+                  Form of Affiliation Agreement dated August 30, 1996, among the Registrant, the
                        Springfield Affiliated Group and the Springfield Stockholder Physicians
10.16+                  Services Agreement dated August 30, 1996, among the Registrant and the
                        Springfield Affiliated Group
10.17+                  Shareholder Designation and Stock Transfer Agreement dated August 9, 1996, among the Registrant, the Springfield Affiliated Group and the Springfield
                        Affiliated Group Stockholder, Jay Ungar, M.D.
10.18+                  Credit Agreement dated January 16, 1997 among the Registrant, Banker's Trust
                        Company, as Agent, and various lending institutions
10.19+                  Employment Agreement dated June 21, 1995 between the Registrant and Jerilyn
                        P. Asher, as amended in January 1996 and on August 30, 1996
10.20+                  Employment Agreement dated June 21, 1995 between the Registrant and Arlan F.
                        Fuller, M.D., as amended in January 1996
10.21*                  Office Building Lease dated March 18, 1997, by and between Harbor Court
                        Associates and the Registrant
10.22*                  Form of Amended and Restated Flagship Service Agreement
10.23*                  Form of Letter Agreement between the Company and Clinical Associates
10.24*                  Form of Merger Agreement between the Company and Clinical Associates
10.25                   Amendment No. 1 to the Management Agreement, dated April 15, 1997, between the Company and Bain Capital Partners, V, LP.
11.1                    Statement regarding computation of earnings per share
21.1+                   Subsidiaries of the Registrant
23.1                    Consent of Hale and Dorr LLP (contained in Exhibit 5.1)
23.2                    Consent of Ernst & Young LLP, Independent Auditors
23.3                    Consent of Scheiner, Mister & Grandizio, P.A., Independent Auditors
24.1+

 ............................

* To be filed by amendment.
+ Previously filed.